As filed with the Securities and Exchange Commission on June 21, 2021

Registration No. 333-252120

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PORCH GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	83-2587663 (I.R.S. Employer Identification No.)

2200 1st Avenue S., Suite 300
Seattle, Washington 98134
(855) 767-2400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Matthew Cullen
General Counsel
2200 1st Avenue S., Suite 300
Seattle, Washington 98134
(855) 767-2400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Michael P. Heinz

Joshua G. DuClos

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Tel: (312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 15, 2021, Porch Group, Inc. (the “Company”) filed a registration statement (the “Form S-1”) with the Securities and Exchange Commission (the “SEC”), on Form S-1 (File No. 333-252120) (the “Registration Statement”). The Registration Statement, as amended, was declared effective by the SEC on January 29, 2021 to initially register for resale by the selling securityholders identified in the prospectus an aggregate of up to 52,139,994 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and up to an aggregate of 14,325,000 shares of our Common Stock which consists of (i) 5,700,000 shares of Common Stock that are issuable upon the exercise the Private Placement Warrants (“Private Warrants”) and (ii) 8,625,000 shares of Common Stock that are issuable upon the exercise of 8,625,000 warrants (the “Public Warrants”) originally issued in the initial public offering of PTAC (as defined below).

This post-effective amendment (the “POSAM”) is being filed to update the Registration Statement to (i) withdraw and remove from registration of the Public Warrants that were registered on the Registration Statement that are no longer outstanding as described below and (ii) include information contained in the registrant’s Annual Report on Form 10-K/A, and certain other information in such Registration Statement. No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Deregistration

The Company has terminated all offerings of 8,625,000 Public Warrants registered for resale pursuant to the Registration Statement in connection with the redemption by the Company on April 16, 2021 of the Public Warrants in accordance with their terms. In connection with such redemption, the Nasdaq Stock Market LLC (“NASDAQ”) filed Form 25 to delist the Company’s Public Warrants on April 16, 2021. The Registration Statement is hereby amended to remove and withdraw from registration all of such Public Warrants.

Restatement of Financial Statements

On April 12, 2021, the Securities and Exchange Commission (“SEC”) Staff released a statement highlighting a number of financial reporting considerations for Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”). The SEC Staff Statement highlighted potential accounting implications of certain terms that are common in warrants issued in connection with initial public offerings of SPACs. The SEC Staff Statement clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants that could result in the warrants issued by SPACs being classified as a liability measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period.

In light of the SEC Staff Statement, the Company reevaluated the accounting treatment of the Public Warrants and Private Warrants, which had been classified as equity on the consolidated balance sheet as of December 31, 2020. The Company determined that the Public Warrants did not contain these provisions and were otherwise appropriately classified as equity. However, the Private Warrant agreements provided for an alternative settlement structure dependent upon the characteristic of being an eligible Private Warrant holder. As the characteristics of a warrant holder are not inputs into the pricing of a fixed-for-fixed option on equity shares, such provision precludes the Private Warrants from being classified in equity, and thus the Private Warrants should be classified as a liability in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”).

Accordingly, on May 13, 2021, the Audit Committee of the Board of Directors of the Company, after considering the recommendations of management, concluded that the Annual Report on Form 10-K for the year ended December 31, 2020 originally filed by the Company with the SEC on March 31, 2021 should not be relied upon due to the misclassified Private Warrants. With this Amendment, the Private Warrants are now appropriately classified as a liability measured at fair value on the Company’s consolidated balance sheet as of December 31, 2020, and the change in fair value of such liability in each period is presented as a gain or loss in the Company’s consolidated statements of operations.

On May 19, 2021, the Company filed an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K/A”) reflecting the restatement of its previously issued consolidated financial statements as of and for the year ended December 31, 2020 to reflect the classification of the Private Warrants as liabilities (the “Restatement”). As a result, we are including in this POSAM restated consolidated financial statements as of and for the year ended December 31, 2020. The change in the accounting treatment for the Private Warrants along with the correction of certain other previously identified immaterial errors and the resulting restatement and revision of our consolidated financial statements resulted in an increase in total liabilities of approximately $31.9 million and a decrease of approximately $29.7 million in additional paid-in capital in our Consolidated Balance Sheet as of December 31, 2020, and a decrease in revenue of approximately $0.9 million and an increase in other expenses, net of approximately $1.5 million in our Consolidated Statements of Operations for the year ended December 31, 2020. Additionally, due to the change in accounting treatment for Private Warrants, when presenting diluted earnings (loss) per share the Private Warrants were considered for inclusion in the diluted share count in accordance with U.S. generally accepted accounting principles (“GAAP”), which resulted in an increase to our diluted loss per share.

The Restatement had no impact on our liquidity or cash position as of December 31, 2020. An explanation of the impact of the Restatement on our consolidated financial statements is contained in “Note 1—Restatement of Previously Issued Consolidated Financial Statements” to the accompanying consolidated financial statements included in this POSAM.

Internal Control Considerations

The Company’s management has concluded that the restatement represents a second material weakness in addition to its previously disclosed material weakness. As such, the Company’s remediation plan has been expanded to address this second matter to improve the process and controls in the determination of the appropriate accounting and classification of our financial instruments and key agreements. See additional information included in Part II, Item 9A “Controls and Procedures” of this POSAM for Internal Control Considerations.

Items Amended in this Post-Effective Amendment No. 1

This POSAM reflects the changes described above. The following items in this Post-Effective Amendment No. 1 were amended as a result of, and to reflect, the Restatement: (i) Risk Factors, (ii) Cautionary Note Regarding Forward-Looking Statements, (iii) Management’s Discussion and Analysis of Financial Condition and Results of Operations and (iv) Financial Statements.

In addition, this POSAM also reflects updates to reflect the delisting of the Public Warrants and other recent developments.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION — DATED JUNE 21, 2021

39,680,666 Shares of Common Stock
Up to 5,700,000 Shares of Common Stock
Issuable Upon Exercise of the Private Warrants
Up to 5,700,000 Private Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 39,680,666 shares of the common stock, par value $0.0001 per share, of the Company (“Common Stock”) and (ii) up to 5,700,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of PTAC (as defined below). On April 16, 2021, we redeemed the public warrants originally issued in the initial public offering of PTAC (the “Public Warrants”). As of April 16, 2021, no Public Warrants remain outstanding. Thus, the term “Warrants,” as used in this prospectus, refers only to Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

In addition, this prospectus relates to the issuance by us of up to an aggregate of 5,700,000 shares of Common Stock that are issuable upon the exercise the Private Warrants originally issued in the initial public offering of PTAC. We will receive the proceeds from any exercise of any Private Warrants for cash.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

Our shares of Common Stock are listed on the NASDAQ Capital Market (“NASDAQ”), under the symbol “PRCH”. On June 18, 2021, the closing price of our Common Stock was $17.89.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risks. See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Porch,” “we,” “us,” “our” and similar terms refer to Porch Group, Inc. (f/k/a PropTech Acquisition Corporation.), a Delaware corporation, and its consolidated subsidiaries. References to “PropTech” or “PTAC” refer to the Company prior to the consummation of the PTAC Merger (as defined herein).

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward- looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	the ability to recognize the anticipated benefits of the PTAC Merger (as defined herein), which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	expansion plans and opportunities, including future acquisitions or additional business combinations;

•	costs related to the PTAC Merger (as defined herein);

•	litigation, complaints, and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	privacy and data protection laws, privacy or data breaches, or the loss of data; and

•	the impact of the COVID-19 pandemic and its effect on the business and financial conditions of the Company.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward- looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

Porch is a vertical software platform for the home, providing software and services to approximately 14,000 home services companies, such as home inspectors, moving companies, utility companies, warranty companies, and others. Porch helps these service providers grow their business and improve their customer experience. As a way to pay for the software and services, these companies connect their homebuyers to Porch, who in turn makes the moving process easier, helping consumers save time and make better decisions about critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more.

Background

Porch Group, Inc., a Delaware corporation (the “Company”), was originally known as PropTech Acquisition Corporation, a special purpose acquisition company, which completed its initial public offering in October 2017. On December 23, 2020 (the “PTAC Merger Closing Date”), the Company consummated its initial business combination (the “PTAC Merger” and the closing of the PTAC Merger, the “PTAC Merger Closing”) pursuant to that certain Agreement and Plan of Merger, dated July 30, 2020 (as amended by the First Amendment to the Agreement and Plan of Merger, dated as of October 12, 2020, the “PTAC Merger Agreement”), by and among PTAC, PTAC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of PTAC (“Merger Sub”), Porch.com, Inc. a Delaware corporation (“Legacy Porch”), and Joe Hanauer, in his capacity as the representative of all Pre-Closing Holders (as defined in the PTAC Merger Agreement). Legacy Porch is considered the Company’s accounting predecessor.

Pursuant to the terms of the PTAC Merger Agreement, the PTAC Merger was effected on December 23, 2020 through the merger of Merger Sub with and into Legacy Porch, with Legacy Porch surviving as the surviving company and a wholly-owned subsidiary of the Company. Immediately prior to the effective time of the PTAC Merger (the “Effective Time”), all issued and outstanding shares of Legacy Porch Preferred Stock, par value $0.01 per share (the “Legacy Porch Preferred Stock”), were converted into shares of Legacy Porch common stock, par value $0.01 per share (the “Legacy Porch Common Stock”), in accordance with Legacy Porch’s fourth amended and restated certificate of incorporation. At the Effective Time, each outstanding share of Legacy Porch Common Stock, including Legacy Porch Common Stock held by pre-conversion holders of Legacy Porch preferred stock (other than shares owned by Legacy Porch as treasury stock, dissenting shares and restricted shares) and each outstanding Legacy Porch warrant that had an exercise price that was lower than the value of the portion of the merger consideration that would otherwise be issuable in respect thereof (the “In-The-Money Warrants”) was canceled and converted into the right to receive a pro rata portion of (i) cash consideration of $30 million and (ii) approximately 36.3 million shares of Common Stock. Additionally, holders of the outstanding shares of Legacy Porch Common Stock (other than shares owned by Legacy Porch as treasury stock, dissenting shares and restricted shares), the In-The-Money Warrants, and the outstanding options, restricted stock units and unvested restricted shares of Legacy Porch received on a pro rata basis a portion of 5,000,000 restricted shares of common stock (“Earnout Shares”) that will vest upon the achievement of certain earnout thresholds prior to the third anniversary of the PTAC Merger Closing Date.

On December 23, 2020, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 15,000,000 shares of PTAC Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $150,000,000, pursuant to separate subscription agreements entered into effective as of July 30, 2020 and subsequently amended on October 12, 2020 (each as amended, a “Subscription Agreement” and such investment in the PIPE Shares by the Subscribers collectively, the “PIPE Investment”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the PTAC Merger Closing.

Our Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PRCH.”

The rights of holders of our Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Amended and Restated Charter”), our amended and restated bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of the Warrants, the Warrant Agreement dated as of November 21, 2019, duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. See the section entitled “Description of Securities.”

Recent Developments

HOA Acquisition

On April 5, 2021, Porch completed the acquisition (the “HOA Acquisition”) of Homeowners of America Holding Corporation (“HOA”), pursuant to the terms of that Agreement and Plan of Merger, dated as of January 13, 2021 (the “HOA Merger Agreement”), by and among the Company, HOA, HPAC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“HOA Merger Sub”), and HOA Security Representative, LLC, solely in its capacity as the representative for the securityholders of HOA, pursuant to which, among other matters, HOA Merger Sub merged with and into HOA, with HOA surviving as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the HOA Merger Agreement, at the effective date, each outstanding share of HOA common stock and each in-the-money option to acquire shares of HOA common stock was canceled and converted into the right to receive a pro rata amount of (i) $100 million, as may be adjusted in accordance with the terms of the HOA Merger Agreement, of which approximately $21.7 million is payable in Common Stock to HOA stockholders that are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) (for an aggregate amount of 1,292,430 shares of Common Stock issued in connection with the closing) and (ii) up to 500,000 additional shares of Common Stock which are issuable contingent on the achievement of certain price thresholds with respect to the Common Stock within the two (2) year period following the effective date. In addition, certain key employees of HOA are entitled to grants of restricted Common Stock under the 2020 Porch Group, Inc. Stock Incentive Plan in an aggregate amount equal to $510,000 and as well as awards of up to an aggregate amount of 100,000 options to acquire Common Stock, in each case upon the terms and subject to the conditions of the HOA Merger Agreement. In order to satisfy purchase price adjustments or indemnification claims in accordance with the HOA Merger Agreement, $330,000 and $1,000,000, respectively, were held back from the aggregate cash consideration payable at closing.

Risk Factors

An investment in our Common Stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

•	Our brands and businesses operate in an especially competitive and evolving industry.

•	We rely on our ability to reach homebuyers earlier than our competitors via proprietary relationships with home services companies and other commercial partners. Our competitors could find ways to reach homebuyers earlier than us.

•	We rely on strategic relationships with third parties to provide us with personal information.

•	Our future growth is dependent in part on increasing the revenue we generate from homebuyers and consumers we serve through the sale of related services. We may not succeed in these efforts or otherwise effectively manage our growth..

•	We rely on our ability to retain home services companies who use our software and services and our retention rates could be impacted if we are not able to sustain our competitive advantages related to our value proposition.

•	If the market for software-as-a-service (“SaaS”) software applications develops more slowly than we expect or declines, our business would be adversely affected.

•	Our success depends, in part, on our ability to develop and monetize versions of our products and services for mobile and other digital devices.

•	Our success will depend, in substantial part, on the continued migration of the home services market online.

•	Litigation and regulatory actions could distract management, increase our expenses or subject us to material money damages and other remedies.

•	Our insurance businesses are subject to state governmental regulation, which could limit the growth of our insurance business and impose additional costs on us.

•	We face a variety of risks through our expansion into the insurance business.

•	Our insurance businesses are commission-based and depends on our relationships with insurance providers with no long-term contractual commitments.

•	Our insurance businesses compete with a large number of companies in the insurance industry for underwriting premium.

•	The effects of emerging claim and coverage issues in the insurance industry are uncertain.

•	The failure to accurately and timely pay claims could harm our insurance businesses.

•	Our insurance businesses' loss reserves may be inadequate to cover actual losses; they could be forced to sell investments to meet liquidity requirements.

•	The performance of our insurance businesses' investment portfolios is subject to a variety of investment risks.

•	Our business may also be adversely affected by downturns in the home, auto, flood and umbrella insurance industries.

•	Insurance commission revenue recognition and changes within our insurance business may create a fluctuation of our business results and expose us to additional risks.

•	Marketing efforts designed to drive traffic to our brands and businesses may not be successful or cost-effective.

•	Our brands and businesses are sensitive to general economic events or trends, particularly those that adversely impact consumer confidence and spending behavior.

•	Our success will depend, in part, on our ability to maintain and/or enhance our various brands.

•	Our risk management policies and procedures may prove to be ineffective and leave us exposed to unidentified or unanticipated risks.

•	We face risks related to the number of service providers available to consumers on our platform.

•	If we are unable to deliver effective customer service, it could harm our relationships with our existing home services companies, consumers, service providers and commercial partners and adversely affect our ability to attract new home services companies, consumers, service providers and commercial partners.

•	We may face negative consequences from the actions and omissions of our service providers, and our terms and conditions may not adequately protect us from claims.

•	Our marketing efforts are subject to a variety of federal and state regulations.

•	Our moving services business is subject to state regulations and certain state regulatory structures do not address our business model for moving services. Compliance with required licensure and other regulatory requirements could be costly and any inability to comply could harm our business.

•	Our primary operating subsidiary may not be qualified to do business in all jurisdictions in which we have sufficient nexus of operations to require qualification.

•	The global outbreak of COVID-19 and other similar outbreaks has adversely affected our business, financial condition and results of operations.

•	Our success depends, in part, on our ability to access, collect and permissibly use personal data about consumers.

•	If personal, confidential or sensitive user information that we maintain and store is breached or otherwise accessed by unauthorized persons, it may be costly to mitigate and our reputation could be harmed.

•	The processing, storage, use and disclosure of personal data could give rise to liabilities and increased costs.

•	We are subject to payment network rules and any material modification of our payment card acceptance privileges could have a material adverse effect on our business, results of operations and financial condition.

•	We depend on key personnel to operate our business and our business could be harmed if we are unable to retain, attract and integrate qualified personnel.

•	Our inability to foster our corporate culture as we grow could lead to a loss of passion, creativity, teamwork, focus and innovation.

•	We may experience risks related to acquisitions, including the HOA Acquisition.

•	The Company’s stock price may change significantly and you could lose all or part of your investment as a result.

•	We may be unable to access the capital markets when needed.

•	Future sales, or the perception of future sales, by the Company or its stockholders in the public market could cause the market price for the Company’s Common Stock to decline.

•	The Private Warrants are accounted for as liabilities and the changes to their value could have a material effect on our financial results.

•	We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

•	We have redeemed our Public Warrants, which may have resulted in significant near-term warrant exercises and dilution to our existing stockholders.

•	The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

Additional Information

Porch’s principal executive offices are located at Porch.com, Inc., 2200 1st Avenue S., Suite 300, Seattle, Washington 98134, and Porch’s telephone number is (855) 767-2400. Our website address is www.porchgroup.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Porch Group, Inc.
Shares of Common Stock offered by us	5,700,000 shares of Common Stock issuable upon exercise of the Private Warrants.
Shares of Common Stock offered by the Selling Securityholders	Up to 39,680,666 shares of Common Stock.
Warrants Offered by the Selling Securityholders	Up to 5,700,000 Private Warrants.
Shares of Common Stock outstanding prior to exercise of all Warrants
96,335,863 shares of Common Stock (as of May 28, 2021). 5,000,000 of these shares of Common Stock constitute Earnout Shares which have vested or will vest upon the achievement of certain thresholds prior to the third anniversary of the PTAC Merger Closing.
Shares of Common Stock outstanding assuming exercise of all Warrants	102,035,863 (based on total shares outstanding as of May 28, 2021).
Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders.
Redemption	The Private Warrants are redeemable in certain circumstances. See “Description of Securities — Redeemable Warrants” for further discussion.
Market for Common Stock and Warrants	Our shares of Common Stock are currently traded on NASDAQ under the symbol “PRCH”.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Relating to the Company’s Business and Industry

Our brands and businesses operate in an especially competitive and evolving industry.

The insurance industry, moving services industry, home service industry, and software for home services companies industry are all competitive, with many existing competitors and a consistent and growing stream of new entrants, services and products. Some of our competitors are more well-established or enjoy better competitive positions with respect to certain geographical areas, consumer and service professional demographics, and/or types of services offered. Some of our competitors have stronger brand recognition, better economies of scale, more developed software platforms or other intellectual property, and/or better access to capital. In the home services space, we compete with online home services marketplaces, search engines and social media platforms that have the ability to market products and services online in a more prominent and cost-effective manner than we can, and may better tailor results with respect to products and services to individual users. In the SaaS application space, we compete with existing providers of enterprise resource planning (“ERP”) and customer relationship management (“CRM”) software through both traditional software and SaaS models. Additionally, many of our competitors in the home and home-related services industries are undergoing consolidation and vertical integration. These consolidations may make it more difficult to compete with such competitors. Any of these advantages could enable these competitors to reach more consumers and service professionals than we do, offer products and services that are more appealing to consumers and service professionals than our products and services, and respond more quickly and/or cost effectively than we do to evolving market opportunities and trends, any of which could adversely affect our business, financial condition and results of operations.

In addition, since most home services marketplace products and services are offered to consumers for free, consumers can easily switch among home services offerings (or use multiple home services offerings simultaneously) at no cost to them. And while service professionals may incur additional or duplicative near-term costs, the costs for switching to a competing platform over the long term are generally not prohibitive. Low switching costs, coupled with the propensity of consumers to try new products and services generally, will most likely result in the continued emergence of new products and services, entrants and business models in the home and home-related services industry.

With the HOA Acquisition, we are exposed to competition in the programs market. While we believe the number of competitors in the small-and mid-sized programs markets with the broad in-house expertise and wide array of services that HOA offers is limited, it will nonetheless face increased competition if other companies decide to compete within this space. Any increased competition in this market, particularly by one or more companies with greater resources than us, could materially and adversely impact our business, financial condition, and results of operations.

Our inability to compete effectively against new competitors, services or products could result in decreases in the size and level of engagement of our consumer and service professional bases, any of which could adversely affect our business, financial condition and results of operations.

We rely on our ability to reach homebuyers earlier than our competitors via proprietary relationships with home services companies and other commercial partners. Our competitors could find ways to reach homebuyers earlier than us.

Our business model allows home services companies to receive our software for free in exchange for access rights to their end customers, thereby allowing us to market and offer services to these customers very early in their move and homebuying processes. We also have relationships with commercial partners that provide us with data about consumers early in the moving process. There can be no assurances that we will continue to receive earlier access to homebuyer customers relative to our competitors. Our competitors may adopt a similar model or may develop a new model that affords them similar or earlier access. Any erosion of our competitive advantage in early access to homebuyers may impair future opportunities to monetize those customers, which in turn could adversely impact our business, financial condition and results of operations.

We rely on strategic relationships with third parties to provide us with personal information.

Our business model relies on our ability to access, collect and use personal information. We rely on strategic relationships with third parties to provide us with personal information, including home services companies that provide personal information in exchange for access to our ERP and CRM services and commercial partners that provide us with data about their consumers. In the future, any of these third parties could sever its relationship with us, change its data sharing policies, including making them more restrictive, or alter its own data collection practices, any of which could result in the loss of, or significant impairment to, our ability to access, collect and use personal information. These third parties could also interpret our personal information collection policies or practices as being inconsistent with their policies, which could result in the loss of our ability to collect this personal information. Any such changes could impair our ability to access, collect and use personal information and could adversely impact our business financial condition and results of operations.

Our future growth is dependent in part on increasing the revenue we generate from homebuyers and consumers we serve through the sale of related services. We may not succeed in these efforts.

Our future growth depends in part on increasing the revenue generated from each homebuyer and customer we serve. We plan on increasing this revenue by increasing the number of value-add touchpoints with consumers for whom we have access rights by offering new services and by improving conversion rates and revenue generation of both existing and new services. There can be no assurances we will be successful in these efforts. Failure to increase revenue generated may slow our growth, which could in turn have an adverse impact on our business, financial condition and results of operations.

We may not be able to effectively manage our growth.

Our future growth, if any, may cause a significant strain on our management and our operational, financial, and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, and management systems and to expand, train, manage, and motivate our employees. These demands may require the hiring of additional management personnel and the development of additional expertise by our management. Any increase in resources used without a corresponding increase in our operational, financial, and management systems could have a material adverse effect on our business, financial condition, and results of operations.

We rely on our ability to retain home services companies who use our software and services and our retention rates could be impacted if we are not able to sustain our competitive advantages related to our value proposition.

Our customer access model, whereby home services companies use our software for free in exchange for providing access rights to their end customers, helps us gain early access to homebuyers, which, in turn, helps us generate revenue from such homebuyers. There can be no assurances that home services companies will use or retain our software and services. Our retention rates could be impacted by, among other things, more desirable software and services from competitors, software developed in house by home services companies and acquisitions, consolidations and other changes to the structure and dynamics of the home and home-related services industries that may make our ERM and CRP offerings less valuable. If adoption and retention rates of our software and services decline, our growth prospects, business, financial condition and results of operations could be impaired.

If the market for SaaS software applications develops more slowly than we expect or declines, our business would be adversely affected.

The adoption rate of SaaS business software applications may be slower among companies in the moving and home improvement industries generally and among business in those industries requiring highly customizable application software more particularly. Our success will depend to a substantial extent on the widespread adoption of SaaS business applications within the industries we serve. The expansion of the SaaS business applications market depends on a number of factors, including the cost, performance, and perceived value associated with SaaS, as well as the ability of SaaS providers to address data security and privacy concerns. If SaaS business applications do not continue to achieve market acceptance within the industries we serve, if there is a reduction in demand for SaaS business applications caused by a lack of customer acceptance, or if there are technological challenges, weakening economic conditions, data security or privacy concerns, governmental regulation, competing technologies and products, or decreases in information technology spending, it could result in decreased revenue or access to consumer personal information and our business, financial condition and results of operations could be adversely affected.

Our success will depend, in substantial part, on the continued migration of the home services market online.

We believe that the digital penetration of the home and home-related services market remains low, with the vast majority of consumers continuing to search for, select and hire service professionals offline. While many consumer demographics have been and remain averse to finding service professionals online, others have demonstrated a greater willingness to purchase such services online. Whether or not service professionals turn to internet platforms will depend, in substantial part, on whether online products and services help them to better connect and engage with consumers relative to traditional offline efforts. The speed and ultimate outcome of the transition of the home and home-related services market online for consumers and service professionals is uncertain and may not occur as quickly as we expect, or at all. The failure or delay of a meaningful number of consumers and/or service professionals to migrate online and/or the return of a meaningful number of existing participants in the online home services market to offline solutions could adversely affect our business, financial condition and results of operations.

Litigation and regulatory actions could distract management, increase our expenses or subject us to material money damages and other remedies.

We are subject to various legal proceedings and claims that have arisen out of the conduct of our business and are not yet resolved, including claims alleging violations of the automated calling and/or Do-Not-Call restrictions of the Telephone Consumer Protection Act of 1991 (“TCPA”), claims alleging breach of contract and putative class action claims for failure to pay overtime, failure to pay compensation at the time of separation and unfair business practices in violation of California law. In the future, we may be involved from time to time in various additional legal proceedings, including, but not limited to, actions relating to breach of contract, breach of federal and state privacy laws, and intellectual property infringement, as well as regulatory investigations or civil and criminal enforcement actions that might necessitate changes to our business or operations. Regardless of whether any claims, investigations or actions against us have merit, or whether we are ultimately held liable or subject to payment of damages or penalties, claims, investigations and enforcement actions may be expensive to defend or comply with, and may divert management’s time away from our operations. If any legal proceeding, regulatory investigation or regulatory enforcement action were to result in an unfavorable outcome, it could have a material adverse effect on our business, financial position and results of operations. Any adverse publicity resulting from actual or potential litigation, regulatory enforcement actions or regulatory investigations may also materially and adversely affect our reputation, which in turn could adversely affect our business, financial condition and results of operations. See “Item 3. Legal Proceedings” for additional information with respect to material litigation and other proceedings to which we are party.

Marketing efforts designed to drive traffic to our brands and businesses may not be successful or cost-effective.

Attracting home services companies and consumers to our brands and businesses involves considerable expenditures for online and offline marketing and sales. We have made, and expect to continue to make, significant marketing expenditures, primarily for digital marketing such as paid search engine marketing, display advertising and third-party affiliate agreements. These efforts may not be successful or cost-effective.

Our ability to market our brands on any given property or channel is subject to the policies of the relevant third-party seller or publisher of advertising or marketing affiliate. As a result, we cannot assure you that these parties will not limit or prohibit us from purchasing certain types of advertising, advertising certain of our products and services and/or using one or more current or prospective marketing channels in the future. If a significant marketing channel took such an action generally, for a significant period of time and/or on a recurring basis, our business, financial condition and results of operations could be adversely affected. In addition, if we fail to comply with the policies of third-party sellers, publishers of advertising and/or marketing affiliates, our advertisements could be removed without notice and/or our accounts could be suspended or terminated, any of which could adversely affect our business, financial condition and results of operations.

In addition, our failure to respond to rapid and frequent changes in the pricing and operating dynamics of marketing channels, as well as changing policies and guidelines applicable to digital advertising, which may unilaterally be updated by search engines without advance notice, could adversely affect our digital marketing efforts and free search engine traffic. Such changes could adversely affect the placement and pricing of paid listings, as well as the ranking of our brands and businesses within search results, any or all of which could increase our marketing expenditures, particularly if free traffic is replaced with paid traffic. Additionally, our competitors may engage in marketing strategies and search engine optimization techniques that increase the relative ranking of their brands and businesses within search engine results at the expense of our rankings within such search results. This could have a negative impact on the results of our search engine marketing efforts. Any or all of these events could adversely affect our business, financial condition and results of operations.

Our brands and businesses are sensitive to general economic events or trends, particularly those that adversely impact consumer confidence and spending behavior.

Our businesses are sensitive to events and trends, such as a general economic downturn or sudden disruption in business conditions, consumer confidence, spending levels and access to credit, which could result in decreases in demand for moving, real estate transactions, home improvement services and insurance. Any such decreases could result in turnover of our consumer and service professional base and/or adversely impact the breadth of services offered through our platform and our insurance products, any or all of which could adversely affect our business, financial condition and results of operations.

These events and trends could also result in decreased marketing and advertising expenditures by service professionals or cash flow problems for service professionals that could affect their ability to pay us subscription fees, their ability to purchase leads from us and the success of any revenue sharing arrangements with them. Adverse economic conditions and trends could result in service professionals decreasing and/or delaying subscription fees paid for our platform or being more likely to default on incurred fees, which would result in decreased revenue and could adversely affect our business, financial condition and results of operations.

Our success will depend, in part, on our ability to maintain and/or enhance our various brands.

We believe that our success depends, in substantial part, on our continued ability to maintain and enhance our established brands, as well as building awareness and consumer loyalty with respect to our new and emerging brands. Events that could negatively impact our brands and brand-building efforts include service quality concerns, service professional quality concerns, consumer and service provider complaints and lawsuits, advertising or marketing that is ineffective or that is perceived as excessive or untimely, inappropriate and/or unlawful acts perpetrated by service providers, actions or proceedings commenced by governmental or regulatory authorities, data protection and security breaches, and negative publicity related to the foregoing. Any factors that negatively impact our brands could adversely affect our business, financial condition and results of operations.

In addition, trust in the integrity and objective, unbiased nature of the service provider options we present to consumers as well as any ratings, reviews and information with respect to service provider qualification and experience found across our various brands contributes significantly to public perception of these brands and their ability to attract consumers and service professionals. If the options available to consumers or consumer reviews are perceived as not authentic in general, the reputation and strength of the relevant brands could be materially and adversely affected. Additionally, our service marketplace platform aggregates service provider reviews from third-party platforms. If these third-party platform reviews are inaccurate or misleading, consumers may lose confidence in the reliability of the ratings displayed on our site, which could in turn negatively impact our brand and reputation, and we may be subject to claims of misrepresentation.

Our risk management policies and procedures may prove to be ineffective and leave us exposed to unidentified or unanticipated risk.

We have identified and continue to develop enterprise-wide risk management policies and procedures to mitigate risk and loss to which we are exposed. There are inherent limitations to our risk management strategies because there may be existing or future risks that have not been fully identified. If internal risk management policies and procedures are ineffective, we may suffer unexpected losses which could be material and adversely affect our financial results and operations. Our risk management framework may not evolve at the same pace as we expand our business. As a result, there is a risk that new products or new business strategies may present risks that are not fully identified, effectively monitored, or thoroughly managed.

We face risks related to the number of service providers available to consumers on our platform.

The usefulness of our platform to consumers is based in part on the number of service providers available on our platform for each type of service trade or service area we offer. There can be no assurances that our ability to attract and retain service providers to our platform will be commensurate with consumer demand for the services of such service providers. Supply of service providers may be affected by, among other things, the size of the workforce in a given trade or service area and barriers to entry in a given market (such as licensure requirements). Additionally, our competitors may enter into arrangements with service providers that prevent them from offering their services on our platform. If for these or any other reasons we are unable to attract and retain enough service providers to our platform to meet consumer demand, we may be required to increase payments to service providers in order to perform services for our consumer or our consumer experience may suffer, each of which could adversely affect our business, financial condition and results of operations.

If we are unable to deliver effective customer service, it could harm our relationships with our existing home services companies, consumers, service providers and commercial partners and adversely affect our ability to attract new home services companies, consumers, service providers and commercial partners.

Our business depends, in part, on our ability to satisfy our home services companies, consumers and service providers, both by providing access to services that address the needs of consumers and service providers and providing services and software-based solutions to home services companies that address their business needs. Our customer support personnel also sell our products and services. If our sales efforts are not satisfactory, consumers may choose not to do business with us or we may suffer reputational costs. Additionally, our home services companies, consumers and service providers depend on our customer support personnel to resolve technical issues relating to use of our products and services. We may be unable to respond quickly to accommodate short-term increases in demand for support services or may otherwise encounter a customer service issue that is difficult to resolve. If a home services company, consumer or service provider is not satisfied with the quality or responsiveness of our customer service, we could incur additional costs to address the situation or the home services company, service provider, or consumer (and commercial partners who provide us with their customers’ data) may choose not to do business with us or we may suffer reputational costs. As we do not separately charge our home services companies, consumers and service providers for support services, increased demand for our support services would increase costs without corresponding revenue, which could adversely affect our business, financial condition and results of operations. In addition, regardless of the quality or responsiveness of our customer service efforts, home services companies, consumers, service providers and commercial partners that are not satisfied with outcomes may choose to terminate, or not to renew, their relationships with us.

Certain parts of our business are highly dependent on the ease of use of our products and services and positive recommendations from our existing home services companies, consumers and service providers. Any failure to maintain high-quality or responsive customer service, or a market perception that we do not maintain high-quality or responsive customer service, could harm our reputation, cause us to lose home services companies, consumers or service providers and adversely impact our ability to sell our products and services to prospective consumers.

We may face negative consequences from the actions and omissions of our service providers, and our terms and conditions may not adequately protect us from claims.

Under our agreements with consumers and service providers, our service providers, and not us, are responsible for the actions and omissions of our service providers. However, consumers may still bring claims against us for actions and omissions of service providers, and the service providers may deny responsibility for or be unable to pay any resulting liability. Additionally, certain agreements with our commercial partners obligate us to indemnify such commercial partners against third-party claims resulting from the actions and omissions of the service providers we engage to provide services to consumers referred to us by those commercial partners. These claims may be expensive and may divert management’s time away from our operations. We may not have adequate insurance coverage to compensate for losses resulting from these claims, and too many or certain types of claims may result in increased premiums or denial of coverage. In addition, we may be deemed, correctly or incorrectly, a contractor with respect to our service providers, which may subject us to licensure and/or bonding requirements and may subject us to penalties for past operations. Any of the foregoing could adversely affect our business, financial condition and results of operations.

In general, our consumers and our service providers agree to our customer terms and conditions by accessing our services online. However, some consumers or service providers who access our services only by phone, and consumers who come to us from third-party lead sources, may not click through to our terms and conditions. If consumers or service providers do not agree to our terms and conditions for any reason, we may face increased litigation risk, which could in turn adversely affect our business, financial condition and results of operations.

Our marketing efforts are subject to a variety of federal and state regulations.

We conduct marketing activities, directly and indirectly, via telephone, text (SMS) messages, email, direct mail and/or through other online and offline marketing channels. Such general marketing activities are governed by numerous federal and state regulations, including the Telemarketing Sales Rule, the TCPA, state and federal Do-Not-Call regulations and other state telemarketing laws, federal and state privacy laws, the CAN-SPAM Act, and the Federal Trade Commission Act and its accompanying regulations and guidelines, among others. In addition to being subject to action by regulatory agencies, some of these laws, like the TCPA, allow private individuals to bring litigation against companies for breach of these laws. We are also dependent on our third-party partners to comply with applicable laws. Any lawsuit or action by a regulatory agency for an actual or alleged violation of applicable law or regulation by us or our third-party partners may have an adverse effect on our business, results of operations and financial condition.

Our moving services business is subject to state regulations and certain state regulatory structures do not address our business model for moving services. Compliance with required licensure and other regulatory requirements could be costly and any inability to comply could harm our business.

Our moving services business is subject to licensure and bonding requirements that various states impose in connection with the performance of certain services and trades. Additionally, in some jurisdictions, the existing regulatory structures do not contemplate our hybrid business model of marketplace (where consumers search for professionals on our platform and book moving services themselves) and managed services (where we manage moving services on consumers’ behalf). Furthermore, interest groups in certain jurisdictions have lobbied and may in the future lobby for regulations that make our hybrid model more difficult or impossible to maintain in those jurisdictions. Any future changes to (or judicial or regulatory interpretations of) these regulations, whether due to lobbying efforts or otherwise, could impose significant compliance costs. Any failure to obtain or maintain required licensure and otherwise comply with applicable regulations in relevant jurisdictions could inhibit or prohibit our ability to operate our moving services business in those jurisdictions. Additionally, we may be deemed, correctly or incorrectly, a contractor with respect to our service providers, which may subject us to licensure and/or bonding requirements and may subject us to penalties for past operations. Any of the foregoing could have a negative impact on our business, financial condition and results of operations.

Our primary operating subsidiary may not be qualified to do business in all jurisdictions in which we have sufficient nexus of operations to require qualification.

While we offer products and services to home services companies, service providers and consumers in all 50 states, Porch.com, Inc., our primary operating subsidiary, is qualified to do business only in Washington, Texas and Delaware. Failure by us or any of our subsidiaries to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to penalties and the obligation to pay taxes for prior periods and could result in our inability to enforce contracts in such jurisdictions. Any such failure could have a material adverse effect on our business, results of operations and financial condition.

The global outbreak of COVID-19 and other similar outbreaks has adversely affected our business, financial condition and results of operations.

Our business has been adversely affected by the outbreak of COVID-19, which has been declared a pandemic by the World Health Organization. To date, the outbreak of COVID-19 has caused a widespread global health crisis, and governments in affected regions have implemented measures designed to curb the spread of the disease, such as social distancing, government-imposed quarantines and lockdowns, travel bans and other public health safety measures. These measures have resulted in significant social disruption and have had and are likely to continue to have an adverse effect on economic conditions generally, as well as on consumer confidence and spending, all of which could have an adverse effect on our businesses, financial condition and results of operations.

In response to the COVID-19 outbreak and government-imposed measures to control its spread, our ability to conduct ordinary course business activities has been and may continue to be impaired for an indefinite period of time. From March 2020 through June 2020, we reduced pay for certain employees and partially or fully furloughed certain employees. After this period, we did not bring back certain employees that were furloughed. After June 2020, we have allowed certain employees to earn a portion of their compensation in equity in place of salary.

In addition, we have taken several precautions that could adversely impact employee productivity, such as requiring employees to work remotely. While we have experienced few disruptions with respect to the transition to remote work, we can give no assurance that productivity and efficiency will remain at pre-pandemic levels, particularly as we transition to long-term remote work. Also, working remotely may involve increased operational risks, such as making compliance and enforcement of information security requirements more difficult, as well as increased risks of “phishing,” other cybersecurity attacks or the unauthorized dissemination of personally identifiable information or proprietary and confidential information. Moreover, we may also experience business disruption if the ordinary course operations of our contractors, vendors or business partners are adversely affected. Any of these measures or impairments could adversely affect our business, financial condition and results of operations.

The extent to which developments related to the COVID-19 outbreak and measures designed to curb its spread continue to impact our business, financial condition and results of operations will depend on future developments, all of which are highly uncertain and many of which are beyond our control, including the speed of contagion, the development and implementation of effective preventative measures and possible treatments, the scope of governmental and other restrictions on travel, non-essential services (including those provided by certain of our service professionals) and other activity, and public reactions to these developments. The longer the global outbreak and measures designed to curb the spread of the virus continue to adversely affect levels of consumer confidence, discretionary spending and the willingness of consumers to interact with other consumers, vendors and service providers face-to-face (and in turn, adversely affect demand for home services provided by our service professionals and our products and services generally), the greater the adverse effect is likely to be on our business, financial condition and results of operations and the more limited our ability will be to try and make up for delayed or lost revenues. The COVID-19 pandemic may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Risks Relating to Technology and Personal Information

Our success depends, in part, on our ability to access, collect and permissibly use personal data about consumers.

Our customer access pricing model is dependent on our ability to access, collect and use personal data about consumers. In particular, we rely on companies providing or consumers granting us the right to use their personal data to connect them to service providers and to market services to them. We gain access, collection and use rights through home services companies and other commercial partners that arrange for their customers to receive our services, such as home services companies who pay for our ERP and CRM SaaS offering through introducing our services to their customers, home warranty companies that include our services as part of their plan offerings and commercial partners that refer their customers to us or otherwise provide us with customer data. As discussed more fully under “Information About Porch — Our Strategies for Growth — Mover Marketing,” we are further expanding our capabilities through the acquisition of V12 Data, a leading consumer data and analytics platform with a focus on household and mover insights, data management and marketing activation. We also license data from third-party data brokers and other data suppliers. However, we cannot assure you that we will continue to be able to access, collect or use personal information provided by consumers, service providers and commercial partners as we currently do or may want to do in the future. Our ability to access, collect and use personal information provided by these parties may be adversely affected by federal and state laws and regulations that make it burdensome for us to collect or use personal data, privacy concerns of the individuals from whom we collect personal data, privacy and reputational concerns of commercial partners that provide us with end customer personal information, and adverse consumer reaction to our marketing practices. We use consumer data that we directly collect from consumers or license from third parties to engage in targeted marketing based upon such consumer data and their online behavior. Practices in this industry are under scrutiny by regulators in light of new and proposed federal and state laws, and pressure from some lawmakers and privacy advocates regarding how consumer data is collected and used in the ad tech industry. Additionally, our ERP and CRM SaaS offerings are highly concentrated within our Inspection Support Network (ISN) brand, and reductions in the user base of these offerings or failure to grow such user base may adversely impact our ability to access and collect personal information. If we are unable to collect information from our customers or our service providers and commercial partners do not continue to provide us with information of their customers, or if applicable laws prohibit or materially impair our use of such information, our ability to provide services to consumers and drive early consumer access to service providers may be materially impacted. This may make our products and services less appealing to consumers and service providers, which in turn may lead to reduced utilization of our products and services. To the extent any of the foregoing occurs, our business, financial condition and results of operations may be adversely impacted.

If personal, confidential or sensitive user information that we maintain and store is breached or otherwise accessed by unauthorized persons, it may be costly to mitigate and our reputation could be harmed.

We receive, process, store and transmit a significant amount of personal, confidential or sensitive personal information about consumers that use our products and services. While we continuously develop and maintain systems designed to protect the security, integrity and confidentiality of this information, we cannot guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information. When such events occur, we may not be able to remedy them, we may be required by law to notify regulators, impacted individuals and commercial partners, and it may be costly to mitigate the impact of such events and to develop and implement protections to prevent future events of this nature from occurring. If we or any third party that we engage to host our platforms or to otherwise store or process data experience a breach of security, third parties could gain unauthorized access to personal data about our users and subscribers. As a result, we could face governmental enforcement actions, significant fines, litigation (including consumer class actions), claims for breach of contract and/or indemnity by third parties, and harm to the reputation of our brands and business, each of which could adversely affect our business, financial condition and results of operations. A single breach could result in claims for damages or indemnification from many counterparties. Any such breach or other unauthorized access could indirectly harm the reputation of our brands and businesses and, in turn, adversely affect our business, financial condition and results of operations.

The processing, storage, use and disclosure of personal data could give rise to liabilities and increased costs.

We receive, process, store and transmit a significant amount of personal, confidential or sensitive personal information about consumers that use our products and services. In addition, we accept payments (including recurring payments) from home services companies, consumers and service providers. The manner in which we share, store, use, disclose and protect this information is determined by the respective privacy and data security policies of our various businesses, as well as federal and state laws and regulations and evolving industry standards and practices. These laws, regulations, standards and practices are continually evolving, and in some cases, may subject us to inconsistent and conflicting obligations and may be subject to differing interpretations. In addition, new laws, regulations, standards and practices of this nature are proposed and adopted from time to time.

Moreover, multiple legislative proposals concerning privacy and the protection of user information are being considered by the U.S. Congress and various state legislatures (including those in Illinois, New York, Virginia and Washington). Other U.S. state legislatures have already enacted privacy legislation, one of the strictest and most comprehensive of which is the California Consumer Privacy Act of 2018 (the “CCPA”). The CCPA became effective January 1, 2020, with penalties becoming enforceable under the CCPA on July 1, 2020. The CCPA imposes strict requirements and restrictions on the use of personal information with respect to California consumers, including mandating that companies provide consumers with information with respect to personal information is being collected about them and how it is being used upon request, as well granting consumers significant control over the use of their personal information (including the right to have such information deleted and the right to object to the “sale” (as defined in the CCPA) of such information) and mandating new operational requirements for businesses (primarily providing consumers with enhanced privacy-related disclosures). The CCPA imposes strict requirements on the ability of our businesses to use personal California user and subscriber information in connection with our various products, services and operations, such as retargeting users with advertisements online, which could adversely affect our business, financial condition and results of operations. The CCPA also provides consumers with a private right of action for security breaches, as well as statutory damages of up to $750 per violation, with the California Attorney General maintaining authority to enforce the CCPA and seek civil penalties for intentional violations of the CCPA of up to $7,500 per violation. In addition, California voters approved a ballot initiative related to consumer data privacy in November 2020 that could further restrict the ability of our businesses to use personal California user and subscriber information in connection with our various products, services and operations and/or impose additional operational requirements on our businesses, which could adversely affect our business, financial condition and results of operations. Lastly, the FTC has also increased its focus on privacy and data security practices, as evidenced by the first-of-its-kind, $5.0 billion dollar fine against a social media platform for privacy violations in July 2019.

While we continue to invest heavily in compliance efforts with respect to applicable privacy and data protection policies, law and regulation and industry standards and practices, we could still be subject to claims of non-compliance that we may not be able to successfully defend and/or significant fines and penalties. Moreover, any non-compliance or perceived non-compliance by us or any third party we engage to store or process information or any compromise of security that results in unauthorized access to (or use or transmission of) personal information could result in a variety of claims against us, including governmental enforcement actions, significant fines, litigation (including consumer class actions), claims for breach of contract and indemnity by third parties and adverse publicity. When such events occur, our reputation could be harmed and the competitive positions of our various brands and businesses could be diminished, which could adversely affect our business, financial condition and results of operations. Additionally, to the extent multiple U.S. state-level laws are introduced with inconsistent or conflicting standards and there is no federal preemption of such laws, compliance could be even more difficult to achieve and our potential exposure to the risks discussed above could increase.

Furthermore, our ability to comply with all applicable privacy and data protection policies, law and regulation and industry standards and practices may affect our ability to do business with our commercial partners. Some commercial partners have imposed significant data protection requirements in the past, and commercial partners may in the future impose requirements that, particularly given our relative size and resources, result in burdensome compliance obligations to us. These obligations and ongoing compliance with existing and future privacy and data protection laws worldwide could be costly, and if we cannot fully comply, we could face liability, reputational harm or loss of relationships with customers or commercial partners. The devotion of significant costs to compliance (versus the development of products and services) could result in delays in the development of new products and services, decreases in or loss of business with commercial partners, abandonment of problematic products and services in existing jurisdictions and an inability to introduce new products and services in certain new and existing jurisdictions, each of which could adversely affect our business, financial condition and results of operations.

We are subject to payment network rules and any material modification of our payment card acceptance privileges could have a material adverse effect on our business, results of operations, and financial condition.

The loss of our credit and debit card acceptance privileges or the significant modification of the terms under which we obtain card acceptance privileges would significantly limit our business model since a substantial number of our customers and commercial partners pay using credit or debit cards. We are required by our payment processors to comply with payment card network operating rules, including the Payment Card Industry Data Security Standards (the “PCI DSS”). Under the PCI DSS, we are required to adopt and implement internal controls over the use, storage, and transmission of card data to help prevent credit card fraud. If we fail to comply with the rules and regulations adopted by the payment card networks, including the PCI DSS, we would be in breach of our contractual obligations to payment processors and merchant banks. Such failure to comply may damage our relationship with payment card networks, subject us to restrictions, fines, penalties, damages, and civil liability, and could eventually prevent us from processing or accepting payment cards, which would have a material adverse effect on our business, results of operations, and financial condition. Moreover, the payment card networks could adopt new operating rules or interpret or reinterpret existing rules that we or our payment processors might find difficult or even impossible to comply with, or costly to implement. As a result, we could lose our ability to give consumers the option of using payment cards to make their payments. Further, there is no guarantee that, even if we comply with the rules and regulations adopted by the payment card networks, we will be able to maintain our payment card acceptance privileges. We also cannot guarantee that our compliance with network rules or the PCI DSS will prevent illegal or improper use of our payments platform or the theft, loss, or misuse of the credit card data of customers or participants, or a security breach. We are also required to submit to periodic audits, self-assessments, and other assessments of our compliance with the PCI DSS. If an audit, self-assessment, or other assessment indicates that we need to take steps to remediate any deficiencies, such remediation efforts may distract our management team and require us to undertake costly and time-consuming remediation efforts, and we could lose our payment card acceptance privileges.

Our success depends, in part, on our ability to develop and monetize versions of our products and services for mobile and other digital devices.

As consumers increasingly access products and services through mobile and other digital devices, we will need to continue to devote significant time and resources to develop new applications and functionalities to ensure that our products and services are accessible across these platforms. If we do not keep pace with evolving online, market and industry trends, including the introduction of new and enhanced digital devices and changes in the preferences and needs of consumers and service professionals generally, offer new and/or enhanced products and services in response to such trends that resonate with consumers and service professionals, monetize products and services for mobile and other digital devices as effectively as our traditional products and services and/or maintain related systems, technology and infrastructure in an efficient and cost-effective manner, our business, financial condition and results of operations could be adversely affected.

In addition, the success of future mobile and other digital products and services depends on their interoperability with various third-party operating systems, technology, infrastructure and standards, including rapidly evolving mobile data privacy standards, over which we have no control. Any changes to any of these things that compromise the quality or functionality of our mobile and other digital products and services could adversely affect their usage levels and/or our ability to attract consumers and service professionals, which could adversely affect our business, financial condition and results of operations.

We may not be able to protect our systems, technology and infrastructure from cyberattacks and cyberattacks experienced by third parties may adversely affect us.

We may be attacked by perpetrators of malicious technology-related events, such as the use of botnets, malware or other destructive or disruptive software, distributed denial of service attacks, phishing, attempts to misappropriate user information and account login credentials and other similar malicious activities. The incidence of events of this nature is on the rise worldwide. While we continuously develop and maintain systems designed to detect and prevent events of this nature from impacting our systems, technology, infrastructure, products, services and users, have invested and continue to invest in these efforts and related personnel and training, and deploy data minimization strategies where appropriate, our efforts may not be successful. These efforts are costly and require ongoing monitoring and updating as technologies change and efforts to overcome preventative security measures are becoming more sophisticated. Despite these efforts, some of our systems have experienced past security incidents, none of which had a material adverse effect on our business, financial condition and results of operations, and we could experience significant events of this nature in the future.

Any event of this nature that we experience could damage our systems, technology and infrastructure and/or those of our users, prevent us from providing our products and services, compromise the integrity of our products and services, damage our reputation, erode our brands and/or be costly to remedy, and may subject us to investigations by regulatory authorities, fines, claims for breach of contract or indemnity by third parties and/or litigation that could result in liability to third parties.

Even if we do not experience such events firsthand, the impact of any such events experienced by third parties could have a similar effect. Our business model relies in large part on selling or otherwise providing certain consumer personal information to third parties. These third parties may be subject to similar cyberattacks and there can be no assurance that such third parties have adequate cybersecurity infrastructure to prevent breaches of the personal data sold to them by us.

We may not have adequate insurance coverage to compensate for losses resulting from any of the above events.

If we or any third party with whom we do business or otherwise rely upon experience an event of this nature, our business, financial condition and results of operations could be adversely affected.

Our ability to communicate with home services companies, consumers and service providers via telephone, text (SMS) messaging, email, direct mail or other sufficient means is critical to our success.

Our primary means of facilitating contact among us, home services companies, consumers and service providers is the use of telephone calls, text (SMS) messages and email. We also communicate with these parties through direct mail messages. Through these channels, we provide consumers with service request updates and service professionals with updates regarding consumer matches, jobs they take, subscriptions and memberships, as well as present or suggest new products and services (among other things) and market our products and services in a cost-effective manner to home services companies, consumers and service providers. As consumers increasingly communicate via mobile and other digital devices and messaging and social media apps, usage of certain channels such as telephone, email or direct mail has declined, particularly among younger consumers, and we expect this trend to continue. In addition, regulatory, deliverability and other restrictions could limit or prevent our ability to these channels to communicate with home services companies, consumers and service providers. Furthermore, third-party operators of the channels we use to communicate with these groups may face pressure from regulators to give end users the ability to block, mute or otherwise disfavor certain types of marketing communications via such channels. We cannot assure you that any alternative means of communication will be as effective as our current messaging channels have been. A continued and significant erosion in our ability to communicate with these groups for any reason could adversely impact the overall user experience, consumer and service professional engagement levels and conversion rates, which could adversely affect our business, financial condition and results of operations.

The nature of our platform is complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income and reputation.

We manage a complex platform of solutions that consists of our software and services for companies and products for consumers. Many of our solutions include a large number of product centers that are highly integrated and require interoperability with other Porch products, as well as products and services of third-party service providers. Due to this complexity and the development cycles under which we operate, we may experience errors in our software, corruption or loss of our data or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our clients, or new releases, upgrades, fixes or the integration of acquired technologies may have unanticipated consequences on the operation and performance of our other solutions. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration or interoperability issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

Our success depends, in part, on the integrity, quality, efficiency and scalability of our systems, technology and infrastructure, and those of third parties.

We rely on our proprietary systems, technology and infrastructure to perform well on a consistent basis. We also rely on third-party data center service providers and cloud-based, hosted web service providers, as well as third-party computer systems and a variety of communications systems and service providers in connection with the provision of our products and services generally, as well as to facilitate and process certain payment and other transactions with users. We have no control over any of these third parties or their operations. In the past we have experienced rare but occasional interruptions that make some or all of our or our third-party framework and related information unavailable or that prevent us from providing products and services, and we may experience such interruptions in the future.

The framework described above could be damaged or interrupted at any time for any number of reasons, such as fire, power loss, telecommunications failure, natural disasters, acts of war or terrorism, acts of God and other similar events or disruptions. Any event of this nature could prevent us from providing our products and services at all or result in the provision of our products and services on a delayed or intermittent basis and/or result in the loss of critical data. While we and the third parties upon whom we rely have certain backup systems in place for certain aspects of our respective frameworks, none of our frameworks are fully redundant and disaster recovery planning is not sufficient for all eventualities. In addition, we may not have adequate insurance coverage to compensate us for losses from a major interruption. When such damages, interruptions or outages occur, our reputation could be harmed and the competitive positions of our various brands and businesses could be diminished, any or all of which could adversely affect our business, financial condition and results of operations.

We also continually work to expand and enhance the efficiency and scalability of our framework to improve the consumer and service professional experience, accommodate substantial increases in the number of visitors to our various platforms, ensure acceptable load times for our various products and services and keep up with changes in technology and user preferences. If we do not do so in a timely and cost-effective manner, the user experience and demand across our brands and businesses could be adversely affected, which could adversely affect our business, financial condition and results of operations.

We may fail to adequately protect our intellectual property rights or may be accused of infringing the intellectual property rights of third parties.

We rely upon trademarks, trade dress, domain names and logos to market our brands and businesses and to build and maintain brand loyalty and recognition, as well as upon trade secrets.

We rely on a combination of laws and contractual restrictions on access to and use of proprietary information with employees, independent contractors, home services companies, consumers, service providers, commercial partners, suppliers, affiliates and others to establish and protect our and their various intellectual property rights. No assurances can be given that these efforts will result in adequate trademark and service mark protection, adequate domain name rights and protections. Despite these measures, challenges to our intellectual property rights could still arise, third parties could copy or otherwise obtain and use our intellectual property without authorization, and/or laws regarding the enforceability of existing intellectual property rights could change in an adverse manner.

We may also be subject to claims from third parties in the future related to alleged intellectual property infringement by us. These claims, if resolved in a manner adverse to us, could result in significant liabilities and could restrict or prohibit our ability to use the technology on which we rely. Even if these claims are resolved in our favor, such claims could result in significant expenses and could distract our management until resolved.

The occurrence of any of these events could result in the erosion of our various brands and limitations on our ability to operate our business, as well as impede our ability to effectively compete against competitors with similar technologies, any of which could adversely affect our business, financial condition and results of operations.

Risks Relating to Personnel and Service Providers

We face risks associated with our independent contractors.

We have personnel that we classify as independent contractors for U.S. federal, state and international employment law purposes in certain positions in our business.

We are not in a position to directly provide the same direction, motivation and oversight to our independent contractors as we would if such personnel were our own employees. As a result, our independent contractors may not comply with applicable law or our policies and procedures, including, but not limited to, our information security policies, or reflect our culture or values. Violations by our independent contractors of applicable law or of our policies and procedures in dealing with home services companies, consumers, service providers or other third parties or failure to meet our standards or reflect our culture could adversely affect our business, financial condition and results of operations. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our independent contractors. Furthermore, although we do enter into confidentiality and invention assignment agreements with each of our independent directors, our independent contractors are not subject to employment agreements with us and our ability to retain such personnel or enforce non-competes or other restrictions against them may be limited.

We are subject to the Internal Revenue Service (“IRS”) regulations and applicable state law guidelines regarding independent contractor classification in the United States. These regulations and guidelines are subject to changes in judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable. Furthermore, the legal landscape with respect to the classification of gig economy independent contractors, such as our service providers, is subject to intense public scrutiny. If legal standards for classification of independent contractors change, it may be necessary to modify our compensation structure for these personnel, including by paying additional compensation and taxes and/or reimbursing expenses, or abandon certain types of services we provide using independent contractors. In addition, if we are determined to have misclassified such personnel as independent contractors, we would incur additional exposure under federal and state law, including workers’ compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings. Any of these outcomes could result in significant costs to us, could impair our financial condition and our ability to conduct our business and could damage our reputation and our ability to attract and retain other personnel.

As of June 2021, we have approximately 700 individual independent contractors located in Mexico, Costa Rica, India and Spain. As a result, we are subject to certain additional risks related to independent contractors in foreign jurisdictions, including risks related to misclassification of such independent directors under local law, compliance with other applicable local labor laws, resistance of commercial partners to off-shoring of customer service functions and related consumer data, fluctuations in foreign currencies, changes in the economic strength of Mexico, Costa Rica and India, difficulties in enforcing contractual obligations and intellectual property rights, economic sanctions and social, political and economic instability. In particular, the Mexican Congress of the Union has recently considered a bill which would impose additional restrictions on independent contracting practices, which could make it more expensive or difficult to retain the services of independent contractors in Mexico.

In addition, the economic downturn caused by the COVID-19 pandemic has led many U.S.-based companies to seek to hire remote talent in other jurisdictions, leading to additional competition for the services of independent contractors in the jurisdictions in which we retain independent contractors.

The remote work by independent contractors and the use of their own equipment makes compliance with and enforcement of our information security policies and procedures more difficult. We must also comply with applicable anti-corruption and anti-bribery laws such as the U.S. Foreign Corrupt Practices Act and local laws prohibiting corrupt payments to government officials, which may present significant challenges in the jurisdictions in which we operate. We cannot guarantee compliance with all applicable laws, and violations could result in substantial fines, sanctions, civil or criminal penalties, competitive or reputational harm, litigation or regulatory action and other consequences that might adversely affect our business, financial condition and results of operations.

We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our executives and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. Experienced information technology personnel, who are critical to the success of our business, are in particularly high demand. This demand is particularly acute in the Seattle, Washington area, where we are headquartered. Competition for their talents is intense and retaining such individuals can be difficult. The loss or disability of executive officers or key employees could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Our executive officers and other employees are at-will employees, which means they may terminate their employment relationships with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business, financial condition and results of operations could be adversely affected.

Our corporate culture has contributed to our success and, if we cannot continue to foster this culture as we grow, we could lose the passion, creativity, teamwork, focus and innovation fostered by our culture.

We believe that our culture has been and will continue to be a key contributor to our success. As we grow and mature as a public company, we may find it difficult to maintain our corporate culture. If we do not continue to foster our corporate culture or maintain our core values as we grow and evolve, we may be unable to support the passion, creativity, teamwork, focus and innovation we believe we need to support our growth. Any failure to preserve our culture could negatively affect our ability to recruit and retain personnel and to effectively focus on and pursue our strategic objectives, which could, in turn, have an adverse impact on our business, results of operations and financial condition.

Risks Relating to Financial Reporting and Results of Operations

Our Private Warrants are accounted for as liabilities and the changes in their value could have a material effect on our financial results.

The SEC Statement regarding the accounting and reporting considerations for warrants issued by SPACs focused on certain settlement terms and provisions related to certain tender offers following a business combination. After considering the SEC Statement, we re-evaluated its historical accounting for the Private Warrants and Public Warrants then outstanding, and we concluded that the Private Warrants do not meet the conditions to be classified within equity under the SEC Statement and should be presented as a liability measured at fair value, with changes in fair value each period reported in earnings. As a result, included on our balance sheet as of December 31, 2020 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within the Private Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on the Private Warrants each reporting period and that the amount of such gains or losses could be material.

We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

In connection with the preparation and audit of our consolidated financial statements for the years ended December 31, 2019 and 2020, a material weakness was identified in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weakness is due to our lack of sufficient, qualified personnel to prepare and review complex technical accounting issues and effectively design and implement systems and processes that allow for the timely production of accurate financial information in accordance with internal financial reporting timelines to support the current size and complexity (e.g., acquisitions, divestitures and financings) of the Company.

This material weakness could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. We have begun implementation of a plan to remediate the material weakness described above. Those remediation measures are ongoing and include the following:

•	we hired a new Chief Financial Officer in June 2020 who is an experienced finance and accounting officer for public companies;

•	we recruited additional personnel, in addition to utilizing third-party consultants and specialists, to supplement our internal resources; and

•	we have been and continue designing and implementing additional automation and integration in our financially significant systems.

Additionally, following the issuance of the SEC Statement, and after consultation with our independent registered public accounting firm, and our management team, the Company’s Audit Committee concluded that, in light of the SEC Statement, it was appropriate to restate our Company’s previously issued consolidated financial statements and related notes as of and for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021. As part of such process, we identified a material weakness in our internal controls over financial reporting, solely related to our accounting for the Private Warrants.

We plan to continue to assess our internal controls and procedures and intend to take further action as necessary or appropriate to address any other matters we identify. We cannot assure you that the measures we have taken to date and may take in the future, will be sufficient to remediate the control deficiencies that led to our material weaknesses in internal control over financial reporting or that we will prevent or avoid potential future material weaknesses. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If we are unable to remediate the material weakness, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the forms of the SEC, could be adversely affected which, in turn, to may adversely affect our reputation and business and the market price of our Common Stock. In addition, the material weaknesses and our failure to remediate them could result in litigation or regulatory actions by the SEC or other regulatory authorities or other disputes involving federal and state securities laws, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.

In addition, it is possible that control deficiencies could be identified by our management or by our independent registered public accounting firm in the future or may occur without being identified. Such a failure could result in regulatory scrutiny and cause investors to lose confidence in our reported financial condition, lead to a default under our current or future indebtedness and otherwise have a material adverse effect on our business, financial condition, cash flow or results of operations.

Our quarterly operating results may fluctuate in the future. As a result, we may fail to meet or exceed the expectations of research analysts or investors, which could cause our stock price to decline.

Our quarterly operating results may fluctuate as a result of a variety of factors, many of which are outside of our control. If our quarterly operating results or guidance fall below the expectations of research analysts or investors, the price of our Common Stock could decline substantially. Fluctuations in our quarterly operating results or guidance may be due to a number of factors, including, but not limited to, those listed below:

•	seasonality;

•	economic trends related to the home services and general economic, industry and market conditions;

•	the extent to which home services companies, service providers and consumers employ our platform;

•	the extent to which new home services companies, consumers, service providers, and commercial partners are attracted to our solutions to satisfy their (and in the case of home services companies and commercial partners, their customers’) needs;

•	the timing, commitment levels, and revenue share rates at which we enter into agreement for our solutions with home service companies and service providers, along with their ongoing capacity and fulfillment performance to handle volume and the effectiveness of our marketing and affiliate channels to drive volume to our network;

•	the volume of consumer referrals that home services companies and commercial partners send to us, and the addition or loss of large home services companies or commercial partners, including through acquisitions or consolidations;

•	the mix of home services companies and commercial partners across small, mid-sized and large organizations;

•	changes in our pricing policies or those of our competitors;

•	volatility in commissions from our insurance business;

•	widespread claim costs associated with P&C claims;

•	losses resulting from actual policy experience that is adverse to assumptions made in product pricing;

•	losses resulting from a decline in the value of our invested assets;

•	declines in value and/or losses with respect to companies and other entities whose securities we hold and counterparties with whom we transact business or to whom we have credit exposure, including reinsurers, and declines in the value of investments;

•	the financial health of our home services companies, consumers, service providers, and commercial partners;

•	the amount and timing of operating expenses, including those related to the maintenance and expansion of our business, operations and infrastructure;

•	the timing and success of new solutions introduced by us;

•	the timing and success of current and new products and services introduced by our competitors;

•	other changes in the competitive dynamics of our industry, including consolidation among competitors, customers or strategic partners;

•	our ability to manage our existing business and future growth, including increases in the number of customers on our platform and new geographic regions; and

•	various other factors, including those related to significant disruptions in our systems and platform infrastructure risks related to independent contractors, and privacy and data security breaches, each of which is described elsewhere in this “Risk Factors” section.

We have a history of losses, and we may be unable to achieve or sustain profitability.

We have experienced net losses in each year since our inception. We incurred operating losses of $42.2 million and $88.1 million in the years ended December 31, 2020 (as restated) and 2019, respectively, and as of December 31, 2020, we had an accumulated deficit (as restated) of $317.5 million. We will need to generate and sustain increased revenue levels and decrease proportionate expenses in future periods to achieve profitability, and even if we do, we may not be able to maintain or increase profitability. While we are undertaking efforts that we believe will increase our revenue, these efforts may not be sufficiently successful in order to offset these expenses. Many of our efforts to generate additional revenue are new and unproven, and any failure to adequately increase revenue or contain the related costs could prevent us from attaining or increasing profitability. Our recent growth in revenue and number of home services companies, consumers, service providers and commercial partners may not be sustainable, and we may not achieve sufficient revenue to achieve or maintain profitability. We may incur significant losses in the future for a number of reasons, including the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. Accordingly, we may not be able to achieve or maintain profitability and we may incur significant losses for the foreseeable future.

Our limited operating history makes it difficult to evaluate our current business and future prospects.

We have been in existence since 2011, and much of our growth has occurred in recent periods. Our limited operating history may make it difficult for you to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing and unforeseen expenses as we continue to grow our business. If we do not manage these risks successfully, our business will be harmed.

We may be unable to access the capital markets when needed, which could adversely affect the ability to take advantage of business opportunities as they arise and to fund operations in a cost-effective manner.

Our ability to grow our business depends, in part on the ability to access capital when needed to provide statutory surplus. Capital markets may become illiquid from time to time, and we cannot predict the extent and duration of future economic and market disruptions or the impact of any government interventions. We may not be able to obtain financing on acceptable terms, or at all. If we require capital but cannot raise it or cannot obtain financing on acceptable terms, our business, financial condition, and results of operations may be materially adversely affected and we may be unable to execute our long-term growth strategy.

Our quarterly results of operations fluctuate due to seasonality and other factors associated with our industry.

Our businesses are seasonal and our results of operations and cash flows fluctuate significantly from quarter to quarter. Historically, our revenues have been strongest in the second and third fiscal quarters due to peak moving activity occurring during the summer months. The first and fourth fiscal quarters are generally weakest, due to lower moving activity during the winter months. As a result, our operating results for any given quarterly period are not necessarily indicative of operating results for an entire year.

We are also subject to the cyclical nature of the insurance industry. The financial performance of the insurance industry has historically fluctuated with periods of lower premium rates and excess underwriting capacity resulting from increased competition followed by periods of higher premium rates and reduced underwriting capacity resulting from decreased competition. Although the financial performance of an insurance company depends on its own specific business characteristics, the profitability of many insurance companies tends to follow this cyclical market pattern. Because market cyclability is due in large part to the actions of competitors and general economic factors, we cannot predict the timing or duration of changes in the market cycle.

We have incurred and will continue to incur increased costs as a result of being a public company.

We have incurred and will continue to incur increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. We will be required to expand our employee base to support our operations as a public company which will increase our operating costs in future periods.

Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we have created new committees of our board of directors (the “Board”) and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It will also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2020, we had net operating loss carryforwards for U.S. federal income tax purposes and state income tax purposes of $209.5 million and $99.0 million, respectively, available to offset future taxable income. If not utilized, the federal net operating loss carryforward amounts generated prior to January 1, 2019 will begin to expire in 2032, and the state net operating loss carryforward amounts will begin to expire in 2021. Realization of these net operating loss carryforwards depends on our future taxable income, and there is a risk that our existing carryforwards could expire unused and be unavailable to offset future income tax liabilities, which could materially and adversely affect our operating results. In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. We may have experienced ownership changes because of shifts in our stock ownership or may experience them in the future. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards and other tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

Risks Relating to Our Acquisition Strategy

We may experience risks related to acquisitions, including the HOA Acquisition.

We have made acquisitions in the past and we continue to seek to identify potential acquisition candidates to expand our business generally in the future. If we do not identify suitable acquisition candidates or complete acquisitions with satisfactory pricing and other terms, our growth could be adversely affected. Even if we complete what we believe to be suitable acquisitions, we may experience related operational and financial risks. As a result, to the extent that we continue to grow through acquisitions, we will need to:

•	properly identify, value, and complete prospective acquisitions, especially those of companies with limited operating histories;

•	successfully integrate acquired businesses to the extent and in a manner that aligns with our strategy;

•	successfully identify and realize potential synergies among acquired and existing business;

•	retain or hire senior management and other key personnel at acquired businesses; and

•	successfully manage acquisition-related strain on our management, operations and financial resources.

We may not be successful in addressing these challenges or any other problems encountered in connection with historical and future acquisitions. Adverse reactions by potential acquisition targets could frustrate our ability to execute on our acquisition strategy as could the failure of our due diligence process to uncover material risks, legal or otherwise. We may also be negatively impacted by adverse reactions of home services companies, consumers, service providers and business partners to the disclosure or consummation of any acquisition. In addition, the anticipated benefits of one or more acquisitions may not be realized. Also, future acquisitions could result in increased operating losses, dilutive issuances of equity securities and/or the assumption of contingent liabilities. Additionally, acquisitions may be compensated in part with future or contingent payments that will create future liabilities or dilution for us upon the consummation of such acquisitions. Lastly, the value of goodwill and other intangible assets acquired could be impacted by one or more continuing unfavorable events and/or trends, which could result in significant impairment charges. The occurrence of any of these events could have an adverse effects on our business, financial condition and results of operations.

On April 5, 2021, the Company completed its acquisition of HOA, a leading property and casualty insurance company focused on products in the residential homeowner space. HOA is a large and complex company that added significantly to the size and scale of our operations. In addition, as discussed under “— Risks Related to Our Insurance Business,” HOA provides us with the opportunity to further expand our insurance business. The HOA Acquisition is the largest acquisition in our history (as measured by purchase price). We may have failed to identify all the risks to which the HOA Acquisition may expose us or the effects it may have on the long-term value of our combined company, including any risks related to HOA or HOA’s compliance with, among other, laws and regulations, contractual obligations and leases. Although we expect the HOA Acquisition to result in a significant amount of synergies and other financial and operational benefits, we may be unable to realize these synergies or other benefits in the timeframe that we expect or at all. We continue to assess synergies that we may realize as a combined company, the realization of which will depend on a number of factors. The success of the HOA Acquisition, including anticipated synergies, benefits and cost savings, will depend, in part, on our ability to successfully combine and integrate our current operations with HOA’s business. It is possible that the integration process could result in higher than expected costs, diversion of management attention, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with customers, suppliers, vendors and employees or to achieve the anticipated benefits and cost savings of the HOA Acquisition. Additionally, the winter storm which struck Texas in February 2021 had significant but as-of-yet unquantified impacts on HOA, which is headquartered in Texas. If we experience difficulties with the integration process or other unforeseen costs, the anticipated benefits and cost savings of the HOA Acquisition may not be realized fully or at all, or may take longer to realize than expected. Management continues to refine its integration plan. The integration planning and implementation process will result in significant costs and divert management attention and resources. These integration matters could have an adverse effect on our combined company for an undetermined period. Any of the foregoing may have a material and adverse effect on our business, results of operations and financial condition.

Risks Relating to Our Insurance Business

We face a variety of risks through our expansion into the insurance business.

In 2020, we expanded our lines of business to include home, auto, flood and umbrella insurance through the formation and licensure of Elite Insurance Group, our wholly-owned licensed insurance agency. In addition, as discussed more fully under “Information About Porch — Our Strategies for Growth — Insurance Expansion,” we further expanded our insurance operations through the acquisition of HOA, a managing general agent (“MGA”) and carrier hybrid with a strong reinsurance strategy that currently operates in six states. Risks of our entry into the insurance business include, without limitation, difficulties integrating the new insurance business with our ongoing operations, potential diversion of management’s time and other resources from our previously-established lines of business, accurately underwriting risks and charging competitive, yet profitable rates to policyholders, the need for additional capital and other resources to expand into this new line of business, and inefficient integration of operational and management systems and controls.

Severe weather events, extensive wildfires and other catastrophes, including the effects of climate change and global pandemics, may harm our insurance business. For example, if carriers restrict the sale of policies in certain geographical areas and/or for certain types of coverage or if they increase their premiums as a result of these events, it could result in fewer carriers whose policies we could offer to our customers and otherwise make policies harder to sell. With the acquisition of HOA, we are exposed to these losses directly. While we intend to manage our risk via reinsurance, there can be no guarantee this will adequately reduce our exposure to losses, including, but not limited to, the inability to negotiate reinsurance contracts at renewal at acceptable terms or at all, large catastrophes that exceed the our aggregate reinsurance coverage limits, the inability or unwillingness of counterparties to pay us reinsurance receivables we believe we are owed, and multiple losses in a single year that exceed our ability to reinstate reinsurance contracts.

In addition, these events have in the past and could in the future negatively affect the economy in general and the housing market in particular, which in turn negatively affects the market for insurance sales. A significant increase in insurance claims by consumers who purchased their policy through Elite Insurance Group, whether as a result of these events or otherwise, could cause the affected carriers to terminate their relationship with us or decrease our commission rates. The occurrence of any of these events could have an adverse effect on our business, financial condition and results of operations.

A substantial majority of Elite Insurance Group’s revenue is generated from commissions and depends on relationships with insurance providers with no long-term contractual commitments. See “— Our insurance business is commission-based and depends on our relationships with insurance providers with no long-term contractual commitments. insurance providers stop working with us or pay us lower amounts for new customers, or if we are unable to establish and maintain new relationships with other insurance providers, our insurance business could be materially affected, which in turn could impact our business, results of operations and financial condition” for more information.

Claims by consumers against an agency’s errors and omissions (E&O) insurance coverage are common in the insurance industry. If a carrier denies a consumer’s claim under an insurance policy or the consumer has insufficient coverage and the consumer therefore has to pay out-of-pocket for a loss, the consumer often seeks relief from agency that sold the policy. While we maintain E&O coverage, we could experience losses if claims by consumers exceed our coverage limitations. In addition, if we were to experience a significant number of claims or if our E&O coverage were to lapse, insurance providers could elect to terminate their relationships with us and we could face challenges in finding replacement coverage.

Entry into the insurance business also subjects us to new laws and regulations with which we are not familiar and may lead to increased compliance costs and regulatory risk. See “— Our insurance business is subject to state governmental regulation, which could limit the growth of our insurance business and impose additional costs on us” for additional information.

In addition, as discussed more fully under “Information About Porch — Our Strategies for Growth — Insurance Expansion,” with the HOA Acquisition, Porch became an MGA and an insurance carrier, exposing us to the additional risks of underwriting and of handling and managing insurance claims.

With the HOA Acquisition, we will bear the cost of paying insured claims, which costs will be greater if Elite Insurance Group were to become an insurance carrier. As a result, the likelihood of being significantly affected by the risks inherent to the insurance industry, and the magnitude of such risks, would be greatly increased. Although we would follow the industry practice of transferring, or ceding, part of the risk we have assumed to a reinsurance company in exchange for part of the premium we receive in connection with the risk or securing excess of loss reinsurance coverage, we may not be able to successfully mitigate our risk through such reinsurance arrangements. Although reinsurance would make the reinsurer liable to us to the extent the risk is transferred to the reinsurer or we have coverage under an excess of loss reinsurance arrangement, it will not relieve us of our liability to our policyholders. If any of our reinsurers are unable or unwilling to pay amounts they owe us in a timely fashion, we could suffer a significant loss or a shortage of liquidity, which would have a material adverse effect on our business and results of operations. In addition, reinsurance may not be available for an acceptable cost or at all. Failure to successfully mitigate an acceptable portion of our risk could materially and adversely affect our ability to write insurance business and harm our business. If our actual losses from insured claims were to exceed our loss reserves, our business, financial condition and results of operations would be adversely affected.

HOA distributes the majority of its products through third-party independent agents. As such, HOA is highly dependent on maintaining successful relationships with such third-party independent agencies. Negative changes in such relationships could adversely affect HOA’s insurance business, including, but not limited to, reduced sales, the loss of existing policies, the need to lower prices, or the need to pay higher commissions. In addition, such agencies act as agents of HOA. Any misconduct on the part of such agents could have an adverse impact on our business, financial conditions, reputation and results of operations.

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Furthermore, the HOA Acquisition represents a significant expansion of Porch’s revenue from insurance sales and may have the effect of heightening many of the risks and uncertainties described above and below with respect to our insurance business.

Our insurance businesses are subject to state governmental regulation, which could limit the growth of our insurance businesses and impose additional costs on us.

Our insurance businesses maintain licenses with a number of individual state departments of insurance. Our insurance businesses are subject to state governmental regulation and supervision. This state governmental supervision could limit the growth of our insurance businesses, increasing the costs of regulatory compliance, limiting or restricting the products or services we provide or the methods by which we provide them, and subjecting us to the possibility of regulatory actions or proceedings. If we are unable to comply with such regulations, we may be precluded or temporarily suspended from carrying on some or all of the activities of our insurance businesses or otherwise be fined or penalized in a given jurisdiction. Additionally, actual or perceived failure to comply with such state regulation may give rise to a right to terminate under arrangements with the insurance providers. Our continued ability to maintain our insurance licenses in the jurisdictions in which we are licensed or to expand to new operations or new jurisdictions depends on our compliance with the rules and regulations promulgated from time to time by the regulatory authorities in each of these jurisdictions. Furthermore, state insurance departments conduct periodic examinations, audits and investigations of the affairs of insurance companies and agencies, any of which could result in the expenditure of significant management time or financial resources.

In all jurisdictions, the applicable laws and regulations are subject to amendment and interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals and to implement and interpret rules and regulations. No assurances can be given that our insurance businesses can continue to be conducted in any given jurisdiction as it has been conducted in the past or that we will be able to expand our insurance business in the future.

Our insurance businesses are commission-based and depends on our relationships with insurance providers with no long-term contractual commitments. If insurance providers stop working with us or pay us lower amounts for new customers, or if we are unable to establish and maintain new relationships with other insurance providers, our insurance businesses could be materially affected, which in turn could impact our business, results of operations and financial condition.

A substantial majority of the revenue of Elite Insurance Group is currently derived from selling insurance policies to consumers as the insurance agency and then receiving commissions from the insurance carriers. As we grow our insurance business, including through the HOA Acquisition, other potential acquisitions in the insurance space and potential expansion from an insurance agency to a managed general agency or insurance carrier, we expect to derive a greater percentage of our insurance revenue from insurance policies and reinsurance policies. Our agreements with insurance carriers are short-term agreements, and many of the insurance carriers can end their business with us at any time with no notice. We expect any future agreements with reinsurers will typically have annual terms. As a result, we cannot guarantee that insurance carriers or reinsurers will continue to work with us, or, if they do, we cannot guarantee the commissions they will pay in the first year of the policy as well as each additional year. The commissions we earn are based on premiums and commission rates set by the carriers, and any decreases in these premiums or commission rates, including as a result of adverse trends in the insurance industry, would decrease our revenue. In addition, we may not be able to attract new insurance carriers or reinsurers to our services or increase the amount of revenue we earn from our insurance business over time. The insurance business is historically cyclical in nature, and we may experience periods with excess underwriting capacity and unfavorable premium rates, which could adversely affect our business.

If we are unable to maintain in good standing existing relationships with insurance carriers, or unable to add new insurance carriers or reinsurers, or if we become dependent on a limited number of carriers or reinsurers, we may be unable to meet the expectations of consumers and other counterparties in our insurance businesses. This deficiency could reduce confidence in our ability to offer competitive rates and terms, making us less popular with such consumers and counterparties. As a result, our insurance businesses could be materially impacted, which could have an adverse impact on our business, financial condition and results of operations.

Our insurance businesses compete with a large number of companies in the insurance industry for underwriting premium.

During periods of intense competition for premium, our insurance businesses are exposed to the actions of other companies that may seek to write policies without the appropriate regard for risk and profitability. During these times, it is very challenging to grow or maintain premium volume without sacrificing underwriting discipline and income.

The effects of emerging claim and coverage issues in the insurance industry are uncertain.

As industry practices, economic, legal, judicial, social, and other environmental conditions change, unexpected issues related to claims and coverage may emerge. These issues may adversely affect our insurance businesses by either extending coverage beyond the underwriting intent or by increasing the number and size of claims. Examples of emerging claims and coverage issues include, but are not limited to:

•	Judicial expansion of policy coverage and the impact of new theories of liability;

•	Plaintiffs targeting property and casualty (“P&C”) insurers in class action litigation relating to claims-handling and other practices;

•	Medical developments linking health issues to particular cases, resulting in liability claims; and

•	Claims related to unanticipated consequences of current or new technologies, including cyber- security related risks and claims relating to potentially changing climate conditions.

In some instances, these emerging issues may not become apparent for some time after affected insurance policies have been issued. As a result, the full extent of liability may not be immediately known, nor their financial impacts adequately provided for in premium charges.

In addition, potential passage of new legislation designed to expand the right to sue, to remove limitations on recovery, to extend statutes of limitations or otherwise repeal or weaken tort reforms could have an adverse impact on our insurance businesses.

The effects of these and other unforeseen emerging claim and coverage issues are difficult to predict and could harm our insurance businesses and materially adversely affect their results and operations.

The failure to accurately and timely pay claims could harm our insurance businesses.

Though our insurance businesses historically evaluated and paid claims timely and in accordance with its policies and statutory obligations, they must continue to manage costs and close claims expeditiously. Many factors affect the ability to evaluate and pay claims accurately and timely, including training and experience of claims staff, claims department's culture and the effectiveness of management, the ability to develop or select and implement appropriate procedures and systems to support claims functions and other factors. The failure to accurately and timely pay claims could lead to regulatory and administrative actions or material litigation, undermine our insurance businesses' reputation in the marketplace and materially and adversely affect their businesses, financial conditions and results of operations.

If our insurance businesses are unable to hire, train and retain claims staff, their claims departments may be required to handle an increasing workload, which could adversely affect the quality of their claims administration, which could be materially and adversely impact our business.

Our insurance businesses' loss reserves may be inadequate to cover actual losses.

Estimating loss reserves is a difficult, complex, and inherently uncertain process involving many variables and subjective judgments, Significant periods of time can elapse between the occurrence of an insured loss, the reporting of a claim, and payment of that claim. Loss reserves are estimates of the ultimate cost of claims and do not represent a precise calculation of any ultimate liability of our insurance businesses. These estimates are based on the analysis of historical loss development patterns and on estimates of current labor and material costs. The various factors reviewed include:

•	Loss emergence, reporting and development patterns;

•	Underlying policy terms and conditions;

•	Business and exposure mix;

•	Trends in claims frequency and severity;

•	Changes in operations;

•	Emerging economic and social trends;

•	inflation; and

•	Changes in the regulatory and litigation environments.

This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for predicting future events. It also assumes that adequate historical or other data exists upon which to make these judgments. There is no precise method for evaluating the impact of variances in estimates. If the actual amount of insured losses is greater than the amount reserved for these losses, our insurance businesses' profitability could suffer.

The performance of our insurance businesses' investment portfolios is subject to a variety of investment risks.

The results of operations of our insurance businesses depend, in part, on the performance of their investment portfolios. Our insurance businesses seek to hold a high-quality portfolio managed by a professional investment advisory firm in accordance with its investment policy and routinely reviewed by the internal management team. Investments, however, are subject to general economic conditions and market risks as well as risks inherent to particular securities.

The values of our insurance businesses' investment portfolios are subject to the risk that certain investments may default or become impaired due to deterioration in the financial condition of an issuer's payments on such investments. Downgrades in the credit ratings of fixed income securities could also have a significant negative effect on the market valuation of such securities.

Such factors could reduce our insurance businesses' net investment incomes and result in realized investment losses, as well as negatively impact its statutory capital. Our insurance businesses' investment portfolios are subject to increased valuation uncertainties when investment markets are illiquid, thereby increasing the risk that the estimated fair value (i.e. carrying amount) of the securities our insurance businesses hold in their portfolio does not reflect prices at which accrual transactions would occur.

Risks for all types of securities are managed through the application of the our insurance businesses' investment policies, which establish investment parameters that include maximum percentages of investment in certain types of securities and minimum levels of credit quality, which they believe are within applicable guidelines established by the National Association of Insurance Commissioners (“NAIC”). In addition, our insurance businesses seek to employ investment strategies that are not correlated with its insurance and reinsurance exposures, however, losses in their investment portfolios may occur at the same time as underwriting losses.

Our insurances businesses could be forced to sell investments to meet liquidity requirements.

Our insurance businesses invest premiums until they are needed to pay policyholder claims. Consequently, our insurance businesses seek to manage the duration of their investment portfolios based on the duration of their losses and loss adjustment expenses payment cycles in order to ensure sufficient liquidity and to avoid having to unexpectedly liquidate investments to fund claims. In addition unfavorable trends in litigation could potentially result in the need to sell investments to fund these liabilities. Our insurance businesses may not be able to sell their investments at favorable prices or at all. Sales of invested assets could result in significant realized losses depending on the conditions of the general market, interest rates, and credit issues with individual securities.

Our business may also be adversely affected by downturns in the home, auto, flood and umbrella insurance industries.

Through our insurance businesses, we primarily serve customers in the homeowners’ insurance market. We also sell auto, flood and umbrella insurance and we expect sales in those markets to increase in the future. Decreases in consumer demand in the home and automotive industry in general could adversely affect the demand for insurance and, in turn, the number of consumers we provide insurance quotes and corresponding sales. For example, negative trends in the real estate industry, such as decreases rental payments and increases in home values have the potential to adversely affect home purchases and to decrease the demand for homeowners, flood and umbrella insurance. In addition, consumer purchases of homes and new and used automobiles generally decline during recessionary periods and other periods in which income is adversely affected and may be affected by negative trends in the broader economy, including the availability and cost of credit, reductions in business and consumer confidence, stock market volatility and increased unemployment.

Insurance commission revenue recognition and changes within our insurance business may create a fluctuation of our business results and expose us to additional risks.

Current accounting standards allow an insurance agency like Elite Insurance Group to recognize the full lifetime value of each insurance sale up front, because Elite Insurance Group does not service the customer or have any other responsibilities after the initial sale. Elite Insurance Group then collect the ongoing commission payments from the insurance carriers on an ongoing basis each year so long as the customer does not cancel the insurance. In the future, Elite Insurance Group may begin to provide ongoing services to the policyholder or customer in order to receive higher commission amounts and a higher overall lifetime value. We would expect any such change to result in a shift in revenue recognition from the first year to ongoing years, which could increase long-term growth rates but negatively impact our short-term results.

Additional Risks Relating to Ownership of Company Securities

The price of the Company’s securities may change significantly and investors could lose all or part of their investment as a result.

The trading price of the Company’s Common Stock and Warrants is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares or Warrants at an attractive price due to a number of factors such as those listed in “— Risks Relating to Porch’s Business and Industry” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of the Company’s competitors;

•	the impact of the COVID-19 pandemic and its effect on the Company’s business and financial conditions;

•	changes in expectations as to the Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by the Company or its competitors;

•	announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	any significant change in the Company’s management;

•	changes in general economic or market conditions or trends in the Company’s industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Company’s business;

•	future sales of the Company’s Common Stock or other securities;

•	investor perceptions or the investment opportunity associated with the Company’s Common Stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by the Company or third parties, including the Company’s filings with the SEC;

•	litigation involving the Company, the Company’s industry, or both, or investigations by regulators into the Company’s operations or those of the Company’s competitors;

•	guidance, if any, that the Company provides to the public, any changes in this guidance or the Company’s failure to meet this guidance;

•	additional dilution caused by the Company issuing additional equity, whether grants related to its Management Incentive Plan, stock provided to acquisitions as some or all of the purchase price, future fundraising events, or other issuances approved by the Board;

•	the development and sustainability of an active trading market for the Company’s Common Stock;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of the Company’s Common Stock, regardless of the Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the Company’s Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

Future sales, or the perception of future sales, by the Company or its stockholders in the public market could cause the market price for the Company’s Common Stock to decline.

The sale of shares of the Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of the Company’s Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate.

Certain holders of Common Stock have entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”) with the Company pursuant to which each such holder agreed, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of Common Stock during the period from the PTAC Merger Closing continuing through the date (i) in the case of Common Stock of the New Holder other than the Principal Holder (as each such term is defined in the A&R RRA), 180 days after the PTAC Merger Closing Date or (ii) in the case of Common Stock of the Existing Holders and of the Principal Holder, one year after the PTAC Merger Closing Date.

Upon the expiration or waiver of the lock-ups described above, shares held by the stockholders party to the A&R RRA will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144.

As restrictions on resale end, the market price of the Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of Common Stock or other securities.

In addition, Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of Common Stock reserved for future issuance under our equity incentive plans is 17,552,435. The compensation committee of the Board will determine the exact number of shares to be issued during 2021 and the number of shares reserved for future issuance under its equity incentive plans at its discretion. We have filed and may in the future file one or more registration statements on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

We have issued and plan to issue shares of Common Stock in connection with the recently-consummated V12 Data acquisition and the HOA Acquisition. Certain of the total consideration in these acquisitions is earnout consideration, which, if payable, will be in the form of shares of Common Stock issuable in the future. We may also issue securities in connection with investments or acquisitions in the future. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

The Company qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, the Company will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. The Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following November 26, 2024, the fifth anniversary of the closing of PTAC’s initial public offering, (b) in which the Company has total annual gross revenue of at least $1.07 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of the Company’s prior second fiscal quarter, and (ii) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Porch is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Common Stock less attractive because the Company will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for Common Stock and our stock price may be more volatile.

NASDAQ may delist the Company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject the Company to additional trading restrictions.

Currently, our Common Stock are publicly traded on NASDAQ under the symbols PRCH. We cannot assure investors that our securities will continue to be listed on NASDAQ. In order to continue listing our securities on NASDAQ, the Company will be required to maintain certain financial, distribution and stock price levels. Generally, the Company will be required to maintain a minimum amount in stockholders’ equity (generally $2,500,000 for companies trading on NASDAQ) and a minimum number of holders of our securities (generally 300 public holders).

If NASDAQ delists the Company’s securities from trading on its exchange and the Company is not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that the Common Stock is a “penny stock” which will require brokers trading in Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since the Common Stock and Public Warrants are listed on NASDAQ, they are covered securities. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If the Company was no longer listed on NASDAQ, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities.

Because there are no current plans to pay cash dividends on the Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.

The Company intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of the Common Stock will be at the sole discretion of the Board. The Board may take into account general and economic conditions, the Company’s financial condition and results of operations, the Company’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by the Company to its stockholders or by its subsidiaries to it and such other factors as the Board may deem relevant. In addition, the Company’s ability to pay dividends is limited by covenants of Porch’s existing and outstanding indebtedness and may be limited by covenants of any future indebtedness the Company incurs. As a result, investors may not receive any return on an investment in the Common Stock unless they sell the Common Stock for a price greater than that which the investor paid for it.

If securities analysts do not publish research or reports about the Company’s business or if they downgrade the Company’s stock or the Company’s sector, the Company’s stock price and trading volume could decline.

The trading market for the Common Stock will rely in part on the research and reports that industry or financial analysts publish about the Company or its business. The Company will not control these analysts. In addition, some financial analysts may have limited expertise with Porch’s model and operations. Furthermore, if one or more of the analysts who do cover the Company downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of the Company’s stock could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, the Company could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Anti-takeover provisions in the Company’s organizational documents could delay or prevent a change of control.

Certain provisions of the Company’s Amended and Restated Charter and Amended and Restated Bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders.

These provisions provide for, among other things:

•	the ability of the Board to issue one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at the Company’s annual meetings;

•	certain limitations on convening special stockholder meetings;

•	limiting the ability of stockholders to act by written consent; and

•	the Board have the express authority to make, alter or repeal the Company’s Amended and Restated Bylaws.

These anti-takeover provisions could make it more difficult for a third party to acquire the Company, even if the third party’s offer may be considered beneficial by many of the Company’s stockholders. As a result, the Company’s stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for any stockholders to elect directors of their choosing and to cause the Company to take other corporate actions they desire.

The Company’s Amended and Restated Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Company’s stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or stockholders.

The Company’s Amended and Restated Charter provides that, subject to limited exceptions, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to the Company or its stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or the Company’s amended and restated certificate of incorporation or the Company’s Amended and Restated Bylaws, or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Company’s certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the Company’s Amended and Restated Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

USE OF PROCEEDS

All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

Of the 8,624,996 Public Warrants that were outstanding as of the date of the PTAC Merger, 8,495,972 were exercised, representing approximately 99% of the Public Warrants, with the remaining unexercised Public Warrants being redeemed by the Company on April 16, 2021. In addition, of the 5,700,000 Private Warrants that were outstanding as of the date of the PTAC Merger, 2,574,846 have been exercised as of June 18, 2021, representing approximately 45% of the total Private Warrants. Total cash proceeds generated from all warrant exercises as of June 18, 2021 were $127.3 million. As of the date hereof, no Public Warrants remain outstanding. The Company expects to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Stock. Pursuant to a registration rights agreement entered into by the Company, the Investors and certain other stockholders of the Company, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share.

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our shares of Common Stock are currently listed on NASDAQ under the symbol “PRCH.” Prior to the consummation of the PTAC Merger, our Common Stock and Warrants were listed on NASDAQ under the symbols “PTACU,” “PTAC,” and “PTACW,” respectively. As of May 28, 2021, there were 889 holders of record of our Common Stock.

Dividend Policy

We have not paid any cash dividends on our Common Stock. The Board may from time to time consider whether or not to institute a dividend policy. It is our present intention to retain any earnings for use in our business operations and accordingly, we do not anticipate the Board declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board. Further, our ability to declare dividends will also be limited by restrictive covenants contained in our debt agreements.

Securities Authorized for Issuance Under Equity Incentive Plan

At the special meeting of PTAC’s stockholders in lieu of the Company’s 2020 annual meeting held on December 21, 2020, the stockholders of the Company considered and approved the Porch Group, Inc. 2020 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously approved, subject to stockholder approval, by the PTAC board of directors on July 29, 2020. The Incentive Plan became effective immediately upon the PTAC Merger Closing. Pursuant to the Incentive Plan, 11,137,824 shares of Common Stock have been reserved for issuance under the Incentive Plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to aid you in your analysis of the financial aspects of the completed acquisitions of Homeowners of America Holding Corporation and Subsidiaries (“HOA”) and DataMentors Holdings, LLC d/b/a V12 Data ( “V12 Data”) (“acquisitions”) by Porch Group.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of HOA, V12 Data and Porch Group adjusted to give effect to the acquisitions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of HOA and the historical balance sheet of Porch Group on a pro forma basis as if the acquisition, summarized below, had been consummated on March 31, 2021. The V12 Data acquisition was consummated on January 12, 2021 and V12 Data financial information is therefore included in Porch Group’s balance sheet as of March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and the three months ended March 31, 2021, combine the historical statements of operations of HOA and Porch Group for such periods and the historical statements of operations of V12 Data for the year ended December 31, 2020 and the period ended January 12, 2021 on a pro forma basis as if the acquisitions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are based on the historical financial statements of HOA and V12 Data and Porch Group. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements included herein, the HOA, V12 Data and Porch Group unaudited and audited financial statements and related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

(in thousands)

	Porch Group	HOA After Reclassifications (Note 6)	Pro Forma Transaction Accounting Adjustments HOA Acquisition (Note 8)		Pro Forma Combined
	A	B	C		A+B+C
Assets
Current assets
Cash and cash equivalents	$222,948	$18,202	$(81,287	)(a)	$159,669
			(194	)(l)
Accounts receivable, net	9,629	8,572	-		18,201
Short term investments	-	6,302	-		6,302
Reinsurance balance due	-	211,862	-		211,862
Prepaid expenses and other current assets	7,869	2,980	(2,721	)(b)	8,128
Restricted cash	10,435	314	-		10,749
Total current assets	250,881	248,232	(84,202)		414,911
Property, equipment, and software, net	5,328	2,256	-		7,584
Goodwill	50,120	-	44,750	(c)	94,870
Long-term investments	-	59,724	-		59,724
Intangible assets, net	22,715	-	43,222	(d)	65,937
Long-term insurance commissions receivable	4,748		-		4,748
Other assets, noncurrent	444	4,942	(2,658	)(o)	2,728
Total assets	$334,236	$315,154	$1,112		$650,502

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,384	$1,785	$-		$8,169
Accrued expenses and other current liabilities	15,268	7,701	(734	)(l)	22,235
Deferred revenue	4,346	141,684	-		146,030
Refundable customer deposit	2,026	-	-		2,026
Current portion of long-term debt	7,480	-	-		7,480
Losses and loss adjustment expense reserves	-	85,616	-		85,616
Other insurance liabilities, current	-	34,613	-		34,613
Total current liabilities	35,504	271,399	(734)		306,169
Long-term debt	42,624	3,942	-		46,566
Refundable customer deposit, non-current	396				396
Earnout liability, at fair value	43,193				43,193
Private warrant liability, at fair value	47,444				47,444
Other liabilities	3,068	3,491	1,830	(r)	8,389
Total liabilities	172,229	278,832	1,096		452,157
Stockholders' equity (deficit)
Common stock	9	1	(1	)(e)	9
Additional paid-in capital	544,605	1,972	27,486	(e)	574,063
Accumulated other comprehensive loss	-	164	(164	)(e)	-
Accumulated equity (deficit)	(382,607)	34,185	(34,185	)(e)	(375,727)
			(194	)(l)
			7,074	(o)
Total stockholders' equity (deficit)	162,007	36,322	16		198,345
Total liabilities and stockholders' equity (deficit)	$334,236	$315,154	$1,112		$650,502

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	Porch Group	HOA (Historical) After Reclassifications (Note 6)	Pro Forma Transaction Accounting Adjustments HOA Acquisition (Note 8)		Pro Forma Combined Porch Group HOA	V12 Data (For the Period Ended January 12, 2021)	Pro Forma Transaction Accounting Adjustments V12 Data Acquisition (Note 8)		Pro Forma Combined Porch Group V12 Data	Pro Forma Combined
	A	B	C		A+B+C	D	E		A+D+E	A+B+C+D+E
Revenue	$26,742	$14,346	$-		$41,088	$792	$-		$27,534	$41,880
Operating expenses:
Cost of revenue	5,930	5,707	-		11,637	232	29	(k)	6,191	11,898
Selling and marketing	14,638	1,545	423	(f)	16,606	214	6	(k)	14,858	16,826
Product and technology	11,789	555	-		12,344	300	-		12,089	12,644
General and administrative	24,016	4,478	651	(f)	27,635	2,953	(84	)(g)	23,870	27,489
			224	(m)			(3,015	)(n)
			(1,734	)(l)			-
Impairment of goodwill and intangible assets		-	-		-	-	-		-	-
Loss (gain) on divestiture of businesses		-	-		-	-	-		-	-
Total operating expenses	56,373	12,285	(436)		68,222	3,699	(3,064)		57,008	68,857
Operating income (loss)	(29,631)	2,061	436		(27,134)	(2,907)	3,064		(29,474)	(26,977)
Other Income (expense):
Interest expense	(1,223)	-	-		(1,223)	(397)	397	(j)	(1,223)	(1,223)
Change in fair value of earnout liability	(18,770)	-	-		(18,770)	-	-		(18,770)	(18,770)
Change in fair value of private warrant liability	(15,910)	-	-		(15,910)	-	-		(15,910)	(15,910)
Other income (expense), net	83	-	-		83	-	-		83	83
Investment income and realized gains		267	-		267	-	-		-	267
Total other income (expense)	(35,820)	267	-		(35,553)	(397)	397		(35,820)	(35,553)
Income (loss) before income taxes	(65,451)	2,328	436		(62,687)	(3,304)	3,461		(65,294)	(62,530)
Income tax expense (benefit)	(350)	513	(513	)(h)	(350)	-	-		(350)	(350)
Net income (loss)	$(65,101)	$1,815	$949		$(62,337)	$(3,304)	$3,461		$(64,944)	$(62,180)

Weighted average common shares outstanding - basic and diluted	85,331,575		1,292,430	(q)	86,624,005				85,331,575	86,624,005
Net earnings (loss) per share - basic and diluted	$(0.76)	-			$(0.72)				$(0.76)	$(0.72)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Porch Group	HOA (Historical) After Reclassifications (Note 6)	Pro Forma Transaction Accounting Adjustments HOA Acquisition (Note 8)		Pro Forma Combined Porch Group HOA	V12 Data After Reclassifications (Note 7)	Pro Forma Transaction Accounting Adjustments V12 Data Acquisition (Note 8)		Pro Forma Combined Porch Group V12 Data	Pro Forma Combined
	A	B	C		A+B+C	D	E		A+D+E	A+B+C+D+E
Revenue	$72,299	$42,036	$-		$114,335	$23,738	$(312	)(s)	$95,725	$137,761
Operating expenses:
Cost of revenue	17,562	17,361	-		34,923	6,473	881	(k)	24,916	42,277
Selling and marketing	41,665	6,187	(1,970	)(i)	47,972	5,599	165	(k)	47,429	53,736
			2,090	(f)			-
Product and technology	28,546	1,472	-		30,018	8,963	-		37,509	38,981
General and administrative	28,199	11,287	2,605	(f)	46,596	8,216	(3,087	)(g)	38,918	57,314
			3,608	(l)			5,590	(n)
			896	(m)			-
Impairment of goodwill and intangible assets		-	-		-	29,164	-		29,164	29,164
(Gain) loss on divestiture of businesses	(1,442)	-	-		(1,442)	-	-		(1,442)	(1,442)
Total operating expenses	114,530	36,307	7,230		158,067	58,415	3,549		176,494	220,031
Operating income (loss)	(42,231)	5,729	(7,230)		(43,732)	(34,677)	(3,861)		(80,769)	(82,270)
Other income (expense):
Interest expense	(14,734)	-	-		(14,734)	(11,461)	11,461	(j)	(14,734)	(14,734)
Other income (expense), net	1,244	-	-		1,244	(171)	-		1,073	1,073
Investment income and realized gains		1,058	-		1,058		-			1,058
Total other income (expense)	(13,490)	1,058	-		(12,432)	(11,632)	11,461		(13,661)	(12,603)
Income (loss) before income taxes	(55,721)	6,787	(7,230)		(56,164)	(46,309)	7,600		(94,430)	(94,873)
Income tax (benefit) expense	(1,689)	1,557	(7,074	)(p)	(8,763)	-	-		(1,689)	(8,763)
			(1,557	)(h)			-
Net income (loss)	(54,032)	5,230	1,401		(47,401)	(46,309)	7,600		(92,741)	(86,110)
Induced conversion of preferred stock	(17,284)	-	-		(17,284)	-	-		(17,284)	(17,284)
Net income (loss) available to common shareholders	$(71,316)	$5,230	$1,401		$(64,685)	$(46,309)	$7,600		$(110,025)	$(103,394)

Weighted average common shares outstanding - basic	36,344,234		1,292,430	(q)	37,636,664		-		36,344,234	37,636,664
Weighted average common shares outstanding - diluted	36,374,215		1,292,430	(q)	37,666,645		-		36,374,215	37,666,645
Net earnings (loss) per share - basic	$(1.96)				$(1.72)				$(3.03)	$(2.75)
Net earnings (loss) per share - diluted	$(2.03)				$(1.78)				$(3.09)	$(2.81)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transactions

Acquisition of Homeowners of America Holding Corporation

On April 5, 2021, the Company acquired HOA, a leading property and casualty insurance company focused on products in the residential homeowner space, in a cash and stock transaction with estimated total consideration of $112.6 million consisting of (i) approximately $105.9 million, as adjusted in accordance with the terms of the definitive agreement, of which $22.8 million was payable in common stock at the election of the Company (the “Stock Election”) and $1.8 million in future cash payable was held back for satisfying indemnities, adjustments, and representations, (ii) 500,000 additional shares of common stock subject to the trading price of common stock exceeding $22.50 for twenty (20) out of thirty (30) consecutive trading days in the two (2) year period following the consummation of the HOA acquisition and (iii) a retention pool under the 2020 Porch Group, Inc. Stock Incentive Plan (the “2020 Plan”) of shares of restricted common stock in an amount equal to $510 thousand and up to 100,000 options for acquisition of common stock to retain key employees of HOA, in each case upon the terms and subject to the conditions of the definitive agreement. HOA is a managing general agent (“MGA”) and carrier hybrid with a strong reinsurance strategy that currently operates in six states. The HOA acquisition is expected to enable Porch to offer its own line of homeowner’s insurance alongside its existing insurance agency which partners with many other top carriers and provide consumers with flexibility and choice. See Note 4 for financial terms of the transaction.

Acquisition of V12 Data

On January 12, 2021, the Company acquired V12 Data, an omnichannel marketing platform. The purpose of the acquisition was to expand the scope and nature of the Company’s service offerings, add additional team members with important skillsets, and realize synergies. The Company paid $20.2 million in cash with an additional $1.4 million in contingent consideration. The contingent consideration is based on the achievement of certain Revenue and EBITDA milestones over the two succeeding years and is paid in cash or common stock at the discretion of the Company.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of HOA, V12 Data, and Porch Group.

The acquisition method of accounting is based on ASC 805, Business Combinations (“ASC 805”), and uses the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”).

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the acquisitions are completed at the then-current market price. Therefore, the allocation of the HOA purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s preliminary estimates of the acquisition purchase price and fair market value of the assets acquired and liabilities assumed. Definitive allocations of the purchase price will be performed and finalized after the transactions close and final determination of the estimated fair value of HOA’s assets and liabilities, and associated tax adjustments have been completed. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein and our future results of operations and financial position. The fair values assigned to V12 Data tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions and may be subject to change as additional information is received. The primary areas that remain preliminary relate to the fair values of intangible assets acquired, certain tangible assets and liabilities acquired, legal and other contingencies as of the acquisition date, income and non-income-based taxes and residual goodwill. The Company expects to finalize the valuation as soon as practicable, but not later than one year from the acquisition date.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Porch Group may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Porch Group’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of completion of the acquisitions, primarily at their respective fair values and added to those of Porch Group’s. Financial statements and reported results of operations of Porch Group issued after completion of the acquisitions will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of HOA or V12 Data.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Total acquisition-related transaction costs expected to be incurred by Porch Group for the acquisitions of HOA and V12 Data are estimated to be approximately $0.7 million and $0.3 million, respectively. During the three months ended March 31, 2021, Porch Group incurred approximately $0.5 million and $0.3 million in acquisition-related transaction costs for the acquisitions of HOA and V12 Data, respectively.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 is required to include adjustments which give effect to events that are directly attributable to the acquisitions regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. Therefore, acquisition-related transaction costs expected to be incurred by Porch Group for the acquisition of HOA subsequent to March 31, 2021 of approximately $0.2 million are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of March 31, 2021, with the impact presented as a decrease to cash and increase in accumulated deficit.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the acquisitions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Porch Group. They should be read in conjunction with the historical financial statements and notes thereto of HOA and V12 Data, and the Porch Group Pro Forma Financial Information.

3.	Accounting Policies

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align HOA and V12 Data financial statement presentation, each as identified in Notes 6 and 7, respectively. Upon completion of acquisitions, management performs a comprehensive review of the acquired entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the acquired entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis of HOA and V12 Data, the Company has identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

4.	Estimate of Consideration Expected to be Transferred

The preliminary estimate of consideration expected to be transferred to effect the acquisition of HOA is $112.6 million, which consists of $81.3 million of cash, 1,292,430 shares or an estimated $22.8 million of Porch Group common stock, up to $1.8 million in future cash payable held back for satisfying indemnities, adjustments, and representations, and an estimated fair value of contingent consideration of $6.7 million. Contingent consideration consists of 500,000 shares of Porch common stock if the Company’s share price trades at or above $22.50 for 20 days within a consecutive 30-day trading period during the next 24 months. The estimated fair value of the contingent consideration on the date of the acquisition is $6.7 million.

The consideration transferred to effect the acquisition of V12 Data was $20.2 million cash with an additional $1.4 million in contingent consideration. The contingent consideration is based on the achievement of certain Revenue and EBITDA milestones over the two succeeding years and is paid in cash or common stock at the discretion of the Company.

5.	Preliminary Purchase Price Allocation

HOA Acquisition

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of HOA based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the assets acquired and liabilities assumed. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for HOA to the assets acquired and liabilities assumed based on the Company’s current best estimates:

(In thousands)
Total purchase consideration paid	$112,575

Purchase price allocation:
Cash and cash equivalents	18,202
Accounts receivable, net	8,572
Short-term investments	6,302
Reinsurance balance due	211,862
Prepaid expenses and other current assets	259
Restricted cash	314
Property, equipment, and software, net	2,256
Long-term investments	59,724
Intangible assets	43,222
Other assets, noncurrent	2,284
Accounts payable	(1,785)
Accrued expenses and other current liabilities	(6,967)
Deferred revenue	(141,684)
Losses and loss adjustment expense reserves	(85,616)
Other insurance liabilities, current	(34,613)
Long-term debt	(3,942)
Other liabilities, noncurrent	(10,565)
Total identifiable net assets	67,825
Goodwill	44,750
Net assets acquired	$112,575

Acquired intangible assets are comprised of the following, including the estimated amortization expense included in the respective unaudited pro forma condensed combined statement of operations:

Identifiable Intangible Assets	Estimated Fair Value	Estimated Useful Life in Years	Amortization Classification within Statement of Operations	Year ended December 31, 2020 Amortization Expense	Three Months ended March 31, 2021 Amortization Expense
Trade Name	$10,600	10	General and administrative	$1,060	$265
Customer relationships	16,900	10	Selling and marketing	1,690	423
State insurance licenses	4,960	Indefinite	N/A	-	-
Developed technology	2,000	4	General and administrative	500	125
Value of business acquired	400	1	Selling and marketing	400	-
Renewal rights	8,362	8	General and administrative	1,045	261
	$43,222			$4,695	$1,074

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, equipment, and software (2) changes in allocations to intangible assets such as trade names, customer relationships, state insurance licenses, value of business acquired, developed technology, and customer relationships as well as goodwill, (3) changes in fair value of contingent consideration (4) insurance related reserves, and (5) other changes to assets and liabilities.

V12 Data Acquisition

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of V12 Data based on management’s best estimates of fair value. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions and may be subject to change as additional information is received. The primary areas that remain preliminary relate to the fair values of intangible assets acquired, certain tangible assets and liabilities acquired, legal and other contingencies as of the acquisition date, income and non-income-based taxes and residual goodwill. The Company expects to finalize the valuation as soon as practicable, but not later than one year from the acquisition date. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for V12 Data to the assets acquired and liabilities assumed based on the Company’s current best estimates:

(In thousands)
Total purchase consideration paid	$21,579

Purchase price allocation:
Cash and cash equivalents	1,035
Accounts receivable, net	3,959
Prepaid expenses and other current assets	885
Property and equipment, net	996
Intangible assets	6,440
Other assets, noncurrent	95
Accounts payable	(5,169)
Accrued expenses and other current liabilities	(2,398)
Deferred revenue	(500)
Long-term debt	(2,026)
Total identifiable net assets	3,316
Goodwill	18,262
Net assets acquired	$21,578

Acquired intangible assets are comprised of the following, including the estimated amortization expense included in the respective unaudited pro forma condensed combined statement of operations:

Identifiable Intangible Assets	Estimated Fair Value	Estimated Useful Life in Years	Amortization Classification within Statement of Operations	Year ended December 31, 2020 Amortization Expense	Period ended January 12, 2021 Amortization Expense
Trademarks / Trade names	$1,225	15	General and administrative	$82	$3
Customers relationships	1,650	10	Selling and marketing	165	6
Developed technology	3,525	4	Cost of revenue	881	29
Non-competition agreement	40	2	General and administrative	20	1
	$6,440			$1,148	$39

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, equipment, and software (2) changes in allocations to intangible assets such as trade names, customer relationships, state insurance licenses, value of business acquired, developed technology, and customer relationships as well as goodwill, (3) changes in fair value of contingent consideration (4) insurance related reserves, and (5) other changes to assets and liabilities.

6.	Reclassification Adjustments for HOA

Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Certain balances were reclassified from HOA’s historical financial statements so that their presentation would be consistent with that of Porch Group. These reclassification adjustments are based on management’s preliminary analysis and calculations. Additional differences or reclassification adjustments may be identified that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

	HOA
	Historical Balance Sheet
	As of March 31, 2021
		(in thousands)
	Historical HOA - Before Reclassifications	Reclassifications		Historical HOA - After Reclassifications

Fixed maturities available for sale, at fair value	$52,482	$(52,482	)(a)	$-
Restricted fixed maturities available for sale, at fair value	1,091	(1,091	)(a)	-
Short-term investments, at fair value	3,966	(3,966	)(b)	-
Long-term investments	6,151	(6,151	)(a)	-
Restricted certificates of deposit	2,336	(2,336	)(b)	-
Total fixed maturity, short-term and long-term investments	66,026	(66,026)		-
Cash and cash equivalents	18,202			18,202
Restricted cash equivalents	314	(314	)(x)	-
Accounts receivable, net	-	8,572	(c)	8,572
Accrued investment income	259	(259	)(d)	-
Short-term investments	-	3,966	(b)	6,302
		2,336	(b)
Dues and deferred premiums	8,572	(8,572	)(c)	-
Reinsurance balance due	211,862	-		211,862
Prepaid expenses and other current assets	-	259	(d)	2,980
		2,721	(e)
Restricted cash		314	(x)	314
Property, equipment and software, net	2,256	-		2,256
Deferred policy acquisition costs	2,721	(2,721	)(e)	-
Long-term investments	-	52,482	(a)	59,724
		1,091	(a)
		6,151	(a)
Prepaid expenses and other	2,284	(2,284	)(f)	-
Deferred tax assets, net	2,658	(2,658	)(g)	-
Other assets, noncurrent	-	2,284	(f)	4,942
		2,658	(g)
Total assets	$315,154	$-		$315,154
Accounts payable	-	1,785	(m)	1,785
Losses and loss adjustment expense reserves	85,616	-		85,616
Advance premiums	7,570	(7,570	)(h)	-
Ceded reinsurance premiums payable	20,804	(20,804	)(i)	-
Unearned premiums	130,174	(130,174	)(j)	-
Unearned ceding commissions	11,510	(11,510	)(k)	-
Deferred revenue	-	130,174	(j)	141,684
		11,510	(k)
Commissions payable, reinsurers and agents	6,239	(6,239	)(l)	-
General and other accrued expenses payable	7,477	(7,477	)(m)	-
Accrued expenses and other current liabilities	-	5,692	(m)	7,701
		1,362	(n)
		647	(o)
Other insurance liabilities, current	-	7,570	(h)	34,613
		20,804	(i)
		6,239	(l)
Line of credit	3,942	(3,942	)(y)	-
Long term debt		3,942	(y)	3,942
Funds held under reinsurance treaty	3,491	(3,491	)(p)	-
Federal income tax payable	1,362	(1,362	)(n)	-
Taxes, licenses and other fees payable	647	(647	)(o)	-
Otherl;iabilities, noncurrent	-	3,491	(p)	3,491
Total liabilities	278,832	-		278,832
Common stock	1	-		1
Treasury stock	(1)	1	(q)	-
Additional paid-in capital	1,972	-		1,972
Accumulated other comprehensive loss	164	-		164
Retained earnings	34,186	(1	)(q)	34,185
Total stockholders’ equity	36,322	-		36,322
Total liabilities and stockholders' equity	$315,154	$-		$315,154

	HOA
	Historical Statement of Operations
	Three Months Ended March 31, 2021
		(in thousands)
	Historical HOA - Before Reclassifications	Reclassifications		Historical HOA - After Reclassifications
Revenues:
Premiums earned	$60,504	$(60,504	)(r)	$-
Premiums ceded	(56,752)	56,752	(r)	-
Net premiums earned	3,752	(3,752)		-
Policy fees	4,093	(4,093	)(r)	-
Ceding commissions and reinsurance profit share	2,046	(2,046	)(r)	-
Loss adjustment and other fee income	4,455	(4,455	)(r)	-
Investment income, net of investment expenses	299	(299	)(s)	-
Net realized gain (loss) on investments	(32)	32	(v)
Total revenues	14,613	(14,613)		-
Revenues		14,346	(r)	14,346

Expenses:
Losses and loss adjustment expenses	3,226	(3,226	)(t)	-
Policy acquisition and other underwriting expenses	1,545	(1,545	)(u)	-
General and administrative expenses	6,254	(3,036	)(w)	4,478
		1,260	(z)
Transaction costs	1,260	(1,260	)(z)	-
Cost of revenue	-	3,226	(t)	5,707
		2,481	(w)
Selling and marketing	-	1,545	(u)	1,545
Product and technology	-	555	(w)	555
Total expenses	12,285	-		12,285
Investment income and realized gains	-	299	(s)	267
		(32	)(v)
Net income before income tax expense	2,328	-		2,328

Provision expense (benefit) for income taxes:
Current	1,237	-		1,237
Deferred	(724)	-		(724)
Total income tax expense	513	-		513
Net income	$1,815	$-		$1,815

HOA

Historical Statement of Operations

Year Ended December 31, 2020

(in thousands)

	Historical HOA - Before Reclassifications	Reclassifications		Historical HOA - After Reclassifications
Revenues:
Premiums earned	$212,558	$(212,558	)(r)	$-
Premiums ceded	(200,795)	200,795	(r)	-
Net premiums earned	11,763	(11,763)		-
Policy fees	16,245	(16,245	)(r)	-
Ceding commissions and reinsurance profit share	6,665	(6,665	)(r)	-
Loss adjustment and other fee income	7,363	(7,363	)(r)	-
Investment income, net of investment expenses	1,087	(1,087	)(s)	-
Net realized gain (loss) on investments	(29)	29	(v)	-
Total revenues	43,094	(43,094)		-
Revenues		42,036	(r)	42,036

Expenses:
Losses and loss adjustment expenses	12,564	(12,564	)(t)	-
Policy acquisition and other underwriting expenses	6,187	(6,187	)(u)	-
General and administrative expenses	17,556	(6,269	)(w)	11,287
Cost of revenue	-	12,564	(t)	17,361
		4,797	(w)
Selling and marketing	-	6,187	(u)	6,187
Product and technology	-	1,472	(w)	1,472
Total expenses	36,307	-		36,307
Investment income and realized gains		1,087	(s)	1,058
		(29	)(v)
Net income before income tax expense	6,787	-		6,787

Provision expense (benefit) for income taxes:
Current	2,042	-		2,042
Deferred	(485)	-		(485)
Total income tax expense	1,557	-		1,557
Net income	$5,230	$-		$5,230

(a)	To reclassify “Fixed maturities available for sale, at fair value,” “Restricted fixed maturities available for sale, at fair value,” and "Long-term investments" included within "Total fixed maturity, short-term and long-term investments" to “Long-term investments”

(b)	To reclassify “Short term investments, at fair value” and "Restricted certificates of deposit" to “Short-term investments”

(c)	To reclassify “Dues and deferred premiums” to “Accounts receivable, net”

(d)	To reclassify “Accrued investment income” to “Prepaid expenses and other current assets”

(e)	To reclassify “Deferred policy acquisition costs” to “Prepaid expenses and other current assets”

(f)	To reclassify “Prepaid expenses and other” to “Other assets, noncurrent”

(g)	To reclassify “Deferred tax assets, net” to “Other assets, noncurrent”

(h)	To reclassify “Advance premiums” to “Other insurance liabilities, current”

(i)	To reclassify “Ceded reinsurance premiums payable” to “Other insurance liabilities, current”

(j)	To reclassify “Unearned premiums” to “Deferred revenue”

(k)	To reclassify “Unearned ceding commissions” to “Deferred revenue”

(l)	To reclassify “Commissions payable, reinsurers and agents” to “Other insurance liabilities, Current”

(m)	To reclassify “General and other accrued expenses payable” to “Accounts payable” and “Accrued expenses and other current liabilities”

(n)	To reclassify “Federal income tax payable” to “Accrued expenses and other current liabilities”

(o)	To reclassify “Taxes, licenses and other fees payable” to “Accrued expenses and other current liabilities”

(p)	To reclassify “Funds held under reinsurance treaty” to “Other liabilities, noncurrent”

(q)	To reclassify “Treasury stock” to “Retained earnings”

(r)	To reclassify amounts included in “Total Revenue”, excluding “Investment income, net of investment expenses”, and “Net realized gain (loss) on investments” to “Revenues”

(s)	To reclassify “Investment income, net of investment expenses” to “Investment income and realized gains”

(t)	To reclassify “Losses and loss adjustment expenses” to “Cost of revenue”

(u)	To reclassify “Policy acquisition and other underwriting expenses” to “Selling and marketing”

(v)	To reclassify “Net realized gain (loss) on investments” to “Investment income and realized gains”

(w)	To reclassify amounts included within “General and administrative expenses” to “Cost of revenue” and “Product and technology” expenses

(x)	To reclassify current "Restricted cash equivalents" to "Restricted cash"

(y)	To reclassify “Line of credit” to “Long-term debt”

(z)	To reclassify “Transaction costs” to “General and administrative expenses”

7.	Reclassification Adjustments for V12 Data

Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Certain balances were reclassified from V12 Data’s historical financial statements so that their presentation would be consistent with that of Porch Group. These reclassification adjustments are based on management’s preliminary analysis and calculations. Additional differences or reclassification adjustments may be identified that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

V12 Data

Historical Statement of Operations

Year Ended December 31, 2020

(in thousands)

	Historical V12 Data - Before Reclassifications	Reclassifications			Historical V12 Data - After Reclassifications
Revenues	$23,738	$			$23,738
Cost of revenue	6,473				6,473
Gross profit	17,265		-		17,265
Operating expenses	22,464		(22,464	)(a)	-
Selling and marketing			5,599	(a)	5,599
Product and technology			8,963	(a)	8,963
General and administrative			7,902	(a)	8,216
			314	(c)
Impairment of goodwill and intangible assets	29,164				29,164
Loss from operations	(34,363)		314		(34,677)
Other expenses:
Interest expense	(11,461)		-		(11,461)
Other expense	(171)		171	(b)	-
Other income (expense), net	-		(171	)(b)	(171)
Transaction costs	(314)		314	(c)	-
Total other expenses	(11,946)		314		(11,632)
Net loss	$(46,309)		$-		$(46,309)

(a)	To reclassify “Operating expenses” to “Selling and marketing” expenses, “Product and technology” expenses, and “General and administrative” expenses

(b)	To reclassify “Other expense” to “Other income (expense), net”

(c)	To reclassify “Transaction costs” to “General and administrative” expenses

8.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisitions and has been prepared for informational purposes only. Porch Group expects that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue subsequent to closing of the acquisitions and as such, a 0% effective tax rate is reflected in the pro forma adjustments below.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021, unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are as follows:

(a)	Represents the estimated HOA purchase consideration funded by existing cash, of which $2.9 million was paid to the sellers’ service providers pursuant to the definitive agreement. Purchase consideration also consists of Porch common stock with an estimated fair value of $22.8 million and future potential cash payable for holdback amounts of $1.8 million. See (e) and (r).

(b)	To adjust “Prepaid expenses and other current assets” to their estimated fair value by eliminating HOA’s historical deferred policy acquisition costs.

(c)	Reflects adjustment to record estimated goodwill associated with the acquisition of HOA as shown in Note 5.

(d)	Reflects adjustment to record the estimated fair value of HOA identifiable intangible assets acquired by the Company. See Note 5 for further information on acquired intangible assets.

(e)	Represents the elimination of the historical equity of HOA, issuance of 1,292,430 shares of Porch Group common stock, with an estimated fair value of $22.8 million reflected in “Additional paid-in capital”, and recording of $6.7 million estimated fair value of contingent consideration associated with the HOA acquisition reflected in “Additional paid-in capital”.

(f)	Reflects estimated amortization of acquired HOA intangible assets. See Note 5 for further information on acquired intangible assets, including preliminary estimated useful lives and classification on the Statement of Operations.

(g)	Reflects adjustment to General and administrative expenses resulting from estimated adjustments to amortization of V12 Data intangible assets following the acquisition. See Note 5 for further information on estimated fair value of acquired intangible assets, including preliminary estimated useful lives. The following table summarizes the changes in the estimated V12 Data intangible asset amortization expense included in General and administrative expenses:

	Period ended January 12,	Year ended December 31
(In thousands)	2021	2020
Estimated acquired V12 Data intangible asset amortization (See Note 5)	$4	102
Eliminate historical intangible asset amortization	(88)	(3,189)
Pro forma adjustments to amortization expense	$(84)	(3,087)

(h)	Reflects elimination of historical HOA tax expense to reflect utilization of tax attributes of the pro forma combined Porch Group and HOA entity.

(i)	Reflects adjustment to Selling and marketing expense to eliminate HOA’s historical deferred acquisition cost amortization expense.

(j)	To remove interest expense associated with V12 Data debt, which is not assumed by Porch Group as part of the acquisition. See (j).

(k)	Reflects estimated amortization of acquired V12 Data intangible assets. See Note 5 for further information on acquired intangible assets, including preliminary estimated useful lives and classification on the Statement of Operations.

(l)	Represents the estimated transaction costs, including acquiree-incurred transaction costs, of $3.6 million related to the HOA acquisition that was not previously recorded during the year ended December 31, 2020. Of the total, $1.7 million was incurred during the three months ended March 31, 2021. Of the remaining amount, $1.7 million is expected to be incurred by the acquiree and $0.2 million is expected to be incurred by Porch Group subsequent to March 31, 2021. This is a nonrecurring adjustment.

(m)	Reflects new compensation arrangements with an executive of the ongoing HOA entity, resulting in a $0.9 million and $0.2 million increase in expected compensation expense for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively.

(n)	Represents the estimated transaction costs, including acquiree-incurred transaction costs, of $5.6 million related to the V12 Data acquisition that was not previously recorded during the year ended December 31, 2020. Of the total, $2.7 million was recognized in the acquiree’s statement of operations in the period ended January 12, 2021, and $0.3 million was incurred by Porch Group during the three months ended March 31, 2021. The remaining amount was payable upon consummation of the transaction. This is a nonrecurring adjustment.

(o)	Reflects the deferred tax liabilities resulting from the acquisition of HOA. The estimated gross increase in deferred tax liabilities of $9.7 million is based on the fair value adjustments for non- deductible intangible assets based on an estimated tax rate of 24% (See (b) and (d) for specific adjustments tax effected). The gross increase in deferred tax liabilities results in a reduction of deferred tax assets of $2.7 million recorded in “Other assets, noncurrent”, and a decrease in “Accumulated deficit” of $7.0 million. The decrease in “Accumulated deficit is due to a reduction in valuation allowance resulting from the establishment of deferred tax liabilities upon acquisition of HOA. See (p). The estimate of deferred income tax balances is preliminary and subject to change based on management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(p)	Reflects estimated tax benefit resulting from a reduction in Porch Group valuation allowance on certain deferred tax assets due to the establishment of deferred tax liabilities upon acquisition of HOA.

(q)	Represents the increase in the weighted average shares in connection with the issuance of an estimated 1,292,430 of Porch Group common shares as purchase consideration. The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Porch Group shares outstanding, assuming the acquisition occurred on January 1, 2020.

(r)	Represents HOA cash purchase consideration held back for satisfying indemnities, adjustments, and representations.

(s)	Reflects adjustment of V12 Data historical deferred revenue to its estimated fair value as of the date of acquisition. A corresponding adjustment of $0.3 million was reflected as a reduction to Revenue in the pro forma consolidated statement of operations for the year ended December 31, 2020.

9.	Forward-Looking Statements

The unaudited pro forma condensed combined financial information is forward-looking and involves a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the possibility that the expected synergies from the acquisitions of HOA and V12 Data will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; the possibility that disruption from the acquisitions may make it more difficult to maintain business and operational relationships; difficulty in integrating personnel, operations and financial and other controls and systems, and retaining key employees and customers; the Company’s, HOA’s, and V12 Data’s ability to accurately predict future market conditions; and the risk of new and changing regulation and public policy in the U.S. These forward-looking statements speak only as of the date of this Registration Statement and the Company does not assume any obligation to update or revise any forward- looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which Porch’s management believes is relevant to an assessment and understanding of Porch’s consolidated results of operations and financial condition. This discussion and analysis should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. In addition to historical financial analysis, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions, as described under the heading “Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our”, and the “Company” are intended to mean the business and operations of Porch and its consolidated subsidiaries.

Certain figures, such as interest rates and other percentages, included in this section have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in Porch’s financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations generally discusses our consolidated financial condition and results of operations for the year ended December 31, 2020 and year-to-year comparisons between 2020 and 2019 and the three months ended March 31, 2021 and comparisons to the comparable period in 2020.

Restatement and Revision of Previously Issued Financial Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations has been amended and restated to give effect to the restatement and revision of our consolidated financial statements as more fully described in the Explanatory Note and in “Note 1—Restatement of Previously Issued Consolidated financial Statements” to our accompanying consolidated financial statements. For further detail regarding the restatement adjustments, see “Explanatory Note” contained herein.

Business Overview

Porch is a vertical software platform for the home, providing software and services to approximately 14,000 home services companies, such as home inspectors, moving companies, utility companies, warranty companies, and others. Porch helps these service providers grow their business and improve their customer experience.

Porch provides software and services to home services companies and, through these relationships, gains unique and early access to homebuyers and homeowners, assists homebuyers and homeowners with critical services such as insurance and moving, and, in turn, Porch’s platform drives demand for other services from such companies as part of our value proposition. Porch has three types of customers: (1) home services companies, such as home inspectors, for whom Porch provides software and services and who provide introductions to homebuyers and homeowners; (2) consumers, such as homebuyers and homeowners, whom Porch assists with the comparison and provision of various critical home services, such as insurance, moving, security, TV/internet, and home repair and improvement; and (3) service providers, such as insurance carriers, moving companies, security companies and TV/internet providers, who pay Porch for new customer sign-ups.

Throughout the last seven years, Porch has established many partnerships across a number of home-related industries. Porch has also selectively acquired companies which can be efficiently integrated into Porch’s platform. In 2017, we significantly expanded our position in the home inspection industry by acquiring ISN™, a developer of ERP and CRM software for home inspectors. In November 2018, we acquired HireAHelper™, a provider of software and demand for moving companies. In 2019, we acquired a business that connects new homebuyers to utility companies. In 2020, we acquired a moving services technology company, iRoofing, LLC a roofing software company, and two individually immaterial acquisitions. In the first quarter of 2021, we acquired a home inspection integrated customer service and call handling solution company and V12 Data, an omnichannel marketing platform. We will continue to make additional acquisitions that are consistent with our focus on insurance and home services related verticals.

We sell our software and services to companies using a variety of sales and marketing tactics. We have teams of inside sales representatives organized by vertical market who engage directly with companies. We have enterprise sales teams which target the large named accounts in each of our vertical markets. These teams are supported by a variety of typical software marketing tactics, including both digital, in-person (such as trade shows and other events) and content marketing.

For consumers, Porch largely relies on our unique and proprietary relationships with the approximately 14,000 companies using Porch’s software to provide the company with end customer access and introductions. Porch then utilizes technology, lifecycle marketing and teams in lower cost locations to operate as a Moving Concierge to assist these consumers with services. Porch has invested in limited direct-to-consumer (“D2C”) marketing capabilities, but expects to become more advanced over time with capabilities such as digital and social retargeting.

Key Performance Measures and Operating Metrics

In the management of our businesses, we identify, measure and evaluate a variety of operating metrics. The key performance measures and operating metrics we use in managing our businesses are set forth below. These key performance measures and operating metrics are not prepared in accordance with GAAP, and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies. The key performance measures presented have been adjusted for divested Porch businesses in 2018 through the first quarter of 2021.

•	Average Number of Companies in Quarter — Porch provides software and services to home services companies and, through these relationships, gains unique and early access to homebuyers and homeowners, assists homebuyers and homeowners with critical services such as insurance and moving. Porch’s customers include home services companies, such as home inspectors, for whom Porch provides software and services and who provide introductions to homebuyers and homeowners. Porch tracks the average number of home services companies from which it generates revenue each quarter in order to measure our ability to attract, retain and grow our relationships with home services companies. Management defines average companies in a quarter as the number of home services companies across all of Porch’s home services verticals that (i) had revenue contracts with us and (ii) generated revenue each month, averaged across a quarterly period.

•	Average Revenue per Account per Month — Management views Porch’s ability to increase revenue generated from existing customers as a key component of Porch’s growth strategy. Average revenue per account per month in quarter is defined as the average revenue per month generated across all our home services company customer accounts in a quarterly period. Average Revenue per Account per Month in Quarter are derived from all customers and total revenue; not only customers and revenues associated with Porch’s referral network.

The following table summarizes our average companies in quarter and average revenue per account per month for each of the quarterly periods indicated:

	2018	2018	2018	2018	2019	2019	2019	2019	2020	2020	2020	2020	2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Average Companies in Quarter	7,995	8,520	9,142	9,627	10,199	10,470	10,699	10,972	10,903	10,523	10,792	11,157	13,995
Average Revenue per Account per Month in Quarter	$339	$369	$344	$325	$305	$468	$552	$450	$484	$556	$664	$556	$637

Due to COVID-19, some small companies put their business with the Company on hold which is reflected in lower number of average total companies and higher average revenue per account during the first three quarters of 2020.

•	Number of Monetized Services in Quarter — Porch connects consumers with home services companies nationwide and offers a full range of products and services where homeowners can, among other things: (i) compare and buy home insurance policies (along with auto, flood and umbrella policies) with competitive rates and coverage; (ii) arrange for a variety of services in connection with their move, from labor to load or unload a truck to full-service, long-distance moving services; (iii) discover and install home automation and security systems; (iv) compare internet and television options for their new home; (v) book small handyman jobs at fixed, upfront prices with guaranteed quality; and (vi) compare bids from home improvement professionals who can complete bigger jobs. Porch tracks the number of monetized services performed through its platform each quarter and the revenue generated per service performed in order to measure to measure market penetration with homebuyers and homeowners and Porch’s ability to deliver high-revenue services within those groups. Monetized services per quarter is defined as the total number of unique services from which we generated revenue, including, but not limited to, new insurance customers, completed moving jobs, security installations, TV/internet installations or other home projects, measured over a quarterly period.

•	Average Revenue per Monetized Service — Management believes that shifting the mix of services delivered to homebuyers and home owners toward higher revenue services is a key component of Porch’s growth strategy. Average revenue per monetized services in quarter is the average revenue generated per monetized service performed in a quarterly period. When calculating quarterly average revenue per monetized service, average revenue is defined as total quarterly service transaction revenues generated from monetized services.

The following table summarizes our monetized services and average revenue per monetized service for each of the quarterly periods indicated:

	2018	2018	2018	2018	2019	2019	2019	2019	2020	2020	2020	2020	2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Monetized Services in Quarter	159,824	193,114	188,502	184,645	185,378	205,887	211,190	172,862	152,165	181,520	198,165	169,949	182,779
Revenue per Monetized Service in Quarter	$42	$41	$42	$44	$43	$63	$76	$78	$93	$86	$97	$98	$92

In 2020, the Company shifted insurance monetization from getting paid per quote to earning multiyear insurance commissions, resulting in fewer monetized transactions with higher average revenue.

In March 2020, COVID-19 impacted the service volumes during the period from March until June. The impact on service volumes, largely recovered by June 30, 2020 and after adjusting for insurance monetization remains above prior year volumes.

Recent Developments

PTAC Merger

Porch Group, Inc. was originally known as PropTech Acquisition Corporation, a special purpose acquisition company, which completed its initial public offering in November 2019. On December 23, 2020, the Company consummated its initial business combination pursuant to that certain Agreement and Plan of Merger, dated July 30, 2020 (as amended by the First Amendment to the Agreement and Plan of Merger, dated as of October 12, 2020) by and among PTAC, PTAC Merger Sub Corporation, a wholly-owned subsidiary of PTAC, Porch.com, Inc., and the representative of all pre-merger shareholders of Porch. The pre-merger Porch entity is considered the Company’s accounting predecessor.

While the legal acquirer in the merger agreement was PTAC, for financial accounting and reporting purposes under generally accepted accounting principles in the United States (“GAAP”), Porch was the accounting acquirer and the merger was accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Porch in many respects. Under this method of accounting, PTAC was treated as the “acquired” company for financial reporting purposes. For accounting purposes, Porch was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Porch (i.e., a capital transaction involving the issuance of stock by PTAC for the stock of Porch). Accordingly, the consolidated assets, liabilities and results of operations of the pre-merger Porch entity became the historical financial statements of Porch Group, Inc., and PTAC’s assets, liabilities and results of operations were consolidated with Porch beginning on the acquisition date. Operations prior to the closing of the merger are presented as those of Porch. The net assets of PTAC were recognized at historical, with no goodwill or other intangible assets recorded. The most significant change in Porch’s reported financial position and results is a net increase in cash of approximately $269 million from the recapitalization.

As a consequence of the PTAC Merger, Porch has become the successor to an SEC-registered and NASDAQ-listed company which will require Porch to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Porch expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

COVID-19 Impact

In March 2020, the World Health Organization declared a pandemic related to COVID-19. The COVID-19 pandemic and the measures adopted by government entities in response to it have adversely affected Porch’s business operations, which has impacted revenue primarily in the first half of 2020. The impact of the COVID-19 pandemic and related mitigation measures, Porch’s ability to conduct ordinary course business activities has been and may continue to be impaired for an indefinite period of time. The extent of the continuing impact of the COVID-19 pandemic on Porch’s operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on the Company’s customers, suppliers, and employees, all of which is uncertain at this time. Porch expects the COVID-19 pandemic to adversely impact future revenue and results of operations, but Porch is unable to predict at this time the size and duration of such adverse impact. At the same time, Porch is observing a recovery in home sales to pre-COVID-19 levels in the second half of 2020, and with them, home inspections and related services. See “Risk Factors — Risks Relating the Company’s Business and Industry — The global outbreak of COVID-19 and other similar outbreaks has adversely affected our business, financial condition and results of operations” for further discussion.

Comparability of Financial Information

Porch’s future results of operations and financial position may not be comparable to historical results as a result of the PTAC Merger.

Key Factors Affecting Operating Results

The Company has been implementing its strategy as a vertical software platform for the home, providing software and services to approximately 14,000 home services companies, such as home inspectors, moving companies, utility companies, warranty companies and others. The following are key factors affecting our operating results in 2019 and 2020, and the three months ended March 31, 2021:

•	Continued investment in growing and expanding our position in the home inspection industry as a result of the 2017 acquisition of ISN™, a developer of ERP and CRM software for home inspectors.

•	Continued investment in growing and expanding our position in providing moving services to consumers as a result of the 2018 acquisition of HireAHelper™, a provider of software and demand for moving companies.

•	In 2020 the Company invested $8.3 million in cash and $6.9 million in Common Stock to acquire four companies to expand the scope and nature of the Company’s product and service offerings, obtain new customer acquisition channels, add additional team members with important skillsets, and realize synergies, in transactions accounted for as a business combination.

•	Intentionally building operating leverage in the business by growing operating expenses at a slower rate than the growth in revenue. We are specifically increasing economies of scale related to our variable selling costs, Moving Concierge call center operations and product and technology costs.

•	Divesting businesses in 2020 and 2019 that were not core to our strategy as a vertical software platform for the home. Upon divestiture, we recorded a gain of $1.4 million and a loss of $5.0 million in 2020 and 2019, respectively.

•	Complex debt and equity financings provided gross sources of cash of $70.9 million and $34.6 million in the years ended December 31, 2020 and 2019, respectively. These financings included complex financial instruments, including convertible debt and equity, with both Common Stock and preferred stock warrants. The reported results include fair value gains and losses from the remeasurement of debt and warrants.

•	During 2020, the Company reduced cash payroll costs by $4.0 million in exchange for a commitment by the Company to provide up to 2,356,045 RSUs subject to certain performance and service. The performance vesting conditions, which were previously considered not probable of achievement were met in December 2020 as a result of the PTAC Merger. As a result, a cumulative catch up of $6.5 million of compensation expense was recorded in 2020.

•	A significant secondary stock transaction between the Company’s CEO and a significant Porch stockholder at the time resulted in the recognition of a one-time stock-based compensation charge of $33.2 million in 2019.

•	In connection with the PTAC Merger, the CEO entered into an agreement with another significant shareholder for a payment of $3.2 million in cash and 950,000 of Porch Group, Inc. stock from the CEO to the other significant shareholder to induce the conversion of the shareholder’s preferred stock to Common Stock immediately prior to the close of the PTAC Merger Agreement. This transfer of $17.3 million in consideration was accounted for as deemed capital contribution from the CEO and increased total net loss in determining net loss available to common shareholders by $17.3 million.

•	In the first quarter of 2021 the Company invested $22.9 million in cash and $1.2 million in Common Stock to acquire two companies to expand the scope and nature of the Company’s service offerings, add additional team members with important skillsets, and realize synergies.

•	In March 2021, a number of holders of Public Warrants exercised their warrants to acquire approximately 7.8 million shares of Common Stock, resulting in cash proceeds of $90.2 million.

•	In March 2020, in response to the adverse impact of COVID-19 on the Company’s operations and financial performance, the Company carried out a variety of measures to reduce cash operating expenses, including the implementation of a partial employee furlough and payroll reduction in exchange for RSUs. During the three months ended March 31, 2020, the Company reduced cash payroll costs by approximately $4.0 million in exchange for a commitment by the Company to provide up to 5,015,417 RSUs subject to (a) a performance (liquidity) vesting condition and (b) ongoing employment until March 31, 2021 in order to be fully vested. As the performance vesting conditions were not considered probable of being met during the three months ended March 31, 2020, no compensation expense related to these awards was recorded during that period. In December 2020, these performance vesting conditions were met as a result of the PTAC Merger. Compensation cost of $1.1 million is recorded in the three months ended March 31, 2021 related to these RSUs.

Basis of Presentation

The consolidated financial statements and accompanying notes of Porch include the accounts of the Company and its consolidated subsidiaries and were prepared in accordance with GAAP. All significant intercompany accounts and transactions are eliminated in consolidation.

The Company operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has determined that its Chief Executive Officer is the CODM. To date, the Company’s CODM has made such decisions and assessed performance at the Company level.

Components of Results of Operations

Total Revenue

The Company primarily generates revenue from (1) fees received for connecting homeowners to customers in the Company’s referral network, which consist of individual contractors, small businesses, insurance carriers, and large enterprises (“Referral Network Revenue”); (2) fees received for providing home improvement, maintenance and moving services directly to homeowners (“Managed Services Revenue”); and (3) fees received for providing subscription access to the Company’s software platforms, primarily inspection software platform and marketing software and services (“Software and Service Subscription Revenue”). Revenue is recognized when control of the promised services or goods is transferred to our customers and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods.

In the Referral Network Revenue stream, the Company connects Service Providers with homeowners that meet pre-defined criteria and may be looking for relevant services. Service Providers include a variety of service providers throughout a homeowner’s lifecycle, including plumbers, electricians and roofers, as well as movers, TV/internet, warranty, insurance carriers, and security monitoring providers. The Company also sells home and auto insurance policies for insurance carriers.

Managed Services Revenue includes fees earned from homeowners for providing a variety of services directly to the homeowner, including handyman, plumbing, electrical, appliance repair and moving services. The Company generally invoices for managed services projects on a fixed fee or time and materials basis. The transaction price represents the contractually agreed upon price with the end customer for providing the respective service. Revenue is recognized as services are performed based on an output measure or progress, which is generally over a short duration (e.g., same day). Fees earned for providing managed services projects are non-refundable and there is generally no right of return.

Software and Service Subscription Revenue primarily relates to subscriptions to the Company’s home inspector software, marketing software and services, and other vertical software. The Company’s subscription arrangements for this revenue stream do not provide the customer with the right to take possession of the software supporting the cloud-based application services. The Company’s standard subscription contracts are monthly contracts in which pricing is based on a specified price per inspection completed through the software. Marketing software and services are primarily contractual monthly recurring billings. Fees earned for providing access to the subscription software are non-refundable and there is no right of return. Revenue is recognized based on the amount which the Company is entitled to for providing access to the subscription software during the monthly contract term.

Total Costs and Expenses

Operating expenses

Operating expenses are categorized into four categories:

•	Cost of revenue;

•	Selling and marketing;

•	Product and technology; and

•	General and administrative.

The categories of operating expenses include both, cash expenses and non-cash charges, such as stock-based compensation, depreciation and amortization. Depreciation and amortization are recorded in all operating expense categories, and consist of depreciation from property, equipment and software and intangible assets.

Cost of revenue primarily consist of professional fees and materials under the Managed Services model and credit card processing fees, including merchant fees.

Selling and marketing expenses primarily consist of third-party data leads, affiliate and partner leads, paid search and search engine optimization (“SEO”) costs, payroll, employee benefits and stock-compensation expense and other headcount related costs associated with sales efforts directed toward companies and consumers.

Product and technology development costs primarily consist of payroll, employee benefits, stock-compensation expense, other headcount related costs associated with product development, net of costs capitalized as internally developed software, cloud computing, hosting and other technology costs, software subscriptions, professional services and amortization of internally-development software.

General and administrative expenses primarily consist of expenses associated with functional departments for finance, legal, human resources and executive management expenses. The primary categories of expenses include payroll, employee benefits, stock-compensation expense and other headcount related costs, rent for office space, legal and professional fees, taxes, licenses and regulatory fees, and other administrative costs.

Loss on divestiture of businesses primarily consist of losses on the sale of two businesses in 2019. Gain on divestiture of businesses consists of gain on the sale of a business during the year ended December 31, 2020.

Critical Accounting Policies and Estimates

The preparation of Porch’s consolidated financial statements in conformity with GAAP requires Porch’s management to make estimates and assumptions that affect the amounts reported and disclosed in the Porch unaudited condensed consolidated financial statements and accompanying notes. These estimates and assumptions include, but are not limited to: estimated variable consideration for services transferred, depreciable lives for property and equipment, acquired intangible assets, goodwill, the valuation allowance on deferred tax assets, assumptions used in stock-based compensation, and estimates of fair value of debt, warrants, contingent consideration, earnout liability and private warrant liability. Actual results could differ materially from those estimates and assumptions, and those differences could be material to the Porch’s consolidated financial statements.

At least quarterly, we evaluate our estimates and assumptions and make changes accordingly. For information on our significant accounting policies, see Note 1 to the accompanying Porch unaudited condensed consolidated financial statements.

Certain accounting policies have a more significant impact on our financial statements due to the size of the financial statement elements and prevalence of their application. The following is a summary of some of the more critical accounting policies and estimates.

During the three months ended March 31, 2021, there were no changes to the critical accounting policies discussed in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, as filed on May 19, 2021. For a complete discussion of our critical accounting policies, refer to Item 8 in the 2020 Annual Report on Form 10-K/A.

Revenue Recognition

Effective January 1, 2019, the Company’s revenue recognition policy is a critical policy due to the adoption of the guidance from ASC 606, Revenue from Contracts with Customers (“ASC 606”), and because of the variety of revenue generating transactions.

The Company determines revenue recognition through the following five-step framework:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company identifies performance obligations in its contracts with customers, which primarily include delivery of homeowner leads or the sale of insurance policies (Referral Network Revenue), performance of home project and moving services (Managed Services Revenue), and providing access to the Company’s software platforms and subscription services (Software and Service Subscription Revenue). The transaction price is determined based on the amount which the Company expects to be entitled to in exchange for providing the promised services to the customer. The transaction price in the contract is allocated to each distinct performance obligation on a relative standalone selling price basis. Revenue is recognized when performance obligations are satisfied. In certain transactions the transaction price is considered variable and an estimate of the constrained transaction price is recorded by the Company. Changes in variable consideration may result in an increase or a decrease to revenue. Changes to the estimated variable consideration were not material for the periods presented.

Contract payment terms vary from due upon receipt to net 30 days. Collectability is assessed based on a number of factors including collection history and creditworthiness of the customer. If collectability of substantially all consideration to which the Company is entitled under the contract is determined to be not probable, revenue is not recorded until collectability becomes probable at a later date.

Stock-Based Compensation

Accounting for stock-based compensation is a critical accounting policy due to the broad-based equity awards provided to employees at all levels within the Company and the use of equity awards as part of the strategy to retain employees as a result of mergers and acquisitions. The Company issues stock-based compensation to employees and nonemployees in the form of stock options and restricted stock awards. The fair value of stock options is based on the date of the grant using the Black-Scholes option pricing model. The awards are accounted for by recognizing the fair value of the related award over the requisite service period, which is generally the vesting period. Forfeitures are accounted for when they occur.

There are a variety of estimates in the Black-Scholes opinion pricing model, including the determination of the fair value of the Company’s Common Stock, expected volatility, term, dividends and risk-free rate. Prior to the close of the PTAC Merger, we engaged an independent third-party valuation consultant to make periodic valuations of our class of common and preferred stock. The fair value of restricted stock awards is based on the value of the underlying stock, which is estimated periodically with assistance from the independent third-party valuation specialist using both market and income approaches.

Business Combinations

The Company has engaged in mergers and acquisitions and intends to continue to make acquisitions a significant part of our growth strategy. The Company made acquisitions with cash and non-cash consideration totaling $0.5 million in 2019 and $17.6 million in 2020. The Company accounts for business acquisitions using the acquisition method of accounting and records any identifiable intangible assets separate from goodwill. Intangible assets are recorded at their fair value based on estimates as of the date of acquisition. Goodwill is recorded as the residual amount of the purchase price consideration less the fair value assigned to the individual identifiable assets acquired and liabilities assumed as of the date of acquisition. The accounting estimates associated with acquisitions are complex due to judgments and assumptions involved in determining (1) the total consideration paid because we have used cash, stock and earnouts and (2) the value of assets acquired and liabilities assumed. The Company allocates the purchase price of the acquisition to the assets acquired and liabilities assumed based on estimates of the fair value at the dates of the acquisitions. Contingent consideration, which represents an obligation of the Company to make additional payments or equity interests to the former owner as part of the purchase price if specified future events occur or conditions are met, is accounted for at the acquisition date fair value either as a liability or as equity depending on the terms of the acquisition agreement.

Warrant Liabilities

Accounting for warrants as either equity-classified or liability classified instruments is a critical accounting policy due to the complexity of the assessment of the warrant’s specific terms required by the authoritative guidance and the estimates utilized used in the valuation model to determine the fair value at each reporting date. For warrants that meet all of the criteria for equity classification, the warrants are recorded as a component of additional paid-in capital at the time of issuance. For warrants that do not meet all the criteria for equity classification, the warrants are recorded as a liability at their initial fair value, and then are remeasured for significant transactions and as of each balance sheet date thereafter. Changes in the estimated fair value of the liability for warrants are recognized as a non-cash gain or loss on the statement of operations for period in which the change occurred. The fair value of the Private Warrants is estimated at period-end using a Black-Scholes valuation model. The use of the Black-Scholes model requires significant estimates including the determination of volatility. Our Public Warrants meet the criteria for equity classification and accordingly, are reported as component of shareholders’ equity while our Private Warrants do not meet the criteria for equity classification and are thus classified as a liability.

Results of Operations

Comparison of Three Months Ended March 31, 2021 to Three Months Ended March 31, 2020

Net loss increased by $46.7 million from $18.4 million for the three months ended March 31, 2020 to $65.1 million for the three months ended March 31, 2021. This change is due to changes in fair value of earnout and private warrant liabilities of $18.8 million and $15.9 million, respectively. Additionally, stock compensation expense included in the net loss for the three months ended March 31, 2021, increased by $16.2 million as compared to the same period in 2020. This was primarily due to $11.6 million of the employee and CEO earnout restricted stock which met the requirements to vest during the three months ended March 31, 2021.

The following table sets forth our historical operating results for the periods indicated:

	Three months ended
	March 31,		$	%
	2021	2020	Change	Change

	(dollar amounts in thousands, except share and per share data)
Revenue	$26,742	$15,074	$11,668	77%
Operating expenses:
Cost of revenue	5,930	4,099	1,831	45%
Selling and marketing	14,638	12,853	1,785	14%
Product and technology	11,789	7,352	4,437	60%
General and administrative	24,016	4,156	19,860	478%
Total operating expenses	56,373	28,460	27,913	98%
Operating loss	(29,631)	(13,386)	(16,245)	121%
Other expense:
Interest expense	(1,223)	(3,086)	1,863	(60)%
Change in fair value of earnout liability	(18,770)	—	(18,770)	NM
Change in fair value of private warrant liability	(15,910)	—	(15,910)	NM
Other expense, net	83	(1,874)	1,957	(104)%
Total other expense, net	(35,820)	(4,960)	(30,860)	622%
Loss before income taxes	(65,451)	(18,346)	(47,105)	257%
Income tax expense	(350)	21	(371)	NM
Net loss	$(65,101)	$(18,367)	$(46,734)	254%

Net loss attributable per share to common stockholders:
Basic	$(0.76)	$(0.53)	$(0.24)	(45)%
Diluted	$(0.76)	$(0.53)	$(0.24)	(45)%
Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic	85,331,575	34,965,300	50,366,275	144%
Diluted	85,331,575	34,965,300	50,366,275	144%

Revenue

Total revenue increased by $11.7 million, or 77% from $15.1 million in the three months ended March 31, 2020 to $26.7 million in the three months ended March 31, 2021. The increase in revenue in 2021 is driven by acquisitions and organic growth in our moving services, inspection and insurance businesses, which contributed an aggregate of $13.3 million of the revenue, offset by the revenue related to divestitures of $2.5 million. As Porch has grown the number of companies that use our software and services, we have been able to grow our B2B2C (“Business to Business to Consumer”) and move-related services revenues.

Cost of Revenue

Cost of revenue increased by $1.8 million, or 45% from $4.1 million in the three months ended March 31, 2020 to $5.9 million in the three months ended March 31, 2021. The increase in the cost of revenue was mostly attributable to the growth in moving services. As a percentage of revenue, cost of revenue represented 22% of revenue in the three months ended March 31, 2021 compared with 27% in the same period in 2020.

Selling and marketing

Selling and marketing expenses increased by $1.8 million, or 14% from $12.9 million in the three months ended March 31, 2020 to $14.6 million in the three months ended March 31, 2021. The increase is due to $3.1 million related to higher selling and marketing costs associated with the growth in our moving, inspection and insurance businesses, as well as the selling and marketing costs of our acquired businesses. This is offset by our divested businesses selling and marketing costs of $1.1 million.

Product and technology

Product and technology expenses increased by $4.4 million, or 60% from $7.4 million in the three months ended March 31, 2020 to $11.8 million in the three months ended March 31, 2021. The increase is due to growth in our moving, insurance and inspection groups, and $1.9 million higher stock compensation charge. As a percentage of revenue, product and technology expenses represented 44% of revenue in the three months ended March 31, 2021 compared with 49% in the same period in 2020.

General and administrative

General and administrative expenses increased by $19.9 million, or 478% from $4.2 million in the three months ended March 31, 2020 to $24 million in the three months ended March 31, 2021, primarily due to increase in stock compensation charge for three months ended March 31, 2021 of $12.2 million. In the three months ended March 31, 2021 the Company incurred costs operating as a public company costs and increased hiring of corporate resources, as well as, approximately $2.2 million of additional legal costs as compared to the same period in 2020, primarily attributable to general legal matters described in Note 10 to the unaudited condensed consolidated financial statements.

Stock-based compensation consists of expense related to (1) equity awards in the normal course of business operations, (2) employee earnout restricted stock (see Note 8) and (3) a secondary market transaction as described below (dollar amounts in thousands).

	Three months ended
	March 31,
	2021	2020
Secondary market transaction	$1,933	$—
Employee earnout restricted stock	12,373	—
Employee awards	2,529	672
Total stock-based compensation expenses	$16,835	$672

In May 2019, the Company’s CEO purchased a total of 16,091,277 legacy Porch.com shares of redeemable convertible preferred stock from a significant Porch stockholder at the time for an aggregate purchase price of approximately $4.0 million ($0.25 per legacy Porch.com share). The Company determined that the purchase price was below fair value of such shares and as result recorded compensation expense of approximately $33.2 million in general and administrative expense for the difference between the purchase price and fair value. This secondary stock transaction was a transaction negotiated by such significant Porch stockholder and the CEO, whereby the CEO transferred funds for the purchase to the selling shareholder and did not involve a grant of new shares by the Company to the CEO. Due to the unique circumstances, this stock-based compensation charge in 2019 attributable to the CEO purchasing stock from a shareholder is not expected to reoccur in future years.

In July 2019, the Company’s CEO and Founder subsequently sold 901,940 shares of legacy Porch.com redeemable convertible preferred stock as an incentive to 11 executives of the Company at the same price at which the shares were initially acquired in the May 2019 transaction. The Company has the right to repurchase such shares if certain service vesting conditions and performance conditions are not met. In December 2020, the performance vesting conditions were met, and compensation expense of $1.6 million was recorded in 2020 related to these awards. In March 2021, the Board amended the original terms to accelerate the vesting of these awards and remove the Company’s repurchase right with the respect to the shares. The remaining stock compensation of $1.9 million related to the award was recognized in March 2021.

Interest expense, net

Interest expense decreased by $1.9 million, or 60% from $3.1 million in the three months ended March 31, 2020 to $1.2 million in the three months ended March 31, 2021. The decrease was primarily due to decreased interest rates paid during the three months ended March 31, 2021 compared with the three months ended March 31, 2020, as a result of the January 2021 amendment to the Company’s senior secured term loans. Among other terms, this amendment reduced the interest payable from 11.05% to 8.55% (see Note 6). The total level of interest-bearing debt was $50.8 million at January 1, 2021 and $54.1 million at January 1, 2020.

Other expense, net

Other expense, net was $0.1 million income in the three months ended March 31, 2021 and $1.9 million expense in the three months ended March 31, 2020. The decrease in expense of $2.0 million was primarily due to $1.1 million loss on remeasurement of legacy preferred stock warrant liability, $0.5 million loss on remeasurement of debt, and $0.2 million loss on extinguishment of debt in the three months ended March 31, 2020.

Income tax expense (benefit)

Income tax benefit of $0.4 million was recognized for the three months ended March 31, 2021 due to the impact of acquisitions on the Company’s valuation allowance. Income tax expense was not material for the three months ended March 31, 2020. The Company’s effective tax rate in both periods differs substantially from the statutory tax rate primarily due to a full valuation allowance related to the Company’s net deferred tax assets.

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe that Adjusted EBITDA, a non-GAAP measure which we define below, is useful in evaluating our operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes and for setting management bonus programs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance and comparing our performance with competitors and other comparable companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the non-GAAP measure presented by also providing the most directly comparable GAAP measure, which is net loss, and a description of the reconciling items and adjustments to derive the non-GAAP measure.

Adjusted EBITDA is defined as net loss adjusted for interest expense; income taxes; total other expenses, net; asset impairment charges; stock-based compensation expense; acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestitures and certain transaction costs.

Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles net loss to Adjusted EBITDA (loss) for the three months ended March 31, 2021 and the three months ended March 31, 2020, respectively (dollar amounts in thousands):

	March 31,	March 31,
	2021	2020
Net loss	$(65,101)	$(18,367)
Interest expense	1,223	3,086
Income tax (benefit) expense	(350)	21
Depreciation and amortization	2,463	1,789
Other expense, net(1)	(83)	1,874
Non-cash long-lived asset impairment charge	68	167
Non-cash stock-based compensation	16,723	369
Non-cash bonus expense	290	—
Revaluation of contingent consideration	(355)	(80)
Revaluation of earnout liability	18,770	—
Revaluation of private warrant liability	15,910	—
Acquisition and related (income) expense(2)	840	371
Adjusted EBITDA (loss)	$(9,602)	$(10,770)
Adjusted EBITDA (loss) as a percentage of revenue	(36)%	(71)%

(1)	Other expense, net includes:

	2021	2020
Loss on remeasurement of debt	—	454
Loss on remeasurement of legacy preferred stock warrant liability	—	1,079
Loss on extinguishment of debt, net	—	247
Other, net	(83)	94
	$(83)	$1,874

(2)	Acquisition and related expense includes:

	2021	2020
Acquisition compensation – cash	$—	$14
Acquisition compensation – stock	112	302
Bank fees	4	—
Bonus expense	—	22
Professional fees – accounting	59	—
Professional fees – legal	665	33
	$840	$371

Net loss increased by $46.7 million from $18.4 million for the three months ended March 31, 2020 to $65.1 million for the three months ended March 31, 2021. This change is due to changes in fair value of earnout and private warrant liabilities of $18.8 million and $15.9 million, respectively. Additionally, stock compensation expense included in the net loss for the three months ended March 31, 2021, increased by $16.2 million as compared to the same period in 2020.

Adjusted EBITDA loss for the three months ended March 31, 2021 was $9.6 million, a $1.2 million improvement from Adjusted EBITDA loss of $10.8 million for the same period in 2020. The improvement in Adjusted EBITDA loss is due to the growth in the moving, insurance and inspection groups, as well as no negative impact of the divested businesses in 2020, offset by the increase in general and administrative costs related public company costs, increased hiring for corporate resources and litigation matters.

Comparison of Fiscal Year Ended December 31, 2020 to Fiscal Year Ended December 31, 2019

The net loss in 2020 (as restated) of $54.0 million compared with the net loss in 2019 of $103.3 million was impacted by a large, one-time stock-based compensation charge of $33.2 million related to the Company’s CEO 2019 secondary stock sale transaction, 2019 losses on the remeasurement or extinguishment of debt and warrants that totaled $9.0 million, and a $5.0 million gain on a divestiture of a businesses in 2019.

The following table sets forth our historical operating results for the periods indicated, with fiscal year 2019 incorporating operating results of since-divested businesses:

	Year ended
	December 31,
	2020		$	%
	(as restated)	2019	Change	Change

	(dollar amounts in thousands, except share and per share data)
Revenue	$72,299	$77,595	$(5,296)	(7)%
Operating expenses:
Cost of revenue	17,562	21,500	(3,938)	(18)%
Selling and marketing	41,665	56,220	(14,555)	(26)%
Product and technology	28,546	30,992	(2,446)	(8)%
General and administrative	28,199	52,011	(23,812)	(46)%
Loss (gain) on divestiture of business	(1,442)	4,994	(6,436)	(129)%
Total operating expenses	114,530	165,717	(51,187)	(31)%
Operating loss	(42,231)	(88,122)	45,891	(52)%
Other expense:
Interest expense	(14,734)	(7,134)	(7,600)	107%
Other expense, net	1,244	(7,967)	9,211	(116)%
Total other expense, net	(13,490)	(15,101)	1,611	(11)%
Loss before income taxes	(55,721)	(103,223)	47,502	(46)%
Income tax (benefit) expense	(1,689)	96	NM	NM
Net loss	$(54,032)	$(103,319)	$49,287	(48)%
Induced conversion of preferred stock	(17,284)	—	NM	NM
Net loss attributable to common stockholders	$(71,316)	$(103,319)	$32,003	(31)%

Net loss attributable per share to common stockholders:
Basic	$(1.96)	$(3.31)	$1.35	—%
Diluted	$(2.03)	$(3.31)	$1.29	—%
Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic	36,344,234	31,170,351	5,173,882	17%
Diluted	36,374,215	31,170,351	5,203,863	17%

NM — percentage calculated is not meaningful.

Revenue

Total revenue decreased by $5.3 million, or 7% from $77.6 million in the year ended December 31, 2019 to $72.3 million in the year ended December 31, 2020 (as restated). Revenue decreased by $17.7 million due to divested Porch businesses, offset by increase in revenue in 2020 (as restated) primarily driven by the growth in our moving services and insurance businesses, which contributed $13.8 million of the revenue increase in 2020 (as restated). As Porch has grown the number of companies that use our software and services, we have been able to grow our B2B2C and move-related services revenues. This includes revenues related to moving, insurance, TV/internet connections, and security.

Cost of Revenue

Cost of revenue decreased by $3.9 million, or 18% from $21.5 million in the year ended December 31, 2019 to $17.6 million in the year ended December 31, 2020 (as restated). The decrease in the cost of revenue was mostly attributable to a $5.9 million of costs related to divested businesses, offset by growth in moving services. As a percentage of revenue, cost of revenue represented 24% of revenue in 2020 (as restated) compared to 28% in 2019.

Selling and marketing

Selling and marketing expenses decreased by $14.5 million, or 26% from $56.2 million in the year ended December 31, 2019 to $41.7 million in the year ended December 31, 2020 (as restated). The decrease is due to $6.8 million related to divested businesses, $7.6 million mainly related to savings in third-party data leads and marketing costs. The spend on data leads was optimized by focusing on the most productive lead sources that reduced overall spend and generated higher revenue. As a percentage of revenue, selling and marketing expenses represented 58% of revenue in 2020 (as restated) compared with 73% in 2019 due to the economies of scale.

Product and technology

Product and technology expenses decreased by $2.5 million, or 8% from $31 million in the year ended December 31, 2019 to $28.5 million in the year ended December 31, 2020 (as restated). The $2.7 million decrease is due to divested businesses of $3.1 million, offset by growth in our moving group. As a percentage of revenue, product and technology expenses represented 39% of revenue in 2020 (as restated) compared with 40% in 2019.

General and administrative

General and administrative expenses decreased by $23.8 million, or 46% from $52 million in the year ended December 31, 2019 to $28.2 million in the year ended December 31, 2020 (as restated). primarily due to a significantly higher stock-based compensation charge related to the 2019 secondary market transaction as indicated in the table below, offset by higher stock-based compensation related to employee awards in 2020 (as restated).

Stock-based compensation consists of expense related to (1) equity awards in the normal course of business operations and (2) a secondary market transaction as described below (dollar amounts in thousands):

	Year Ended
	December 31,	Year Ended
	2020	December 31,
	(as restated)	2019
Secondary market transaction	$1,616	$33,232
Employee awards	9,680	2,740
Total stock-based compensation expenses	$11,296	$35,972

In May 2019, the Company’s CEO purchased a total of 16,091,277 legacy Porch.com shares of redeemable convertible preferred stock from a significant Porch stockholder at the time for an aggregate purchase price of approximately $4.0 million ($0.25 per legacy Porch.com share). The Company determined that the purchase price was below fair value of such shares and as result recorded compensation expense of approximately $33.2 million in general and administrative expense for the difference between the purchase price and fair value. This secondary stock transaction was a transaction negotiated by such significant Porch stockholder and the CEO, whereby the CEO transferred funds for the purchase to the selling shareholder and did not involve a grant of new shares by the Company to the CEO. Due to the unique circumstances, this stock-based compensation charge in 2019 attributable to the CEO purchasing stock from a shareholder is not expected to reoccur in future years.

In July 2019, the Company’s CEO and Founder subsequently sold 901,940 shares of legacy Porch.com redeemable convertible preferred stock as an incentive to 11 executives of the Company at the same price at which the shares were initially acquired in the May 2019 transaction. The Company has the right to repurchase such shares if certain service vesting conditions and performance conditions are not met. In December 2020, the performance vesting conditions were met, and compensation expense of $1.6 million was recorded in 2020 related to these awards. The remaining stock compensation related to the award will be recognized over the remaining service period.

Loss on divestiture of businesses

In each of 2020 and 2019, the Company divested a business tied to the Company’s early D2C marketplace strategy. The Company recorded a gain on divestiture of $1.4 million in 2020, and a loss on divestiture of $5.0 million in 2019.

Interest expense, net

Interest expense increased by $7.6 million, or 107% from $7.1 million in the year ended December 31, 2019 to $14.7 million in the year ended December 31, 2020. The increase was primarily due to higher average interest-bearing debt outstanding throughout 2020 compared to 2019. Over the course of the year, the Company borrowed more than $67 million of high-interest bearing debt which was mostly paid off upon the PTAC Merger, which resulted in higher interest payments and write offs of the related debt issuance costs.

Other income (expense), net

Other income (expense) was a $1.2 million of income, net in the year ended December 31, 2020 (as restated) compared to $8.0 million of expense, net in the year ended December 31, 2019. Gains on the remeasurement and extinguishment of debt and warrants totaled $5.0 million in 2020 (as restated), while in 2019, the Company recorded a combined $9.0 million loss on the remeasurement and extinguishment of debt and warrants.

Income tax expense (benefit)

The income tax benefit of $1.7 million in 2020 (as restated) was due to the partial release of the Company's valuation allowance as a result of deferred tax liabilities from acquisitions. The income tax expense was not material in 2019. The Company continues to recognize a full valuation allowance against substantially all of its net deferred tax assets.

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe that Adjusted EBITDA, as defined below, a non-GAAP measure is useful in evaluating our operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes and for setting management bonus programs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance and comparing our performance with competitors and other comparable companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the non-GAAP measure presented by also providing the most directly comparable GAAP measure, which is net loss, and a description of the reconciling items and adjustments to derive the non-GAAP measure.

Adjusted EBITDA is defined as net loss adjusted for interest expense; income taxes; total other expenses, net; asset impairment charges; stock-based compensation expense; acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestures and certain transaction costs.

Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles net loss to Adjusted EBITDA for the years ended December 31, 2020, and 2019, respectively (dollar amounts in thousands):

	2020
	(as restated)	2019
Net loss	$(54,032)	$(103,319)
Interest expense	14,734	7,134
Income tax (benefit) expense	(1,689)	96
Depreciation and amortization	6,644	7,377
Other expense, net(1)	(1,244)	7,967
Non-cash long-lived asset impairment charge	611	1,534
Non-cash stock-based compensation	10,994	34,854
Revaluation of contingent consideration	1,700	(300)
Acquisition and related (income) expense(2)	613	7,821
SPAC transaction bonus	3,350	—
Adjusted EBITDA (loss)	$(18,319)	$(36,836)
Adjusted EBITDA as a percentage of revenue	(25)%	(47)%

(1)	Other expense, net includes:

	2020
	(as restated)	2019
Gain on remeasurement of Private Warrant liability	$(2,427)	$—
Loss on remeasurement of Legacy Porch warrants	2,584	2,090
Transaction costs - recapitalization	3,974	—
Gain (loss) on extinguishment of debt, net	(5,748)	483
Loss on remeasurement of debt	895	6,159
Gain on settlement of accounts payable	(796)	(735)
Other, net	274	(30)
	$(1,244)	$7,967

(1)	Acquisition and related expense, net includes:

	2020
	(as restated)	2019
Acquisition compensation – cash	$14	$1,305
Acquisition compensation – stock	302	1,117
Bank fees	—	15
Bonus expense	89	89
Loss (gain) on divestiture	(1,442)	4,994
Professional fees – accounting	303	67
Professional fees – legal	1,301	234
Transaction expenses	46	—
	$613	$7,821

Adjusted EBITDA loss for the year ended December 31, 2020 (as restated) was $18.3 million, a $18.5 million or 101% decrease from Adjusted EBITDA loss of $36.8 million for the year ended December 31, 2019.The improvement in Adjusted EBITDA from 2019 to 2020 was due to cost savings initiatives and implementation of a partial employee furlough and payroll reduction in exchange for RSUs.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily from the sales of redeemable convertible preferred stock and convertible promissory notes, and proceeds from senior secured loans. On December 23, 2020, the Company received approximately $269.5 million of aggregate cash proceeds from recapitalization, net of transactions costs. As of March 31, 2021, the Company had cash and cash equivalents of $222.9 million and $10.4 million of restricted cash representing loan proceeds related to the Paycheck Protection Program Loans.

The Company has incurred losses since its inception, and has an accumulated deficit at March 31, 2021, December 31, 2020 and December 2019 totaling $382.6 million, $317.5 million and $263.5 million, respectively. As of March 31, 2021, December 31, 2020 and December 31, 2019 the Company had $53.1 million, $50.8 million and $65.7 million aggregate principal amount outstanding on term loans and promissory notes, respectively. During 2020, the Company refinanced the existing $40.0 million term loans and received additional loan proceeds of $7.0 million from new senior secured term loans and $8.3 million from the U.S. government pursuant to the Paycheck Protection Program under the CARES Act. In connection with an acquisition on January 12, 2021, the Company assumed another loan pursuant to the Paycheck Protection Program for the amount of $2.0 million. Additionally, in the three months ended March 31, 2021, the Company raised approximately $89.8 million from the exercises of Public Warrants. The Company has used the proceeds from debt and equity principally to fund general operations and acquisitions.

In the three months ended March 31, 2021, the Company spent $22.9 million to acquire several companies, in transactions accounted for as a business combination.

The following table provides a summary of cash flow data for the three months ended March 31, 2021 and March 31, 2020:

	Three months ended
	March 31,		$	%
	2021	2020	Change	Change

	(dollar amounts in thousands)
Net cash used in operating activities	$(22,935)	$(9,638)	$(13,297)	138%
Net cash used in investing activities	(23,714)	(974)	(22,740)	2,335%
Net cash provided by financing activities	72,579	6,254	66,325	1,061%
Change in cash, cash equivalents and restricted cash	$25,930	$(4,358)	$30,288	NM

Three months ended March 31, 2021

Net cash used in operating activities was $22.9 million for the three months ended March 31, 2021. Net cash used in operating activities consists of net loss of $65.1 million, adjusted for non-cash items and the effect of changes in working capital. Non-cash adjustments include stock-based compensation expense of $16.8 million, depreciation and amortization of $2.5 million, non-cash accrued and payment-in-kind interest of $0.3 million, fair value adjustments to earnout liability and private warrant liability of $18.8 million and $15.9 million, respectively. Net changes in working capital were a use of cash of $11.6 million, primarily due to increases in current liabilities.

Net cash used in investing activities was $23.7 million for the three months ended March 31, 2021. Net cash used in investing activities is primarily related to investments to develop internal use software of $0.8 million and acquisitions, net of cash acquired of $22.9 million.

Net cash provided by financing activities was $72.6 million for the three months ended March 31, 2021. Net cash provided by financing activities is primarily related to exercises of warrants and stock option of $89.8 million, offset by shares repurchased to pay income tax withholdings upon vesting of RSUs of $14.6 million and debt repayments of $0.2 million.

Three months ended March 31, 2020

Net cash used in operating activities was $9.6 million for the three months ended March 31, 2020. Net cash used in operating activities consists of net loss of $18.4 million, adjusted for non-cash items and the effect of changes in working capital. Non-cash adjustments include stock-based compensation expense of $0.7 million, depreciation and amortization of $1.8 million, fair value adjustments to debt, warrants and contingent consideration, with combined net losses of $1.7 million, non-cash accrued and payment-in-kind interest of $1.1 million, and loss on sale and impairment of long-lived assets of $0.2 million. Net changes in working capital provided cash of $3.1 million, primarily due to increases in current liabilities.

Net cash used in investing activities was $1.0 million for the three months ended March 31, 2020. Net cash used in investing activities is primarily related to investments to develop internal use software of $0.9 million and purchases of property and equipment of $0.1 million.

Net cash provided by financing activities was $6.3 million for the three months ended March 31, 2020. Net cash provided by financing activities is primarily related to proceeds from issuance of redeemable convertible preferred stock of $4.7 million and debt financing of $1.9 million, net of loan repayments of $0.4 million.

Fiscal Year Ended December 31, 2020 to Fiscal Year Ended December 31, 2019

The following table provides a summary of cash flow data for the year ended December 31, 2020 and the year ended December 31, 2019:

	Year ended
	December 31,		$	%
	2020	2019	Change	Change

	(dollar amounts in thousands)
Net cash used in operating activities	$(48,669)	$(29,335)	$(19,334)	66%
Net cash used in investing activities	(10,671)	(5,208)	(5,463)	105%
Net cash provided by financing activities	259,614	34,486	225,128	653%
Change in cash, cash equivalents and restricted cash	$200,274	$(57)	$200,331	NM

NM — percentage calculated is not meaningful.

2020

Net cash used in operating activities was $48.7 million for the year ended December 31, 2020. Net cash used in operating activities consists of net loss of $54.0 million, adjusted for non-cash items and the effect of changes in working capital. Non-cash adjustments include stock-based compensation expense (as restated) of $11.3 million, depreciation and amortization of $6.6 million, fair value adjustments to debt, contingent consideration and warrants of $0.6 million, non-cash accrued and payment-in-kind interest of $7.5 million and gain from the sale of assets or divestiture of businesses of $1.4 million. Net cash used in operating activities in 2020 of $48.7 million compared with $29.3 million in 2019 was an increase of $19.3 million, which was significantly impacted by the change in accrued expenses and other current liabilities in each year.  During 2019, the Company in order to conserve cash allowed accrued expenses and other current liabilities to increase by $7.7 million.  After the completion of the PTAC Merger, in December 2020, the Company paid down $15.9 million of accrued expenses and other current liabilities in order to reduce obligations to vendors and suppliers. The combined impact between years resulted in year-over-year change in net cash used cash of $23.6 million attributable to the change in accrued expenses and other current liabilities.

Net cash used in investing activities was $10.7 million for the year ended December 31, 2020. Net cash used in investing activities is primarily related to investments to develop internal use software of $2.6 million, acquisitions, net of cash acquired of $7.8 million and purchases of property and equipment of $0.3 million.

Net cash provided by financing activities was $259.6 million for the year ended December 31, 2020. Net cash provided by financing activities is primarily related to proceeds from the recapitalization of $269.5 million, debt financing of $66.2, net of loan repayments of $81.6 million, and redeemable convertible preferred stock financing of $4.7 million.

2019

Net cash used in operating activities was $29.3 million for the year ended December 31, 2019. Net cash used in operating activities consists of net loss of $103.3 million, adjusted for non-cash items and the effect of changes in working capital. Non-cash adjustments include stock-based compensation expense of $36.0 million, depreciation and amortization of $7.4 million, fair value adjustments to debt, contingent consideration and warrants of $8.7 million, non-cash accrued and payment-in-kind interest of $2.4 million and loss from the sale of assets or divestiture of businesses of $5.0 million. Net changes in working capital provided cash of $13.2 million, primarily due to increases in current liabilities.

Net cash used in investing activities was $5.2 million for the year ended December 31, 2019. Net cash used in investing activities is primarily related to investments to develop internal use software of $4.1 million, divestitures of $0.8 million and purchases of property and equipment of $0.5 million.

Net cash provided by financing activities was $34.5 million for the year ended December 31, 2019. Net cash provided by financing activities is primarily related to debt financing of $31.1 million, net of loan repayments of $0.2 million, and redeemable convertible preferred stock financing of $3.3 million.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and other commitments as of December 31, 2020, and the years in which these obligations are due:

		Less than			More than
	Total	1 Year	1 – 3 Years	3 – 5 Years	5 Years
Debt principal	$50,831	$4,799	$45,882	$150	$—
Interest	9,350	3,646	5,704	—	—
Operating leases	2,469	1,333	1,136	—	—
Capital leases	—	—	—	—	—
Purchase commitments	10,770	3,742	7,028	—	—
Total	$73,420	$13,520	$59,750	$150	$—

Purchase commitments include non-cancellable purchase commitments primarily for data purchases.

Off-Balance Sheet Arrangements

Since the date of our incorporation, we have not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The Company expects to use the extended transition period for any other new or revised accounting standards during the period in which it remains an emerging growth company.

Recent Accounting Pronouncements

See Note 1 to our unaudited condensed consolidated financial statements and for the three months ended March 31, 2021 for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and our results of operations.

Internal Control Over Financial Reporting

In connection with the audit of our financial statements as of and for the year ended December 31, 2020, management had identified a material weakness in our internal control over financial reporting. A material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

In addition to the material weakness identified in connection with the audit, management has determined that the restatement was evidence that the lack of processes and resources to identify and evaluate the appropriate treatment of complex securities, such as warrants, represented a second material weakness in internal control over financial reporting as of December 31, 2020.

The material weaknesses in our internal control over financial reporting for the year ended and as of December 31, 2020 were as follows:

1)	We do not have sufficient, qualified personnel to prepare and review complex technical accounting issues and effectively design and implement systems and processes that allow for the timely production of accurate financial information in accordance with internal financial reporting timelines to support the current size and complexity (e.g., acquisitions, divestitures and financings) of the Company.

2)	We do not have sufficient processes and resources in place to critically evaluate the identification, selection and application of US GAAP for complex securities to provide reasonable assurance that significant transactions are appropriately recorded.

Our remediation efforts for these material weaknesses have included the following:

•	we hired a new Chief Financial Officer in June 2020 and our new Controller joined in April 2021; both are experienced finance and accounting professionals for public companies;

•	we recruited additional personnel, in addition to utilizing third-party consultants and specialists, to supplement our internal resources;

•	we have been and continue designing and implementing additional automation and integration in our financially significant systems;

•	we will continue to expand and improve our review process of complex securities, significant transactions, and related accounting standards; and,

•	we are implementing additional training of our personnel to improve our understanding and documentation that supports effective control operation, and will identify third-party professionals with whom to consult regarding complex accounting literature as necessary.

We plan to continue to assess our internal controls and procedures and intend to take further action as necessary or appropriate to address any other matters we identify. See the section titled “Risk Factors — We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.”

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

The market risk inherent in our financial instruments and our financial position represents the potential loss arising from adverse changes in interest rates. As of March 31, 2021, and December 31, 2020, we have interest-bearing debt of $53.1 million and $50.8 million. Our senior secured term loans as of March 31, 2021 are variable rate loans that accrue interest at a variable rate of interest based on the greater of 0.55% or LIBOR rate (as defined) plus an applicable margin of 8.0%. As of March 31, 2021, the calculated interest rate is 8.55%.

A 1% increase in interest rates in our variable rate indebtedness would result in approximately $0.5 million in additional annual interest expense.

Inflation Risk

Porch does not believe that inflation has had, or currently has, a material effect on its business.

Foreign Currency Risk

There was no material foreign currency risk for three months ended March 31, 2021 and the years ended December 31, 2020. Porch’s activities to date have been limited and were conducted in the United States.

BUSINESS

Unless the context otherwise requires, references in this section to “we,” “our,” “us,” the “Company” or “Porch” generally refer to Porch Group, Inc. and its consolidated subsidiaries.

Overview

Who We Are

Porch is a vertical software platform for the home, providing software and services to approximately 14,000 home services companies, such as home inspectors, moving companies, utility companies, home insurance, warranty companies, and others. Porch helps these service providers grow their business and improve their customer experience. As a way to pay for the software and services, these companies connect their homebuyers to Porch, who in turn makes the moving process easier, helping consumers save time and make better decisions about critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. While some home services companies pay Porch typical SaaS fees, the majority of Porch’s revenue comes from B2B2C transaction revenues, with service providers such as insurance carriers or TV/internet companies paying Porch for new customer sign-ups.

Porch is the largest provider of software for certain home service verticals, such as the home inspection industry where more than a quarter of all U.S. home inspections are processed through Porch. Porch operates under a number of brands, such as Inspection Support LLC (“ISN™”), Porch’s ERP and CRM software, HireAHelperTM, where it provides software and demand for moving companies, Elite Insurance Group, where Porch is a licensed nationwide insurance agency, V12 Data, which provides data and analytical solutions that allow brands to improve the performance of their marketing, iRoofing, which provides measurement software for roofers, and Porch.com, where homeowners can complete home projects.

Background and Corporate History

On December 23, 2020 (the “PTAC Merger Closing Date”), Porch.com, Inc. and PTAC consummated the business combination pursuant to the PTAC Merger Agreement whereby Porch.com, Inc. merged with and into Merger Sub and became a wholly-owned subsidiary of PTAC. On the same date, PTAC changed its name from “PropTech Acquisition Corporation” to “Porch Group, Inc.” References in this section to Porch prior to the PTAC Merger Closing Date refer to Porch.com, Inc.

We were incorporated in the State of Delaware on December 22, 2011 and officially launched as Porch.com, Inc. on September 17, 2013. We launched Porch with the goal of simplifying the homebuying, move-in, and home maintenance process. We began as a data-driven home services marketplace, delivering project requests to home improvement professionals across the country who make up part of the $460 billion North American home improvement market.4 After two years of growth, and with key learnings in hand, Porch expanded its offerings by providing software and service to home services companies, transitioning to a vertical software company focused on the home. We knew that we wanted to focus on individuals making critical and high-value purchase decisions at the start of their homeowning journey. We also knew that we wanted to partner with home service companies to create long-term defensible and proprietary access to these consumers. As of March 31, 2021, approximately 14,000 small and large businesses — home inspectors, moving companies, large utilities, home warranty companies and more — use Porch to improve their operations, grow their business, and improve their customer experiences. These partnerships provide Porch introductions to end customers (who are largely homebuyers or existing homeowners) to help make the move and home maintenance simpler. This access is unique, wide-ranging and early in the homebuying process. Because the home inspection industry is Porch’s largest vertical with more than a quarter of all U.S. home inspections being managed in Porch’s ERP/CRM software5, Porch typically gets introduced to a homebuyer approximately six weeks before their move-in day, when critical purchase decisions are being made.

4 Based on data from Global Market Insights, Inc.

Throughout the last seven years, Porch has established many partnerships across a number of home-related industries. Porch has also proven effective at selectively acquiring companies which can be efficiently integrated into Porch’s platform. In 2017, we significantly expanded our position in the home inspection industry by acquiring ISN™, a developer of ERP and CRM software for home inspectors. Under Porch’s ownership, ISN™ has increased its revenues approximately five-fold (5x) in the three years since Porch acquired it. In November 2018, we acquired Hire A Helper, LLC (“HireAHelper™”), a provider of software and demand for moving companies. Similarly, within 18 months after being acquired by Porch, HireAHelper™ had more than doubled its revenues and achieved significant increases in profits. More recently, in 2021 Porch completed acquisitions of V12 Data, PalmTech, iRoofing and HOA. We remain committed to pursuing attractive M&A opportunities as a key part of our growth strategy going forward as a public company.

However, as described elsewhere in part in “Risk Factors, Risks Related to Our Acquisition Strategy – We may experience risks related to acquisitions, including the HOA Acquisition,” not all of our prior or future acquisitions have or will perform at the levels expected by management or stockholders from an operational, business, financial, or risk management perspective. In addition, at our stage of development we are continuing to build out capabilities in the business and functional staffing areas to assess, value, execute and integrate acquisitions – the growth and capabilities of these teams can introduce risk with respect to realizing our acquisition strategy and the value of acquisition opportunities.

The Porch Platform

Porch provides software and services to home services companies, and, through these relationships, gains unique and early access to homebuyers and homeowners, assists homebuyers and homeowners with critical services such as insurance and moving, and, in turn, Porch’s platform drives demand for other services from such companies as part of our value proposition. Porch has three types of customers: (1) home services companies, such as home inspectors, for whom Porch provides software and services and who provide introductions to homebuyers and homeowners; (2) consumers, such as homebuyers and homeowners, whom Porch assists with the comparison and provision of various critical home services, such as insurance, moving, security, TV/internet, and home repair and improvement; and (3) service providers, such as insurance carriers, moving companies, security companies and TV/internet providers, who pay Porch for new customer sign-ups.

5 Based on internal Porch data regarding total home inspections processed via Porch software from January 2020 through June 2020, as a percentage of total 1H 2020 home sales. “Total 1H 2020 home sales,” as used herein, represents the sum of new and existing U.S. home sales for the period from February 2020 through July 2020 (in order to account for the delay between home inspection and closing of sale), as reported by the U.S. Census Bureau (new home sales) and the National Association of Realtors (existing home sales).

Software and Services for Home Services Companies

Porch’s platform provides home services companies with software and services to help them grow their business and provide a better experience for their customers. This value proposition can be divided into three components.

First, Porch offers leading vertical-specific software that includes a wide range of functionality required by home services companies like home inspectors, roofers, and moving services providers to run a better business. These software solutions provide a wide range of functionality including configurable dashboards, calendars and scheduling, online booking, payment processing, dispatch and routing optimization, customer relations and communications, flexible reporting, industry integrations, reporting writing, quoting and more. Companies use this software for their customers and transactions, managing their employees and tracking their partners. The depth of functionality varies among industry-specific products. Because this software is used in so many aspects of day-to-day management by home services companies such as home inspectors, Porch sees very low attrition rates among our software customer base.

Second, Porch offers a Moving Concierge service that home services companies can provide to their end customers in order to improve the moving and home improvement experience. Instead of the relationship ending once the initial service is complete, home inspectors, moving companies, utilities, home warranty companies, and others can provide Porch’s Moving Concierge to assist an end customer with the remaining aspects of their move and, going forward, with ongoing home maintenance. Each Moving Concierge client is provided with a self-service dashboard through which they can manage their moving “to do” list. A Porch Moving Concierge representative will also contact the client to talk about their home inspection, answer questions, collect a review for the company, and chart out all upcoming services with which Porch can assist. Instead of selling customer data as leads, Porch helps the end customer compare prices and make decisions about critical services such as insurance (Porch is a licensed nationwide insurance agency (“EIG”) that underwrites policies for home, auto, flood and umbrella coverage), moving, security, and TV/internet. This experience creates a positive end customer experience that can benefit the home services company.

Third, Porch can help home service companies to grow their business through new customer acquisition. Porch does this through its various digital and concierge experiences and marketing solutions. Home services companies can pay for Porch’s software and certain modules with B2B SaaS fees. They also have the ability to access Porch’s core software suite for free if they provide Porch with access and introductions to their end customers by providing each with Porch’s Moving Concierge experience. This allows Porch to generate B2B2C transaction revenues by offering high-value services to end customers. The combination of this value proposition is compelling. This allows Porch to achieve a very strong home services company lifetime value to acquisition cost ratio.

Consumer Services

Porch connects consumers with home services companies nationwide and offers a full range of products and services where homeowners can, among other things: (i) compare and buy home insurance policies (along with auto, flood and umbrella policies) with competitive rates and coverage; (ii) arrange for a variety of services in connection with their move, from labor to load or unload a truck to full-service, long-distance moving services; (iii) discover and install home automation and security systems; (iv) compare internet and television options for their new home; (v) book small handyman jobs at fixed, upfront prices with guaranteed quality; and (vi) compare bids from home improvement professionals who can complete bigger jobs.

Porch focuses on the move stage of the homeowner’s journey given the concentration of high-value services that are purchased during this time. During the move, Porch assists the customer with services via its Moving Concierge and moving dashboard experience. For example, after helping the consumer quickly compare a large set of options for homeowner’s insurance for the new home, Porch will bind coverage as a licensed insurance agent and connect it back to the homebuyer’s mortgage. Additionally, Porch can highlight a variety of options and pricing for any type of move, including truck, storage and labor booking. For TV and Internet service, Porch provides the consumer a wide variety of rates, options and promotions for all major TV and Internet providers in their area and activates service directly for the consumer. According to a survey conducted by Article and OnePoll, moving was the second most stressful high-stress moment in a consumer’s life (behind only loss of a job), and across each of these services, Porch helps the consumer quickly and easily select the right products for them.

After the move, Porch provides consumers with tools and resources to help them find local professionals to complete most types of home maintenance, repair and improvement projects. Homeowners simply submit a project request on the Porch website, and Porch matches the homeowner with local professionals in their area who have the skills to do the job. Porch then sends the homeowner contact details about the service professionals they have been matched with, so the homeowner can select the right person or company for the job. Professionals can create profiles on Porch.com, but we also partner with both large service provider companies as well as large networks of service providers. This enables Porch to offer consumers various high-quality options without having to build a large sales force or operate as a standalone marketplace.

Our Industry

The home is foundational to the American experience. According to data from the National Association of Realtors and the U.S. Census Bureau, there were 5.64 million existing homes sold and approximately 815,000 newly constructed homes sold in the United States in 20206. There are millions of home services companies, most of which are small businesses operating in fragmented markets, according to the SBA Office of Advocacy. For consumers, moving and maintenance can be full of pitfalls and headaches. Porch seeks to simplify the home by providing software and services to home services companies and connecting homeowners to high-quality services throughout the home lifecycle. In doing so, Porch conducts its business across a broad total addressable market (“TAM”), consisting of moving services, property and casualty (“P&C”) insurance and contractor services, with an estimated total value of approximately $320 billion7. This TAM is based on the products Porch offers today, with ample opportunity for expansion of Porch’s addressable market.

Moving Services

Porch provides three primary moving services that support homeowners during the moving process: direct moving services, security installations and TV/internet installations. Based on U.S. Census Bureau data and Porch management estimates, Porch believes the overall addressable opportunity for Porch in these three service offerings in the U.S. to be approximately $4 billion. This estimate assumes that of the approximately 6 million annual home sales, approximately 20% will result in a home security purchase (according to industry estimates), which at approximately $1,100 per sale results in a $1.3 billion security installation TAM. The TV/internet installation TAM assumes all homebuyers will get some combination of TV and Internet service as an average commission per household of $114. This also assumes each home sale results in one move and that Porch can receive $314 net commission per move (which is a mix between full-service moves and labor only moves), thereby creating a $1.9 billion moving service TAM. Porch bases these net commission assumptions on a review of existing customer purchasing patterns and revenue contributions.

6 National Association of Relators 2020 report.

7 National Association of Relators 2020 report.

Property and Casualty (P&C) Insurance

Through its wholly-owned licensed insurance agency, Elite Insurance Group, Porch serves customers in the P&C home, auto, flood, and umbrella insurance market. In addition, as discussed more fully under “— Our Strategies for Growth — Insurance Expansion,” Porch recently acquired HOA, a leading property and casualty insurance company focused on products in the residential homeowner space. HOA is an MGA and insurance carrier hybrid with a strong reinsurance strategy that currently operates in six states. The HOA Acquisition will enable Porch to offer its own line of homeowner’s insurance alongside its existing insurance agency which partners with many other top insurance carriers and provide consumers with flexibility and choice. Based on U.S. home insurance annual revenues of $105B plus U.S. auto insurance annual revenues of $288B multiplied by a 20% commission, Porch believes the P&C home and auto insurance TAM is approximately $163 billion.8

Contractor Services

Contractor services is another large portion of Porch’s TAM with an estimated size of approximately $140 billion. This estimate is based on GM Insights’ $460 billion valuation of the home improvement market in 2018 and assumes 50% of projects are fully managed and coordinated by Porch with a 45% take rate ($104 billion managed services TAM) and 50% of projects are referred to third parties without any coordination by Porch for a 15% referral fee ($34 billion referral services TAM). The assumptions surrounding the percentage split between managed and outsourced projects, gross margins, and referral fees are based on Porch’s historical experience.

Mover Marketing

Mover Marketing represents Porch’s opportunity to sell marketing technology and services that help advertisers retain existing customers and attract new customers at key moments in time, such as during the homebuying process. Porch estimates this TAM in the U.S. as $8B based on 6 million homebuyers annually spending an average $9,000 during the first 3 to 6 months of the move9, and of this $54B in spend, Porch estimates that 15% will be spent on marketing to these consumers based on what it has observed in the industries it serves.

Trends and Growth in the Housing and Home Maintenance Sectors

Increasing Home Sales

As a home services platform that provides ERP and CRM software to approximately 14,000 inspection, moving and home services companies, Porch’s revenue is linked to existing home sales, which, according to the National Association of Home Builders, were at a 13-year high as of February 2020. COVID-19 significantly impacted Porch’s home inspection volumes in March and April of 2020, but by June 2020, Porch’s volume had fully recovered to 2019 levels. Continued strong home sales are supported by historically low 30-year fixed mortgage rates and the behavior of homeowners to move and change homes. America is a mobile country, with the average American homeowner moving once every 13 years, according to the National Association of Realtors. Research from the National Association of Realtors shows several reasons for Americans moving, with the most frequent reasons being to find a new or better home, to start or transfer jobs or to establish a new family home for the first time.

8 According to IBISWorld 2020 full year data, U.S. home insurance annual revenues totaled $105 billion and U.S. auto insurance annual revenues totaled $288 billion.

9 Epsilon 2012 New Mover Report.

Buying a Home and Moving is Becoming More Complex

Moving is considered one of the most stressful life events. The list of decisions a buyer needs to make begin with the qualities and attributes of the new home. There is a growing list of factors that go into choosing a home, including, but not limited to, home affordability, safety, quality of schools and proximity to parks, recreational facilities, health centers and outdoor space. When purchasers do find the right home, they might face a competitive process where their bid is ultimately rejected. Once their bid is accepted, home buyers have to manage home inspections and finalize their mortgage by meeting lender requirements.

With the house purchase offer accepted, homebuyers then must deal with the complexity of and logistics of moving. Pre-move considerations include but are not limited to researching moving services, visiting new communities, booking rentals, reserving storage units, coordinating with movers on packing, transferring utilities, home cleaning, completing a change of address, purchasing home insurance, and purchasing a home warranty. Within the moving company market alone, according to the American Moving and Storage Association, there are over 7,000 companies in over 13,900 locations to choose from. Post-move considerations include but are not limited to unpacking, cleaning the new house, scheduling essential home improvements listed in the inspection report, changing locks, transferring medical records, registering vehicles, purchasing internet and setting up a security system. All of these considerations make moving a stressful and tenuous process.

Porch helps make the move simple through its Moving Concierge and related services. Homebuyers can use Porch’s self-service dashboard to compare prices for movers, provision move-related services, and manage their moving checklist. Customers are also offered a wide variety of home services. Ultimately, Porch makes moving less stressful.

Increasing Home Improvement Spending

After helping consumers with their move, Porch continues to say in touch with the movers to help with home maintenance and improvement projects. The continued growth of the home improvement spending market will have a substantial impact on Porch’s future revenues.

According to the Home Improvement Research Institute, total home improvement spending in 2019 was approximately $405 billion and grew to just short of $440 billion in 2020. Despite COVID-19, there is a strong positive economic outlook. At the federal level, the fiscal stimulus from the Bipartisan Budget Act of 2019 is expected to help drive growth through 2021. According to recently published data from the Home Improvement Research Institute, the housing and home improvement market is forecasted to return to 2019 levels by the end of 2021. By 2022, home improvement sales are projected to pass $460 billion per year.

Outsourcing of Specialized Home Improvement Projects

According to iPropertyManagement, four out of five homeowners hire a professional or licensed specialist to assist on typical home projects such as window replacements, roof repairs, heating, ventilation and air conditioning installations, and others, and 87% of home renovations utilized a service professional in 2018. Porch helps make finding these professionals easy and offers transparent pricing.

Digitalization of Home Services

According to Technavio, online on-demand home services are expected to grow at a compounded annual growth rate of over 50% from 2020 to 2024. Driving this trend is the digitally minded millennial generation that is entering the home ownership market and hiring home services professionals online. Home service professionals experiencing the benefits and scalability of connecting and engaging with consumers online, including reaching wider or targeted audiences, improving conversion rates, reducing acquisition costs, and tracking performance of marketing investments, are expected to invest more into digital offerings over time.

Our Competitive Strengths

Leading ERP and CRM Software with Approximately 14,000 Contracted Companies in a Diverse Set of Industries

Porch owns several leading ERP and CRM software platform brands including ISN™ for home inspectors and HireAHelper™ for moving companies. Porch provides software to approximately 14,000 companies across a number of home services verticals utilizing its various software brands.

Early Access to Demand

Porch’s early access to homebuyers allows Porch to be among the first service providers to reach out to consumers and to assist them in their moving journey prior to completing many large purchasing decisions. Home services companies have the option to opt into Porch’s customer access model and receive Porch’s software for free in exchange for access rights to their customers, thereby allowing Porch to market and offer services to these customers up to six weeks in advance of their move. Porch’s customer access model represents an extremely valuable marketing tool and customer acquisition platform for home services providers, who typically rely on a change of address request that occurs near the end of the moving journey to reach out to homebuyers.

Of all of the verticals Porch operates in, the largest is the home inspection industry. Porch’s ERP and CRM software for home inspectors, is the software of choice for over 6,000 inspection companies, including most of the largest inspection companies in the U.S. These inspection companies complete over a quarter of all U.S. home inspections through Porch’s ISN™ software. Through research and development, Porch continues to invest in and strengthen the software advantage of ISN™. Moreover, Porch expects to increase the percentage of U.S. homebuyers available through its customer access model by expanding sales efforts of ISN™ and other software, and by completing acquisitions of software and service companies in the home services sector.

Porch’s other portfolio brands, including HireAHelper™ and Kandela™ also provide Porch access to customers. HireAHelper™ offers third-party moving services by matching homeowners with local movers, trucks and storage containers, in addition to providing CRM software for moving companies. Kandela™ offers a leading moving concierge product for utility customers in the U.S., helping hundreds of thousands of movers through its exclusive partnerships with utilities. These brands generate incremental customer access and provide services to consumers, augmenting Porch’s competitive advantage across a broader array of home services.

Innovative Customer Access Pricing Model

Porch’s customer access model, whereby software customers utilize Porch’s software for free in exchange for providing access rights to their customers, reduces competition from traditional software providers that charge a fee and rely on that revenue to sustain their businesses. In addition to obtaining the software for free, inspection companies report higher net promoter scores after enrolling in Porch’s customer access model as Porch drives improved customer satisfaction through its concierge service at a critical time of need. As a result, ISN™ benefits from high retention rates among software customers.

Proprietary Data and Analytics

Through the services it offers, Porch has amassed a trove of proprietary data on homebuyers and their homes. Using this data, Porch intends to accelerate its investment in data science and analytics to provide more suitable services to homebuyers and improve service provider marketing opportunities. For example, Porch believes that its data could help improve Porch’s ability to predict a variety of events, including the timing and likelihood of specific purchase decisions around the home, a mover’s likelihood of switching insurance carriers or the likelihood and severity of home insurance and home warranty claims. V12 Data, a Porch business provides software and of data solutions to help brands and SMBS acquire new customers and improve their marketing, leveraging our own proprietary mover data.

Strong Management Team with Extensive Merger and Acquisition Experience

Porch’s management team has significant merger and acquisition and integration experience obtained through over a hundred merger and acquisition transactions between the CEO, CFO and head of corporate development during their employment at previous companies. Porch has a strong track record of driving significant value creation from acquisitions to date. In less than 3 years after acquiring ISN™, Porch management had increased ISN’s revenues by five times. In less than 18 months after acquiring HireAHelper™, Porch had doubled its revenues. More recently, Porch announced acquisitions of V12 Data, PalmTech, and iRoofing, and completed the acquisition of HOA in April 2021. Porch intends to leverage its acquisition experience by continuing to selectively pursue strategic SaaS acquisitions that strengthen Porch’s unique access to demand.

Comprehensive Service Offering

Porch offers a unique breadth and depth of home services that span the entire homeownership experience from the move to ongoing maintenance. Not only is Porch able to help a consumer with the services they need at any point in their journey with their home, but also by going deeper into select services such as insurance, moving, and handyman services for example, Porch is able to improve the consumer experience and capture more value. This ability to create value from consumers allows Porch to offer a unique and strong value proposition to companies who provide Porch access to their customers. Because we are able to drive value to the companies that use our products and services, we are more easily able to attract new business partners and invest in product development and customer support to ensure we sustain out competitive advantage.

Our Strategies for Growth

Porch plans to achieve its strategic plan by driving organic growth and executing attractive acquisition opportunities. Porch intends to continue focusing on growth that will positively impact long-term shareholder value through the following strategies:

Sell More Software and Gain Access to More Homebuyers

Porch’s software for home inspectors and other industries not only generates strong B2B SaaS revenues, it is also a valuable and low-cost customer acquisition tool that drives growth through expanded homebuyer access. Porch intends to expand its B2B SaaS fees and homeowner access by:

•	Increasing the number of software customers organically through expanded sales and marketing efforts and inorganically through SaaS acquisitions. See “— Selectively Pursue Strategic SaaS Acquisitions” below.

•	Upsell into these software customers additional SaaS modules for B2B SaaS fees.

•	Continue to realize low churn rates of software customers, while increasing B2B SaaS fees as Porch helps these companies grow.

•	Increasing the percent of software customers that grant access rights to their consumers. Porch has been steadily converting more of its software customers to this option by explaining its benefits, which include increased net promoter scores for inspectors that adopt the customer access model, to inspectors during Porch’s software training program.

Increase Revenue per Homebuyer

Porch intends to capitalize on its expanded homebuyer access by increasing the revenue generated from each homebuyer. Porch believes it is currently capturing approximately 1% of the $2,300 estimated potential revenue opportunity per homebuyer10 and believes that it can increase this percentage by:

•	Improving the digital shopping experience for consumers who prefer to purchase online.

•	Increasing the percent of individuals with access rights that are called, contacted, and engaged by Porch’s Moving Concierge call center team.

•	Make available additional high-margin services for these homebuyers, such as electricity setup, warranty, and solar installation.

•	Improving conversion and take rates of both existing and new services by offering more competitive quotes per service so that customers do not find a better price elsewhere and more services so that customers do not need to leave the Porch ecosystem.

•	Generating more revenue from certain services by handling more of the experience for the consumer, such as what Porch is doing in the insurance industry with its acquisition of HOA.

Mover Marketing

Today, companies of all shapes and sizes advertise to movers through direct mail after the consumers have moved into their new home and change their address with the United States Postal Service. Through Porch’s early access to homebuyers, Porch can help homebuyers obtain earlier access to discounts and promotions that are typically made available to movers, while helping these brands and advertisers send direct mail to consumers in advance of their move.

On January 12, 2021, the Company acquired V12 Data, a leading consumer data and analytics platform with a focus on household and mover insights, data management and marketing activation, in a cash transaction for a total purchase price of $22 million payable at closing, subject to customary adjustments, plus up to $6 million of contingent purchase price payments based upon the financial performance of V12 Data during the 2021 and 2022 calendar years. In addition, the Company has agreed to provide a retention pool under the 2020 Porch Group Inc. Stock Incentive Plan of up to 100,000 shares of restricted Common Stock to retain key employees of V12 Data and contingent compensation (subject to the achievement of certain post-closing milestones) of up to an additional $6 million in cash or shares of Common Stock (at the Company’s election) to certain key employees of V12 Data. The V12 Data acquisition is expected to provide Porch with full-spectrum, enterprise-grade capabilities to capture the unique-to-the-market pre-mover marketing opportunity.

Insurance Expansion in 2021

Elite Insurance Group, Porch’s wholly-owned subsidiary, is an insurance agent that is currently licensed in all 50 states. Porch intends to expand from an insurance agency to an MGA by acquiring one or more MGAs. Becoming an MGA would allow Porch to capitalize on the underwriting advantage provided by its unique insights into properties and homebuyers. The MGA structure would allow Porch to obtain higher commissions and participate in the upside of selecting good risks with lower claims. Additional potential growth opportunities for Porch’s insurance business include adding more insurance carriers as partners in certain regions of the country and adding state licenses for certain in-house insurance agents.

10 Based on Porch estimated value of potential insurance sales, security system installations, TV/internet installations, utility activation, moving services, warranty products, inspection repairs, marketing revenues and certain other services and products and Porch estimates of the frequency with which such products are purchased by homebuyers.

On April 5, 2021, Porch completed its previously announced acquisition of HOA, a leading property and casualty insurance company focused on products in the residential homeowner space. Pursuant to the terms of the HOA Merger Agreement, at the effective date, each outstanding share of HOA common stock and each in-the-money option to acquire shares of HOA common stock was canceled and converted into the right to receive a pro rata amount of (i) $100 million, as may be adjusted in accordance with the terms of the HOA Merger Agreement, of which approximately $21.7 million is payable in Common Stock to HOA stockholders that are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (for an aggregate amount of 1,292,430 shares of Common Stock issued in connection with the closing) and (ii) up to 500,000 additional shares of Common Stock which are issuable contingent on the achievement of certain price thresholds with respect to the Common Stock within the two (2) year period following the effective date. In addition, certain key employees of HOA are entitled to grants of restricted Common Stock under the 2020 Porch Group, Inc. Stock Incentive Plan in an aggregate amount equal to $510,000 and as well as awards of up to an aggregate amount of 100,000 options to acquire Common Stock, in each case upon the terms and subject to the conditions of the HOA Merger Agreement. In order to satisfy purchase price adjustments or indemnification claims in accordance with the HOA Merger Agreement, $330,000 and $1,000,000, respectively, were held back from the aggregate cash consideration payable at closing. The HOA Acquisition is expected to enable Porch to offer its own line of homeowner’s insurance alongside its existing insurance agency which partners with many other top carriers and provide consumers with flexibility and choice.

Expand into New Home Service Verticals

There are opportunities for Porch to expand organically and via mergers and acquisitions to provide software and services to additional home service verticals. In addition to the HOA and V12 Data acquisitions, Porch plans to identify and close several accretive acquisitions that expand the number of home services companies that Porch supports and increases Porch’s access to unique demand and data. As an example, the recent acquisition of iRoofing brings Porch into the roofing software market where it can help these contractors grow and improve the experience to their customers (such as by saving money on insurance once a new roof is installed). Porch has an extensive pipeline of additional acquisition targets across the home services SaaS, insurance, moving, and home technology sectors. Management maintains active discussions with potential suitable targets.

Geographic Expansion

Porch currently conducts the vast majority of its business in the United States and a small portion in Canada. While Porch expects to remain focused on the U.S. market for the next several years, in the future Porch anticipates expanding internationally into Europe, Australia, and other markets where the home sales market operates similarly to the U.S. Within the United States, Porch operates nationwide and has opportunity to expand is insurance operations and offerings across many U.S. markets.

Revenue

Porch generates revenue in three ways: (i) recurring SaaS fees that companies pay us for our software and services, (ii) reoccurring B2B2C transaction revenues for move-related services, and (iii) reoccurring B2B2C and business-to-consumer (“B2C”) transaction revenues from post-move-related services.

Companies which use Porch’s software and services have the option to pay Porch with SaaS fees or customer access at which time Porch generates revenue via B2B2C transactions. Because Porch gets full access to a complete base of homeowners from a company, this customer access payment method is more attractive to Porch and such companies are worth an average of six times more to Porch than SaaS fees.11

B2B2C transaction revenues for move-related services include the LTV of commissions Porch receives from insurance carriers for each new sale to a policyholder which are paid in the first year and each subsequent year that the policyholder renews, and bounties related to the sale of moving service, security, or TV/internet service. B2B2C transaction revenues for post-move-related services includes per lead, per appointment and per job fees paid by contractors and partners for customer demand.

11 Based on internal Porch calculation comparing SaaS fee from per inspection from paying subscribers and Porch estimate of total revenue generated per inspection from access subscribers in 2019.

Revenue for Porch generally follows seasonality of both existing home sales and home projects, with more revenue concentrated in the second and third quarters rather than the first and fourth quarters.

Sales and Marketing

We sell our software and services to companies using a variety of sales and marketing tactics. We have teams of inside sales representatives organized by vertical market who engaged directly with companies. We have enterprise sales teams which target the large named accounts in each of our vertical markets. These teams are supported by a variety of typical software marketing tactics, including both digital, in-person (such as trade shows and other events) and content marketing. Porch has been very successful at partnering with key companies in our vertical markets who have aided in sales and adoption.

For consumers, Porch largely relies on our unique and proprietary relationships with the approximately 14,000 companies using Porch’s software to provide the company with end customer access and introductions. Porch then utilizes technology, lifecycle marketing and teams in lower cost locations to operate as a Moving Concierge to assist these consumers with services. Porch has invested in limited direct-to-consumer marketing capabilities, but expects to become more advanced over time with capabilities such as digital and social retargeting.

Technology

Porch has invested significantly for many years in engineering, product, and design in order to build out our platform. We operate a modern technology stack that allows for rapid development and deployment as well as integrations. Each of our business units develops its own technology to support its products and services, leveraging both open-source and vendor supported software technology. Each of our various brands and businesses has dedicated engineering teams responsible for software development and the creation of new features to support our products and services across a full range of devices (desktop, mobile web and native mobile applications). Our engineering teams use an agile development process that allows us to deploy frequent iterative product and feature releases.

Competition

The home services industry is highly competitive, fragmented, and localized. We compete with, among others: (i) search engines and online directories for all types of home services we assist consumers with, (ii) other vertical software companies in our markets, (iii) companies who help consumers purchase insurance, moving, and other home services, and (iv) other companies which help consumers to make their homes simple. We believe that our largest competition comes from the wide variety of companies focused on reaching consumers for the purpose of helping with key high-value services such as insurance, moving, TV/internet and other such services, as well as numerous traditional digital and non-digital service providers.

We believe that our ability to compete successfully will depend primarily upon the following factors:

•	the size, quality, diversity and stability of the large number of companies utilizing Porch’s software and services who give Porch early and proprietary access to homebuyers before competitors are aware;

•	our ability to consistently generate home services fees and revenues through our access to homebuyers and homeowners in a cost-effective manner;

•	our ability to increasingly engage with consumers directly through our platforms (rather than through search engine marketing or search engine referrals);

•	the functionality of our software and services, websites and mobile applications and the attractiveness of their features and our products and services generally to home services companies and consumers, as well as our continued ability to introduce new products and services that resonate with consumers and service professionals generally;

•	our ability to continue to build trust in and loyalty to, our various brands, particularly Porch.com, ISN™, HireAHelper™, V12 Data, iRoofing and Elite Insurance Group; and

•	the ability for us to continue to expand our platform organically and inorganically into other vertical markets and select services.

Intellectual Property

We regard our intellectual property rights as critical to our success generally, with our trademarks, service marks and domain names being especially critical to the continued development and awareness of our brands and our marketing efforts.

We protect our intellectual property rights through a combination of trademarks, trade dress, domain name registrations, and trade secrets, as well as through contractual restrictions and reliance on federal, state and common law. We enter into confidentiality and proprietary rights agreements with employees, consultants, contractors and business partners, and employees and contractors are also subject to invention assignment provisions.

We have several registered trademarks in the United States (the most significant of which relate to our Porch™, ISN™ and HireAHelper™ brands), as well as other trademarks in Canada and Europe. We have also registered a variety of domestic and international domain names, the most significant of which relate to our Porch brand.

Government Regulation

We are subject to laws and regulations that affect companies conducting business on the internet generally and through mobile applications, including laws relating to the liability of providers of online services for their operations and the activities of their users. As a result, we could be subject to claims based on negligence, unfair business practices, various torts and trademark and copyright infringement, among other actions.

In addition, because we receive, transmit, store and use a substantial amount of information received from or generated by consumers and service professionals, we are also impacted by laws and regulations governing privacy, the storage, sharing, use, processing, disclosure and protection of personal data and data breaches.

We are particularly sensitive to laws and regulations that adversely impact the popularity or growth in the use of the internet and/or online products and services generally, restrict or otherwise unfavorably impact the ability or manner in which we provide our products and services, regulate the practices of third parties upon which we rely to provide our products and services and undermine open and neutrally administered internet access. To the extent our businesses are required to implement new measures and/or make changes to our products and services to ensure compliance, our business, financial condition and results of operations could be adversely affected. Compliance with this legislation or similar or more stringent legislation in other jurisdictions could be costly, and the failure to comply could result in service interruptions and negative publicity, any or all of which could adversely affect our business, financial condition and results of operations. In addition, in December 2017, the U.S. Federal Communications Commission (“FCC”) adopted an order reversing net neutrality protections in the United States, including the repeal of specific rules against blocking, throttling or “paid prioritization” of content or services by internet service providers. To the extent internet service providers take such actions, our business, financial condition and results of operations could be adversely affected.

We are also subject to laws governing marketing and advertising activities conducted by/through telephone, email, mobile devices and the internet, including the TCPA, the Telemarketing Sales Rule, the CAN-SPAM Act, Section 5 of the FTC Act and similar state laws, as well as federal, state, and local laws and agency guidelines governing background screening.

Employees

Our core values are foundational to Porch. By staying true to: No Jerks/No Egos; Solve Each Problem; Be Ambitious; Care Deeply; and Together We Win, we have created a company where good people can do great work and drive shareholder value. These values guide us in everything we do, from individual everyday tasks to high-level strategic planning. They foster a culture of dialogue, collaboration, recognition and a sense of family that contributes to our long-term success.

Porch is organized as a decentralized operating model, which we believe allows our businesses to move quickly and entrepreneurially with a common playbook and infrastructure that benefit from shared best practices as we scale.  When we acquire a company, our decentralized operating model helps us manage the costs and risks associated with integration and do not take on that risk.  We integrate acquisitions 1) into our central data platform and 2) transactional monetization to drive our B2B2C revenues such as insurance.

We engage and empower our team with continued career and learning and development opportunities. Fostering a growth mindset facilitates a culture where all voices are heard and team members can take informed risks, ask questions, and seek creative solutions to tough problems. This approach helps us build a strong bench of leaders for tomorrow’s business challenges.

Our diversity, equity and inclusion efforts are based on the principle that all Porch team members can bring their whole selves to work and thrive. We have a growing Employee Resource Group (ERG) community and a commitment throughout the organization for Porch to be a supportive and inclusive environment.

As of May 28, 2021, Porch had approximately 1,400 full-time employees and independent contractors. We believe that we generally have good relationships with our employees and contractors.

Additional Information

Our main website is www.porch.com, and our investor relations website is located at www.porchgroup.com. Neither the information on these websites, nor the information on the websites of any of our brands and businesses, is incorporated by reference into this prospectus, or into any other filings with, or into any other information furnished or submitted to, the SEC.

MANAGEMENT

The following table sets forth, as of May 31, 2021, certain information regarding our directors and executive officers who are responsible for overseeing the management of our business.

Name	Age[12]	Position
Matt Ehrlichman	41	Chief Executive Officer, Chairman and Founder

Matthew Neagle	42	Chief Operating Officer

Marty Heimbigner	62	Chief Financial Officer

Thomas D. Hennessy	36	Director

Alan Pickerill	54	Director

Javier Saade	50	Lead Independent Director

Asha Sharma	32	Director

Chris Terrill	53	Director

Regi Vengalil	38	Director

Margaret Whelan	48	Director

Executive Officers

Matt Ehrlichman is Chief Executive Officer and Chairman for the Company. Prior to founding Legacy Porch in 2011, Mr. Ehrlichman was Chief Strategy Officer at Active Network, responsible for approximately 85% of the company’s P&L. Mr. Ehrlichman joined Active Network in 2007 and helped grow its revenues from $65 million in 2006 to $420 million and an IPO in 2011. Before joining Active Network, Mr. Ehrlichman was co-founder and Chief Executive Officer at Thriva, which was acquired by Active Network in March 2007 for approximately $60 million in cash and stock. Mr. Ehrlichman built Thriva out of his dorm room at Stanford University, where he received his B.S. in Entrepreneurial Engineering and M.S. in Management Science and Engineering. In 2014, Mr. Ehrlichman was named USA TODAY’s Inaugural Entrepreneur of the Year. Mr. Ehrlichman is qualified to serve as a director due to his extensive leadership and business experience in the home and technology industries.

Matthew Neagle is Chief Operating Officer for the Company. As Chief Operating Officer, Mr. Neagle leads efforts to drive organic growth of the Company’s software and services platform and manages the day-to-day rhythms of the business. Previously, Mr. Neagle also served as Legacy Porch’s Chief Revenue Officer from March 2017 to July 2020, Legacy Porch’s Chief Customer Officer from January 2016 to March 2017 and Legacy Porch’s Vice President, Operations from July 2014 to January 2016. Prior to joining the Company, Mr. Neagle worked at Amazon, leading the expansion of Kindle into stores in China, India, and Japan and at Google, leading the teams to help small businesses to acquire and retain customers online through AdWords. Mr. Neagle is a long-time leader, alumnus and supporter of AIESEC, the world’s largest student organization. Mr. Neagle holds a B.A., B.S.E. and M.B.A. from the University of Michigan.

Marty Heimbigner is Chief Financial Officer for the Company, a position he has held since June 2020. Before joining the Company, Mr. Heimbigner served as Chief Financial Officer of WASH Multifamily Laundry Systems, LLC from December 2017 to May 2020. Before that, Mr. Heimbigner served as Chief Financial Officer of TheMaven, Inc. from March 2017 to December 2017. Additionally, Mr. Heimbigner was a partner at Pacific CFO Group, LLC from November 2012 to June 2020, where he served as an advisor and senior finance and accounting executive at client companies of the firm. From November 2014 to May 2016, Mr. Heimbigner was Chief Financial Officer of BSQUARE Corporation. From January 2003 to November 2012 Mr. Heimbigner was a partner with Tatum LLC, where he similarly served in senior finance and accounting executive roles with client companies. From January 2009 to April 2010 Mr. Heimbigner was President, Chief Executive Officer and a director at City Bank, headquartered in Lynnwood, Washington. He has held other senior partner or financial leadership positions earlier in his career at companies including Demand Media, Intelligent Results (acquired by First Data), Airbiquity Inc., Washington Energy Company, and KPMG. Mr. Heimbigner holds a B.A. from Washington State University and an Executive M.B.A. degree from the University of Washington. He is a Certified Public Accountant in the State of Washington.

12 Porch HR/Dena to update D&O ages.

Non-Employee Directors

Thomas D. Hennessy has served as a director since December 2020. Mr. Hennessy also served as PTAC’s Co-Chief Executive Officer, President and a director from PTAC’s inception until the consummation of the PTAC Merger in December 2020. Since December 2020, Mr. Hennessy has served as the Chairman, Co-CEO, and President of PropTech Investment Corporation II, a $230 million blank check company focused on real estate technology. Since December 2020, Mr. Hennessy has served as a Director of 7GC & Co. Holdings, a $230 million blank check company focused on technology investments. Mr. Hennessy has served as the Managing Partner of Real Estate Strategies of Hennessy Capital LLC since July 2019. From September 2014 to July 2019, Mr. Hennessy served as a Portfolio Manager of ADIA, the largest global institutional real estate investor, where he was responsible for managing office, residential, and retail assets in the U.S. totaling over $2.1 billion of net asset value or $5.0 billion of gross asset value. While at ADIA, Mr. Hennessy executed over $475 billion of equity commitments to U.S. acquisitions and developments and over $435 million of limited partner equity commitments to opportunistic real estate equity funds, real estate credit funds, and real estate technology venture capital funds. Mr. Hennessy also created and led ADIA’s PropTech investment mandate, which included committing equity to PropTech. From January 2011 to April 2014, Mr. Hennessy served as an associate at Equity International Management LLC, an opportunistic real estate private equity fund founded by Sam Zell, where he evaluated investments and structured equity investments in real estate operating platforms in emerging markets. From September 2009 to January 2011, Mr. Hennessy served as an associate for CERES Real Estate Partners LLC, a private investment management company. From June 2007 to June 2009, Mr. Hennessy served as an analyst in the investment banking division of Credit Suisse, where he focused on mergers and acquisitions for companies in the real estate, gaming, lodging and leisure sectors as well as public and private financings of equity, debt and structured products. Mr. Hennessy holds a B.A. degree from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Hennessy is well qualified to serve as director due to his extensive real estate, private equity and experience with respect to technological innovation in the real estate industry.

Alan Pickerill has served as a director since December 2020. Mr. Pickerill has served in a variety of finance and accounting roles, mainly for publicly-traded technology companies. Most recently he served as Expedia Group’s Executive Vice President, Chief Financial Officer and Treasurer from September 2017 to December 2019 and had been with the Company since 2008. Mr. Pickerill oversaw Expedia Group’s accounting, financial reporting and analysis, investor relations, treasury, internal audit, tax and global real estate teams. Previously, he served as Expedia Group’s Senior Vice President of Investor Relations and Treasurer from July 2015 to September 2017. Mr. Pickerill was a director of Legacy Porch from September 2019 until the PTAC Merger Closing. Mr. Pickerill began his career as an accountant for seven years at Deloitte and Touche before working at a variety of publicly-traded technology and internet companies, including serving as CFO of INTERLINQ Software Corporation, a publicly-traded technology provider, as well as roles at Microsoft and Getty Images. Mr. Pickerill was licensed as a certified public accountant in Washington in 1991. Mr. Pickerill holds a B.A. degree in Business and Accounting from the University of Washington’s Michael G. Foster School of Business. Mr. Pickerill is well qualified to serve as director due to his extensive experience in finance-related leadership roles in a public technology company.

Javier Saade has served as a director since December 2020 and as our Lead Independent Director since May 2021. Mr. Saade is Venture Partner at Fenway Summer, a position he has held since 2016, and Managing Partner of Impact Master Holdings, a position he has held since 2019. He also serves as Chairman of the Board of GP Funding, Inc., a Presidio, Fiera Comox and Edmond de Rothschild backed financial services firm, a position he has held since 2019 and as Director of Softbank’s SVF Investment Corp., a position he has held since 2021. Until recently, Mr. Saade was a Trustee of The Nature Conservancy and Pan American Development Foundation and served on the Global Board of Advisors of Docusign, Inc. and Board of Advisors of Univision Communications. Previously, Javier was appointed by the White House as Associate Administrator of the U.S. Small Business Administration and was its Chief of Investment and Innovation and also served on the Committee for Small and Emerging Companies at the U.S. Securities & Exchange Commission from 2013 to 2015. Prior to public service he spent over 20 years at organizations that include McKinsey & Company, Booz Allen & Hamilton, Bridgewater Associates, Abbott Laboratories and Air America Media, a company he co-founded. He holds a B.S. in Industrial Management from Purdue University, an M.S. in Operations & Technology from the Illinois Institute of Technology and an M.B.A. from Harvard Business School. Mr. Saade is well qualified to serve as director due to his broad experience in business as a venture capital and private equity investor, entrepreneur, operating executive and policymaker.

Asha Sharma has served as a director since December 2020. Ms. Sharma is a senior business executive and currently the Chief Operating Officer of Instacart, which is North America’s largest third-party provider of online grocery stores. In this role, Ms. Sharma oversees the Instacart Marketplace, which includes the Instacart app, and Instacart logistics, growth and marketing, as well as focuses on engaging new and current customers. Before joining Instacart, Ms. Sharma was Vice President of Product for Messenger at Facebook Inc. (NASDAQ: FB), a service used globally by more than 1.3B people and over 40M businesses in over 190 countries. As part of Ms. Sharma’s role, she was responsible for Messenger and Instagram Direct user engagement, revenue, privacy, and integrity. Prior to Messenger, Ms. Sharma led the Facebook Inc. Social Impact product teams including charitable giving, crisis response, health, AMBER alerts, and mentorship. As both an entrepreneur and executive, Ms. Sharma brings 15 years of experience building, growing and transforming businesses, with deep focus in consumer product and online marketplaces. Before Facebook Inc., Ms. Sharma was the Chief Operating Officer and early team member of Legacy Porch. Ms. Sharma served as Chief Marketing officer of Legacy Porch from May 2013 to July 2015. Prior to that, Ms. Sharma started her career by founding two companies, one of which was recognized by the President of the United States in 2012. She graduated top of her class at University of Minnesota’s Carlson School of Management. Ms. Sharma spends her time between San Francisco and Seattle with her husband and son. She is currently a board trustee of the Seattle Foundation, one of the largest global foundations managing billions in assets. Ms. Sharma is well qualified to serve as director due to her prior experience with the Company and current product leadership building the one of the largest technology services in the world.

Chris Terrill has served as a director since December 2020. Mr. Terrill served as the Chief Executive Officer and a director of ANGI Homeservices, an international digital marketplace for home services that helps connect consumers with home professionals in the United States and other countries under various brands, including HomeAdvisor® and Angie’s List, among others, from September 2017 to November 2018. Prior to assuming that role in September 2017, Mr. Terrill served as Chief Executive Officer of HomeAdvisor.com, a wholly-owned subsidiary of IAC, from May 2011. Prior thereto, he held senior marketing positions at Nutrisystem.com, the leader in the direct-to-consumer diet space, serving as its Chief Marketing Officer and Executive Vice President of eCommerce from June 2009 to May 2011 and Senior Vice President of e-commerce from January 2007 to June 2009. For one year prior to joining Nutrisystem.com, he served as Vice President of Product and Marketing for Blockbuster.com, the online division of Blockbuster Inc. Additionally, he spent six years with Match.com where he held several senior marketing roles, his last being Vice President of New Brands & Verticals, where he developed and launched new online brands, including Chemistry.com. Mr. Terrill has served as a director of Realogy since July 2016, CareerWise since March 2019 and Infogroup since August 2019. Mr. Terrill is also a former director of Neat, serving from November 2010 to November 2015 and NKBA, serving from November 2013 to December 2017. Mr. Terrill holds a B.S. from the University of Texas at Austin and an M.B.A. from the University of Houston. Mr. Terrill is well qualified to serve as director due to his extensive leadership experience as CEO of ANGI Homeservices as well as director at other public companies.

Regi Vengalil has served as a director since December 2020. Mr. Vengalil is the Chief Financial Officer of Egencia, the corporate travel division of Expedia Group. Mr. Vengalil joined Egencia as Chief Financial Officer in November 2019 after previously serving as Global Head of Corporate Development & Strategy for Expedia Group from January 2017 to November 2019. Prior to that, Mr. Vengalil was an executive at Lending Club, an online lending marketplace, serving as Vice President, Strategy, M&A and Business Operations from May 2016 until January 2017. Previously Mr. Vengalil served as Vice President, Head of Strategy and Business Operations of Lending Club from November 2015 to May 2016 and Senior Director, Head of Corporate Strategy from October 2014 to November 2015. Mr. Vengalil holds a B.S. in Economics and an M.B.A., both earned with honors, from the Wharton School at the University of Pennsylvania. Mr. Vengalil is well qualified to serve as director due to his extensive experience in M&A leadership at a large public technology company and financial, M&A and strategy experience across regions, industries and functions.

Margaret Whelan has served as a director since December 2020. Ms. Whelan also served as an independent director of PTAC from its IPO until the consummation of the PTAC Merger. Since November 2014, Ms. Whelan has served as the Founder and Chief Executive Officer of Whelan Advisory LLC, a boutique investment banking firm focused on the residential real estate industry. In this role, she provides strategic and financial counsel to leaders of both public and private real estate companies in the U.S. and globally. From September 2013 to November 2014, she served as Chief Financial Officer of Tricon Capital Group Inc., a private equity firm specializing in residential real estate. Previously, she served in positions with JP Morgan Chase (2007 to 2013), UBS Financial Services Inc. (1997 to 2007) and Merrill Lynch & Co. (1995 – 1997). Between June 2015 and May 2019, Ms. Whelan served on the board of directors of TopBuild Corp. (NYSE: BLD), as an independent director and member of the audit, compensation and nominating and governance committees. Since September 2017, she has served on the board of directors of Mattamy Homes, North America’s largest privately owned homebuilder. She also serves on the advisory boards of John Burns Real Estate Consulting and the Housing Innovation Alliance. Ms. Whelan holds a Bachelor of Commerce in Finance degree from the University College Dublin (Ireland). Ms. Whelan is well qualified to serve as a director due to her extensive investment banking and advisory experience.

Classified Board of Directors

The Board is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Amended and Restated Charter and Amended and Restated Bylaws authorize only the Board to fill vacancies on the Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board may have the effect of delaying or preventing changes in control of the Company.

Director Independence

Our Common Stock is listed on NASDAQ. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that, with the exception of our Chief Executive Officer, Matt Ehrlichman, each member of the Board is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ. In making these determinations, the Board reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our Common Stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Role of the Board in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the audit committee. The audit committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management.

Board Committees

The Board has established an audit committee, a compensation committee, a mergers and acquisitions committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of the Board are described below. Copies of the charters for each committee are available on the investor relations page of our website at https://ir.porchgroup.com/. The information in or accessible through our website is not incorporated into, and is not considered part of, this proxy statement. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of Alan Pickerill, Javier Saade and Margaret Whelan, with Alan Pickerill serving as the chair. The Board determined that the members of our audit committee are independent within the meaning of Rule 10A-3 under the Exchange Act. The Board also determined that Mr. Pickerill and Ms. Whelan are “audit committee financial experts” as defined by the applicable SEC rules.

Our audit committee operates under a written charter that satisfies the applicable NASDAQ listing standards. The purpose of the audit committee, as set forth in its charter, is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Thomas D. Hennessy, Chris Terrill and Margaret Whelan, with Thomas D. Hennessy serving as chair. The Board has determined that each member of our compensation committee is independent under the NASDAQ listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Our compensation committee operates under a written charter that satisfies the applicable NASDAQ listing standards. The purpose of the compensation committee, as set forth in its charter, is to assist the Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Javier Saade, Alan Pickerill and Asha Sharma, with Javier Saade serving as chair. The Board has determined that each member of our nominating and corporate governance committee is independent under the applicable NASDAQ listing standards.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable NASDAQ listing standards. The purpose of our nominating and corporate governance committee, as set forth in its charter, is to assist the Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to us, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time.

Mergers and Acquisitions Committee

The Board has established a mergers and acquisitions committee. The mergers and acquisitions committee consists of Regi Vengalil, who serves as the chairperson, Thomas D. Hennessy and Chris Terrill, with Regi Vengalil serving as chair.

The purpose of the mergers and acquisitions committee, as set forth in its charter, is to assist the Board in discharging its responsibilities relating to (1) reviewing and evaluating the Company’s acquisition, investment and divestiture strategies and (2) evaluating acquisition, investment and divestiture opportunities, when and as appropriate.

In the process of identifying, screening and recommending director candidates to the Board, our nominating and corporate governance committee takes into consideration the needs of the Board and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, analytical ability, independence, diversity of experience and viewpoints, and their willingness to devote adequate time to Board duties. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. When searching for new directors, the nominating and corporate governance committee will actively seek out women and individuals from minority groups to include in the pool from which nominees for the Board are chosen. The nominating and corporate governance committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Code of Ethics and Business Conduct

We have adopted a code of business conduct and ethics that applies to all of our directors, employees, officers, consultants and independent contractors. The code of business conduct and ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the code of conduct and ethics has been filed with the SEC and will be provided without charge upon written request to our General Counsel and Secretary, in writing at 2200 1st Avenue S., Suite 300, Seattle, Washington 98134. A copy of the code of conduct and ethics can also be found at https://ir.porchgroup.com/corporate-governance/governance-documents. The Company intends to disclose any amendments to or waivers of certain provisions of its code of business conduct and ethics on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or our compensation committee.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies as the Company is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for the Company’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2020 exceeded $100,000 and who were serving as executive officers as of December 31, 2020. We refer to these individuals as “named executive officers.” For 2020, the Company’s named executive officers and the positions each held as of December 31, 2020 were:

•	Matt Ehrlichman, Chief Executive Officer and Chairman;

•	Marty Heimbigner, Chief Financial Officer; and

•	Matthew Neagle, Chief Revenue Officer.

We expect that the Company’s executive compensation program will continue to evolve to reflect its status as a newly publicly-traded company, while still supporting the Company’s overall business and compensation objectives. The compensation committee of the Board is responsible for administering the Company’s executive compensation program and has retained Aon, an independent executive compensation consultant, to help advise on the Company’s executive compensation program.

2020 Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Mr. Ehrlichman historically has received an annual base salary of $1.00, which was increased to $420,000 in 2020. Please see the “Salary” column in the 2020 Summary Compensation Table for the base salary amounts received by each named executive officer in 2020.

Bonuses

Historically, cash bonuses have been provided on a discretionary basis. Bonus compensation is designed to hold executives accountable, reward the executives based on actual business results and help create a “pay for performance” culture. In 2020, the Company established an annual incentive program for its executive officers eligible to receive target bonus payouts equal to 40% of the named executive officer’s base salary other than Mr. Ehrlichman and pro-rated in the case of Mr. Heimbigner to reflect his start date, with the actual bonus paid determined based on achievement against pre-established performance goals relating to budget achievement and insurance business objectives, with each goal equally weighted. Other than the retention bonuses and Management Carve-Out Plan bonuses, discussed below, the Company did not pay 2020 cash bonuses to the named executive officers.

Retention Bonuses and Management Carve-Out Plan

In February 2020, the compensation committee of the Board granted Mr. Neagle a retention bonus, payable upon a change in control subject to Mr. Neagle’s continued employment through such date. The payout with respect to Mr. Neagle’s retention bonus ranges from approximately $720,000 to approximately $1.8 million depending on the transaction proceeds. While the PTAC Merger did not constitute a change in control under the February 2020 retention bonus arrangement, in lieu of the retention bonus, Mr. Neagle received a bonus payable under the Management Carve-Out Plan upon the PTAC Merger Closing in an amount equal to $500,000 and the February 2020 bonus arrangement was terminated. Messrs. Ehrlichman and Heimbigner also received bonuses under the Management Carve-Out Plan of $1,500,000 and $100,000, respectively, based on the transaction proceeds.

Equity Awards

To further focus the Company’s executive officers on the Company’s long-term performance, the Company has granted equity compensation in the form of stock options. Stock options generally vest 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. In connection with the commencement of his employment with the Company in 2020, Mr. Heimbigner receive an option grant with respect to 500,000 shares (234,880 shares following the post-merger conversion), which will vest 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. In addition, Mr. Heimbigner also received an option grant with respect to 500,000 shares (234,880 shares following the post-merger conversion), scheduled to vest 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment, with the vesting commencement date the occurrence of a liquidity event. The PTAC Merger constituted a liquidity event for purposes of Mr. Heimbigner’s option award. In connection with the PTAC Merger Closing and pursuant to the terms of his offer letter, Mr. Heimbigner received a restricted stock award with a grant date fair value of $200,000 as a transaction bonus, which will vest in one year following the PTAC Merger Closing subject to Mr. Heimbigner’s continued employment through such date. This grant was made in early 2021 and will be reflected as 2021 compensation in the “2021 Summary Compensation Table.”

In 2020, the Board allowed employees of the Company to forego a portion of annual base salary in exchange for restricted stock units denominated in a number of shares of Common Stock, with two restricted stock units received for each dollar of foregone salary elected by the employee in July 2020 and one restricted stock unit for each dollar of foregone salary elected by the employee in August 2020. The restricted stock units received are subject to vesting based on the recipient’s continued service and the occurrence of a liquidity event, with the service-based vesting condition for the July 2020 restricted stock units satisfied in 50% increments on October 1, 2020 and July 1, 2021 and the service-based vesting condition for the August 2020 restricted stock units satisfied on March 1, 2021. The PTAC Merger constituted a liquidity event for purposes of the July 2020 and August 2020 restricted stock units. Any shares received upon settlement of the restricted stock units are subject to a 180-day lock-up period. Messrs. Ehrlichman and Neagle each elected to forego a portion of their 2020 base salary in exchange for restricted stock units denominated in a number of shares of Common Stock. In addition, in June 2020, Mr. Neagle was granted a retention option award with respect to 50,000 shares (23,488 shares following the post-merger conversion) and both Messrs. Ehrlichman and Neagle participated in our milestone option grant program and received option grants with respect to 50 shares and 38,392 shares, respectively (23 shares and 18,035 shares, respectively, following the post-merger conversion).

Prior to the PTAC Merger Closing, Mr. Ehrlichman was granted a restricted stock award under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) which was converted into an award of 1,000,000 restricted shares of the Common Stock upon the PTAC Merger Closing. The award will vest in one-third instalments if certain stock price triggers are achieved within 36-months following the closing of the merger as follows: (i) one-third (1/3) of the shares will vest if the closing price of a share of Common Stock is greater than or equal to $18.00 over any 20 trading days within any 30-consecutive trading day period; (ii) one-third (1/3) of the shares will vest if the closing price of a share of Common Stock is greater than or equal to $20.00 over any 20 trading days within any 30-consecutive trading day period; and (iii) the remaining one-third (1/3) of the shares will vest if the closing price of a share of Common Stock is greater than or equal to $22.00 over any 20 trading days within any 30-consecutive trading day period. If Mr. Ehrlichman’s employment with the Company or its affiliates is terminated prior to the award being fully vested, then the award will be terminated and canceled, provided that if Mr. Ehrlichman’s employment is terminated by the Company or its affiliates without cause or Mr. Ehrlichman resigns due to good reason (in each case, as defined in the award agreement), the award will remain outstanding and will vest to the extent the stock price triggers are achieved during the 36-month period.

Pursuant to action taken by the compensation committee of the Board in February 2020, outstanding options held by Mr. Neagle will vest upon the occurrence of a “change in control” of the Company, subject to Mr. Neagle’s continued employment through such date. The PTAC Merger was not a “change in control” of the Company for purposes of his outstanding equity awards.

Pursuant to the terms of the definitive agreement relating to the PTAC Merger, each named executive officer will be eligible for additional earn out shares based on their proportional holdings if the Company’s share price achieves certain performance levels over the three-year period following the PTAC Merger Closing Date.

2020 Summary Compensation Table

The following table shows information regarding the compensation of the named executive officers for services performed in the year ended December 31, 2020 and, to the extent required by applicable SEC disclosure rules, the year ended December 31, 2019.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Options(3)	Stock Awards(3)		Non-Equity Incentive Compensation(4)	All Other Compensation(5)	Total
Matt Ehrlichman,	2020	$361,872	$1,500,000	$40	$14,964,212		$0	$3,322	$16,829,446
Chief Executive Officer and Chairman	2019	1	0	0	0	(6)	0	2,665	2,666	(6)
Marty Heimbigner(7)	2020	161,887	100,000	837,136	0			0	1,099,023
Chief Financial Officer
Matthew Neagle	2020	232,610	500,000	72,110	275,888			0	1,080,608
Chief Revenue Officer	2019	295,577	0	0	0	(8)	0	0	295,577

(1)	As noted above, during 2019, Mr. Ehrlichman received an annual base salary of $1. Beginning in 2020, Mr. Ehrlichman’s base salary was increased to $420,000.
(2)	Represents payouts under the Management Carve-Out Plan paid in connection with the PTAC Merger Closing.
(3)	Amounts reported in this column reflect the aggregate grant date fair value of stock options and restricted stock unit or restricted stock awards granted in 2020 to our named executive officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) based on the fair market value of a share of Common Stock on the date of grant and, in the case of Mr. Ehrlichman’s restricted stock award granted prior to the closing, based on the probable achievement of the performance goals at the time of grant. Because the vesting condition related to Mr. Ehrlichman’s restricted stock award is considered a market condition and not a performance condition, there is no grant date fair value below or in excess of the amount reflected in the table above for such award based on achievement of the underlying market condition.
(4)	Except for payouts under the Management Carve-Out Plan, none of the named executive officers received an annual incentive bonus with respect to 2020.
(5)	Amount reported in 2020 for Mr. Ehrlichman represents the employee portion of the insurance premiums for health and welfare benefits that are paid by the Company on behalf of Mr. Ehrlichman.
(6)	During 2019, the Company did not grant any equity awards to Mr. Ehrlichman. In May 2019, Mr. Ehrlichman purchased 16,091,277 shares of the Company from Lowe’s Companies, Inc. (“Lowes”) at a price of $0.25 per share, which was lower than the Company’s most recent valuation of fair market value, calculated in accordance with Section 409A of the Code. Because the purchase price was below fair market value and Lowes was deemed an “economic interest holder” under FASB ASC Topic 718 with respect to the Company, the Company was required to recognize a compensation expense charge in the Company’s consolidated financial statements for 2019 under FASB ASC Topic 718 in the aggregate amount of $33,231,717 with respect to Mr. Ehrlichman’s share purchase from Lowes. This amount is being excluded from the 2020 Summary Compensation Table as the Company was not a party to the transaction and does not view the stock purchase by Mr. Ehrlichman as compensatory.
(7)	Mr. Heimbigner joined the Company in June 2020.
(8)	During 2019, the Company did not grant any equity awards to Mr. Neagle. In July 2019, Mr. Neagle purchased 316,586 shares of Series A-1 preferred stock and 83,414 shares of Series A preferred stock from Mr. Ehrlichman for a purchase price of $0.25 per share, which was lower than the Company’s most recent valuation of fair market value, calculated in accordance with Section 409A of the Code. The shares purchased from Mr. Ehrlichman were subject to repurchase rights in favor of the Company, with the repurchase right lapsing upon continued service and the occurrence of a liquidity event in the form of an initial public offering or sale of the Company. The service-based repurchase right lapses with respect to 50% of the shares subject to the award on the second anniversary of the grant date and in 25% increments on the third and fourth anniversaries of the grant date. Because the purchase price was below fair market value and Mr. Ehrlichman was deemed an “economic interest holder” under FASB ASC Topic 718 with respect to the Company, the award was deemed granted by the Company under FASB ASC Topic 718, although there was no grant date fair value associated with the award because the performance-based vesting condition was not deemed probable at the time Mr. Neagle purchased such shares. The liquidity event condition was satisfied upon the consummation of the PTAC Merger. In early 2021, the Board waived the Company’s repurchase right with respect to these shares.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table presents information regarding the outstanding stock options and stock awards held by each of the named executive officers as of December 31, 2020. The share and exercise prices reported in the table below have been adjusted to reflect the post-merger conversion. The following table does not include Earnout Shares (as defined below) that Messrs. Ehrlichman and Neagle received pursuant to the terms of the merger agreement in connection with the PTAC Merger and which were issued to Messrs. Ehrlichman and Neagle on the same terms as the Company’s other equity holders. Earnout Shares beneficially owned by Messrs. Ehrlichman and Neagle are reflected in the section entitled “Principal Securityholders” of this prospectus.

					Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matt Ehrlichman	3/23/2017	3/22/2017	281,856	(1)(2)	—		—	1.92	3/22/2027	—		—		—		—
	3/23/2017	5/19/2017	281,856	(1)(2)	—		—	1.92	3/22/2027	—		—		—		—
	10/28/2018	9/12/2018	1,328,468	(2)(3)	—		—	2.73	10/17/2028	—		—		—		—
	6/5/2020	3/31/2020	5	(8)	18	(8)	—	3.30	6/4/2030	—		—		—		—
	10/2/2020	3/1/2021	—		—		—	—	—	6,829	(5)	97,450	(4)	—		—
	10/2/2020	3/1/2021	—		—		—	—	—	13,810	(5)	197,069	(4)	—		—
	12/21/2020	(6)	—		—		—	—	—	—		—		1,000,000	(6)	14,270,000	(4)
Marty Heimbigner(7)	7/29/2020	6/15/2020	—		234,880	(1)	—	3.30	7/28/2030	—		—		—		—
	7/29/2020	12/23/2020	—		234,880	(1)	—	3.30	7/28/2030	—		—		—		—
	—	—	—		—		—	—	—	—		—		—		—
Matthew Neagle	9/11/2015	9/11/2015	37,580		—		—	3.17	9/10/2025	—		—		—		—
	2/21/2017	1/1/2017	29,801	(1)	734	(1)	—	1.92	2/20/2027	—		—		—		—
	5/15/2017	4/1/2017	396	(1)	794	(1)	—	1.92	5/14/2027	—		—		—		—
	8/19/2017	7/1/2017	437	(1)	1,527	(1)	—	1.92	8/18/2027	—		—		—		—
	8/19/2017	7/1/2017	5,790		—		—	1.92	8/18/2027	—		—		—		—
	6/6/2018	4/1/2018	581	(1)	4,645	(1)	—	2.06	6/5/2028	—		—		—		—
	6/6/2018	4/1/2018	2,749	(1)	4,223	(1)	—	2.06	6/5/2028	—		—		—		—
	6/6/2018	4/1/2018	12,667		—		—	2.06	6/5/2028	—		—		—		—
	6/6/2018	3/1/2018	480	(1)	3,599	(1)	—	2.06	6/5/2028	—		—		—		—
	6/6/2018	3/1/2018	11,515		—		—	2.06	6/5/2028	—		—		—		—
	8/24/2018	7/1/2018	9,260	(1)	6,067	(1)	—	2.72	8/23/2028	—		—		—		—
	8/24/2018	7/1/2018	15,327		-		—	2.72	8/23/2028	—		—		—		—
	6/5/2020	3/1/2020	8,807	(9)	14,681	(9)	—	3.30	6/4/2030	—		—		—		—
	6/5/2020	3/1/2020	4,508	(8)	13,527	(8)	—	3.30	6/4/2030	—		—		—		—
	7/24/2020	7/24/2020	—		—		—	—	—	26,884	(10)	383,635	(4)	—		—
	7/24/2020	7/1/2020	—		—		—	—	—	31,365	(11)	447,579	(4)	—		—
	10/2/2020	10/2/2020	—		—		—	—	—	11,201	(5)	159,838	(4)	—		—
	—	—	—		—		—	—	—	187,904	(12)	2,681,390	(4)	—		—

(1)	This option vests 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. Options held by Mr. Ehrlichman and the new hire grants awarded to Mr. Heimbigner will vest 50% upon a change in control, with the remaining options vesting in the event of a qualifying termination within 12 months after such change in control, while options held by Mr. Neagle will vest in full upon a change in control subject to Mr. Neagle’s continued employment through such date.

(2)	Because these options may be early exercised for restricted stock, options are reported in this table as “Exercisable.” Please see footnote (1) to this table for the vesting schedule applicable to the option awards.
(3)	This option vests 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. Of the then-unvested shares subject to the option, 50% will vest immediately upon a change in control, with the remaining unvested portion of the option vesting (i) in the event of a qualifying termination of employment within 12 months after such change in control, or (ii) in the event the acquiror does not assume the Company’s rights and obligations under the option.
(4)	This value is calculated by multiplying the number of shares subject to this award by $14.27, the closing stock price of a share of Common Stock on December 31, 2020.
(5)	This stock award vested on March 1, 2021, subject to the named executive officer’s continued employment through the vesting date.
(6)	This stock award vests in one-third instalments if certain stock price triggers are achieved within 36-months following the closing of the PTAC Merger as follows: (i) one-third (1/3) of the shares vested in 2021 as a result of the closing price of a share of Common Stock equaling or exceeding $18.00 over 20 trading days within a 30-consecutive trading day period; (ii) one-third (1/3) of the shares will vest if the closing price of a share of Common Stock is greater than or equal to $20.00 over any 20 trading days within any 30-consecutive trading day period; and (iii) the remaining one-third (1/3) of the shares will vest if the closing price of a share of Common Stock is greater than or equal to $22.00 over any 20 trading days within any 30-consecutive trading day period.
(7)	Excluded from this table is a restricted stock unit award with a grant value of $200,000 that Mr. Heimbigner became eligible to receive in connection with the PTAC Merger Closing but which was not granted until 2021.
(8)	This option vests 25% on the vesting commencement date and in subsequent 1/13th increments for each subsequent month of continuous employment.
(9)	With respect to half of the shares subject to this option, 50% vests in one year, with six month cliff and monthly thereafter and, with respect to the remaining half of the shares subject to this option, 50% vests on the one-year anniversary of the Vesting Commencement Date and monthly thereafter for the following 36 months, subject to continuous employment.
(10)	This restricted stock unit vested 50% on October 1, 2020 and will vest 50% on July 1, 2021, subject to continuous employment.
(11)	This restricted stock unit vested 50% on each of July 1, 2020 and March 1, 2021.
(12)	Represents shares purchased by Mr. Neagle from Mr. Ehrlichman that were subject to repurchase rights in favor of the Company, with the repurchase right lapsing upon continued service and the occurrence of a liquidity event in the form of an IPO or sale of Porch. The service-based repurchase right were originally scheduled to lapse with respect to 50% of the shares subject to the award in July 2021 and in 25% increments in each of July 2022 and 2023. The liquidity event condition was satisfied upon the consummation of the PTAC Merger and, in early 2021, the Board waived the Company’s repurchase right.

Additional Narrative Disclosure

Severance Arrangements

As of December 31, 2020, neither Mr. Ehrlichman or Neagle were subject to any compensation arrangements providing for severance benefits upon a termination of employment. Under the terms of their respective offers of employment, the named executive officers are subject to restrictive covenants relating to non-competition and non-solicitation of employees while employed by the Company and for 24-months (18-months in the case of Mr. Heimbigner) following the executive officer’s termination of employment.

Mr. Heimbigner’s offer of employment provides that he will be entitled to six months’ severance at his then current base salary upon a termination of employment without cause or due to good reason, as such terms are defined in the offer letter. In addition, in the event of such termination, if Mr. Heimbigner was employed on the last day of the period from which the amount of the annual bonus was to be determined, Mr. Heimbigner’s bonus for such period will be paid in full and if Mr. Heimbigner was employed for over one-half of the performance period but was not employed on the last day of the performance period and the Company was expected to achieve the underlying performance conditions, then Mr. Heimbigner will receive a pro-rated target payout for such year.

The Company and Mr. Neagle entered into a retention agreement in February 2018 (the “Neagle Retention Agreement”), which provides that if Mr. Neagle’s employment with the Company ends for any reason prior to April 21, 2027, the Company must offer to engage Mr. Neagle as an advisor or consultant on terms substantially similar to the Company’s existing board advisory relationships through April 21, 2027 and such engagement may only be terminated for “Cause,” which is generally defined as Mr. Neagle’s (i) willful embezzlement, misappropriation, or fraud which is, in each case, injurious to the Company, (ii) willful misconduct that actually results in material harm or loss to the Company or (iii) conviction of a crime that constitutes a felony, if such felony is related to his advisory role and results in material harm to the Company.

Change in Control Arrangements

Under the terms of the 2012 Plan pursuant to which the Company’s named executive officers received stock options, in the event of a merger or “change in control” (as defined in the 2012 Plan), the administrator of the 2012 Plan may provide that (i) awards will be assumed, (ii) awards will terminate, (iii) awards will vest and become exercisable, realizable or payable, or (iv) participants will receive cash payments or replacement awards in exchange for their outstanding awards. The 2012 Plan also provides that an award will vest in full if such award is not assumed by a successor.

The Neagle Retention Agreement provides that Mr. Neagle will receive a restricted stock award upon a change in control of the Company if he remains employed with, or is still providing services to, the Company through such date. The number of shares subject to the restricted stock award is determined by dividing $400,000 by the change in control price, with such shares fully vested as of the date of the change in control. While the PTAC Merger did not constitute a change in control under the Neagle Retention Agreement, in lieu of any compensation under the Neagle Retention Agreement, Mr. Neagle received a grant of fully vested shares of Common Stock in early 2021 with a grant date fair value of $400,000 and the Neagle Retention Agreement was terminated.

Pursuant to action taken by the compensation committee of the Board in February 2020, outstanding options held by Mr. Neagle will vest upon the occurrence of a “change in control” of the Company, subject to Mr. Neagle’s continued employment through such date.

401(k) Plan

The Company maintains a qualified 401(k) savings plan which allows participants to defer from 0% to 100% of cash compensation up to the maximum amount allowed under IRS guidelines. The Company does not provide any matching or company contributions to the plan. Participants are always vested in their contributions to the plan.

Director Compensation

The Company’s historical director compensation program has consisted of cash and equity compensation. With respect to 2020, each non-employee director earned cash fees as set forth below and Mr. Hanauer received option awards in 2020 with respect to 20,000 shares of Common Stock (9,395 shares following the post-merger conversion) and which vest in quarterly instalments over a one-year period. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

In connection with the PTAC Merger, the compensation committee of the Board retained Aon to assist in developing the following post-PTAC Merger non-employee director compensation program, which became effective as of the PTAC Merger Closing:

•	Annual Board Cash Retainer: $30,000

•	Annual Restricted Stock Unit Award: $80,000 (which will be adjusted annually based on the then-current market capitalization of the Company)

•	Committee Member Retainers (paid in restricted stock units):

-	Audit Committee: $10,000

-	Compensation Committee: $5,000

-	Governance and Nominating Committee: $3,250

-	M&A Committee: $5,000

•	Additional Committee Chair Retainers (paid in restricted stock units):

-	Audit Committee: $20,000

-	Compensation Committee: $10,000

-	Governance and Nominating Committee: $7,500

-	M&A Committee: $10,000

The restricted stock unit awards will vest on the one (1) year anniversary of the grant date, with the resale restrictions applicable to two-thirds (2/3) of the restricted stock units expiring in equal increments on the first and second anniversaries of the vesting date. The restricted stock units will vest and the resale restrictions will lapse in the event the director ceases to serve on the Board due to death, disability or removal without cause. In addition, in the event of a change in control in which the awards are not effectively assumed, the restricted stock units will vest in full and the resale restrictions will lapse. In March 2021, then-serving non-employee directors received a pro-rated restricted stock unit award for their service between the PTAC Merger Closing and the date of the 2021 annual meeting of the Company’s stockholders. These restricted stock unit awards vested in full upon the date of the 2021 annual meeting.

In connection with the designation of a lead independent director in 2021, the Board approved incremental compensation for the role of lead independent director in the amount of $63,750 per year, half to be delivered in cash and the remaining half to be delivered in restricted stock unit awards, with the same payment terms as the annual director equity grants.

2020 Director Compensation Table

The following table sets forth information for the year ended December 31, 2020 regarding the compensation awarded to or earned by certain of the Company’s non-employee directors. Mr. Ehrlichman, the Company’s Chief Executive Officer, does not receive any additional compensation for his service as a member of the Board. Please see the 2020 Summary Compensation Table for the compensation paid or awarded to Mr. Ehrlichman for 2020. As noted above, in March 2021, each then-serving non-employee director received a pro-rated restricted stock unit award for service between the PTAC Merger Closing and the 2021 annual meeting. In accordance with SEC disclosure rules, the pro-rated restricted stock unit awards are treated as 2021 compensation and excluded from the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Joe Hanauer	$54,000	$15,750	$69,750
Thomas Hennessy	0	0	0
Alan Pickerill	58,000	0	58,000
Javier Saade	0	0	0
Asha Sharma	54,000	0	54,000
Chris Terrill	0	0	0
Regi Vengalil	0	0	0
Margaret Whelan	0	0	0

(1)	Amounts reported in this column reflect the aggregate grant date fair value of stock options awarded in 2020 to Mr. Hanauer, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation based on the fair market value of a share of Common Stock on the date of grant. As of December 31, 2020, Mr. Hanauer, Mr. Pickerill and Ms. Sharma held outstanding options to acquire Common Stock with respect to 63,225 shares, 35,231 and 275,500 shares, respectively. Messrs. Hennessy, Saade, Terrill and Vengalil and Ms. Whelan did not hold any unvested equity awards as of December 31, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Compensation,” we describe below the transactions since January 1, 2020 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions — the Company

Amended and Restated Registration Rights Agreement

In connection with the consummation of the PTAC Merger, PTAC, PTAC’s sponsor, HC PropTech Partners I LLC (the “Sponsor”), the holders of the Founder Shares (as defined below), and certain other holders of Common Stock (collectively, the “A&R RRA Parties”) entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”) with the Company, which became effective upon the consummation of the PTAC Merger. In accordance with the A&R RRA, the A&R RRA Parties and their permitted transferees are be entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The A&R RRA also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the A&R RRA, the Sponsor and the holders of the Founder Shares have agreed to be subject to a 1-year lock-up in respect of their Founder Shares (as converted into shares of Common Stock); Matt Ehrlichman has agreed to be subject to a 1-year lock-up in respect of his shares of Common Stock; and another holder of Common Stock has agreed to be subject to a 180-day lock-up in respect of its shares of Common Stock, in each case subject to certain customary exceptions (including the attainment of certain trading price thresholds).

Indemnification Agreements

In connection with the consummation of the PTAC Merger, the Company entered into indemnification agreements with its directors and executive officers. Those indemnification agreements and the Amended and Restated Bylaws require the Company to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Certain Relationships and Related Person Transactions — PTAC

Founder Shares

In July 2019, the Sponsor, paid $25,000 in offering expenses on PTAC’s behalf in exchange for the issuance of 3,881,250 Founder Shares. In October 2019, PTAC effected a stock dividend for approximately 0.11 shares for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 4,312,500 Founder Shares (up to 562,500 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option in full) (the “Founder Shares”). In October 2019, the Sponsor transferred 25,000 Founder Shares to each of Mark Farrell, Jack Leeney, Courtney Robinson and Margaret Whelan, PTAC’s directors, and Greg Ethridge, PTAC’s senior advisor. On November 26, 2019, the underwriters exercised their over-allotment in full; thus, these Founder Shares were no longer subject to forfeiture. The Founder Shares automatically converted into shares of Class A Common Stock at the time of our initial business combination on a one-for-one basis, were reclassified as shares of Common Stock in connection with the adoption of our Amended and Restated Charter, and are subject to certain transfer restrictions, as described in more detail below.

The Sponsor and PTAC’s officers and directors have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the PTAC Merger or (B) subsequent to the PTAC Merger, if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the PTAC Merger. Any permitted transferees will be subject to the same restrictions and other agreements of the Sponsor and PTAC’s officers and directors with respect to any Founder Shares

Private Warrants

Simultaneously with the consummation of PTAC’s IPO, PTAC completed the sale of Private Warrants to the Sponsor in a private placement, generating gross proceeds of $5.7 million. Each Private Warrant is exercisable for one share of our Common Stock at an exercise price of $11.50 per share. A portion of the purchase price of the Private Warrants was added to the proceeds from PTAC’s IPO held in a trust account for the benefit of the Company. The Private Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Warrants until 30 days after the completion of the PTAC Merger.

Administrative Support Agreement

PTAC agreed to pay $10,000 a month for office space, utilities, and secretarial and administrative support to the Sponsor. Services commenced on the date the securities were first listed on NASDAQ and terminated upon the consummation of the PTAC Merger. PTAC incurred $30,000 and $90,000 for expenses in connection with such services for the three and nine months ended September 30, 2020, respectively, which is reflected in the accompanying condensed consolidated statements of operations.

Certain Relationships and Related Person Transactions — Legacy Porch

Warrant Cancelation Agreements

In connection with the consummation of the PTAC Merger, Legacy Porch and holders of warrants to purchase Legacy Porch capital stock, including certain holders of more than 5% of Legacy Porch’s capital stock (the “Legacy Porch Warrantholders”) entered into Warrant Cancelation Agreements (each, a “Warrant Cancelation Agreement”) All warrants held by the Legacy Porch Warrantholders that entered into a Warrant Cancelation Agreement were canceled in connection with the PTAC Merger Closing in exchange for payment of such Legacy Porch Warrantholder’s portion of the total merger consideration for its unexercised In-The-Money Warrants, subject to the satisfaction of certain conditions set forth in each Warrant Cancelation Agreement. All Underwater Warrants (as such term is defined in the Warrant Cancelation Agreement) held by such Legacy Porch Warrantholders were canceled for no consideration and such Legacy Porch Warrantholder have no further rights with respect to such canceled Underwater Warrants.

Transactions with Law Firm

An immediate family member of Matt Ehrlichman is a partner of a law firm retained by Legacy Porch. In the years ended December 31, 2018, 2019 and 2020, Legacy Porch purchased services from this law firm in the amount of approximately $1.7 million, $862,000 and $356,148, respectively.

In May 2018, Legacy Porch issued the law firm 72,193 shares of Series B Preferred Stock of Legacy Porch and warrants to purchase 4,332 shares of Series B Preferred Stock of Legacy Porch, which reduced the amount payable to the law firm by $500,000.

Issuance of Amended and Restated Valor Note

In December 2019, Legacy Porch and certain of its affiliates issued to Valor Equity Partners (“Valor”) a promissory note with an aggregate principal amount of $3,000,000 (the “Valor Note”). On July 22, 2020, he parties amended and restated the Valor Note (the “Amended and Restated Valor Note”). Under the Amended and Restated Valor Note, Valor is entitled to a $1.0 million modification fee which became payable on the PTAC Merger Closing Date. In connection with the Amended and Restated Note, Valor was granted a warrant to purchase 967,734 shares of Series C Preferred Stock of Legacy Porch at a $0.01 issue price. In connection with the Amended and Restated Valor Note, Matt Ehrlichman and one of his affiliates entered into a secured guarantee, dated as of July 22, 2020 (the “Secured Guarantee”), in favor of Valor and a pledge agreement, dated as of July 22, 2020 (the “Pledge Agreement”), with Valor. Under the Secured Guarantee, Mr. Ehrlichman and his affiliate unconditionally guaranteed, on a joint and several basis, all indebtedness and fees owed by Legacy Porch under the Amended and Restated Valor Note. In connection with the Amended and Restated Valor Note, Valor, Mr. Ehrlichman and Legacy Porch also entered into an amended and restated voting agreement (the “Amended and Restated Voting Agreement”), pursuant to which Mr. Ehrlichman agreed to extend a previously-existing voting arrangement entered into in connection with the Valor Note until the later of the consummation of the PTAC Merger or repayment of the Amended and Restated Valor Note. In the Amended and Restated Voting Agreement, Mr. Ehrlichman agreed to vote his Legacy Porch shares to ensure the maintenance of the size of the Legacy Porch board of directors prior to the PTAC Merger and designation of certain directors thereon. Under the Pledge Agreement, (i) Mr. Ehrlichman and his affiliate pledged certain of their respective shares of Legacy Porch capital stock to Valor, and (ii) Mr. Ehrlichman issued Valor an irrevocable standby letter of credit dated as of July 28, 2020. In connection with the consummation of the PTAC Merger, the full amount of the Amended and Restated Valor Note was repaid and the Secured Guarantee, the Pledge Agreement and the Amended and Restated Voting Agreement were terminated.

Transaction with Lowe’s, Ehrlichman and Neagle

In May 2019, Lowe’s Home Centers, LLC and an affiliate (collectively, “Lowe’s”) sold 3,431,542 shares of Series A Preferred Stock of Legacy Porch, 4,014,870 shares of Series A-1 Preferred Stock of Legacy Porch, 6,330,182 shares of Series A-2 Preferred Stock of Legacy Porch and 2,314,683 shares of Series B Preferred Stock of Legacy Porch to Matt Ehrlichman, Porch’s Chief Executive Officer and Chairman, and an affiliated trust, along with certain rights held by Lowe’s pursuant to stockholder agreements with Legacy Porch. The aggregate purchase price for these shares was $4,022,819.

Subsequent to this sale, Mr. Ehrlichman and the affiliated trust sold a total of 1,920,000 shares of Series A Preferred Stock of Legacy Porch and Series A-1 Preferred Stock of Legacy Porch, at a price of $0.25 per share, to certain members of the management of Legacy Porch, including Matthew Neagle, Porch’s Chief Operating Officer, in July 2019. Mr. Neagle received 83,414 shares of Series A Preferred Stock of Legacy Porch and 316,586 shares of Series A-1 Preferred Stock of Legacy Porch in this transaction (the “Transferred Shares”). The Transferred Shares are subject to a right of repurchase by Legacy Porch (the “Continued Service Repurchase Rights”) for four (4) years, with 50% of the Transferred Shares vesting on the second anniversary of the transfer and 25% vesting on each subsequent anniversary. The Continued Service Repurchase Rights lapse upon Mr. Neagle’s termination for any reason within two (2) years of the occurrence of a change of control that occurs prior to the fourth anniversary of the transfer. Additionally, the Transferred Shares are subject to an additional right of repurchase by Legacy Porch (the “Liquidity Event Repurchase Rights”) if a change of control or a qualifying IPO of the capital stock of Legacy Porch does not occur before July 26, 2029. The Transferred Shares are subject to the Liquidity Event Repurchase Rights even if the Continued Service Repurchase Rights have lapsed with respect to any Transferred Shares.

Grant of Restricted Stock to Ehrlichman

Prior to the PTAC Merger Closing, Mr. Ehrlichman was granted a restricted stock award under Legacy Porch’s 2012 Equity Incentive Plan (the “2012 Plan”) which was converted into an award of 1,000,000 restricted shares of the Common Stock as of December 23, 2020, the PTAC Merger Closing Date. The award will vest in one-third installments if certain stock price triggers are achieved within 36-months following the PTAC Merger Closing as follows: (i) one-third (1/3) of the shares will vest if the closing price of a Company share is greater than or equal to $18.00 over any 20 trading days within any 30-consecutive trading day period; (ii) one-third (1/3) of the shares will vest if the closing price of a Company share is greater than or equal to $20.00 over any 20 trading days within any 30-consecutive trading day period; and (iii) the remaining one-third (1/3) of the shares will vest if the closing price of a Company share is greater than or equal to $22.00 over any 20 trading days within any 30-consecutive trading day period. If Mr. Ehrlichman’s employment with the Company or its affiliates is terminated prior to the award being fully vested, then the award will be terminated and canceled, provided that if Mr. Ehrlichman’s employment is terminated by the Company or its affiliates without cause or Mr. Ehrlichman resigns due to good reason (in each case, as defined in the award agreement), the award will remain outstanding and will vest to the extent the stock price triggers are achieved during the 36-month period.

Procedures with Respect to Review and Approval of Related Person Transactions

Following the consummation of the PTAC Merger, the Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of Porch’s executive officers or a member of the Board;

•	any person who is known by Porch to be the beneficial owner of more than five percent of our voting stock;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent of our voting stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

Porch also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related person transactions.

PRINCIPAL SECURITYHOLDERS

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our Common Stock, as of May 28, 2021, for (1) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (2) each member of the Board, (3) each of our named executive officers and (4) all of the members of the Board and our executive officers, as a group. As of May 28, 2021, we had 96,335,863 shares of Common Stock outstanding, owned by 889 holders of record.

The beneficial ownership percentages set forth in the table below are based on 96,335,863 shares of Common Stock issued and outstanding as of May 28, 2021 and do not take into account the issuance of any shares of Common Stock upon the exercise of Warrants to purchase up to 5,700,000 shares of Common Stock that remain outstanding. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants, stock options and restricted stock units held by the person that are currently exercisable or may be exercised or that are scheduled to vest or settle, as applicable, within 60 days of May 28, 2021. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Matt Ehrlichman(2)	18,621,828	19.3%
FMR LLC(3)	12,221,469	12.7%
Southpoint Master Fund, LP(4)	5,423,087	5.6%
Executive Officers and Directors:
Matt Ehrlichman(2)	18,621,828	19.3%
Matthew Neagle(5)	483,398	*
Marty Heimbigner(6)	151,288	*
Thomas D. Hennessy(7)	850,365	*
Alan Pickerill(8)	11,417	*
Javier Saade(9)	2,948	*
Asha Sharma(10)	551,305	*
Chris Terrill(11)	2,448	*
Regi Vengalil(12)	2,448	*
Margaret Whelan(13)	63,130	*

All Directors and Executive Officers As a Group (10 Individuals)	20,740,575	21.5%

*	Indicates less than 1 percent.
(1)	Unless otherwise noted, the business address of those listed in the table above is 2200 1st Avenue S., Seattle, Washington 98134.
(2)	Includes (i) 8,090,168 shares of Common Stock, 691,783 shares of which constitute restricted shares of Common Stock that will vest if the Company achieves certain earnout thresholds prior to the third anniversary of the PTAC Merger Closing Date (“Earnout Shares”), 1,947,557 shares of Common Stock that are issuable upon exercise of options granted to Mr. Ehrlichman that are currently exercisable or exercisable within 60 days of May 28, 2021 and 666,666 restricted shares of Common Stock, in each case held directly by Mr. Ehrlichman, and (ii) 6,773,689 shares of Common Stock, 451,965 shares of which constitute Earnout Shares, held by West Equities, LLC, over which Mr. Ehrlichman has sole voting and dispositive power.
(3)	Based on Schedule 13G filed by FMR LLC (“FMR”) on May 10, 2021. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210. Represents (i) 1,046,141 shares of Common Stock for which FMR has sole voting power; (ii) 12,221,469 shares of Common Stock for which FMR has sole dispositive power; (iii) no shares for which FMR has shared voting power; and (iv) no shares for FMR has shared dispositive power.
(4)	Based on Schedule 13G filed by Southpoint Master Fund, LP (“Southpoint”) on May 21, 2021. Southpoint’s address is 1114 Avenue of the Americas, 22nd Floor, New York, NY 10036. Represents (i) 5,423,087 shares of Common Stock for which Southpoint has shared voting power; (ii) 5,423,087 shares of Common Stock for which Southpoint has shared dispositive power; (iii) no shares for which Southpoint has sole voting power; and (iv) no shares for Southpoint has sole dispositive power.
(5)	Includes 43,572 Earnout Shares, options to acquire 129,694 shares of Common Stock that have vested or will vest within 60 days of May 28, 2021 and 1,647 restricted stock units that will vest within 60 days of May 28, 2021.
(6)	Includes 32,179 Earnout Shares, 13,307 restricted shares of Common Stock and options to acquire 63,613 shares of Common Stock that have vested or will vest within 60 days of May 28, 2021.
(7)	Includes 2,448 restricted stock units that will vest within 60 days of May 28, 2021 and 150,000 Private Warrants, each of which is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share.
(8)	Includes 2,413 Earnout Shares, options to acquire 2,936 shares of Common Stock that have vested or will vest within 60 days of May 28, 2021 and 2,448 restricted stock units that will vest within 60 days of May 28, 2021.
(9)	Includes 2,448 restricted stock units that will vest within 60 days of May 28, 2021.
(10)	Includes 33,019 Earnout Shares, options to acquire 275,500 shares of Common Stock that have vested or will vest within 60 days of May 28, 2021 and 2,448 restricted stock units that will vest within 60 days of May 28, 2021.
(11)	Includes 2,448 restricted stock units that will vest within 60 days of May 28, 2021.
(12)	Includes 2,448 restricted stock units that will vest within 60 days of May 28, 2021.
(13)	Includes 25,000 Private Warrants, each of which is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share, and 2,448 restricted stock units that will vest within 60 days of May 28, 2021.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Private Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or the Private Warrants after the date of this prospectus.

The following table sets forth information concerning the shares of Common Stock and Private Warrants that may be offered from time to time by each Selling Securityholder.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock or Private Warrants. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of January 8, 2021 concerning the Common Stock and Private Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. The beneficial ownership percentages set forth in the table below are based on 96,335,863 shares of Common Stock issued and outstanding as of May 28, 2021 and do not take into account the issuance of any shares of Common Stock upon the exercise of Warrants to purchase up to 5,700,000 shares of Common Stock that remain outstanding. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
PIPE Investors
Falcon Edge Capital, LP(2)	3,518,504	—	3,518,504	—	—	—	—
683 Capital Partners, LP(3)	100,000	—	100,000	—	—	—	—
Monashee Investment Management, LLC(4)	600,000	—	600,000	—	—	—	—
Blackwell Partners LLC – Series A(5)	96,596	—	96,596	—	—	—	—
Nantahala Capital Partners Limited Partnership(5)	41,508	—	41,508	—	—	—	—
Nantahala Capital Partners II Limited Partnership(5)	120,250	—	120,250	—	—	—	—
Nantahala Capital Partners SI, LP(5)	260,443	—	260,443	—	—	—	—
NCP QR LP(5)	50,034	—	50,034	—	—	—	—
Silver Creek CS SAV, L.L.C.(5)	31,169	—	31,169	—	—	—	—
UBS O’Connor LLC(6)	1,000,000	—	1,000,000	—	—	—	—
Kepos Alpha Master Fund L.P.(7)	400,000	—	400,000	—	—	—	—
Linden Capital L.P.(8)	300,000	—	300,000	—	—	—	—
Lugard Road Capital Master Fund, LP(9)	2,000,000	—	2,000,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Magnetar Financial LLC(10)	1,200,000	—	1,200,000	—	—	—	—
Maven Investment Partners US Ltd. – New York Branch(11)	200,000	—	200,000	—	—	—	—
Integrated Core Strategies (US) LLC(12)	510,759	—	400,000	—	110,759	*	—
BMO Nesbitt Burns IFT MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio(13)	650,000	—	650,000	—	—	—	—
MMF LT, LLC(14)	1,500,000	—	1,500,000	—	—	—	—
Harvest Small Cap Partners L.P.(15)	500,000	—	500,000	—	—	—	—
Wellington Management Company LLP(16)	1,731,496	—	1,731,496	—	—	—	—
Westchester Capital Management, LLC(17)	300,000	—	300,000	—	—	—	—
Directors and Officers(18)
Matt Ehrlichman(19)	16,763,107	—	15,420,260	—	1,342,847	1.4%	—
Matthew Neagle(20)	603,273	—	427,752	—	175,521	*	—
Marty Heimbigner(21)	48,153	—	—	—	48,153	*	—
Thomas D. Hennessy(22)	697,917	150,000	697,917	150,000	—	—	—
Alan Pickerill(23)	18,291	—	3,611	—	14,680	*	—
Asha Sharma(24)	515,721	—	240,221	—	275,500	*	—
Margaret Whelan(25)	35,682	25,000	35,682	25,000	—	—	—
Sponsor Investors(26)
Gregory Ethridge(27)	35,682	25,000	35,682	25,000	—	—	—
James F. O’Neil III	85,459	200,000	85,459	200,000	—	—	—
Layal Jabbour	32,047	75,000	32,047	75,000	—	—	—
Kyle Potter	10,682	25,000	10,682	25,000	—	—	—
Bradley J. Bell Revocable Trust(28)	106,824	250,000	106,824	250,000	—	—	—
Steve and Susanne Lamb(29)	10,682	25,000	10,682	25,000	—	—	—
Juan Luis Pena Salas	42,730	100,000	42,730	100,000	—	—	—
Kyle Textor	10,682	25,000	10,682	25,000	—	—	—
Joshua Cohen	10,682	25,000	10,682	25,000	—	—	—
Fitzgerald Chronos Fund LP(30)	106,824	250,000	106,824	250,000	—	—	—
Max Rothkopf	21,365	50,000	21,365	50,000	—	—	—
John Adams(31)	42,730	100,000	42,730	100,000	—	—	—
Steven Lamb, Jr.	10,682	25,000	10,682	25,000	—	—	—
M. Joseph Beck(32)	697,917	150,000	697,917	150,000	—	—	—
Michael Szollosi	10,682	25,000	10,682	25,000	—	—	—
Pieter Neijs	38,457	90,000	38,457	90,000	—	—	—
Dark Knight Ventures LLC(33)	42,730	100,000	42,730	100,000	—	—	—
Jameson Nelson	10,682	25,000	10,682	25,000	—	—	—
William Halle	10,682	25,000	10,682	25,000	—	—	—
John Beck	42,730	100,000	42,730	100,000	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Joe Hanauer(34)	321,536	—	260,655	—	60,881	*	—
Garland Ditz	10,682	25,000	10,682	25,000	—	—	—
Ballybunion, LLC(35)	106,824	250,000	106,824	250,000	—	—	—
Chen Nien-han	32,047	75,000	32,047	75,000	—	—	—
Ann W. Stachenfeld	10,682	25,000	10,682	25,000	—	—	—
Richard Rothkopf	21,365	50,000	21,365	50,000	—	—	—
Frank Veenstra	32,047	75,000	32,047	75,000	—	—	—
Courtney Robinson(36)	35,682	25,000	35,682	25,000	—	—	—
Jonathan Hennessy(37)	17,092	40,000	17,092	40,000	—	—	—
Tiffany Lytle	44,866	105,000	44,866	105,000	—	—	—
Joseph E. Link III	10,682	25,000	10,682	25,000	—	—	—
William Bradley Beanblossom	32,047	75,000	32,047	75,000	—	—	—
Otis Road Investments, LP(38)	106,824	250,000	106,824	250,000	—	—	—
John Lin	64,094	150,000	64,094	150,000	—	—	—
Andrew Chen	10,682	25,000	10,682	25,000	—	—	—
Kirk Hovde(39)	32,047	75,000	32,047	75,000	—	—	—
CPT Investments LLC(40)	17,092	40,000	17,092	40,000	—	—	—
Sean Martin	10,682	25,000	10,682	25,000	—	—	—
Steven Hovde(41)	160,236	375,000	160,236	375,000	—	—	—
Giantsbane Investments Soho LLC(42)	32,047	75,000	32,047	75,000	—	—	—
Braft Capital, LLC(43)	19,228	45,000	19,228	45,000	—	—	—
Mark Farrell(44)	35,682	25,000	35,682	25,000	—	—	—
Jorge and Patti Ortero(45)	42,730	100,000	42,730	100,000	—	—	—
Hudson Hill Partners LLC(46)	21,365	50,000	21,365	50,000	—	—	—
DeForest Davis	44,866	105,000	44,866	105,000	—	—	—
DVDC/PEI, LLC(47)	59,821	140,000	59,821	140,000	—	—	—
Brian Newman	10,682	25,000	10,682	25,000	—	—	—
Genevieve Hovde	10,682	25,000	10,682	25,000	—	—	—
Randolph Street Ventures, L.P. – 2019-122(48)	213,648	500,000	213,648	500,000	—	—	—
W Lucas K E Lucas Cottee DTD	42,730	100,000	42,730	100,000	—	—	—
Jack Leeney(49)	29,273	10,000	29,273	10,000	—	—	—
Richard Burns	128,189	300,000	128,189	300,000	—	—	—
Milton Beck	10,682	25,000	10,682	25,000	—	—	—
The Matthew Sulentic Irrevocable 2012 Trust u/a dtd 11/30/2012(50)	21,365	50,000	21,365	50,000	—	—	—
Rondip Dalal	21,365	50,000	21,365	50,000	—	—	—
Daniel J. Hennessy(51)	697,917	500,000	697,917	500,000	—	—	—
Other Selling Securityholders
Shai Cohen(52)	110,000	—	110,000	—	—	—	—
Daniel Meridor(52)	110,000	—	110,000	—	—	—	—
Oded Shemla(52)	110,000	—	110,000	—	—	—	—
Carissa Zak(53)	45,000	—	45,000	—	—	—	—
Paul Zak(53)	45,000	—	45,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Steven J. McLaughlin Revocable Trust(54)	1,730,000	—	1,730,000	—	—	—	—
Andrew Lerner(55)	252,425	—	252,425	—	—	—	—
Brett Baris(55)	178,731	—	178,731	—	—	—	—
Debra Carter(55)	61,940	—	61,940	—	—	—	—
Frederick S. Hammer(55)	117,164	—	117,164	—	—	—	—
M and E Esposito Family Company LLC(55)(56)	43,470	—	43,470	—	—	—	—
Prudential Legacy Insurance Company of New Jersey(55)(57)	147,014	—	147,014	—	—	—	—
Richard L. Viton(55)	114,738	—	114,738	—	—	—	—
Robert M. Lichten(55)	111,753	—	111,753	—	—	—	—
Spencer Tucker(55)	276,976	—	276,976	—	—	—	—
Equity Trust FBO Spencer Tucker(55)	35,970	—	35,970	—	—	—	—
Other HOA Securityholders(58)	525,491	—	525,491	—	—	—	—
Total Securities	41,709,007	5,700,000	39,680,666	5,700,000	2,028,341	—	—

*	Less than one percent
(1)	Holders of Common Stock are entitled to one vote for each share of Common Stock held by them.
(2)	Includes (i) 1,226,592 shares of Common Stock held by Falcon Edge Global Master Fund, LP, and (ii) 2,291,912 shares of Common Stock held by Moraine Master Fund, LP. Each of Falcon Edge Global Master Fund, LP and Moraine Master Fund, LP have delegated voting and dispositive powers to Falcon Edge Capital, LP, its investment manager. Mr. Richard Gerson serves as the Chairman and Chief Investment Officer of Falcon Edge Capital, LP. The address of Falcon Edge Global Master Fund, LP is 660 Madison Avenue, 19th Floor, New York, NY 10065 for Falcon Edge Global Master Fund, LP, and the address of Moraine Master Fund, LP is M&C Corporate Services, Ltd., P.O. Box 309 George Town, Cayman Islands, KY1-1104.
(3)	Ari Zweiman, Portfolio Manager, has voting and dispositive power over the securities. The address for the Selling Securityholders is 3 Columbus Circle, Suite 2205 New York, NY 10019.
(4)	Includes (i) 272,728 shares of Common Stock held by BEMAP Master Fund Ltd., (ii) 122,727 shares of Common Stock held by Monashee Pure Alpha SPV I LP, (iii) 163,636 shares of Common Stock held by Monashee Solitario Fund LP, and (iv) 40,909 shares of Common Stock held by SFL SPV I LLC. Monashee Investment Management, LLC serves as investment manager of each of BMAP Master Fund Ltd, Monashee Pure Alpha SPV I LP, Monashee Solitario Fund LP and SFL SPV I LLC. Jeff Muller serves as Chief Compliance Officer of Monashee Investment Management, LLC. The address for the Selling Securityholders is c/o Monashee Investment Management, LLC 125 High Street, 28th Floor Boston, MA 02110.

(5)	Includes (i) 120,250 shares of Common Stock held by Nantahala Capital Partners II Limited Partnership, (ii) 41,508 shares of Common Stock held by Nantahala Capital Partners Limited Partnership (iii) 50,034 shares of Common Stock held by NCR QR LP, (iv) 260,443 shares of Common Stock held by Nantahala Capital Partners SI, LP, (v) 31,169 shares of Common Stock held by Silver Creek CS SAV, L.L.C. and (vi) 96,596 shares of Common Stock held by Blackwell Partners LLC — Series A. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the Selling Securityholders as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the Selling Securityholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the Selling Securityholder.
(6)	Includes (i) 500,000 shares of Common Stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited and (ii) 500,000 shares of Common Stock held by Nineteen77 Global Merger Arbitrage Master Limited. UBS O’Connor LLC (“UBS”) is the discretionary investment advisor for the Selling Securityholder. Kevin Russell, the Chief Investment Officer of UBS, is deemed to have power to vote or dispose of the shares held by the Selling Securityholder. The address of the Selling Securityholder and Mr. Russell is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, Illinois 60606.
(7)	Mark Carhart serves as Managing Member of Kepos Capital GP LLC, the Manager of Kepos Capital LP, the Selling Securityholder’s investment manager. Mr. Carhart is also the Managing Member of Kepos Partners MM LLC, the Manager of Kepos Partners LLC, the General Partner of the Selling Securityholder. The address for the Selling Securityholder is 11 Times Square, 35th Floor, New York, NY 10036.
(8)	The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address for the Selling Securityholder is 590 Madison Avenue, 15th Floor, New York, NY 10022.
(9)	Controlled by Jonathan Green, on behalf of Luxor Capital Group, LP, the investment manager of the Selling Securityholder. The address for the Selling Securityholder is 1114 Avenue of the Americas, 28th Floor, New York, NY 70036.
(10)	Includes (i) 352,000 shares of Common Stock held by Magnetar Constellation Master Fund, Ltd., (ii) 99,000 shares of Common Stock held by Magnetar Constellation Fund II, Ltd., (iii) 131,000 shares of Common Stock held by Magnetar Structured Credit Fund, LP, (iv) 123,000 shares of Common Stock held by Magnetar Xing He Master Fund Ltd., (v) 93,000 share of Common Stock held by Magnetar SC Fund Ltd., (vi) 57,000 shares of Common Stock held by Magnetar Longhorn Fund LP, (vii) 47,000 shares of Common Stock held by Purpose Alternative Credit Fund — F LLC, (viii) 23,000 shares of Common Stock held by Purpose Alternative Credit Fund — T LLC, (ix) 75,000 shares of Common Stock held by Magnetar Lake Credit Fund LLC, and (x) 200,000 shares of Common Stock held by Magnetar Capital Master Fund, Ltd The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of each Magnetar Capital Master Fund, Ltd, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC, Purpose Alternative Credit Fund — F LLC and Purpose Alternative Credit Fund — T LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Selling Securityholders is 1603 Orrignton Avenue, 13th Floor, Evanston, IL 60201.
(11)	Nima Noorizadeh serves as director of the Selling Stockholder. The address for the Selling Securityholder is 675 3rd Avenue, 15th Floor, New York, NY 10017.
(12)	Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies. The address of the Selling Securityholder is 666 Fifth Avenue, 8th Floor, New York, NY 10103.
(13)	Matthew MacIsaac, serves as secretary of MM Asset Management Inc., investment advisor to MMCAP International Inc. SPC. The address for the Selling Stockholder is 161 Bay Street, Suite 2240, TD Canada Trust Tower, Toronto, ON, M5J 2S1.
(14)	Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(15)	Includes (i) 149,872 shares of Common Stock held by Harvest Small Cap Partners L.P., and (ii) 350,128 shares of Common Stock held by Harvest Small Cap Partners Master, Ltd. Jeffrey Osher serves as managing member of each of Harvest Small Cap Partners L.P and Harvest Small Cap Partners Master, Ltd.. The address for the Selling Securityholder is 505 Montgomery Street, Suite 1250, San Francisco, CA 94111.
(16)	Includes (i) 218,350 shares of Common Stock held by Desjardins American Equity Growth Fund, (ii) 9,841 shares of Common Stock held by Global Multi-Strategy Fund, (iii) 208,864 shares of Common Stock held by John Hancock Long/Short Fund, (iv) 30,152 shares of Common Stock held by John Hancock Pension Plan, (v) 23,431 shares of Common Stock held by MassMutual Small Cap Growth Equity CIT, (vi) 69,454 shares of Common Stock held by MML Small Cap Growth Equity Fund, (vii) 199,586 shares of Common Stock held by Quissett Investors (Bermuda) L.P., (viii) 171,615 shares of Common Stock held by Quissett Partners, L.P., (ix) 129,622 shares of Common Stock held by MassMutual Select Small Cap Growth Equity Fund, (x) 203,551 shares of Common Stock held by Treasurer of the State of North Carolina, (xi) 12,454 shares of Common Stock held by Wellington — IG Global Equity Hedge Pool, (xii) 216,863 shares of Common Stock held by John Hancock Variable Insurance Trust Small Cap Stock Trust, and (xiii) 237,713 shares of Common Stock held by Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Select Small Cap Growth Portfolio. Wellington Management Company LLP, as an investment adviser, has been delegated investment control and investment management authority (including voting with respect to the relevant fund’s assets) over the Selling Stockholder. The address for the Selling Securityholders is 280 Congress Street, Boston, MA 02210.

(17)	Includes (i) 50,000 shares of Common Stock held by JNL/Westchester Capital Event Driven Fund, (ii) 102,469 shares of Common Stock held by The Merger Fund, (iii) 65,471 shares of Common Stock held by WCM Alternatives: Event-Driven Fund, (iv) 26,200 shares of Common Stock held by WCM Master Trust, and (v) 55,860 shares of Common Stock held by Westchester Merger Arbitrage Strategy Sleeve of the JNL Multi-Manager Alternative Fund. The address for The Merger Fund, WCM Alternatives: Event-Driven Fund, JNL/Westchester Capital Event Driven Fund, JNL Multi-Manager Alternative Fund, WCM Master Trust, Westchester Capital Management, LLC (“WCM”) and Westchester Capital Partners, LLC (“WCP”) is 100 Summit Lake Drive, Suite 220, Valhalla, NY 10595. WCM serves as investment advisor to The Merger Fund and WCM Alternatives: Event-Driven Fund and sub-advisor to JNL/Westchester Capital Event Driven Fund and JNL Multi-Manager Alternative Fund. WCP serves as investment advisor to WCM Master Trust. Mr. Roy D. Behren and Mr. Michael T. Shannon each serve as Co-Managers of WCM and Co-Managers of WCP. By virtue of these relationships, WCM, WCP and Messrs. Behren and Shannon may be deemed to beneficially own the securities listed herein, however, each of WCM, WCP and Messrs. Behren and Shannon disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest in such securities.
(18)	The address of each director and officer is 2200 1st Avenue S., Suite 300, Seattle, Washington 98134.
(19)	Includes (i) 8,090,168 shares of Common Stock, 691,783 shares of which constitute restricted shares of Common Stock that will vest if the Company achieves certain earnout thresholds prior to the third anniversary of the PTAC Merger Closing Date (“Earnout Shares”), 1,947,557 shares of Common Stock that are issuable upon exercise of options granted to Mr. Ehrlichman that are currently exercisable or exercisable within 60 days of May 28, 2021 and 666,666 restricted shares of Common Stock, in each case held directly by Mr. Ehrlichman, and (ii) 6,773,689 shares of Common Stock, 451,965 shares of which constitute Earnout Shares, held by West Equities, LLC, over which Mr. Ehrlichman has sole voting and dispositive power.
(20)	Includes 65,203 Earnout Shares, options to acquire 146,397 shares of Common Stock that have vested or will vest within 60 days of December 23, 2020, 29,124 restricted stock units that have vested or will vest within 60 days of December 23, 2020 and 187,904 restricted shares of Common Stock that are outstanding and subject to potential forfeiture.
(21)	Includes options to acquire 48,153 shares of Common Stock that have vested or will vest within 60 days of December 23, 2020.
(22)	Includes 150,000 Private Warrants, each of which is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share 30 days after December 23, 2020.
(23)	Includes 3,611 Earnout Shares and options to acquire 14,680 shares of Common Stock that have vested or will vest within 60 days of December 23, 2020.
(24)	Includes 49,412 Earnout Shares and options to acquire 275,500 shares of Common Stock that have vested or will vest within 60 days of December 23, 2020.
(25)	Includes 25,000 Private Warrants, each of which is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share 30 days after December 23, 2020.
(26)	The address of the Sponsor investors is c/o Hennessy Capital, 3415 North Pines Way, Suite 204, Wilson, Wyoming 83014.
(27)	Mr. Ethridge previously served as senior advisor to PropTech from inception to the consummation of the PTAC Merger.
(28)	Bradley J. Bell is the trustee of the Bradley J. Bell Revocable Trust and has sole voting and dispositive power over the securities held by it.
(29)	Securities jointly held by Steve and Susanne Lamb.
(30)	Fitzgerald Investment Management Company, as the general partner of Fitzgerald Chronos Fund LP, exercises voting and investment power with respect to the securities. Thomas G. Fitzgerald, Jr., as the manager of Fitzgerald Investment Management Company LLC, may be deemed to be the beneficial owner of the securities held by Fitzgerald Chronos Fund LP.
(31)	Mr. Adams is managing director of CMD Global Partners, LLC, a registered broker-dealer. Mr. Adams has certified that the shares of Common Stock and Private Warrants held by him were purchased in the ordinary course of business, and that at the time of purchase of such securities Mr. Adams had no agreements or understanding, directly or indirectly, with any person to distribute such securities.
(32)	Mr. Beck previously served as co-Chief Executive Officer, Chief Financial Officer and Director of PropTech from inception to the consummation of the PTAC Merger.
(33)	Jack Cullen, as chief executive officer of Dark Knight Ventures LLC, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of securities held by Dark Knight Ventures LLC.
(34)	Includes 6,481 Earnout Shares and options to acquire 60,881 shares of Common Stock that have vested or will vest within 60 days of December 23, 2020, in each case held by Mr. Hanauer. Includes 254,174 shares of Common Stock and 25,385 Earnout Shares, in each case held by Ingleside Interests, LP, over which Mr. Hanauer has sole voting and dispositive power. Mr. Hanauer previously served as a member of the Board.
(35)	Peter Shea, as manager of Ballybunion, LLC, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Ballybunion, LLC.
(36)	Ms. Robinson previously served as a director of PropTech from inception to the consummation of the PTAC Merger.
(37)	Mr. Hennessy is the brother of Thomas D. Hennessy, director of the Company.
(38)	Otis Management, LLC, as general partner of Otis Road Investments, LP, exercises voting and investment power with respect to the securities. Andrew J. Fitzgerald and James G. Fitzgerald, as managers of Otis Management, LLC, may be deemed to be the beneficial owners of the securities held by Otis Road Investments, LP.
(39)	Mr. Hovde is managing principal and head of investment banking of Hovde Group, LLC, a registered broker-dealer. Mr. Hovde has certified that the shares of Common Stock and Private Warrants held by him were purchased in the ordinary course of business, and that at the time of purchase of such securities Mr. Hovde had no agreements or understanding, directly or indirectly, with any person to distribute such securities.
(40)	Daniel Lobo Guerrero, Federico Pineda and Andres Martinez, as managing members of CPT Investments LLC, exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by CPT Investments LLC.

(41)	Mr. Hovde is chairman of Hovde Group, LLC, a registered broker-dealer. Mr. Hovde has certified that the shares of Common Stock and Private Warrants held by him were purchased in the ordinary course of business, and that at the time of purchase of such securities Mr. Hovde had no agreements or understanding, directly or indirectly, with any person to distribute such securities.
(42)	Chase Mazzariello, as managing member of Giantsbane Investments Soho LLC, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Giantbane Investments Soho LLC.
(43)	Spencer Almy, Mark Fisher, Ryan Lee and Joseph Boehm, as members of Braft Capital, LLC, exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Braft Capital, LLC. Spencer Almy, a member of Braft Capital, LLC, is a registered representative affiliated with BDT & Company, LLC. Mr. Almy has certified that the shares of Common Stock and Private Warrants held by Braft Capital, LLC were purchased in the ordinary course of business, and that at the time of purchase of such securities neither he nor Braft Capital, LLC had any agreements or understanding, directly or indirectly, with any person to distribute such securities.
(44)	Mr. Farrell previously served as a director of PropTech from inception to the consummation of the PTAC Merger.
(45)	Securities jointly held by Jorge and Patti Otero.
(46)	Dan Bsharat and Tariq Bsharat, as members of Hudson Hill Partners LLC, exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Hudson Hill Partners LLC.
(47)	DeForest Davis, manager of DVDC/PEI, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by DVDC/PEI, LLC.
(48)	Randolph Street Investment Management, LLC, the general partner of Randolph Street Ventures, L.P. — 2019-122, exercises voting and investment power with respect to the securities. Bruce Ettelson, Jack Levin, Matthew Steinmetz and Ted Zook are the managers of Randolph Street Investment Management, LLC. Randolph Street Ventures, L.P. — 2019-122 is an affiliate of Kirkland & Ellis LLP, counsel to PropTech prior to the PTAC Merger.
(49)	Includes 2,310 shares of Common Stock and 5,405 Private Warrants held by Provident Trust FBO Jack Leeney. Mr. Leeney previously served as a director of PropTech from inception to the consummation of the PTAC Merger.
(50)	Robert Sulentic is the trustee of the Matthew Sulentic Irrevocable 2012 Trust u/a dtd 11/30/2012 and has sole voting and dispositive power over the securities held by it.
(51)	Mr. Hennessy previously served as senior advisor to PropTech from inception to the consummation of the PTAC Merger. Mr. Hennessy is the father of Thomas D. Hennessy, director of the Company.
(52)	The shares of Common Stock held by such Selling Securityholder represent consideration received in connection with the consummation of the transactions contemplated by that certain Membership Interest Purchase Agreement, dated as of December 31, 2020, by and among iRoofing, LLC, Legacy Porch, the Company and the members of iRoofing, LLC set forth on the signature pages thereto.
(53)	The shares of Common Stock held by such Selling Securityholder represent consideration received in connection with the consummation of the transactions contemplated by that certain Membership Interest Purchase Agreement, dated as of December 28, 2020, by and among America’s Call Center, LLC, Legacy Porch, the Company, Carissa Zak and Paul Zak.
(54)	Steven J. McLaughlin serves as trustee of the Steven J. McLaughlin Revocable Trust and exercises voting and investment power over the securities. Mr. McLaughlin is the principal executive officer of FTP Securities LLC, a registered broker-dealer. Mr. McLaughlin has certified that the shares of Common Stock held by the Steven J. McLaughlin Revocable Trust were purchased in the ordinary course of business, and that at the time of purchase of such securities neither he nor the Steven J. McLaughlin Revocable Trust had any agreements or understanding, directly or indirectly, with any person to distribute such securities.
(55)	Represents the estimated number of shares of Common Stock issuable to such Selling Securityholder as purchase price consideration upon closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 13, 2021 (the “HOA Agreement”), by and among Homeowners of America Holding Corporation, Porch Group, Inc., HPAC, Inc. and HOA Securityholder Representative, LLC, solely in its capacity as the Securityholder Representative, and assumes that all other holders of HOA securities are “accredited investors” within the meaning of Rule 501(a) under the Securities Act and the Company exercises the Stock Election in full. The number of shares of Common Stock issuable to such Selling Securityholder upon closing of the HOA Acquisition is subject to adjustment pursuant to the terms of the HOA Agreement and (i) may decrease to the extent the Company does not exercise the Stock Election in full, (ii) may increase to the extent other HOA securityholders are not “accredited investors” within the meaning of Rule 501(a) under the Securities Act and (iii) may increase or decrease depending on the daily per share volume-weighted average per-share price (VWAP) of the Common Stock for seven consecutive trading days ending on the trading day immediately prior to the acquisition of HOA.
(56)	Michael Esposito, John Esposito and James Esposito may be deemed the beneficial owners of the securities held by M and E Esposito Family Company LLC.
(57)	Susan M. Garrett is the portfolio manager for the Selling Securityholder, and investment decisions are made by an internal investment committee comprised of officers of the Selling Securityholder. The Selling Securityholder has affiliated broker-dealers. The Selling Securityholder has certified that the shares of Common Stock issuable to it pursuant to the HOA Acquisition were purchased in the ordinary course of business, and that at the time of purchase of such securities it had no agreements or understanding, directly or indirectly, with any person to distribute such securities.
(58)	Represents the estimated number of shares of Common Stock issuable to all other HOA securityholders in the aggregate (excluding, for the avoidance of doubt, the individual HOA securityholders specifically identified in the table above) as purchase price consideration upon closing of the transactions contemplated by the HOA Agreement, assuming all such other HOA securityholders are “accredited investors” within the meaning of Rule 501(a) under the Securities Act and the Company exercises the Stock Election in full. Only HOA securityholders that are accredited investors will receive shares of Common Stock in the HOA Acquisition.

Certain Relationships with the Selling Securityholders

Amended and Restated Registration Rights Agreement

In connection with the PTAC Merger, pursuant to the A&R RRA, certain Selling Securityholders agreed, subject to certain exceptions, not to dispose of or hedge any of their Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the PTAC Merger Closing Date continuing through the date (i) in the case of Common Stock of the New Holder other than the Principal Holder (as each such term is defined in the A&R RRA), 180 days after the PTAC Merger Closing Date or (ii) in the case of Common Stock of the Existing Holders and of the Principal Holder, one year after the PTAC Merger Closing Date.

Founder Shares

In July 2019, the Sponsor purchased 3,881,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. In October 2019, PTAC effected a stock dividend for approximately 0.11 shares for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 4,312,500 Founder Shares. In October 2019, the Sponsor transferred 25,000 Founder Shares to each of Mark Farrell, Jack Leeney, Courtney Robinson and Margaret Whelan, each of whom was then serving as a director of PTAC, and Greg Ethridge, PTAC’s senior advisor. In connection with the PTAC Merger, each of the issued and outstanding Founder Shares was converted into Common Stock on a one-to-one basis.

In connection with the initial public offering of PTAC, the Sponsor purchased, in a private placement, an aggregate of 5,700,000 Private Warrants at a price of $1.00 per warrant for an aggregate purchase price of $5,700,000 in a private placement. Each Private Warrant is exercisable to purchase one share of Common Stock at $11.50 per share and was subject to a lock-up restriction for 30 days after the PTAC Merger Closing Date.

Subscription Agreements

On December 23, 2020, the Subscribers purchased from the Company an aggregate of 15,000,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $150,000,000, pursuant to the Subscription Agreements, as subsequently amended in October 2020. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the PTAC Merger Closing.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Charter, our Amended and Restated Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Amended and Restated Charter authorizes the issuance of 410,000,000 shares, consisting of (i) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 400,000,000 shares of Common Stock.

As of May 28, 2021, there were outstanding 96,335,863 shares of Common Stock, no shares of Preferred Stock outstanding, and 5,700,000 Private Warrants.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of the Common Stock do not have cumulative voting rights in the election of directors. Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of the Common Stock are be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of the Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Common Stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of the Company’s preferred stock the Company may authorize and issue in the future.

Preferred Stock

The Amended and Restated Charter authorizes the Board to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NASDAQ, the authorized shares of preferred stock will be available for issuance without further action by the holders of the Common Stock. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock, including, without limitation:

•	the designation of the series;

•	the number of shares of the series, which the Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Common Stock might believe to be in their best interests or in which the holders of the Common Stock might receive a premium for the Common Stock over the market price of the Common Stock. Additionally, the issuance of preferred stock could adversely affect the rights of holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock. At present, we have no plans to issue any preferred stock.

Redeemable Warrants

Of the 8,624,996 Public Warrants that were outstanding as of the date of the PTAC Merger, 8,495,972 were exercised, representing approximately 99% of the Public Warrants, with the remaining unexercised Public Warrants being redeemed by the Company on April 16, 2021. In addition, of the 5,700,000 Private Warrants that were outstanding as of the date of the PTAC Merger, 2,574,846 have been exercised as of June 18, 2021, representing approximately 45% of the total Private Warrants. Total cash proceeds generated from all warrant exercises as of June 18, 2021 were $127.3 million. As of the date hereof, no Public Warrants remain outstanding. The Company expects to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Private Warrants were issued in registered form under a warrant agreement between CST, as warrant agent, and the Company as successor of PTAC (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check payable to the Company or by wire transfer, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

In addition, if (x) the Company issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a Newly Issued Price (as defined in the Warrant Agreement) of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value (as defined in the Warrant Agreement) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

Each whole Warrant entitles the registered holder to purchase one (1) whole share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, 30 days after the completion of the initial business combination. Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrantholder. Only whole Warrants are traded. The Warrants will expire five years after the completion of the initial business combination, at 5:00 p.m. Eastern Time or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying the Company’s obligations described below with respect to registration. No Warrant is exercisable and the Company will not be obligated to issue shares of Common Stock upon exercise of a Warrant unless Common Stock issuable upon such Warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the PTAC Merger Closing, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective by the 60th business day after the closing of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Common Stock issuable upon exercise of the Warrants is not effective within a specified period following the consummation of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, as amended, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

Once the Warrants become exercisable, the Company may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders.

If and when the Warrants become redeemable, the Company may not exercise its redemption right if the issuance of shares of Common Stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company are unable to effect such registration or qualification.

The Company established the last of the redemption criteria discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each warrantholder is entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Company’s Warrants. If the Company’s management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. The Company believes this feature is an attractive option to it if it does not need the cash from the exercise of the Warrants after the initial business combination. If the Company calls its Warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that, to the Warrant agent’s actual knowledge, after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume-weighted average price of Common Stock as reported during 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities, or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of its outstanding shares of the Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company are dissolved, the warrantholders will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to warrantholders when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the warrantholders otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the Warrant due to the requirement that the warrantholder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

The Company has not paid any cash dividends on its Common Stock to date. Declaration and payment of any dividend in the future will be subject to the discretion of the Board. The time and amount of dividends will be dependent upon the Company’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in the Company’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Board may consider relevant. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, the Company’s ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of the Company’s subsidiaries.

Annual Stockholder Meetings

The Amended and Restated Bylaws provided that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, the Company may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Company’s Amended and Restated Charter and Amended and Restated Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Charter, Amended and Restated Bylaws, and the DGCL contains provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares.

However, the listing requirements of NASDAQ, which would apply so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of the Company’s capital stock or the then-outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

The Amended and Restated Charter provides that the Board are classified into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third (1/3) of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. The Amended and Restated Charter and Amended and Restated Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

Business Combinations

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 20% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:

•	the Board approves the transaction that made the stockholder an “interested stockholder, prior to the date of the transaction;”

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•	on or subsequent to the date of the transaction, the initial business combination is approved by the Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds (2/3) of the outstanding voting stock not owned by the interested stockholder.

Removal of Directors; Vacancies

Under the DGCL, and as provided in the Company’s Amended and Restated Charter, a director serving on a classified board may be removed by the stockholders only for cause and only by the affirmative vote of holders of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Amended and Restated Charter provides that any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director (and not by stockholders) even if less than a quorum.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the amended and restated certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter and the restated bylaws do not authorize cumulative voting.

Special Stockholder Meetings

The Amended and Restated Charter provides that special meetings of the Company’s stockholders may be called at any time only by or at the direction of the CEO, the Board or the chairperson of the Board pursuant to a resolution adopted by a majority of the Board. The Company’s Amended and Restated Bylaws provide that the business transacted at a special meeting shall be limited to the matters so stated in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

The Company’s Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Company’s Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended and Restated Bylaws allow the Board to adopt rules and regulations for the conduct of meetings as it deems appropriate which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Amended and Restated Charter provides that unless the Company consents to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company or its stockholders, (3) action asserting a claim against the Amended and Restated Charter or the Company’s Amended and Restated Bylaws, or (4) action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. In addition, the provisions described above will not apply to suits brought to enforce a duty or liability created by the federal securities laws or any other claim for which the federal courts have exclusive jurisdiction.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. The Amended and Restated Charter, to the extent allowed by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and the Company renounces any expectancy that any of the directors or officers of the Company will offer any such corporate opportunity of which they may become aware to the Company, except with respect to any of the directors or officers of the Company regarding a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Company and (i) such opportunity is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for it to pursue and (ii) the director or officer is permitted to refer that opportunity to the Company without violating any legal obligation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Company’s Amended and Restated Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Charter and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving the Company’s directors, officers or employees for which indemnification is sought.

PLAN OF DISTRIBUTION

We are registering (i) up to 39,680,666 shares of Common Stock for possible sale by the Selling Securityholders from time to time, (ii) up to 5,700,000 Private Warrants for possible sale by the Selling Securityholders from time to time and (iii) up to 5,700,000 shares of Common Stock that are issuable upon the exercise of the Warrants by the holders thereof. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NASDAQ;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Securityholders party to the A&R RRA have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

Restrictions to Sell

Pursuant to the A&R RRA, the restricted stockholders agreed not to dispose of or hedge any of their Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period (i) in the case of shares of Common Stock held by the New Holder other than the Principal Holder (as each such term is defined in the A&R RRA), 180 days after the PTAC Merger Closing Date or (ii) in the case of shares of Common Stock held by the Existing Holders and the Principal Holder, one year after the PTAC Merger Closing Date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of our Common Stock as of the date hereof. This discussion is limited to non-U.S. holders (as defined below) who purchase our Common Stock pursuant to this offering and who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

A “non-U.S. holder” means a beneficial owner of our Common Stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with any estate or gift tax consequences or any foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a former citizen or long-term resident of the United States, foreign pension fund, tax qualified retirement plan, bank, financial institution, insurance company, investment fund, tax-exempt organization, governmental organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), person subject to the alternative minimum tax, person that owns, or has owned, actually or constructively, more than 5% of our Common Stock, person who has elected to mark securities to market, person who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services, person who has acquired shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment or an accrual-method taxpayer subject to special tax accounting rules under Section 451(b) of the Code). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or other entity treated as a partnership for United States federal income tax purposes) or partner of a partnership holding our Common Stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws, the laws of any other taxing jurisdiction, OR AN APPLICABLE TAX TREATY. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR FOREIGN TAX LAWS.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Common Stock, the excess will be treated as gain from the disposition of our Common Stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W- 8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent certifying eligibility for exemption. However, any such effectively connected dividends paid on our Common Stock generally will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our Common Stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Common Stock, and our Common Stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our Common Stock paid to such holder and the amount of any tax withheld with respect to such distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), including by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or such holder otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our Common Stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of Common Stock through a United States broker or the United States offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. holder sells its shares of Common Stock through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person) and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under FATCA, a 30% United States federal withholding tax may apply to any dividends paid on our Common Stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our Common Stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to gross proceeds from a sale or other disposition of our Common Stock, which may be relied upon by taxpayers until final regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Sidley Austin LLP, Chicago, Illinois. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Porch Group, Inc. at December 31, 2020 and 2019 and for the years then ended, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Homeowners of America Holding Corporation as of December 31, 2020 and 2019 and for the years then ended, have been audited by JLK Rosenberger, LLP, independent registered public accounting firm, as set forth in their report thereon, included elsewhere in this Prospectus and Registration Statement. Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of DataMentors Holdings, LLC and Subsidiaries as of December 31, 2020 and 2019 and for the years then ended, have been audited by Kahn, Litwin, Renza & Co., Ltd., an independent accounting firm, as set forth in their report thereon, included elsewhere in this Prospectus and Registration Statement. Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.porchgroup.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

PORCH GROUP, INC.

Unaudited Condensed Consolidated Balance Sheets

(all numbers in thousands, except share amounts)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$222,948	$196,046
Accounts receivable, net	9,629	4,268
Prepaid expenses and other current assets	7,869	4,080
Restricted cash	10,435	11,407
Total current assets	250,881	215,801
Property, equipment, and software, net	5,328	4,593
Goodwill	50,120	28,289
Intangible assets, net	22,715	15,961
Long-term insurance commissions receivable	4,748	3,365
Other assets	444	378
Total assets	$334,236	$268,387

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,384	$9,203
Accrued expenses and other current liabilities	15,268	9,905
Deferred revenue	4,346	5,208
Refundable customer deposit	2,026	2,664
Current portion of long-term debt	7,480	4,746
Total current liabilities	35,504	31,726
Long-term debt	42,624	43,237
Refundable customer deposit, non-current	396	529
Earnout liability, at fair value	43,193	50,238
Private warrant liability, at fair value	47,444	31,534
Other liabilities (includes $2,869 and $3,549 at fair value, respectively)	3,068	3,798
Total liabilities	172,229	161,062
Commitments and contingencies (Note 10)
Stockholders’ equity
Common stock, $0.0001 par value:	9	8
Authorized shares – 400,000,000 and 400,000,000
Issued and outstanding shares – 91,455,732 and 81,669,151
Additional paid-in capital	544,605	424,823
Accumulated deficit	(382,607)	(317,506)
Total stockholders’ equity	162,007	107,325
Total liabilities and stockholders’ equity	$334,236	$268,387

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Operations

(all numbers in thousands, except share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$26,742	$15,074
Operating expenses(1):
Cost of revenue	5,930	4,099
Selling and marketing	14,638	12,853
Product and technology	11,789	7,352
General and administrative	24,016	4,156
Total operating expenses	56,373	28,460
Operating loss	(29,631)	(13,386)
Other income (expense):
Interest expense	(1,223)	(3,086)
Change in fair value of earnout liability	(18,770)	—
Change in fair value of private warrant liability	(15,910)	—
Other income (expense), net	83	(1,874)
Total other income (expense)	(35,820)	(4,960)
Loss before income taxes	(65,451)	(18,346)
Income tax (benefit) expense	(350)	21
Net loss	$(65,101)	$(18,367)

Net loss attributable per share to common stockholders:
Basic	$(0.76)	$(0.53)
Diluted	$(0.76)	$(0.53)

Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic	85,331,575	34,965,300
Diluted	85,331,575	34,965,300

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended
	March 31,
	2021	2020
Cost of revenue	$1	$—
Selling and marketing	2,082	50
Product and technology	2,317	399
General and administrative	12,435	223
	$16,835	$672

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(all numbers in thousands, except share amounts)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(65,101)	$(18,367)
Other comprehensive income:
Change in fair value of convertible promissory notes due to own credit	—	3,856
Comprehensive loss	$(65,101)	$(14,511)

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(all numbers in thousands, except share amounts)

			Additional			Total
	Common Stock		Paid-in	Accumulated	Accumulated Other	Stockholders’
	Shares	Amount	Capital	Deficit	Comprehensive Income	Equity (Deficit)
Balances as of December 31, 2019(1)	34,197,822	$3	$203,492	$(263,474)	$—	$(59,979)
Net loss	—	—	—	(18,367)	—	(18,367)
Other comprehensive income	—	—	—	—	3,856	3,856
Stock-based compensation	—	—	672	—	—	672
Issuance of Series C redeemable convertible preferred stock(1)	1,430,166	—	4,714	—	—	4,714
Conversion of convertible notes to Series C redeemable convertible preferred stock(1)	423,088	—	1,436	—	—	1,436
Vesting of restricted stock awards issued for acquisitions	1,005,068	—	—	—	—	—
Issuance of common stock warrants	—	—	44	—	—	44
Exercise of stock options	17,900	—	1	—	—	1
Balances as of March 31, 2020	37,074,044	$3	$210,359	$(281,841)	$3,856	$(67,623)

Balances as of December 31, 2020	81,669,151	$8	$424,823	$(317,506)	$—	$107,325
Net loss	—	—	—	(65,101)	—	(65,101)
Stock-based compensation	—	—	4,462	—	—	4,462
Stock-based compensation - earnout	—	—	12,373	—	—	12,373
Issuance of common stock for acquisitions	90,000	—	1,169	—	—	1,169
Reclassification of earnout liability upon vesting	—	—	25,815	—	—	25,815
Vesting of restricted stock units	2,078,102	—	—	—	—	—
Exercise of stock warrants	8,087,623	1	93,007	—	—	93,008
Exercise of stock options	593,106	—	355	—	—	355
Income tax withholdings	(1,062,250)	—	(16,997)	—	—	(16,997)
Transaction costs	—	—	(402)	—	—	(402)
Balances as of March 31, 2021	91,455,732	$9	$544,605	$(382,607)	$—	$162,007

(1) Issuance of redeemable convertible preferred stock and convertible preferred stock warrants have been retroactively restated to give effect to the recapitalization transaction.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(all numbers in thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(65,101)	$(18,367)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,463	1,789
Loss on sale and impairment of long-lived assets	68	167
Loss (gain) on extinguishment of debt	—	247
Loss on remeasurement of debt	—	454
Loss on remeasurement of warrants	15,910	1,079
Loss (gain) on remeasurement of contingent consideration	(355)	(80)
Loss on remeasurement of earnout liability	18,770	—
Stock-based compensation	16,835	672
Interest expense (non-cash)	311	1,089
Other	(225)	167
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	(846)	559
Prepaid expenses and other current assets	441	281
Long-term insurance commissions receivable	(1,383)	(174)
Accounts payable	(8,090)	1,414
Accrued expenses and other current liabilities	2,625	1,651
Deferred revenue	(1,362)	136
Refundable customer deposits	(837)	(880)
Contingent consideration - business combination	(1,663)	—
Other	(496)	158
Net cash used in operating activities	(22,935)	(9,638)
Cash flows from investing activities:
Purchases of property and equipment	(34)	(84)
Capitalized internal use software development costs	(798)	(890)
Acquisitions, net of cash acquired	(22,882)	—
Net cash used in investing activities	(23,714)	(974)
Cash flows from financing activities:
Proceeds from debt issuance, net of fees	—	1,940
Repayments of principal and related fees	(150)	(401)
Proceeds from issuance of redeemable convertible preferred stock, net of fees	—	4,714
Proceeds from exercises of warrants	89,771	—
Proceeds from exercises of stock options	355	1
Income tax withholdings paid upon vesting of restricted stock units	(16,997)	—
Settlement of contingent consideration related to a business combination	(400)	—
Net cash provided by financing activities	72,579	6,254
Change in cash, cash equivalents, and restricted cash	$25,930	$(4,358)
Cash, cash equivalents, and restricted cash, beginning of period	$207,453	$7,179
Cash, cash equivalents, and restricted cash end of period	$233,383	$2,821

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Cash Flows - Continued

(all numbers in thousands)

	Three Months Ended
	March 31,
	2021	2020
Supplemental disclosures
Conversion of debt to redeemable convertible preferred stock (non-cash)	$—	$1,436
Cash paid for interest	$903	$1,770
Proceeds receivable from exercises of warrants	$3,237	$—
Reduction of earnout liability due to a vesting event	$25,815	$—
Non-cash consideration for acquisitions	$2,906	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PORCH GROUP, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Three Months Ended March 31, 2021 and 2020

(all numbers in thousands, except share amounts and unless otherwise stated)

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Porch Group, Inc. (“Porch Group”, “Porch” or the “Company”) is a vertical software platform for the home, providing software and services to home services companies, such as home inspectors, insurance carriers, moving companies, utility companies, warranty companies, and others. Porch helps these service providers grow their business and improve their customer experience. In exchange for the use of the software, these companies connect their homebuyers to Porch, who in turn offer services to make the moving process easier, helping consumers save time and make better decisions about critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. While some customers pay Porch typical software-as-a-service (“SaaS”) fees, the majority of Porch’s revenue comes from business-to-business-to-consumer (“B2B2C”) transaction revenues, with service providers such as insurance carriers or TV/internet companies paying Porch for new customer sign-ups.

The Merger

On July 30, 2020, Porch.com, Inc. (“Legacy Porch”) entered into a definitive agreement (as amended, the “Merger Agreement”) with PropTech Acquisition Corporation (“PTAC”), a special purpose acquisition company, whereby the parties agreed to merge, resulting in the parent of Porch.com, Inc. becoming a publicly-listed company under the name Porch Group, Inc. (“Porch”). This merger (the “Merger”) closed on December 23, 2020, and consisted of the following transactions:

•	Holders of 400 shares of PTAC Class A Common Stock exercised their redemption right to redeem those shares at a redemption price of $10.04. The shares were subsequently canceled by PTAC. The aggregate redemption price was paid from PTAC’s trust account, which had a balance immediately prior to the Merger closing of approximately $173.1 million. After redemptions, 17,249,600 shares of PTAC Class A Stock remained outstanding. Upon consummation of the Merger, 4,312,500 PTAC Class B Common Stock converted into shares of PTAC Class A Common Stock on a one-for-one basis. 14,325,000 common stock warrants remained outstanding as a result of the Merger. Of the outstanding warrants, 5,700,000 are private warrants and 8,625,000 are public warrants. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, commencing 30 days after the completion of the Merger, and expiring on December 23, 2025, which is the fifth anniversary of the Merger closing.

•	Immediately prior to the Merger, (including as a result of the conversions described above and certain redemption of PTAC common stock immediately prior to the closing), there were 21,562,100 shares of PTAC Class A Common Stock issued and outstanding, which excludes the additional shares issued to Legacy Porch holders, and issuance of new shares to third-party investors, as further described below.

•	Immediately prior the Merger, 52,207,029 shares of Legacy Porch preferred stock were converted into 52,251,876 shares of Legacy Porch common stock. 4,472,695 outstanding in-the-money warrants to purchase common stock, 2,316,280 outstanding in-the-money warrants to purchase preferred stock, and 184,652 out-of-the-money warrants to purchase preferred stock were canceled, pursuant to the terms of warrant cancellation agreements, resulting in the issuance of 5,126,128 shares of Legacy Porch common stock. 2,533,016 shares of Legacy Porch common stock were issued to extinguish 3,116,003 vested stock options and restricted stock units (“RSU”) of non-employee or non-service provider holders.

•	Immediately prior to the Merger, certain third-party investors (“PIPE Investors”), purchased 15,000,000 newly-issued shares of Porch Group, Inc. common stock at a price of $10.00 per share in exchange for cash. Net proceeds from the additional offering were $141.8 million after the deduction of $8.2 million of direct offering costs.

•	PTAC issued 36,264,984 shares of PTAC Class A Common Stock and $30 million in exchange for all 83,559,663 vested and outstanding shares of Legacy Porch common stock to complete the Merger. In addition, 5,000,000 “earnout” shares were issued to pre-closing holders of Legacy Porch common stock, employee or service provider holders of unvested Legacy Porch option and restricted stockholders, subject to vesting conditions. 1,000,000 restricted shares subject to the same were issued to the Chief Executive Officer of the Company subject to the same vesting condition as the “earnout” shares. An additional 150,000 shares were provided to service providers in exchange for services related to the transaction.

•	In connection with the Merger, PTAC changed its name to Porch Group, Inc. as a corporation formed under the laws of the State of Delaware named Porch Group, Inc.

•	The aggregate proceeds from the PTAC trust account, net proceeds from the sale of the newly-issued common stock to PIPE investors described above, and PTAC net working capital amount of $0.6 million were used to settle i) PTAC’s deferred offering costs of $6.0 million from its original public offering, and ii) $4.3 million of PTAC liabilities incurred prior to the Merger. After the transactions noted above, $305.1 million was available for use by the Company, prior to a $30 million distribution to pre-closing holders of Legacy Porch common stock, resulting in net assets available of $275.1 million.

•	In connection with the Merger, Porch incurred $30.8 million of transaction costs of which, $5.6 million were paid in cash. In addition, Porch issued 1,580,000 shares of common stock at a fair value of $23.3 million and 150,000 earnout shares at a fair value of $1.9 million as compensation for transaction services. Of the total amount, $27.0 million met the eligibility criteria to be charged against equity because the costs were incurred pursuant to an issuance of equity as part of the recapitalization. $3.8 million were recognized as expenses, as the costs were deemed related to the issuance private warrants and earnout shares which are liability classified financial instruments.

•	As a result of the foregoing transactions, $239.7 million was reflected as contributed capital on the Company’s consolidated statements of stockholders’ equity (deficit). Presented separately, the Company also assumed a $50.4 million non-cash liability associated with the earnout shares, and a $34.0 million liability associated with the private warrants, both described above.

•	At the closing of the Merger, pre-closing holders of Legacy Porch common stock held approximately 55% of the issued and outstanding common stock shares of Porch.

Accordingly, the Merger transactions were treated as the equivalent of Porch.com, Inc. issuing stock for the net assets of PTAC. Consistent with Securities and Exchange Commission (“SEC”) Topic 12, Reverse Acquisitions and Reverse Recapitalizations, the acquisition of a private operating company by a non-operating public shell corporation typically results in the owners and management of the private company having actual or effective voting control and operating control of the combined company. Therefore, the transaction is, in substance, a reverse recapitalization, equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation accompanied by a recapitalization (“Recapitalization”). The accounting is similar to that of a reverse acquisition, except that no goodwill or other intangible assets should be recorded. Therefore, the net assets of PTAC as of December 23, 2020, were stated at historical cost, and no goodwill or other intangible assets were recorded.

COVID-19 Update

In March 2020, the World Health Organization declared a pandemic related to the global novel coronavirus disease 2019 (“COVID-19”) outbreak. The COVID-19 pandemic and the measures adopted by government entities in response to it have adversely affected Porch’s business operations, which impacted revenue primarily in the first half of 2020. The impact of the COVID-19 pandemic and related mitigation on Porch’s ability to conduct ordinary course business activities has been and may continue to be impaired for an indefinite period of time. The extent of the continuing impact of the COVID-19 pandemic on Porch’s operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on the Company’s customers, suppliers, and employees, all of which is uncertain at this time. Porch expects the COVID-19 pandemic to adversely impact future revenues and results of operations, but Porch is unable to predict at this time the size and duration of such adverse impact. At the same time, Porch is observing a recovery in home sales to pre-COVID-19 levels in the second half of 2020 and in the first quarter of 2021, and with them, home inspections and related services.

Unaudited Interim Financial Statements

The accompanying unaudited condensed interim consolidated financial statements include the accounts of Porch and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to the rules and regulations of the SEC. In this Quarterly Report, Porch Group, Inc. is referred to as “Porch,” the “Company,” “we,” “us” or “our.” The information as of December 31, 2020 included in the unaudited condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. These unaudited condensed consolidated financial statements included in this Quarterly Report were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments (all of which are considered of a normal recurring nature) considered necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods and dates presented. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

These unaudited condensed consolidated financial statements and notes should be read in conjunction with the footnotes and management’s discussion and analysis of the audited consolidated financial statements included in Item 8 of the 2020 Annual Report on Form 10-K/A filed with the SEC on May 19, 2021.

Comprehensive Income

Comprehensive income (loss) consists of adjustments related to the effect of the Company’s own credit components on the fair value of certain convertible promissory notes at fair value in accordance with the fair value option (“FVO Notes”). Each reporting period, the fair value of the FVO Notes is determined and resulting gains and losses from the change in fair value of the FVO Notes associated with the Company’s own credit component is recognized in accumulated other comprehensive income (“AOCI”), while the resulting gains and losses associated with non-credit components are included in the unaudited condensed consolidated statements of operations. The FVO Notes were extinguished during 2020.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. These estimates and assumptions include, but are not limited to, estimated variable consideration for services performed, the allowance for doubtful accounts, depreciable lives for property and equipment, acquired intangible assets, goodwill, the valuation allowance on deferred tax assets, assumptions used in stock-based compensation, and estimates of fair value of warrants, debt, contingent consideration, earnout liability and private warrant liability. Actual results could differ materially from those estimates and assumptions, and those differences could be material to the consolidated financial statements.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. Investments in equity of unconsolidated affiliates, over which the Company has significant influence, but not control, over the financial and operating policies, are accounted for primarily using the equity method. For investments accounted for under the equity method of accounting, the Company’s share of income (losses) is included in other expense, net in the unaudited condensed consolidated statements of operations. These investments are immaterial to the Company’s unaudited condensed consolidated financial statements.

Segment Reporting

The Company operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has determined that its Chief Executive Officer is the CODM. To date, the Company’s CODM has made such decisions and assessed performance at the Company level.

All the Company’s revenue is generated in the United States.

As of March 31, 2021 and December 31, 2020, the Company did not have assets located outside of the United States.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company maintains cash balances that may exceed the insured limits by the Federal Deposit Insurance Corporation.

Restricted cash as of March 31, 2021 and December 31, 2020 includes $10,435 and $8,407, respectively, related to the Paycheck Protection Program Loans held in escrow with a commercial bank (see Note 6). As of December 31, 2020, the restricted cash balance also includes a $3,000 minimum cash balance required by the Company’s senior secured lender.

The reconciliation of cash and cash equivalents to amounts presented in the consolidated statements of cash flows are as follows:

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$222,948	$196,046
Restricted cash - current	10,435	11,407
Cash, cash equivalents and restricted cash	$233,383	$207,453

Accounts Receivable and Long-term Insurance Commissions Receivable

Accounts receivable consist principally of amounts due from enterprise customers and other corporate partnerships, as well as credit card receivables. The Company estimates allowances for uncollectible receivables based on the credit worthiness of its customers, historical trend analysis, and general economic conditions. Consequently, an adverse change in those factors could affect the Company’s estimate of allowance for doubtful accounts. The allowance for uncollectible receivables at March 31, 2021 and December 31, 2020, was $242 and $249, respectively.

Long-term insurance commissions receivable balance consists of the estimated commissions from policy renewals expected to be collected.

Fair Value of Financial Instruments

The Company’s assets and liabilities which require fair value measurement on a recurring basis, consist of contingent consideration, redeemable convertible preferred stock warrants and convertible notes recorded at fair value.

Fair value principles require disclosures regarding the manner in which fair value is determined for assets and liabilities and establishes a three-tiered fair value hierarchy into which these assets and liabilities must be grouped, based upon significant levels of inputs as follows:

•	Level 1 — Observable inputs, such as quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date;

•	Level 2 — Observable inputs, other than Level 1 prices, such as quoted prices in active markets for similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Earnout Shares

Upon the Merger, 6,000,000 restricted common shares, subject to vesting and cancellation provisions, were issued to holders of pre-Merger Porch common stock (the “earnout shares”). The earnout shares were issued in three equal tranches with separate market vesting conditions. One-third of the earnout shares will meet the market vesting condition when the closing price of the Company’s common stock is greater than or equal to $18.00 over any 20 trading days within any thirty-consecutive trading day period within 36 months of the closing date of the Merger. An additional third will vest when the Company’s common stock is greater than or equal to $20.00 over the same measurement period. The final third will vest when the Company’s common stock is greater than or equal to $22.00 over the same measurement period. The earnout shares may be contingently canceled, depending on the outcome of the Company’s application for forgiveness of the U.S. Small Business Administration loan under the Paycheck Protection Program. Additional earnout shares may also be issued earnout shareholders, on a pro rata basis, depending on forfeitures of employee earnout shares that are subject to a continued service vesting condition (see Note 8).

The earnout shares are accounted for as a derivative financial instrument that is classified as a liability and periodically measured at fair value, with changes in fair value recognized through earnings. Note 3 details the beginning and ending balances of the earnout share liability, and activity recognized during the period.

Revenue from Contracts with Customers

The Company primarily generates revenue from (1) fees received for connecting homeowners to customers in the Company’s referral network, which consist of individual contractors, small businesses, insurance carriers and large enterprises (2) fees received for providing home project and moving services directly to homeowners, and (3) fees received for providing subscription access to the Company’s software platforms and subscription services across various industries. Revenue is recognized when control of the promised services or goods is transferred to our customers and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods.

The Company determines revenue recognition through the following five-step framework:

•	Identification of the contract, or contracts, with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company identifies performance obligations in its contracts with customers, which primarily include delivery of homeowner leads (Referral Network Revenue), performance of home project and moving services (Managed Services Revenue), and providing access to the Company’s software platforms and subscription services (Software and Service Subscription Revenue). The transaction price is determined based on the amount which the Company expects to be entitled to in exchange for providing the promised services to the customer. The transaction price in the contract is allocated to each distinct performance obligation on a relative standalone selling price basis. Revenue is recognized when performance obligations are satisfied. In certain transactions the transaction price is considered variable and an estimate of the constrained transaction price is recorded by the Company. Changes in variable consideration may result in an increase or a decrease to revenue. Changes to the estimated variable consideration were not material for the periods presented.

Contract payment terms vary from due upon receipt to net 30 days. Collectability is assessed based on a number of factors including collection history and creditworthiness of the customer. If collectability of substantially all consideration to which the Company is entitled under the contract is determined to be not probable, revenue is not recorded until collectability becomes probable at a later date.

Revenue is recorded based on the transaction price excluding amounts collected on behalf of third parties, such as sales taxes collected and remitted to governmental authorities.

Referral Network Revenue

In the Referral Network Revenue stream, the Company connects third-party service providers (“Service Providers”) with homeowners that meet pre-defined criteria and may be looking for relevant services. Service Providers include a variety of service providers throughout a homeowner’s lifecycle, including plumbers, electricians, roofers, as well as movers, TV/Internet, warranty, insurance carriers, and security monitoring providers. The Company also sells home and auto insurance policies for insurance carriers.

Revenue is recognized at a point in time upon delivery of a lead to the Service Provider, at which point the Company’s performance obligation has been satisfied. The transaction price is generally either a fixed price per qualifying lead or based on a percentage of the revenue the Service Provider ultimately generates through the homeowner lead. For arrangements in which the amount the Company is entitled to is based on the amount of revenue the Service Provider generates from the homeowner, the transaction price is considered variable and an estimate of the constrained transaction price is recorded by the Company upon delivery of the lead.

Service Providers generally have the option to pay as they receive leads or on a subscription basis, in which a specified amount is deposited into the Company’s referral platform monthly and any relevant leads are applied against the deposited amount. Certain Service Providers also have the option to pay an additional fixed fee for added member benefits, including profile distinction and rewards. Such subscriptions automatically renew each month unless canceled by the customer in advance of the renewal period in accordance with the customer termination provisions. Amounts received in advance of delivery of leads to the Service Provider is recorded as deferred revenue. Certain Service Providers have the right to return leads in limited instances. An estimate of returns is included as a reduction of revenue based on historical experience or specific identification depending on the contractual terms of the arrangement. Estimated returns are not material in any period presented.

In January 2020, the Company, through its wholly-owned subsidiary and licensed insurance agency, Elite Insurance Group (“EIG”), began selling homeowner and auto insurance policies for insurance carriers. The transaction price in these arrangements is the estimated lifetime value (“LTV”) of the policies sold. The LTV represents fixed first-year commission upon sale of the policy as well as the estimated variable future renewal commissions. The Company constrains the transaction price based on its best estimate of the amount which will not result in a significant reversal of revenue in a future period. After a policy is sold to an insurance carrier, the Company has no additional or ongoing obligation to the policyholder or insurance carrier.

The Company estimates LTV of policies sold by using a portfolio approach by policy type and the effective month of the relevant policy. LTV is estimated by evaluating various factors, including commission rates for specific carriers and estimated average plan duration based on insurance carrier and market data related to policy renewals for similar insurance policies. On a quarterly basis, management reviews and monitors changes in the data used to estimate LTV as well as the cash received for each policy type compared to original estimates. The Company analyzes these fluctuations and, to the extent it identifies changes in estimates of the cash commission collections that it believes are indicative of an increase or decrease to prior period LTVs, the Company will adjust LTV for the affected policies at the time such determination is made. Changes in LTV may result in an increase or a decrease to revenue. Changes to the estimated variable consideration were not material for the periods presented.

Managed Services Revenue

Managed services revenue includes fees earned from homeowners for providing a variety of services directly to the homeowner, including handyman, plumbing, electrical, appliance repair, and moving services. The Company generally invoices for managed services projects on a fixed fee or time and materials basis. The transaction price represents the contractually agreed upon price with the end customer for providing the respective service. Revenue is recognized as services are performed based on an output measure of progress, which is generally over a short duration (e.g., same day). Fees earned for providing managed services projects are non-refundable and there is generally no right of return.

The Company acts as the principal in managed services revenue as the Company is primarily responsible to the end customer for providing the service, has a level of discretion in establishing pricing, and controls the service prior to providing it to the end customer. This control is evidenced by the ability to identify, select, and direct the service provider that provides the ultimate service to end customers.

Software and Service Subscription Revenue

The Company’s subscription arrangements, which primarily relates to subscriptions to the Company’s home inspector software, do not provide the customer with the right to take possession of the software supporting the cloud-based application services. The Company also provides certain data analytics and marketing services under subscription contracts. The Company’s standard subscription contracts are monthly contracts in which pricing is based on a specified price per inspection completed through the software. Fees earned for providing access to the subscription software and services are non-refundable and there is no right of return. Revenue is recognized based on the amount which the Company is entitled to for providing access to the subscription software and services during the monthly contract term.

Income Taxes

Provisions for income taxes for the three months ended March 31, 2021 and 2020 were $350 benefit and $21 expense, respectively, and the effective tax rates for these periods were 0.53% and -0.11%, respectively. The difference between the Company’s effective tax rates for the 2021 period and the U.S. statutory rate of 21% was primarily due to a full valuation allowance related to the Company’s net deferred assets and the impact of acquisitions on the Company’s valuation allowance. The difference between the Company’s effective tax rates for the 2020 period and the U.S. statutory rate of 21% was primarily due to a full valuation allowance related to the Company’s net deferred tax assets.

Other income (expense), net

The following table details the components of other income (expense), net on the unaudited condensed consolidated statements of operations:

	2021	2020
Loss on remeasurement of debt (Note 3)	—	(454)
Loss on remeasurement of legacy preferred stock warrant liability	—	(1,079)
Loss on extinguishment of debt, net	—	(247)
Other, net	83	(94)
	$83	$(1,874)

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The Company expects to use the extended transition period for any new or revised accounting standards during the period in which it remains an emerging growth company.

Recent Accounting Pronouncements Not Yet Adopted

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The ASU is effective for public companies, excluding entities eligible to be smaller reporting companies, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020 and adoption must be as of the beginning of the Company’s annual fiscal year. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Additionally, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326 in April 2019 and ASU 2019-05, Financial Instruments — Credit Losses (Topic 326) — Targeted Transition Relief in May 2019. The amendments affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. In November 2019, the FASB issued ASU No. 2019-10, which defers the effective date of ASU No. 2016-13 for smaller reporting companies to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. In the event the Company no longer qualifies as an emerging growth company, it will no longer qualify for the deferral of the effective date available for emerging growth companies. The Company is currently evaluating the impact of the adoption of ASU No. 2016-13 on the consolidated balance sheets, statements of operations, and statements of cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard is effective for non-public companies for reporting periods beginning after December 15, 2021 and early adoption is permitted. The comprehensive new standard will amend and supersede existing lease accounting guidance and is intended to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and requiring disclosure of key information about leasing arrangements. The guidance requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In the event the Company no longer qualifies as an emerging growth company, it will no longer qualify for the deferral of the effective date available for emerging growth companies. The Company is currently evaluating the impact that adoption will have on the consolidated balance sheets, statements of operations, and statements of cash flows and expects that the adoption of the ASU will increase assets and liabilities related to the Company’s operating leases on the consolidated balance sheets. The Company estimates that the adoption of Topic 842 in 2021 would increase the Company’s total assets reflecting right of use asset of approximately $2.5 million and total liabilities reflecting the lease obligation payable of approximately $2.5 million.

2. Revenue

Disaggregation of Revenue

Total revenues consisted of the following:

	Three months ended
	March 31,
	2021	2020
Referral network revenue	$11,024	$9,128
Managed services revenue	4,644	4,135
Software and service subscription revenue	11,074	1,811
Total revenue	$26,742	$15,074

Management also evaluates revenue based upon when the Company’s customers avail themselves of the Company’s software, solutions or services. The first category, moving services relates to services that are typically provided to customers in connection with a home purchases and/or homeowner/renter moves. This includes revenue from insurance, moving, security systems and TV/internet services. The second category, post-move services, relates to services that are typically provided to customers post-move, such as home maintenance projects, repairs, remodeling and other services from professional contractors or service providers. Moving services represented 82 percent and 51 percent of total revenue in the three months ending March 31, 2021 and 2020, respectively. Post-move services represented 18 percent and 49 percent of total revenue the three months ending March 31, 2021 and 2020, respectively.

Revenue from Divested Businesses

Total revenue reported includes revenue from divested businesses of $0 and $2,540 in three months ending March 31, 2021 and 2020, respectively.

Disclosures Related to Contracts with Customers

Timing may differ between the satisfaction of performance obligations and the invoicing and collection of amounts related to contracts with customers. Liabilities are recorded for amounts that are collected in advance of the satisfaction of performance obligations. To the extent a contract exists, as defined by ASC 606, these liabilities are classified as deferred revenue. To the extent that a contract does not exist, as defined by ASC 606, these liabilities are classified as refundable customer deposits.

Contract Assets - Long-term Insurance Commissions Receivable

A summary of the activity impacting the contract assets during the year ended December 31, 2020 is presented below:

Contract Assets
Balance at December 31, 2020	$3,529
Estimated lifetime value of insurance policies sold by carriers	1,805
Cash receipts	(435)
Balance at March 31, 2021	$4,899

As of March 31, 2021, $151 of contract assets are expected to be collected within the next 12 months and therefore are included in current accounts receivable on the consolidated balance sheets. The remaining $4,748 of contract assets are expected to be collected in the following periods and are included in long-term insurance commissions receivable on the consolidated balance sheets.

Contract Liabilities — Refundable Customer Deposits

In September 2019, the Company entered into a Lead Buyer Agreement with a customer (“Buyer”) that provides residential security systems. Under the Lead Buyer Agreement, the Buyer pays the Company a referral fee for leads resulting in completed installations of certain residential security systems. At inception of this agreement, the Buyer made a prepayment of $7,000, which is to be credited over the term from October 2019 to September 2022, from earned referral fees for leads provided by the Company. This prepayment represents a contract liability since it is an advanced deposit for services the Company has yet to provide.

A summary of the activity impacting the contract liabilities during the three months ended March 31, 2021 is presented below:

Contract
Liabilities
Balance at December 31, 2020	$3,193
Additions to contract liabilities	—
Additions to contract liabilities – significant financing component interest	66
Contract liabilities transferred to revenue	(837)
Balance at March 31, 2021	$2,422

As of March 31, 2021, $2,026 of contract liabilities are expected to be transferred to revenue within the next 12 months and therefore are included in current refundable customer deposits on the unaudited condensed consolidated balance sheets. The remaining $396 of contract liabilities are expected to be transferred to revenue over the remaining term of the contract and are included in refundable customer deposits, non-current on the unaudited condensed consolidated balance sheets.

Deferred Revenue

A summary of the activity impacting deferred revenue balances during the three months ended March 31, 2021 is presented below:

Deferred
Revenue
Balance at December 31, 2020	$5,208
Revenue recognized	(1,769)
Additional amounts deferred	407
Impact of acquisitions	500
Balance at March 31, 2021	$4,346

Remaining Performance Obligations

Contracts with customers include amounts allocated to performance obligations that will be satisfied at a later date. These amounts primarily include performance obligations that are recorded in the consolidated balance sheets as deferred revenue. The amount of transaction price allocated to performance obligations to be satisfied at a later date, which is not recorded in the unaudited condensed consolidated balance sheets, is immaterial as of March 31, 2021 and December 31, 2020.

As permitted under the practical expedient available under ASC 606, the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which the Company recognizes revenue at the amount which we have the right to invoice for services performed.

The Company applied the practical expedient under ASC 606 to exclude amounts related to performance obligations that are billed and recognized as they are delivered.

3. Fair Value

The following table details the fair value measurements of liabilities that are measured at fair value on a recurring basis:

	Fair Value Measurement at March 31, 2021
	Level 1	Level 2	Level 3	Total Fair Value
Contingent consideration - business combinations	$—	$—	$2,869	$2,869
Contingent consideration - earnout	—	—	43,193	43,193
Private warrant liability	—	—	47,444	47,444
	$—	$—	$93,506	$93,506

	Fair Value Measurement at December 31, 2020
				Total
	Level 1	Level 2	Level 3	Fair Value
Contingent consideration - business combinations	$—	$—	$3,549	$3,549
Contingent consideration - earnout	—	—	50,238	50,238
Private warrant liability	—	—	31,534	31,534
	$—	$—	$85,321	$85,321

Contingent Consideration – Business Combinations

The Company estimated the fair value of business combination contingent consideration related to 2021 acquisitions using the Monte Carlo simulation method. The fair value is based on the simulated revenue and net income of the Company over the maturity date of the contingent consideration. As of March 31, 2021, the key inputs used in the determination of the combined fair value of $1,596 included volatility of 38.1% to 68.5%, discount rate of 25.7% to 31.5% and weighted-average cost of capital of 25.7% to 32.5%.

The Company estimated the fair value of the 2020 business combination contingent consideration using the Monte Carlo simulation method. The fair value is based on the simulated stock price of the Company over the maturity date of the contingent consideration. As of December 31, 2020, the key inputs used in the determination of the fair value of $1,749 included current stock price of $14.27, strike price of $20.00, discount rate of 9% and volatility of 60%. As of March 31, 2021, the key inputs used in the determination of the fair value of $1,273 included current stock price of $17.70, strike price of $20.00, discount rate of 6.7% and volatility of 80%.

The Company estimated the fair value of the 2018 business combination contingent consideration using a variation of the income approach known as the real options method. The fair value is based on the present value of the contingent payments to be made using a weighted probability of possible payments. As of December 31, 2020, the key inputs used in the determination of fair value of $1,800 include projected revenues and expenses, discount rate of 9.96% to 9.98%, revenue volatility of 18.0% and weighted-average cost of capital of 21.5%. In January 2021, the 2018 business combination consideration was settled in full for a cash payment of $2,063.

Contingent Consideration - Earnout

The Company estimated the fair value of the earnout contingent consideration using the Monte Carlo simulation method. The fair value is based on the simulated price of the Company over the maturity date of the contingent consideration and increased by the certain employee forfeitures. As of March 31, 2021, the key inputs used in the determination of the fair value included exercise price of $20 and $22, volatility of 75%, and forfeiture rate of 16% and stock price of $17.70. As of December 31, 2020, the key inputs used in the determination of the fair value included exercise price of $18, $20 and $22, volatility of 60%, and forfeiture rate of 16% and stock price of $14.27.

Private Warrants

The Company estimated the fair value of the private warrants using the Black-Scholes-Merton option pricing model. As of March 31, 2021, the key inputs used in the determination of the fair value included exercise price of $11.50, expected volatility of 35%, remaining contractual term of 4.73 years, and stock price of $17.70. As of December 31, 2020, the key inputs used in the determination of the fair value included exercise price of $11.50, expected volatility of 35%, remaining contractual term of 4.98 years, and stock price of $14.27.

Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodology used to determine fair value and such changes could result in a significant increase or decrease in the fair value.

The changes for Level 3 items measured at fair value on a recurring basis using significant unobservable inputs are as follows:

		Contingent
	Contingent	Consideration -	Private
	Consideration -	Business	Warrant
	Earnout	Combinations	Liability
Fair value as of January 1, 2021	$50,238	$3,549	$31,534
Additions	—	1,737	—
Settlements	(25,815)	(2,062)	—
Change in fair value, loss (gain) included in net loss(1)	18,770	(355)	15,910
Fair value as of March 31, 2021	$43,193	$2,869	$47,444

	Redeemable		Contingent
	Convertible		Consideration -
	Preferred Stock		Business
	Warrants	FVO Notes	Combinations
Fair value as of January 1, 2020	$6,684	$11,659	$100
Additions	—	—	—
Settlements	—	—	—
Change in fair value, loss (gain) included in net loss(1)	1,214	454	(80)
Change in fair value, (gain) included in other comprehensive income	—	(3,856)	—
Fair value as of March 31, 2020	$7,898	$8,257	$20

(1)	Changes in fair value of the redeemable convertible stock warrants and FVO Notes are included in other income (expense), net, and changes in fair value of contingent consideration related to business combinations are included in general and administrative expenses in the unaudited condensed consolidated statements of operations. Changes in fair value of the earnout contingent consideration and private warrant liability are disclosed separately in the unaudited condensed consolidated statements of operations.

Fair Value Disclosure

The fair value of debt approximates the unpaid principal balance and is considered a Level 2 measurement. See Note 6.

4. Property, Equipment, and Software

Property, equipment, and software net, consists of the following:

	March 31,	December 31,
	2021	2020
Software and computer equipment	$1,544	$1,381
Furniture, office equipment, and other	1,538	567
Internally developed software	11,369	10,741
Leasehold improvements	1,112	1,112
	15,563	13,801
Less: Accumulated depreciation and amortization	(10,235)	(9,208)
Property, equipment, and software, net	$5,328	$4,593

Depreciation and amortization expense related to property, equipment, and software was $1,123 and $982 for the three months ended March 31, 2021 and 2020, respectively.

5. Intangible Assets and Goodwill

Intangible Assets

Intangible assets are stated at cost or acquisition-date fair value less accumulated amortization, and consist of the following, as of March 31, 2021:

	Weighted
	Average	Intangible		Intangible
	Useful Life	Assets,	Accumulated	Assets,
	(in years)	gross	Amortization	Net
Customer relationships	8.0	$10,790	$(2,593)	$8,197
Acquired technology	6.0	16,295	(6,211)	10,084
Trademarks and tradenames	11.0	5,263	(1,052)	4,211
Non-compete agreements	2.0	280	(57)	223
Total intangible assets		$32,628	$(9,913)	$22,715

Intangible assets consist of the following, as of December 31, 2020:

	Weighted
	Average	Intangible		Intangible
	Useful Life	Assets,	Accumulated	Assets,
	(in years)	gross	Amortization	Net
Customer relationships	7.0	$8,440	$(2,173)	$6,267
Acquired technology	6.0	12,170	(5,481)	6,689
Trademarks and tradenames	9.0	3,688	(893)	2,795
Non-compete agreements	2.0	225	(15)	210
Total intangible assets		$24,523	$(8,562)	$15,961

The aggregate amortization expense related to intangibles was $1,340 and $807 for the three months ended March 31, 2021 and 2020, respectively.

Goodwill

The following tables summarize the changes in the carrying amount of goodwill for the three months ended March 31, 2021:

Goodwill
Balance as of December 31, 2020	$28,289
Acquisitions	21,831
Balance as of March 31, 2021	$50,120

6. Debt

At March 31, 2021, debt comprised of the following:

			Debt
		Unaccreted	Issuance	Carrying
	Principal	Discount	Costs	Value
1.0% promissory notes, due 2022	$10,343	$—	$—	$10,343
8.55% term loan, due 2024	42,145	(2,867)	—	39,278
Other notes	600	(117)	—	483
	$53,088	$(2,984)	$—	$50,104

Senior Secured Term Loans

In January 2021, the Company entered into an amendment (the “Runway Amendment”) to the Loan and Security Agreement, dated as of July 22, 2020 (as amended, the “Runway Loan Agreement”), with Runway Growth Credit Fund, Inc., as agent for a syndicate of lenders. Among other things, the Runway Amendment includes a commitment for a supplemental term loan in the aggregate amount of up to $10 million, reduces the interest rate payable on borrowed amounts, reduces certain financial covenants related to minimum revenue and amended the maturity date to December 15, 2024, and eliminates a minimum cash balance requirement of $3,000. Porch did not borrow any additional amounts in connection with entering into the Runway Loan Amendment.

The Runway Loan is a first lien loan secured by any and all properties, rights and assets of the Company with a maturity date of December 15, 2024. Until the Runway Amendment, interest was payable monthly in arrears at a variable rate of interest based on the greater of 0.55% or LIBOR rate (as defined) plus an applicable margin of 8.50% plus 2% of PIK interest. As of December 31, 2020, the calculated interest rate was 11.05%. The Runway Amendment reduced the applicable margin from 8.5% to 8% and eliminated the PIK interest. As of March 31, 2021 the calculated interest rate was 8.55%. Principal payments are required beginning on August 15, 2022 in equal monthly installments through the maturity date. A prepayment fee of 2%, 1.5%, 1% or 0.5% of the outstanding loan amount is due if the loan is repaid prior to the 1st, 2nd, 3rd or 4th anniversary date, respectively. There is a final payment fee of $1,750 or 3.5% of any partial payment, which is reflected as a discount on the loan and is accreted to interest expense using the effective interest method over the term of the loan or until extinguishment of the related loan. Upon a default, the loan is immediately due and payable and bears interest at 5% higher than the applicable loan interest rate. The financial covenants require the Company to maintain minimum revenue of $15,356 in the quarter ended December 31, 2020, and 70% of projected revenue in all future quarters.

As of March 31, 2021, the Company is in compliance with all covenants of the Runway Loan Agreement.

Paycheck Protection Program Loans

In April 2020, the Company entered into a loan agreement with Western Alliance Bank pursuant to the Paycheck Protection Program established under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The Company received loan proceeds of $8,139 (the “Porch PPP Loan”). The term of the Porch PPP Loan is two years with a maturity date of April 18, 2022 and bears interest at a fixed rate of 1.00%. Payments of principal and interest on the Porch PPP Loan were deferred for the first nine months of the term of the Porch PPP Loan. Principal and interest are payable monthly, less the amount of any potential forgiveness (discussed below), and the Company may prepay 20% or less at any time prior to maturity with no prepayment penalties, more than 20% will require notice to the lender. The Porch PPP Loan contains customary event of default provisions. As of March 31, 2021, the Company is in compliance with all covenants of the Porch PPP Loan.

All or a portion of the Porch PPP Loan may be forgiven by the SBA and the lender upon application by the Company, if the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities (“Qualifying Expenses”). Not more than 25 percent of the Porch PPP Loan may be used for non-payroll costs. The Company believes that it used the proceeds of the Porch PPP Loan for Qualifying Expenses in accordance with the terms of the Porch PPP Loan. The Company submitted an application for forgiveness of the loan in December 2020. However, no assurance is provided that the Company will be able to obtain forgiveness of the Porch PPP Loan in whole or in part. If the loan is forgiven in part or in whole, the Company will reduce the liability by the amount forgiven and record a gain on extinguishment in the consolidated statements of operations. The carrying value of the Porch PPP Loan is $8,317 as of March 31, 2021.

In connection with an acquisition of DataMentors Holdings, LLC d/b/a V12 Data (“V12 Data”) on January 12, 2021 (see Note 9), the Company assumed a loan agreement with Western Alliance Bank pursuant to the Paycheck Protection Program for the amount of $2,026 (the “V12 Data PPP Loan”). The loan has a maturity date of April 19, 2022 and a fixed interest rate of 1%. All other terms are the same as those of the Porch PPP Loan. An application for forgiveness of the loan was submitted in November 2020. However, no assurance is provided that the Company will be able to obtain forgiveness of the loan in whole or in part. As of March 31, 2021, the Company is in compliance with all covenants of the V12 Data PPP Loan.

Other Promissory Notes

In connection with an acquisition on November 2, 2020, the Company issued a promissory note payable to the founder of the acquired entity. The promissory note has an initial principal balance of $750 and a stated interest rate of 0.38% per annum. The promissory note shall be paid in five equal annual installments of $150 each, plus accrued interest commencing on January 21, 2021. As of March 31, 2021, the promissory note had a carrying amount $483.

7. Equity and Warrants

Shares Authorized

As of March 31, 2021, the Company had authorized a total of 410,000,000 shares of stock for issuance, with 400,000,000 shares designated as common stock, and 10,000,000 shares designated as preferred stock.

Common Shares Outstanding and Common Stock Equivalents

The following table summarizes our fully diluted capital structure at March 31, 2021:

Issued and outstanding common shares	87,355,733
Earnout common shares (Note 1 and Note 8)	4,099,999
Total common shares issued and outstanding	91,455,732
Common shares reserved for future issuance:
Public warrants	537,377
Private warrants	5,700,000
Common stock options outstanding - 2012 Equity Plan	6,199,325
Restricted stock units (Note 8)	1,282,327
2020 Equity Plan pool reserved for future issuance (Note 8)	11,005,115
Total shares of common stock outstanding and reserved for future issuance	116,179,876

Warrants

Upon completion of the Merger with PTAC on December 23, 2020, the Company assumed 8,625,000 public warrants and 5,700,000 private warrants to purchase an aggregate 14,325,000 shares of common stock, which were outstanding as of December 31, 2020. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, commencing 30 days after the completion of the Merger, and expiring on December 23, 2025 which is five-years after the Merger.

The Company may call the public warrants for redemption (excluding the private warrants), in whole, at a price of $0.01 per warrant:

•	at any time while the public warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

•	if, and only if, the last sale price common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders and,

•	if and only if, there is a current registration statement in effect with respect to the issuance of the common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The private warrants are identical to the public warrants, except that the private warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees, as defined in the warrant agreements. If the placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants. As of December 31, 2020, 5,700,000 private warrants were held by the initial purchases or their permitted transferees.

The public and private warrants are classified separately on our unaudited condensed consolidated balance sheets due to differences in each instrument’s contractual terms. The public warrants are classified in equity classified financial instruments and are not remeasured periodically. The private warrants are liability classified financial instruments measured at fair value, with periodic changes in fair value recognized through earnings. See Note 3.

On March 23, 2021, the Company announced that it would redeem all outstanding public warrants on April 16, 2021 pursuant to a provision of the warrant agreement under which the public warrants were issued. During March 2021, certain holders of public warrants exercised their warrants to acquire 8,087,623 shares of common stock at a price of $11.50 per share, resulting in cash proceeds of $89.8 million and a receivable balance of $3.2 million.

8. Stock-Based Compensation

Under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), which replaced the Company’s 2012 Equity Incentive Plan upon the closing of the Merger in December 2020, the employees, directors and consultants of the Company, are eligible for grants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards (“RSA”) and RSUs, collectively referred to as “Awards”.

Stock-based compensation consists of expense related to (1) equity awards in the normal course and (2) a secondary market transaction as described below:

	Three months ended
	March 31,
	2021	2020
Secondary market transaction	$1,933	$—
Employee earnout restricted stock	12,373	—
Employee awards	2,529	672
Total operating expenses	$16,835	$672

2019 Secondary Stock Transactions

In May 2019, the Company’s CEO and Founder purchased a total of 7,559,047 shares of legacy Porch.com redeemable convertible preferred stock from an existing investor for an aggregate purchase price of $4,023 ($0.53 per legacy Porch.com share). The Company determined that the purchase price was below fair value of such shares and as result recorded compensation expense of $33,232 in general and administrative expense for the difference between the purchase price and fair value.

In July 2019, the Company’s CEO and Founder subsequently sold 901,940 shares of legacy Porch.com redeemable convertible preferred stock as an incentive to 11 executives of the Company at the same price at which the shares were initially acquired in the May 2019 transaction, which represents a $2,553 discount to fair value. The original terms stated that the Company had the right to repurchase such shares if certain service vesting conditions and performance conditions are not met. In December 2020, the performance vesting conditions were met, and compensation expense of $1,616 was recorded in 2020 related to these awards, of which $689 was related to former employees and immediately recognized, as there is no continued service vesting requirement, and $927 was related to current employees and recognized as a cumulative catch up related to the portion of the service period satisfied through December 31, 2020. In March 2021, the Porch board of directors (the “Board”) amended the original terms to accelerate the vesting of these awards and remove the Company’s repurchase right with the respect to the shares. The remaining stock compensation of $1,933 related to the award was recognized in March 2021.

2020 Equity Incentive Plan

The aggregate number of shares of common stock reserved for future issuance under the 2020 Plan is 11,005,115. The number of shares of common stock available under the 2020 Plan will increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2021, and continuing until (and including) the calendar year ending December 31, 2030, with such annual increase equal to the lesser of (i) 5% of the number of shares of common stock issued and outstanding on December 31st of the immediately preceding fiscal year and (ii) an amount determined by the Board.

Stock-Based Compensation

Awards granted under the 2020 Plan to employees typically vest 25% of the shares one year after the options’ vesting commencement date and the remainder ratably on a monthly basis over the following three years. Other vesting terms are permitted and are determined by the Board. Options have a term of no more than ten years from the date of grant and vested options are generally canceled three months after termination of employment.

During the three months ended March 31, 2021, the Company approved 132,709 RSU’s to various levels of key employees and members of the Board.

Payroll Reduction Program

In March 2020, in response to the adverse impact of COVID-19 on the Company’s operations and financial performance, the Company carried out a variety of measures to reduce cash operating expenses, including the implementation of a partial employee furlough and payroll reduction in exchange for RSUs. During the year ended December 31, 2020, the Company reduced cash payroll costs by $3,979 in exchange for a commitment by the Company to provide up to 2,356,045 RSUs subject to (a) a performance (liquidity) vesting condition and (b) and ongoing employment until March 31, 2021 (or June 30, 2021, for certain awards) in order to be fully vested. The grant of these RSUs was approved by the Board in June, July, and August 2020 and 2,356,045 were issued during the year ended December 31, 2020. The performance vesting conditions, which were previously considered not probable of achievement were met in December 2020 as a result of the Merger. As a result, a cumulative catch up of $6,506 of compensation expense was recorded in the fourth quarter of 2020.

Compensation cost of $1,105 was recorded during the three months ended March 31, 2021, and $500 is expected to be recorded over the remaining service period in 2021.

Employee Earnout Restricted Stock

Upon the Merger, 1,003,317 restricted common shares, subject to vesting and forfeiture conditions, were issued to employees and service providers pursuant to their holdings of pre-Merger options, RSUs or restricted shares (the “employee earnout shares”). The employee earnout shares were issued in three equal tranches with separate market vesting conditions. One-third of the employee earnout shares will meet the market vesting condition when the closing price of the Company’s common stock is greater than or equal to $18.00 over any 20 trading days within any thirty- consecutive trading day period within 36 months of the closing date of the Merger. An additional third will vest when the Company’s common stock is greater than or equal to $20.00 over the same measurement period. The final third will vest when the Company’s common stock is greater than or equal to $22.00 over the same measurement period. The employee earnout shares are forfeited upon termination of an employee’s employment. Upon forfeiture, the forfeited shares will be redistributed to all earnout shareholders. Upon redistribution of earnout shares, the awards will be recorded as new awards. The fair value of the award on the grant date is a weighted average of $12.08 per share and will be recognized as stock compensation expense on a graded vesting basis over the derived service period of 1 year or shorter if the awards vest.

During the three months ended March 31, 2021, 19,838 shares were forfeited due to employee terminations. This resulted in the grant of 3,918 additional shares to employee holders at a weighted-average grant date fair value of $16.78. During March 2021, 329,132 restricted employee earnout shares were fully vested, as the market condition for vesting was fully satisfied as a result of the Company’s stock price and trading activity. The Company recorded $6,153 in stock compensation expense related to the employee earnout shares in the quarter ended March 31, 2021, and $5,476 is expected to be recorded over the remaining estimated service period in 2021.

CEO Earnout Restricted Stock

Prior to the closing of the Merger, the Company’s CEO and Founder, Matt Ehrlichman was granted a restricted stock award under the 2012 Plan which was converted into an award of 1,000,000 restricted shares of common stock upon the closing of the Merger. The award will vest in one-third installments if certain stock price triggers are achieved within 36-months following the closing of the Merger. One-third of the restricted shares will meet the market vesting condition when the Company’s common stock is greater than or equal to $18.00 over any 20 trading days within any 30 consecutive trading day period within 36 months of the closing date of the Merger. An additional third will vest when the Company’s common stock is greater than or equal to $20.00 over the same measurement period. The final third will vest when the Company’s common stock is greater than or equal to $22.00 over the same measurement period. If Mr. Ehrlichman’s employment with the Company is terminated prior to the award being fully vested, then the award will be terminated and canceled, provided that if Mr. Ehrlichman’s employment is terminated by the Company without cause or Mr. Ehrlichman resigns due to good reason (in each case, as defined in the award agreement), the award will remain outstanding and will vest to the extent the stock price triggers are achieved during the 36-month period. The fair value of the award on the grant date is an average of $12.08 per share and will be recognized as stock compensation expense on a graded vesting basis over the derived service period of 1 year or shorter if the awards vest.

During the three months ended March 31, 2021, 333,333 CEO restricted earnout shares were fully vested, as the market conditions for vesting was fully satisfied as a result of the Company’s stock price and trading activity. The Company recorded $6,228 in stock compensation expense related to the restricted stock award in the quarter ended March 31, 2021, and $5,526 is expected to be recorded over the remaining estimated service period in 2021.

9. Business Combinations

During the three months ended March 31, 2021, the Company completed two business combination transactions. The purpose of each of the acquisitions were to expand the scope and nature of the Company’s product and service offerings, obtain new customer acquisition channels, add additional team members with important skillsets, and realize synergies. The aggregate transaction costs associated with these transactions were $401, and are included in general and administrative expenses on the consolidated statements of operations. The results of operations for each acquisition are included in the Company’s consolidated financial statements from the date of acquisition onwards.

The acquisitions are included in the Company’s consolidated financial statements as of the date of the acquisition. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions and may be subject to change as additional information is received. The primary areas that remain preliminary relate to the fair values of intangible assets acquired, certain tangible assets and liabilities acquired, legal and other contingencies as of the acquisition date, income and non-income-based taxes and residual goodwill. The Company expects to finalize the valuation as soon as practicable, but not later than one year from the acquisition date.

The following table summarizes the total consideration and the estimated fair value of the assets acquired and liabilities assumed for business combinations made by the Company during the three months ended March 31, 2021:

	Weighted Average Useful Life (in years)	January 12, 2021 Acquisition	Other Acquisitions	Total
Purchase consideration:
Cash		$20,169	$4,000	$24,169
Issuance of common stock		—	1,169	1,169
Contingent consideration		1,410	327	1,737
Total purchase consideration:		$21,579	$5,496	$27,075
Assets:
Cash and cash equivalents		$1,035	$252	$1,287
Current assets		4,939	413	5,352
Property and equipment		996	—	996
Intangible assets:
Customer relationships	9.0	1,650	700	2,350
Acquired technology	4.0	3,525	600	4,125
Trademarks and tradenames	14.0	1,225	350	1,575
Non-competition agreements	2.0	40	15	55
Goodwill		18,262	3,569	21,831
Total assets acquired		31,672	5,899	37,571
Current liabilities		(8,067)	(22)	(8,089)
Long term liabilities		(2,026)	—	(2,026)
Deferred tax liabilities, net		—	(381)	(381)
Net assets acquired		$21,579	$5,496	$27,075

January 12, 2021 Acquisition

On January 12, 2021, the Company acquired V12 Data, an omnichannel marketing platform. The purpose of the acquisition was to expand the scope and nature of the Company’s service offerings, add additional team members with important skillsets, and realize synergies. The Company paid $20,169 cash with an additional $1,410 contingent consideration. The contingent consideration is based on the achievement of certain Revenue and EBITDA milestones over the two succeeding years and is paid in cash or common stock at the discretion of the Company. The consideration was paid to the sellers in exchange for net assets of $21,579. Goodwill is expected to be deductible for tax purposes. The transaction costs associated with this acquisition were $274 and are included in general and administrative expenses on the consolidated statements of operations for the quarter ended March 31, 2021.

The fair value of customer relationships was estimated through the income approach using the multi-period excess earnings methodology. The fair value of trade name and trademarks, as well as acquired technology was estimated through the income approach using the relief from royalty methodology. The fair value of the non-competition agreement is derived using the with and without method over the contractual term of the agreement. The fair value of the deferred revenue is derived using the cost-plus-profit method, which presumes that an acquirer of deferred revenue would not pay more than the costs and expenses to fulfill the obligation plus a profit for the effort employed. The weighted-average amortization period for the acquired intangible assets is 7.6 years.

Revenue and net loss from the V12 Data acquisition included in the Company’s consolidated statements of operations since January 12, 2021, the date of the acquisition, through March 31, 2021 are $5,580 and $575, respectively.

Unaudited Pro Forma Consolidated Financial Information

The following table summarizes the estimated unaudited pro forma consolidated financial information of the Company as if the V12 Data acquisition had occurred on January 1, 2020:

	March 31,	March 31,
	2021	2020
Revenue	$27,504	$20,974
Net loss	$(65,570)	$(21,264)

The estimated unaudited pro forma information includes adjustments to amortization for intangible assets acquired.

Other Acquisitions

In the first quarter of 2021, the Company completed another acquisition which is not material to the consolidated financial statements. The purpose of the acquisition was to expand the scope and nature of the Company’s service offerings, add additional team members with important skillsets, and realize synergies. Goodwill is not expected to be deductible for tax purposes. The transaction costs associated with this acquisition were $126 and are included in general and administrative expenses on the consolidated statements of operations for the year ended March 31, 2021.

10. Commitments and Contingencies

Litigation

From time to time the Company is or may become subject to various legal proceedings arising in the ordinary course of business, including proceedings initiated by users, other entities, or regulatory bodies. Estimated liabilities are recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many instances, the Company is unable to determine whether a loss is probable or to reasonably estimate the amount of such a loss and, therefore, the potential future losses arising from a matter may differ from the amount of estimated liabilities the Company has recorded in the financial statements covering these matters. The Company reviews its estimates periodically and makes adjustments to reflect negotiations, estimated settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular matter.

Cases under Telephone Consumer Protection Act

Porch and an acquired entity, GoSmith.com, are party to 14 legal proceedings alleging violations of the automated calling and/or Do Not Call restrictions of the Telephone Consumer Protection Act of 1991 (“TCPA”). Some of these actions allege related state law claims. Most of the proceedings were commenced as mass tort actions by a single plaintiffs’ law firm in December 2019 and April/May 2020 in federal district courts throughout the United States and have been consolidated in the United States District Court for the Western District of Washington, where Porch resides. A related action brought by the same plaintiffs’ law firm was dismissed with prejudice and is on appeal before the Ninth Circuit Court of Appeals.

These actions are at an early stage in the litigation process. It is not possible to determine the likelihood of an unfavorable outcome of these disputes, although it is reasonably possible that the outcome of these actions may be unfavorable. Further, it is not possible to estimate the range or amount of potential loss (if the outcome should be unfavorable). Porch intends to contest these cases vigorously.

Kandela, LLC v Porch.com, Inc.

In May 2020, the former owners of Kandela, LLC filed a complaint against Porch in the Superior Court of the State of California, alleging a breach of contract related to the terms and achievement of an earnout agreement related to the acquisition of the Kandela business and related fraudulent inducement claims. This action is at an early stage in the litigation process and Porch is unable to determine the likelihood of an unfavorable outcome, although it is reasonably possible that the outcome may be unfavorable; however, settlement discussions have progressed with certain plaintiffs. Porch is unable to provide an estimate of the range or amount of potential loss across all claims (if the outcome should be unfavorable); however, Porch has recorded an estimated accrual related to those claims underlying the aforementioned settlement discussions. Porch intends to contest this case vigorously.

Putative Wage and Hours Class Action Proceeding

A former employee of HireAHelper™ filed a complaint in San Diego County Superior Court asserting putative class action claims for failure to pay overtime, failure to pay compensation at the time of separation and unfair business practices in violation of California law. HireAHelper™ was served with the complaint in December 2020 and on January 28, 2021 Defendants removed the case to the United States District Court for the Southern District of California. The plaintiff seeks to represent all current and former non-exempt employees of HireAHelper™ and Legacy Porch in the State of California during the relevant time period. While this action is still at an early stage in the litigation process, we have recorded an estimated accrual for a contingent loss based on information currently known. The parties have agreed to explore resolution by way of a private non-binding mediation in the summer or fall of 2021, however if such mediations are unsuccessful losses may exceed the amount accrued.

11. Basic and Diluted Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. It has been retrospectively adjusted for all periods prior to the reverse capitalization. The retroactive adjustment is based on the same number of weighted-average shares outstanding in each historical period.

Under the two-class method, basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period.

Diluted earnings per share attributable to common stockholders adjusts basic earnings per share for the potentially dilutive impact of stock options, RSUs, RSAs, convertible notes, earnout shares and warrants. As the Company has reported losses for all periods presented, all potentially dilutive securities are antidilutive and accordingly, basic net loss per share equals diluted net loss per share.

The following table sets forth the computation of the Company’s basic and diluted net loss attributable per share to common stockholders for the three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31,
	2021	2020
Numerator:
Net loss	$(65,101)	$(18,367)
Denominator:
Shares used in computing net loss attributable per share to common stockholders, basic and diluted	85,331,575	34,965,300
Net loss attributable per share to common stockholders:
Basic and diluted	$(0.76)	$(0.53)

The following table discloses securities that could potentially dilute basic net loss per share in the future that were not included in the computation of diluted net loss per share because to do so would have been antidilutive for all periods presented:

	2021	2020
Stock options	6,199,325	6,918,406
Restricted stock units and awards	1,282,327	96,550
Legacy Porch warrants	—	3,134,068
Public and private warrants	6,237,377	—
Earnout shares	4,099,999	—
Convertible debt	—	1,034,760

See Note 7 for additional information regarding the terms of the warrants. See Note 8 for additional information regarding stock options and restricted stock.

12. Subsequent Events

(a)	On April 5, 2021, the Company acquired Homeowners of America Holding Corporation (“HOA”), a leading property and casualty insurance company focused on products in the residential homeowner space, in a cash and stock transaction with consideration totaling $106,242 consisting of (i) $83,469 of cash, (ii) $22,773 in common stock, (iii) 500,000 additional shares of common stock subject to the trading price of common stock exceeding $22.50 for 20 out of 30 consecutive trading days in the two (2) year period following the consummation of the HOA acquisition and (iii) a retention pool under the 2020 Porch Group, Inc. Equity Incentive Plan (the “2020 Plan”) of shares of restricted common stock in an amount equal to $510 and up to 100,000 options for acquisition of common stock to retain key employees of HOA, in each case upon the terms and subject to the conditions of the definitive agreement. HOA is a managing general agent (“MGA”) and insurance carrier hybrid with a strong reinsurance strategy that currently operates in six states. The HOA acquisition will enable Porch to offer its own line of homeowner’s insurance alongside its existing insurance agency which partners with many other top insurance carriers and provide consumers with flexibility and choice.

(b)	During April 2021, holders of warrants described in Note 7, exercised their warrants to acquire 2,935,753 shares of common stock at a price of $11.50 per share, resulting in cash proceeds of $33.8 million. During April 2021, the Company also redeemed all of the public warrants that remained outstanding as of April 16, 2021 for a redemption price of $0.01 per public warrant. In connection with the redemption, the public warrants stopped trading on the Nasdaq Capital Market and were delisted, with the trading halt announced after close of market on April 16, 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Porch Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Porch Group, Inc. (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Restatement of 2020 Financial Statements

As discussed in Note 1 to the consolidated financial statements, the 2020 consolidated financial statements have been restated to correct a misstatement.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2015.

Seattle, Washington

March 31, 2021,

except for Note 1, as to which the date is

May 19, 2021

Porch Group, Inc. Consolidated Balance Sheets December 31, 2020 and 2019 (all numbers in thousands, except share amounts)

	2020
	(as restated)	2019
Assets
Current assets
Cash and cash equivalents	$196,046	$4,179
Accounts receivable, net	4,268	4,710
Prepaid expenses and other current assets	4,080	1,285
Restricted cash	11,407	—
Total current assets	215,801	10,174
Property, equipment, and software, net	4,593	6,658
Goodwill	28,289	18,274
Intangible assets, net	15,961	9,832
Restricted cash, non-current	—	3,000
Long-term insurance commissions receivable	3,365	—
Other assets	378	530
Total assets	$268,387	$48,468

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$9,203	$4,806
Accrued expenses and other current liabilities	9,905	17,071
Accrued acquisition compensation	—	8,624
Deferred revenue	5,208	3,333
Refundable customer deposit	2,664	3,167
Current portion of long-term debt (includes $0 and $11,659 at fair value, respectively)	4,746	20,461
Total current liabilities	31,726	57,462
Long-term debt	43,237	40,659
Refundable customer deposit, non-current	529	3,107
Earnout liability, at fair value	50,238	—
Private warrant liability, at fair value	31,534	—
Other liabilities (includes $3,549 and $6,784 at fair value, respectively)	3,798	7,219
Total liabilities	161,062	108,447
Commitments and contingencies (Note 12)
Stockholders’ equity (deficit)
Common stock, $0.0001 par value:	8	3
Authorized shares – 400,000,000 and 52,575,160
Issued and outstanding shares – 81,669,151 and 34,197,822
Additional paid-in capital	424,823	203,492
Accumulated deficit	(317,506)	(263,474)
Total stockholders’ equity (deficit)	107,325	(59,979)
Total liabilities and stockholders’ equity (deficit)	$268,387	$48,468

The accompanying notes are an integral part of these financial statements.

Porch Group, Inc. Consolidated Statements of Operations Years Ended December 31, 2020 and 2019 (all numbers in thousands, except share amounts)

	2020
	(as restated)	2019
Revenue	$72,299	$77,595
Operating expenses(1):
Cost of revenue	17,562	21,500
Selling and marketing	41,665	56,220
Product and technology	28,546	30,992
General and administrative	28,199	52,011
(Gain) loss on divestiture of businesses	(1,442)	4,994
Total operating expenses	114,530	165,717
Operating loss	(42,231)	(88,122)
Other income (expense):
Interest expense	(14,734)	(7,134)
Other income (expense), net	1,244	(7,967)
Total other income (expense)	(13,490)	(15,101)
Loss before income taxes	(55,721)	(103,223)
Income tax (benefit) expense	(1,689)	96
Net loss	$(54,032)	$(103,319)
Induced conversion of preferred stock	(17,284)	—
Net loss attributable to common stockholders	$(71,316)	$(103,319)

Net loss attributable per share to common stockholders:
Basic	$(1.96)	$(3.31)
Diluted	$(2.03)	$(3.31)

Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic	36,344,234	31,170,351
Diluted	36,374,215	31,170,351

(1)	Amounts include stock-based compensation expense, as follows:

	2020
	(as restated)	2019
Cost of revenue	$2	$9
Selling and marketing	1,901	477
Product and technology	5,248	747
General and administrative	4,145	34,739
	$11,296	$35,972

The accompanying notes are an integral part of these financial statements.

Porch Group, Inc. Consolidated Statements of Stockholders’ Equity (Deficit) Years Ended December 31, 2020 and 2019 (all numbers in thousands, except share amounts)

	Redeemable Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances as of January 1, 2019	42,104,419	$119,000	20,475,883	$205	$10,615	$(160,662)	$(149,842)
Retroactive application of recapitalization(1)	(42,104,419)	(119,000)	8,937,724	(202)	119,202	—	119,000
Adjusted balance, beginning of period	—	—	29,413,607	3	129,817	(160,662)	(30,842)
Cumulative effect of a change in accounting principle	—	—	—	—	—	507	507
Net loss	—	—	—	—	—	(103,319)	(103,319)
Stock-based compensation	—	—	—	—	35,972	—	35,972
Issuance of Series B and Series C redeemable convertible preferred stock(1)	—	—	3,944,897	—	37,274	—	37,274
Issuance of common stock for acquisitions	—	—	271,287	—	479	—	479
Adjustment to purchase price consideration	—	—	—	—	(290)	—	(290)
Issuance of common stock warrants	—	—	—	—	168	—	168
Vesting of restricted stock awards issued for acquisitions	—	—	516,539		—	—	—
Proceeds from issuance of redeemable convertible preferred stock warrants	—	—	—	—	4	—	4
Exercise of stock options	—	—	74,980	—	110	—	110
Shares repurchased	—	—	(23,488)	—	(42)	—	(42)
Balances as of December 31, 2019	—	$—	34,197,822	$3	$203,492	$(263,474)	$(59,979)
Net loss (as restated)	—	—	—	—	—	(54,032)	(54,032)
Stock-based compensation (as restated)	—	—	—	—	10,660	—	10,660
Stock-based compensation - earnout	—	—	1,976,332	—	636	—	636
Issuance of Series B and Series C redeemable convertible preferred stock(1)	—	—	682,539	—	4,836	—	4,836
Conversion of convertible notes to Series C redeemable convertible preferred stock(1)	—	—	198,750	—	1,436	—	1,436
Repurchase of redeemable convertible preferred stock	—	—	(75,162)	—	(480)	—	(480)
Issuance of common stock warrants	—	—	—	—	44	—	44
Vesting of restricted stock awards issued for acquisitions	—	—	472,141	—	—	—	—
Issuance of common stock for acquisitions	—	—	785,330	—	6,898	—	6,898
Exercise of stock options and warrants	—	—	505,711	—	1,029	—	1,029
Net share settlement of common stock options and restricted stock units	—	—	1,189,911	—	—	—	—
Shareholder contribution	—	—	—	—	17,584	—	17,584
Inducement to convert preferred stock	—	—	—	—	(17,284)	—	(17,284)
Impacts of recognition of contingent beneficial conversion feature	—	—	—	—	(5,208)	—	(5,208)
Conversion of common stock warrants into common stock	—	—	1,705,266	—	—	—	—
Conversion of redeemable convertible preferred stock warrants into common stock	—	—	702,791	—	11,029	—	11,029
Recapitalization and PIPE financing (as restated)	—	—	35,304,052	5	239,722	—	239,727
Tax impacts of recapitalization	—	—	—	—	187	—	187
Earnout liability (as restated)	—	—	4,023,668	—	(50,238)	—	(50,238)
Cancellation of redeemable convertible preferred stock repurchase liability	—	—	—	—	480	—	480
Balances as of December 31, 2020 (as restated)	—	$—	81,669,151	$8	$424,823	$(317,506)	$107,325

(1) Issuance of redeemable convertible preferred stock and convertible preferred stock warrants have been retroactively restated to give effect to the recapitalization transaction.

The accompanying notes are an integral part of these financial statements

Porch Group, Inc. Consolidated Statements of Cash Flows Years Ended December 31, 2020 and 2019 (all numbers in thousands)

	2020
	(as restated)	2019
Cash flows from operating activities:
Net loss	$(54,032)	$(103,319)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,644	7,377
Loss on sale and impairment of long-lived assets	895	1,088
Loss (gain) on extinguishment of debt	(5,748)	483
Loss on remeasurement of debt	895	6,159
Loss (gain) on divestiture of businesses	(1,442)	4,994
Loss on remeasurement of Legacy Porch warrants	2,584	2,090
Loss on remeasurement of private warrant liability	(2,427)	—
Loss (gain) on remeasurement of contingent consideration	1,700	(300)
Stock-based compensation	11,296	35,972
Warrants issued for services	—	315
Interest expense (non-cash)	7,488	2,369
Deferred taxes	(30)	29
Other	7	236
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	203	(1,840)
Prepaid expenses and other current assets	(2,587)	603
Long-term insurance commissions receivable	(3,365)	—
Accounts payable	4,092	2,361
Accrued expenses and other current liabilities	(15,946)	7,704
Deferred revenue	2,206	(803)
Refundable customer deposits	(3,521)	6,122
Other	2,419	(975)
Net cash used in operating activities	(48,669)	(29,335)
Cash flows from investing activities:
Purchases of property and equipment	(279)	(478)
Capitalized internal use software development costs	(2,601)	(4,096)
Divestiture of businesses, net of cash disposed	—	(750)
Acquisitions, net of cash acquired	(7,791)	116
Net cash used in investing activities	(10,671)	(5,208)
Cash flows from financing activities:
Proceeds from recapitalization and PIPE financing	305,133	—
Distribution to stockholders	(30,000)	—
Transaction costs - recapitalization	(5,652)	—
Proceeds from debt issuance, net of fees	66,190	31,300
Repayments of principal and related fees	(81,640)	(202)
Proceeds from issuance of redeemable convertible preferred stock, net of fees	4,714	3,274
Repurchase of stock	(42)	—
Proceeds from exercises of stock options and warrants	911	114
Net cash provided by financing activities	259,614	34,486
Change in cash, cash equivalents, and restricted cash	$200,274	$(57)
Cash, cash equivalents, and restricted cash, beginning of period	$7,179	$7,236
Cash, cash equivalents, and restricted cash end of period	$207,453	$7,179

Porch Group, Inc. Consolidated Statements of Cash Flows — Continued Years Ended December 31, 2020 and 2019 (all numbers in thousands)

	2020	2019
Supplemental disclosures
Conversion of redeemable convertible preferred stock warrants into common stock	$11,029	$—
Earnout liability	$50,238	$—
Private warrant liability	$31,534	$—
Capital contribution from a shareholder - inducement to convert preferred stock to common	$17,284	$—
Non-cash inducement to convert preferred stock to common	$17,284	$—
Conversion of debt to redeemable convertible preferred stock (non-cash)	$1,436	$34,105
Debt discount for warrants issued (non-cash)	$1,215	$3,700
Cash paid for interest	$9,103	$3,466
Non-cash consideration for acquisitions	$9,295	$479
Cancelation of a convertible promissory note on divestiture of a business	$2,724	$—
Capital contribution from a shareholder - guarantee of debt	$300	$—

The accompanying notes are an integral part of these financial statements.

PORCH GROUP, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(all numbers in thousands, except share amounts and unless otherwise stated)

Note 1.   Restatement of Previously Issued Consolidated Financial Statements

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission released a statement highlighting a number of financial reporting considerations for Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”). The SEC Staff Statement highlighted potential accounting implications of certain terms that are common in warrants issued in connection with initial public offerings of SPACs. The SEC Staff Statement clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants that could result in the warrants issued by SPACs being classified as a liability measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period.

In light of the SEC Staff Statement, the Company reevaluated the accounting treatment of the Public Warrants and Private Warrants, which had been classified as equity on the consolidated balance sheet as of December 31, 2020. The Company determined that the Public Warrants did not contain these provisions and were otherwise appropriately classified as equity. However, the Private Warrant agreements provided for an alternative settlement structure dependent upon the characteristic of being an eligible Private Warrant holder. As the characteristics of a warrant holder are not inputs into the pricing of a fixed-for-fixed option on equity shares, such provision precludes the Private Warrants from being classified in equity, and thus the Private Warrants should be classified as a liability.

With this restatement, the Private Warrants are now appropriately classified as a liability measured at fair value on the Company’s consolidated balance sheet as of December 31, 2020, and the change in fair value of such liability in each period is presented as a non-cash gain or loss in the Company’s consolidated statements of operations.

When presenting diluted earnings (loss) per share in the Company’s Form 10-K/A for the year ended December 31, 2020, the shares issuable under the Private Warrants were considered for inclusion in the diluted share count in accordance with U.S. generally accepted accounting principles (“GAAP”). Since the shares issuable under the Private Warrants are issuable shares when exercised by the holders, they are included when computing diluted earnings (loss) per share to the extent such exercise is dilutive to EPS.

The adjustments related to the Private Warrants had a non-cash impact; as such, the statement of cash flows for the year ended December 31, 2020 reflects an adjustment to net loss and a corresponding adjustment for the (gain) loss on the change in fair value of Warrants.

The following presents a reconciliation of the impacted financial statement line items as filed to the restated amounts as of December 31, 2020 and for the year then ended. The previously reported amounts reflect those included in the Original Filing of our Annual Report on Form 10-K as of and for the years ended December 31, 2020 filed with the SEC on March 31, 2021. These amounts are labeled as “As Filed” in the tables below. The amounts labeled “Restatement Adjustments” represent the effects of this restatement due to the change in classification of the Private Warrants from stockholders’ equity (deficit) to liability on the balance sheet, with subsequent changes in the fair value recognized in the statement of operations at each reporting date. Also included in the amounts labeled “Adjustment” is the effect of expensing transaction costs allocated to the Private Warrants in the statement of operations that were previously charged to stockholders’ equity (deficit). Finally, the amounts labeled “Restatement Adjustments” also include the correction of certain other previously identified immaterial errors in the consolidated financial statements as of and for the year ended December 31, 2020. The impact of correcting these other immaterial items on the financial statements was an increase in net loss of $0.9 million.

		Restatement
	As Filed	Adjustments	As Restated
Consolidated Balance Sheet
Assets
Accounts receivable, net	$4,661	$(393)	$4,268
Prepaid expenses and other current assets	3,891	189	4,080
Total current assets	216,005	(204)	215,801
Total assets	268,591	(204)	268,387

Liabilities and Stockholders’ Equity
Accounts payable	$8,903	$300	$9,203
Accrued expenses and other current liabilities	9,991	(86)	9,905
Deferred revenue	4,870	338	5,208
Total current liabilities	31,174	552	31,726
Earnout liability, at fair value	50,442	(204)	50,238
Private warrant liability, at fair value	—	31,534	31,534
Total liabilities	129,180	31,882	161,062
Additional paid-in capital	454,486	(29,663)	424,823
Accumulated deficit	(315,083)	(2,423)	(317,506)
Total stockholders’ equity	139,411	(32,086)	107,325
Total liabilities and stockholders’ equity	268,591	(204)	268,387

		Restatement
	As Filed	Adjustments	As Restated
Consolidated statement of operations
Revenue	$73,216	$(917)	$72,299
Operating expenses:
Selling and marketing	$41,768	$(103)	$41,665
Product and technology	28,298	248	28,546
General and administrative	28,387	(188)	28,199
Total operating expenses	114,573	(43)	114,530
Operating loss	(41,357)	(874)	(42,231)
Other income (expense):
Other income (expense), net	$2,791	$(1,547)	$1,244
Total other income (expense)	(11,943)	(1,547)	(13,490)
Loss before income taxes	(53,300)	(2,421)	(55,721)
Income tax (benefit) expense	(1,691)	2	(1,689)
Net loss	(51,609)	(2,423)	(54,032)
Net loss attributable to common stockholders	(68,893)	(2,423)	(71,316)
Net loss attributable per share to common stockholders:
Basic	$(1.90)	$(0.06)	$(1.96)
Diluted	$(1.90)	$(0.13)	$(2.03)

		Restatement
	As Filed	Adjustments	As Restated
Consolidated statement of cash flows
Net loss	$(51,609)	$(2,423)	$(54,032)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on remeasurement of private warrant liability	$—	$(2,427)	$(2,427)
Stock-based compensation	11,409	(113)	11,296
Other	(200)	207	7
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	$16	$187	$203
Prepaid expenses and other current assets	(2,398)	(189)	(2,587)
Accounts payable	3,793	299	4,092
Accrued expenses and other current liabilities	(15,860)	(86)	(15,946)
Deferred revenue	1,868	338	2,206
Other	(1,788)	4,207	2,419
Net cash used in operating activities	$(48,669)	—	(48,669)
Net cash used in investing activities	$(10,671)	—	(10,671)
Net cash provided by financing activities	$259,614	—	259,614
Change in cash, cash equivalents, and restricted cash	$200,274	—	200,274
Cash, cash equivalents, and restricted cash, beginning of period	$7,179	—	7,179
Cash, cash equivalents, and restricted cash end of period	$207,453	—	207,453

In addition, amounts were restated in the following:

•	Note 1A, Description of Business and Summary of Significant Accounting Policies
•	Note 2, Revenue
•	Note 3, Fair Value
•	Note 8, Stock-Based Compensation
•	Note 9, Income Taxes
•	Note 14, Basic and Diluted Net Loss Per Share

1A. Description of Business and Summary of Significant Accounting Policies

Description of Business

Porch Group, Inc. (“Porch Group”, “Porch” or the “Company”) is a vertical software platform for the home, providing software and services to home services companies, such as home inspectors, insurance carriers, moving companies, utility companies, warranty companies, and others. Porch helps these service providers grow their business and improve their customer experience. In exchange for the use of the software, these companies connect their homebuyers to Porch, who in turn makes the moving process easier, helping consumers save time and make better decisions about critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. While some customers pay Porch typical software-as-a-service (“SaaS”) fees, the majority of Porch’s revenue comes from business-to-business-to-consumer (“B2B2C”) transaction revenues, with service providers such as insurance carriers or TV/internet companies paying Porch for new customer sign-ups.

The Merger

On July 30, 2020, Porch.com, Inc. (“Legacy Porch”) entered into a definitive agreement (as amended, the “Merger Agreement”) with PropTech Acquisition Corporation (“PTAC”), a special purpose acquisition company, whereby the parties agreed to merge, resulting in the parent of Porch.com, Inc. becoming a publicly listed company under the name Porch Group, Inc. (“Porch”). This merger (the “Merger”) closed on December 23, 2020, and consisted of the following transactions:

•	Holders of 400 shares of PTAC Class A Common Stock exercised their redemption right to redeem those shares at a redemption price of $10.04. The shares were subsequently cancelled by PTAC. The aggregate redemption price was paid from PTAC’s trust account, which had a balance immediately prior to the Merger closing of approximately $173.1 million. After redemptions, 17,249,600 shares of PTAC Class A Stock remained outstanding. Upon consummation of the Merger, 4,312,500 PTAC Class B Common Stock converted into shares of PTAC Class A Common Stock on a one-for-one basis. 14,235,000 common stock warrants remained outstanding as a result of the merger. Of the outstanding warrants, 5,700,000 are private warrants and 8,625,000 are public warrants. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, commencing 30 days after the completion of the Merger, and expiring on December 23, 2025 which is five-years after the Merger.

•	Immediately prior to the Merger, (including as a result of the conversions described above and certain redemption of PTAC common stock immediately prior to the closing), there were 21,562,100 shares of PTAC Class A Common Stock issued and outstanding, which excludes the additional shares issued to Legacy Porch holders, and issuance of new shares to third-party investors, as further described below.

•	Immediately prior the Merger, 52,207,029 shares of Legacy Porch preferred stock were converted into 52,251,876 shares of Legacy Porch common stock. 4,472,695 outstanding in-the-money warrants to purchase common stock, 2,316,280 outstanding in-the-money warrants to purchase preferred stock, and 184,652 out-of-the-money warrants to purchase preferred stock were cancelled, pursuant to the terms of warrant cancellation agreements, resulting in the issuance of 5,126,128 shares of Legacy Porch common stock. 2,533,016 shares of Legacy Porch common stock were issued to extinguish 3,116,003 vested stock options and RSUs of non-employee or non-service provider holders.

•	Immediately prior to the Merger, certain third-party investors (“PIPE Investors”), purchased 15,000,000 newly issued shares of Porch Group, Inc. common stock at a price of $10.00 per share in exchange for cash. Net proceeds from the additional offering were $141.8 million after the deduction of $8.2 million of direct offering costs.

•	PTAC issued 36,264,984 shares of PTAC Class A Common Stock and $30 million in exchange for all 83,559,663 vested and outstanding shares of Legacy Porch Common stock to complete the Merger. In addition, 5,000,000 “earnout” shares were issued to pre-closing holders of Legacy Porch common stock, employee or service provider holders of unvested Legacy Porch option and restricted stockholders, subject to vesting conditions. 1,000,000 restricted shares subject to the same were issued to the Chief Executive Officer of the Company subject to the same vesting condition as the “earnout” shares. An additional 150,000 shares were provided to service providers in exchange for services related to the transaction.

•	In connection with the Merger, PTAC changed its name to Porch Group, Inc. as a corporation formed under the laws of the State of Delaware named Porch Group, Inc. (hereafter referred to as “Porch”).

•	The aggregate proceeds from the PTAC trust account, net proceeds from the sale of the newly-issued common stock to PIPE investors described above, and PTAC net working capital amount of $0.6 million were used to settle i) PTAC’s deferred offering costs of $6.0 million from its original public offering, and ii) $4.3 million of PTAC liabilities incurred prior to the Merger. After the transactions noted above, $305.1 million was available for use by Porch Group, Inc., prior to a $30 million distribution to pre-closing holders of Legacy Porch common stock, resulting in net assets available of $275.1 million.

•	In connection with the Merger, Porch incurred $30.8 million of transaction costs of which, $5.6 million were paid in cash. In addition, Porch issued 1,580,000 shares of common stock at a fair value of $23.3 million and 150,000 earnout shares at a fair value of $1.9 million as compensation for transaction services. Of the total amount, $27.0 million (as restated) met the eligibility criteria to be charged against equity because the costs were incurred pursuant to an issuance of equity as part of the recapitalization. $3.8 million (as restated) were recognized as expenses, as the costs were deemed related to the issuance private warrants and earnout shares which are liability classified financial instruments.

•	As a result of the foregoing transactions, $239.7 million was reflected as contributed capital on the Company’s consolidated statements of stockholders’ equity (deficit) (as restated). Presented separately, the Company also assumed a $50.4 million non-cash liability associated with the earnout shares, and $34.0 million liability associated with the Private Warrants, both described above.

•	At the closing of the Merger, pre-closing holders of Legacy Porch common stock held approximately 55% of the issued and outstanding common stock shares of Porch.

Accordingly, the Merger transactions were treated as the equivalent of Porch.com, Inc. issuing stock for the net assets of PTAC. Consistent with SEC Topic 12, Reverse Acquisitions and Reverse Recapitalizations, the acquisition of a private operating company by a non-operating public shell corporation typically results in the owners and management of the private company having actual or effective voting control and operating control of the combined company. Therefore, the transaction is, in substance, a reverse recapitalization, equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation accompanied by a recapitalization (“Recapitalization”). The accounting is similar to that of a reverse acquisition, except that no goodwill or other intangible assets should be recorded. Therefore, the net assets of PTAC as of December 23, 2020, were stated at historical cost, and no goodwill or other intangible assets were recorded.

COVID-19 Update

In March 2020, the World Health Organization declared a pandemic related to the global novel coronavirus disease 2019 (“COVID-19”) outbreak. The COVID-19 pandemic has adversely affected Porch’s business operations, which has impacted revenue primarily in the first half of 2020. In response to the COVID-19 outbreak and government-imposed measures to control its spread, Porch’s ability to conduct ordinary course business activities has been and may continue to be impaired for an indefinite period of time. The extent of the impact of the COVID-19 pandemic on Porch’s operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on the Company’s customers, suppliers, and employees, all of which is uncertain at this time. Porch expects the COVID-19 pandemic to adversely impact revenue and results of operations, but Porch is unable to predict at this time the size and duration of this adverse impact. At the same time, Porch is observing a recovery in home sales to pre-COVID-19 levels in the second half of 2020, and with them, home inspections and related services.

Basis of Presentation

The consolidated financial statements and accompanying notes include the accounts of the Company and its wholly-owned subsidiaries and were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). All significant intercompany accounts and transactions are eliminated in consolidation.

Comprehensive loss includes all changes in equity during a period from non-owner sources. Through December 31, 2020, there are no components of comprehensive loss which are not included in net loss; therefore, a separate statement of comprehensive loss has not been presented.

Reclassifications

Certain reclassifications to 2019 balances were made to conform to the current period presentation in the consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders’ equity (deficit), and consolidated statement of cash flows.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. These estimates and assumptions include, but are not limited to, estimated variable consideration for services performed, the allowance for doubtful accounts, depreciable lives for property and equipment, acquired intangible assets, goodwill, the valuation allowance on deferred tax assets, assumptions used in stock-based compensation, and estimates of fair value of warrants, debt, contingent consideration, earnout shares and common stock. Actual results could differ materially from those estimates and assumptions, and those differences could be material to the consolidated financial statements.

Segment Reporting

The Company operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has determined that its Chief Executive Officer is the CODM. To date, the Company’s CODM has made such decisions and assessed performance at the Company level.

All of the Company’s revenue is generated in the United States.

As of December 31, 2020 and 2019, the Company did not have assets located outside of the United States.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company maintains cash balances that exceed the insured limits by the Federal Deposit Insurance Corporation.

Restricted cash as of December 31, 2020 and 2019 includes a $3,000 minimum cash balance required by the Company’s senior secured lender. As of December 31, 2020, the restricted cash balance in current assets also includes $8,407 related to the Paycheck Protection Program Loan held in escrow with a commercial bank (see Note 6).

The reconciliation of cash and cash equivalents to amounts presented in the consolidated statements of cash flows are as follows:

	December 31, 2020	December 31, 2019
Cash and cash equivalents	$196,046	$4,179
Restricted cash - current	11,407	—
Restricted cash - non-current	—	3,000
Cash, cash equivalents and restricted cash	$207,453	$7,179

Accounts Receivable and Long-term Insurance Commissions Receivable

Accounts receivable consist principally of amounts due from enterprise customers and other corporate partnerships, as well as credit card receivables. The Company estimates allowances for uncollectible receivables based on the credit worthiness of its customers, historical trend analysis and general economic conditions. Consequently, an adverse change in those factors could affect the Company’s estimate of allowance for doubtful accounts. The allowance for uncollectible receivables at December 31, 2020 and 2019, was $455 and $188, respectively.

Long-term insurance commissions receivable balance consists of the estimated commissions from policy renewals expected to be collected.

Property, Equipment and Software

Property, equipment and software are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Estimated Useful Lives
Software and computer equipment	3 years
Furniture, office equipment and other	3 – 5 years
Internally developed software	2 years
Leasehold improvements	Shorter of useful life or remaining lease term

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the consolidated statement of operations in the period of disposition. Maintenance and repairs that do not improve or extend the lives of the respective assets are charged to expense in the period incurred.

The Company capitalizes costs incurred in the development of internal use software. The capitalized costs are amortized over the estimated useful life of the software. If capitalized projects are determined to no longer be in use, they are impaired and the cost and accumulated depreciation are removed from the accounts. The resulting loss on impairment, if any, is included in the consolidated statements of operations in the period of impairment.

Goodwill and Intangible Assets

The Company tests goodwill for impairment for each reporting unit on an annual basis, or more frequently when events or changes in circumstances indicate the fair value of a reporting unit is below its carrying value. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would not need to perform a quantitative impairment test. If the Company cannot support such a conclusion or the Company does not elect to perform the qualitative assessment, the Company performs a quantitative assessment. If a quantitative goodwill impairment assessment is performed, the Company utilizes a combination of the market and income valuation approaches.

If the fair value of a reporting unit is less than its carrying value, an impairment loss is recorded to the extent that fair value of the reporting unit is less than its carrying value. The Company has selected October 1 as the date to perform its annual impairment test. There were no goodwill impairment losses recorded during the years ended December 31, 2020 and 2019.

Intangible assets consist of acquired customer relationships, trade names, customer portfolios and related assets that are amortized over their estimated useful lives.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, including property, equipment, software and amortizing intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If indicators of impairment exist, management identifies the asset group which includes the potentially impaired long-lived asset, at the lowest level at which there are separate, identifiable cash flows. If the total of the expected undiscounted future net cash flows for the asset group is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. Losses due to impairment of long-lived assets totaled $611 and $1,051 during 2020 and 2019, respectively, and are included in product and technology expense in the consolidated statements of operations.

Concentration of Credit Risk

No individual customer represented more than 10% of the Company’s total revenue for the years ended December 31, 2020 or 2019. As of December 31, 2020 and 2019, no individual customer accounted for 10% or more of the Company’s total accounts receivable.

As of December 31, 2020, the Company held approximately $206 million of cash with one U.S. commercial bank.

Redeemable Convertible Preferred Stock Warrants

The Company accounts for its warrants to purchase shares of redeemable convertible preferred stock as liabilities based upon the characteristics and provisions of each instrument. Warrants classified as derivative liabilities and other derivative financial instruments that require separate accounting as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and are revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded in the consolidated statements of operations. As discussed in Note 1A, all redeemable convertible preferred stock warrants were converted into common stock or canceled immediately prior to the Merger.

Fair Value of Financial Instruments

Fair value principles require disclosures regarding the manner in which fair value is determined for assets and liabilities and establishes a three-tiered fair value hierarchy into which these assets and liabilities must be grouped, based upon significant levels of inputs as follows:

•	Level 1 — Observable inputs, such as quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date;

•	Level 2 — Observable inputs, other than Level 1 prices, such as quoted prices in active markets for similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Revenue from Contracts with Customers

The Company primarily generates revenue from (1) fees received for connecting homeowners to customers in the Company’s referral network, which consist of individual contractors, small businesses, insurance careers and large enterprises (2) fees received for providing home project and moving services directly to homeowners, and (3) fees received for providing subscription access to the Company’s inspection software platform. Revenue is recognized when control of the promised services or goods is transferred to our customers and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods.

Effective January 1, 2019, the Company’s revenue recognition policy follows guidance from ASC 606, Revenue from Contracts with Customers, which resulted in a $507 adjustment to accumulated deficit.

The Company determines revenue recognition through the following five-step framework:

•	Identification of the contract, or contracts, with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company identifies performance obligations in its contracts with customers, which primarily include delivery of homeowner leads (Referral Network Revenue), performance of home project and moving services (Managed Services Revenue), and providing access to the Company’s software platforms and subscription services (Software and Service Subscription Revenue). The transaction price is determined based on the amount which the Company expects to be entitled to in exchange for providing the promised services to the customer. The transaction price in the contract is allocated to each distinct performance obligation on a relative standalone selling price basis. Revenue is recognized when performance obligations are satisfied.

Contract payment terms vary from due upon receipt to net 30 days. Collectability is assessed based on a number of factors including collection history and creditworthiness of the customer. If collectability of substantially all consideration to which the Company is entitled under the contract is determined to be not probable, revenue is not recorded until collectability becomes probable at a later date.

Revenue is recorded based on the transaction price excluding amounts collected on behalf of third parties, such as sales taxes collected and remitted to governmental authorities.

Referral Network Revenue

In the Referral Network Revenue stream, the Company connects third party service providers (“Service Providers”) with homeowners that meet predefined criteria and may be looking for relevant services. Service Providers include a variety of service providers throughout a homeowner’s lifecycle, including plumbers, electricians, roofers, as well as movers, TV/Internet, warranty, insurance carriers, and security monitoring providers. The Company also sells home and auto insurance policies for insurance carriers.

Revenue is recognized at a point in time upon delivery of a lead to the Service Provider, at which point the Company’s performance obligation has been satisfied. The transaction price is generally either a fixed price per qualifying lead or based on a percentage of the revenue the Service Provider ultimately generates through the homeowner lead. For arrangements in which the amount the Company is entitled to is based on the amount of revenue the Service Provider generates from the homeowner, the transaction price is considered variable and an estimate of the constrained transaction price is recorded by the Company upon delivery of the lead.

Service Providers generally have the option to pay as they receive leads or on a subscription basis, in which a specified amount is deposited into the Company’s referral platform monthly and any relevant leads are applied against the deposited amount. Certain Service Providers also have the option to pay an additional fixed fee for added member benefits, including profile distinction and rewards. Such subscriptions automatically renew each month unless cancelled by the customer in advance of the renewal period in accordance with the customer termination provisions. Amounts received in advance of delivery of leads to the Service Provider is recorded as deferred revenue. Certain Service Providers have the right to return leads in limited instances. An estimate of returns is included as a reduction of revenue based on historical experience or specific identification depending on the contractual terms of the arrangement. Estimated returns are not material in any period presented.

In January 2020, the Company, through its wholly-owned subsidiary and licensed insurance agency Elite Insurance Group (“EIG”), began selling homeowner and auto insurance policies for insurance carriers. The transaction price in these arrangements is the estimated lifetime value (“LTV”) of the policies sold. The LTV represents fixed first-year commission upon sale of the policy as well as the estimated variable future renewal commissions. The Company constrains the transaction price based on its best estimate of the amount which will not result in a significant reversal of revenue in a future period. After a policy is sold to an insurance carrier, the Company has no additional or ongoing obligation to the policyholder or insurance carrier.

The Company estimates LTV of policies sold by using a portfolio approach by policy type and the effective month of the relevant policy. LTV is estimated by evaluating various factors, including commission rates for specific carriers and estimated average plan duration based on insurance carrier and market data related to policy renewals for similar insurance policies. On a quarterly basis, management reviews and monitors changes in the data used to estimate LTV as well as the cash received for each policy type compared to original estimates. The Company analyzes these fluctuations and, to the extent it identifies changes in estimates of the cash commission collections that it believes are indicative of an increase or decrease to prior period LTVs, the Company will adjust LTV for the affected policies at the time such determination is made. Changes in LTV may result in an increase or a decrease to revenue. Changes to the estimated variable consideration were not material for the periods presented.

Managed Services Revenue

Managed services revenue includes fees earned from homeowners for providing a variety of services directly to the homeowner, including handyman, plumbing, electrical, appliance repair, and moving services. The Company generally invoices for managed services projects on a fixed fee or time and materials basis. The transaction price represents the contractually agreed upon price with the end customer for providing the respective service. Revenue is recognized as services are performed based on an output measure of progress, which is generally over a short duration (e.g., same day). Fees earned for providing managed services projects are non-refundable and there is generally no right of return.

The Company acts as the principal in managed services revenue as the Company is primarily responsible to the end customer for providing the service, has a level of discretion in establishing pricing, and controls the service prior to providing it to the end customer. This control is evidenced by the ability to identify, select, and direct the service provider that provides the ultimate service to end customers.

Software and Service Subscription Revenue

The Company’s subscription arrangements, which primarily relates to subscriptions to the Company’s home inspector software, do not provide the customer with the right to take possession of the software supporting the cloud-based application services. The Company also provides certain data analytics and marketing services under subscription contracts. The Company’s standard subscription contracts are monthly contracts in which pricing is based on a specified price per inspection completed through the software. Fees earned for providing access to the subscription software and services are non-refundable and there is no right of return. Revenue is recognized based on the amount which the Company is entitled to for providing access to the subscription software and services during the monthly contract term.

Assets Recognized from the Costs to Obtain a Contract with a Customer

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. The Company has determined that certain costs related to employee sales incentive programs (sales commissions) represent incremental costs of obtaining a contract and therefore should be capitalized. Capitalized costs are included in other assets on the consolidated balance sheets. These deferred commissions are amortized over an estimated period of benefit. The Company elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less.

The capitalized amounts are recoverable through future revenue from customer contracts. The Company periodically evaluates whether there have been any changes in its business, the market conditions in which it operates or other events which would indicate that its amortization period should be changed or if there are potential indicators of impairment.

Amortization of capitalized costs to obtain revenue contracts is recorded as a component of selling and marketing expenses in the accompanying consolidated statements of operations.

Sales commissions not subject to capitalization are earned and recorded at the time a customer is invoiced as a component of selling and marketing expenses. As a result, such commissions are expensed at the time of invoicing even though the related revenue may not be fully recognized.

The Company had immaterial activity within the deferred commissions balances for the years ending December 31, 2020 and 2019.

Cost of Revenue

Cost of revenue primarily consists of professional fees and materials under the services model and credit card processing fees, including merchant fees. The Company recognizes cost of revenue as expenses are incurred.

Product and Technology Development

Product and technology development costs primarily include payroll, employee benefits, stock-compensation expense, other headcount-related costs associated with product development, software subscriptions, professional services, and amortization of internally-developed software.

Advertising

Advertising costs are expensed as incurred. During the years ended December 31, 2020 and 2019, the Company incurred $2,242 and $3,716 in advertising costs, respectively. Advertising costs are included in selling and marketing expenses in the Company’s consolidated statements of operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under the asset and liability method specified by ASC 740, deferred tax assets and liabilities are recognized for the future consequences of differences between the carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

In addition, ASC 740 provides comprehensive guidance on the recognition and measurement of tax positions in previously filed tax returns or positions expected to be taken in future tax returns. The benefit from an uncertain tax position must meet a more-likely-than-not recognition threshold and is measured at the largest amount of benefit greater than 50% determined by cumulative probability of being realized upon ultimate settlement with the taxing authority. The Company’s policy is to recognize interest and penalties expense, if any, related to uncertain tax positions as a component of income tax expense.

Stock-Based Compensation

The Company issues stock-based compensation to employees and nonemployees in the form of stock options and restricted stock awards. The fair value of stock options is based on the date of the grant using the Black-Scholes option pricing model. The awards are accounted for by recognizing the fair value of the related award over the requisite service period, which is generally the vesting period. The awards are generally expensed on a straight-line basis, except for awards with performance or market conditions which are expensed on a graded vesting basis. Forfeitures are accounted for when they occur. The fair value of restricted stock awards is determined using the closing price of the Company’s common stock on the grant date. The value of market based restricted stock units is determined using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, that determine the probability of satisfying the market condition stipulated in the award to calculate the fair value of the award.

Warrants

Upon completion of the Merger with PTAC on December 23, 2020, the Company assumed 8,625,000 public warrants and 5,700,000 private warrants to purchase an aggregate 14,325,000 shares of common stock, which were outstanding as of December 31, 2020. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, commencing 30 days after the completion of the Merger, and expiring on December 23, 2025 which is five-years after the Merger.

The Company accounts for warrants as either equity-classified or liability classified instruments based on an assessment of the warrant’s specific terms. For warrants that meet all of the criteria for equity classification, the warrants are recorded as a component of additional paid-in capital at the time of issuance. For warrants that do not meet all the criteria for equity classification, the warrants are recorded as a liability at their initial fair value, and then are remeasured as of each balance sheet date thereafter. Changes in the estimated fair value of the liability for warrants are recognized as a non-cash gain or loss on the statement of operations in the period in which the change occurred. The fair value of the Private Warrants is estimated at period-end using a Black-Scholes-Merton option pricing model. The use of the Black-Scholes model requires significant estimates including an estimate of the expected volatility. Our Public Warrants meet the criteria for equity classification and accordingly, are reported as component of stockholders’ equity while our Private Warrants do not meet the criteria for equity classification and are thus classified as a liability.

Business Combinations

The Company accounts for business acquisitions using the acquisition method of accounting and records any identifiable definite-lived intangible assets separate from goodwill. Intangible assets are recorded at their fair value based on estimates as of the date of acquisition. Goodwill is recorded as the residual amount of the purchase price consideration less the fair value assigned to the individual identifiable assets acquired and liabilities assumed as of the date of acquisition. The Company allocates the purchase price of the acquisition to the assets acquired and liabilities assumed based on estimates of the fair value at the dates of the acquisitions. Contingent consideration, which represents an obligation of the Company to make additional payments or equity interests to the former owner as part of the purchase price if specified future events occur or conditions are met, is accounted for at the acquisition date fair value either as a liability or as equity depending on the terms of the acquisition agreement.

Other income (expense), net

The following table details the components of other income (expense), net on the consolidated statements of operations:

	2020
	(as restated)	2019
Gain on remeasurement of private warrant liability (Note 3)	$2,427	$—
Loss on remeasurement of Legacy Porch warrants (Note 3)	(2,584)	(2,090)
Transaction costs - recapitalization	(3,974)	—
Gain (loss) on extinguishment of debt, net (Note 6)	5,748	(483)
Loss on remeasurement of debt (Note 3)	(895)	(6,159)
Gain on settlement of accounts payable	796	735
Other, net	(274)	30
	$1,244	$(7,967)

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The Company expects to use the extended transition period for any new or revised accounting standards during the period in which it remains an emerging growth company.

Recent Accounting Pronouncements Not Yet Adopted

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The ASU is effective for public companies, excluding entities eligible to be smaller reporting companies, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020 and adoption must be as of the beginning of the Company’s annual fiscal year. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Additionally, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326 in April 2019 and ASU 2019-05, Financial Instruments — Credit Losses (Topic 326) — Targeted Transition Relief in May 2019. The amendments affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. In November 2019, the FASB issued ASU No. 2019-10, which defers the effective date of ASU No. 2016-13 for smaller reporting companies to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. In the event the Company no longer qualifies as an emerging growth company, it will no longer qualify for the deferral of the effective date available for emerging growth companies. The Company is currently evaluating the impact of the adoption of ASU No. 2016-13 on the consolidated balance sheets, statements of operations, and statements of cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard is effective for non-public companies for reporting periods beginning after December 15, 2021 and early adoption is permitted. The comprehensive new standard will amend and supersede existing lease accounting guidance and is intended to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and requiring disclosure of key information about leasing arrangements. The guidance requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In the event the Company no longer qualifies as an emerging growth company, it will no longer qualify for the deferral of the effective date available for emerging growth companies. The Company is currently evaluating the impact that adoption will have on the consolidated balance sheets, statements of operations, and statements of cash flows and expects that the adoption of the ASU will increase assets and liabilities related to the Company’s operating leases on the consolidated balance sheets.

Note 2.   Revenue

Disaggregation of Revenue

Total revenues consisted of the following:

	2020
	(as restated)	2019
Referral network revenue	$53,048	$49,449
Managed services revenue	11,579	21,888
Software and service subscription revenue	7,672	6,258
Total revenue	$72,299	$77,595

Management also evaluates revenue based upon when our customers avail themselves of our software, solutions or services. The first category, moving services relates to services that are typically provided to customers in connection with a home purchase and/or homeowner/renter moves. This includes revenue from insurance, moving, security systems and TV/internet services. The second category, post-move services, relates to services that are typically provided to customers post-move such as home maintenance projects, repairs, remodeling and other services from professional contractors or service providers. Moving services represented 69 percent and 47 percent of total revenue in 2020 and 2019, respectively. Post-move services represented 31 percent and 53 percent of total revenue in 2020 and 2019, respectively.

Revenue from Divested Businesses

Total revenue reported includes revenue from divested businesses of $4,334 and $18,336 in 2020 and 2019, respectively.

Disclosures Related to Contracts with Customers

Timing may differ between the satisfaction of performance obligations and the invoicing and collection of amounts related to contracts with customers. Liabilities are recorded for amounts that are collected in advance of the satisfaction of performance obligations. To the extent a contract exists, as defined by ASC 606, these liabilities are classified as deferred revenue. To the extent that a contract does not exist, as defined by ASC 606, these liabilities are classified as refundable customer deposits.

Contract Assets — Long-term Insurance Commissions Receivable

A summary of the activity impacting the contract assets during the year ended December 31, 2020 is presented below:

Contract Assets
Balance at December 31, 2019	$—
Estimated lifetime value of insurance policies sold by carriers	4,313
Cash receipts	(784)
Balance at December 31, 2020	$3,529

As of December 31, 2020, $164 of contract assets are expected to be collected within the next 12 months and therefore are included in current accounts receivable on the consolidated balance sheets. The remaining $3,365 of contract assets are expected to be collected in the following periods and are included in long-term insurance commissions receivable on the consolidated balance sheets.

Contract Liabilities — Refundable Customer Deposits

In September 2019, the Company entered into a Lead Buyer Agreement with a customer (“Buyer”) that provides residential security systems. Under the Lead Buyer Agreement, the Buyer pays the Company a referral fee for leads resulting in completed installations of certain residential security systems. At inception of this agreement, the Buyer made a prepayment of $7,000, which is to be credited over the term from October 2019 to September 2022, from earned referral fees for leads provided by the Company. This prepayment represents a contract liability since it is an advanced deposit for services the Company has yet to provide.

A summary of the activity impacting the contract liabilities during the years ended December 31, 2020 and 2019 is presented below:

Contract
Liabilities
Balance at December 31, 2018	$—
Additions to contract liabilities - prepayment	7,000
Additions to contract liabilities – significant financing component interest	152
Contract liabilities transferred to revenue	(878)
Balance at December 31, 2019	6,274
Additions to contract liabilities	—
Additions to contract liabilities – significant financing component interest	440
Contract liabilities transferred to revenue	(3,521)
Balance at December 31, 2020	$3,193

As of December 31, 2020, $2,664 of contract liabilities are expected to be transferred to revenue within the next 12 months and therefore are included in current refundable customer deposits on the consolidated balance sheets. The remaining $529 of contract liabilities are expected to be transferred to revenue over the remaining period and are included in refundable customer deposits, non-current on the consolidated balance sheets.

Contract Liabilities — Deferred Revenue

A summary of the activity impacting deferred revenue balances during the years ended December 31, 2020 and 2019 is presented below:

Deferred
Revenue
Balance at December 31, 2018	$4,553
Adoption of ASC 606	(940)
Revenue recognized	(7,490)
Additional amounts deferred	6,686
Impact of acquisitions	670
Impact of divestitures	(146)
Balance at December 31, 2019	3,333
Revenue recognized	(4,923)
Additional amounts deferred (as restated)	6,602
Impact of acquisitions	196
Balance at December 31, 2020 (as restated)	$5,208

Remaining Performance Obligations

Contracts with customers include amounts allocated to performance obligations that will be satisfied at a later date. These amounts primarily include performance obligations that are recorded in the consolidated balance sheets as deferred revenue. The amount of transaction price allocated to performance obligations to be satisfied at a later date, which is not recorded in the consolidated balance sheets, is immaterial as of December 31, 2020 and 2019.

As permitted under the practical expedient available under ASC 606, the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which the Company recognizes revenue at the amount which we have the right to invoice for services performed.

The Company applied the practical expedient under ASC 606 to exclude amounts related to performance obligations that are billed and recognized as they are delivered.

Note 3.   Fair Value

The following table details the fair value measurements of liabilities that are measured at fair value on a recurring basis:

	Fair Value Measurement at December 31, 2020
						Total
	Level 1		Level 2		Level 3	Fair Value
Contingent consideration - business combination	$		$		$3,549	$3,549
Contingent consideration - earnout (as restated)		—		—	50,238	50,238
Private warrant liability (as restated)		—		—	31,534	31,534
		$—		$—	$85,321	$85,321

	Fair Value Measurement at December 31, 2019
				Total
	Level 1	Level 2	Level 3	Fair Value
Redeemable convertible preferred stock warrants	$—	$—	$6,684	$6,684
Fair value option notes (“FVO Notes”)	—	—	11,659	11,659
Contingent consideration	—	—	100	100
	$—	$—	$18,443	$18,443

Redeemable Convertible Preferred Stock Warrants

The Company’s redeemable convertible preferred stock warrants are valued using key equity indicators and are classified within Level 3 of the fair value hierarchy. Management estimates the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield, and risk-free interest rate.

A summary of key assumptions for determining the fair value of redeemable convertible preferred stock warrants at December 31, 2019 include:

	Expected
	term	Expected		Expected
	(in years)	volatility	Risk-free interest rate	dividend rate
Redeemable convertible preferred stock warrants	2 to 9	60%	0.23% to 2.11%	0%

The weighted average expected term and risk-free interest rate for redeemable convertible preferred stock warrants outstanding at December 31, 2019 is 6.36 and 1.72%, respectively.

Fair Value Option Notes

As discussed further in Note 6, the Company elected to measure certain convertible promissory notes at fair value in accordance with the fair value option. The FVO Notes are each a debt host financial instrument containing embedded features and /or options which would otherwise be required to be bifurcated from the debt-host and recognized as separate derivative liabilities subject to initial and subsequent periodic estimated fair value measurements under ASC 815, Derivatives and Hedging. The election for these specific convertible notes is due to the number and complexity of features that would require separate bifurcation absent this election.

The fair value of FVO Notes as of December 31, 2019 has been determined using a combination of the present value of the FVO Notes cash flows and the Black-Scholes option pricing model, using the following assumptions the significant inputs of principal value, interest rate spreads and curves, and embedded call option prices.

	December 31,
	2019
	FVO	FVO
	Note 1A	Note 2(1)
Initial principal value	$2,500	$3,000
Value upon maturity	$6,682	$6,602
Conversion price (per share)	$6.39	N/A
Value of Series B redeemable convertible preferred share	$14.12	N/A
Value of common stock	N/A	N/A
Expected term (years)	2	N/A
Volatility	39%	N/A
Risk free rate	1.58%	N/A
Estimated fair value of FVO Note	$5,079	$6,580

(1)	Due to the close proximity to the maturity date, January 24, 2020, the fair value of FVO Note 2 on December 31, 2019 was determined to equal the value upon maturity, excluding interest to be accrued between December 31, 2019 and maturity.

Contingent consideration

The Company estimated the fair value of $1,800 of the 2018 business combination contingent consideration using a variation of the income approach known as the real options method. The fair value is based on the present value of the contingent payments to be made using a weighted probability of possible payments. As of December 31, 2020, the key inputs used in the determination of fair value include projected revenues and expenses, discount rate of 9.96% to 9.98%, revenue volatility of 18.00% and weighted average cost of capital of 21.50%. As of December 31, 2019, the key assumptions used in the determination of fair value include projected revenues and expenses, discount rate of 15.26% to 16.26%, revenue volatility of 19.00% and weighted average cost of capital of 29.50%.

The Company estimated the fair value of $1,749 of the 2020 business combination contingent consideration using the Monte Carlo simulation method. The fair value is based on the simulated stock price of the Company over the maturity date of the contingent consideration. As of December 31, 2020, the key inputs used in the determination of the fair value included current stock price of $14.27, strike price of $20.00, discount rate of 9% and volatility of 60%.

The Company estimated the fair value of the earnout contingent consideration using the Monte Carlo simulation method. The fair value is based on the simulated price of the Company over the maturity date of the contingent consideration and increased by the certain employee forfeitures. As of December 31, 2020, the key inputs used in the determination of the fair value included exercise price of $18, $20 and $22, volatility of 60%, and forfeiture rate of 16%.

Private Warrant Liability

As discussed further in Note 7, the Company estimated the fair value of our Private Warrants as of December 31, 2020 to be $31.5 million. The estimate is classified within Level 3 of the fair value hierarchy. Management estimates the fair value of these liabilities using the Black-Scholes-Merton Option pricing model using the Company’s stock price and assumptions including, expected volatility, remaining contractual life, dividend yield, and risk-free interest rate.

A summary of key assumptions for estimating the fair value of the Private Warrants at December 31, 2020 include:

		Expected
	Exercise	term	Expected		Expected
	Price	(in years)	volatility	Risk-free interest rate	dividend rate
Private Warrant Liability	$11.50	5	35%	0.36%	0%

Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodology used to determine fair value and such changes could result in a significant increase or decrease in the fair value.

The changes for Level 3 items measured at fair value on a recurring basis using significant unobservable inputs are as follows:

	Redeemable		Contingent		Contingent
	Convertible		Consideration -	Private	Consideration -
	Preferred Stock		Business	Warrants	Earnout
	Warrants	FVO Notes	Combinations	(as restated)	(as restated)
Fair value as of January 1, 2020	$6,684	$11,659	$100	$—	$—
Additions	1,762	—	1,749	33,961	50,238
Settlements	(11,030)	(8,698)	—	—	—
Change in fair value, loss (gain) included in net loss(1)	2,584	895	1,700	(2,427)	—
Gain on extinguishment of debt	—	(3,856)	—	—	—
Fair value as of December 31, 2020	$—	$—	$3,549	$31,534	$50,238

	Redeemable
	Convertible
	Preferred Stock		Contingent
	Warrants	FVO Notes	Consideration
Fair value as of January 1, 2019	$436	$—	$400
Additions	6,651	5,500	—
Settlements	(2,493)	—	—
Change in fair value, loss (gain) included in net loss(1)	2,090	6,159	(300)
Fair value as of December 31, 2019	$6,684	$11,659	$100

(1)	Changes in fair value of redeemable convertible preferred stock warrants, FVO Notes, and Private Warrants are included in other income (expense), net, and changes in fair value of contingent consideration are included in general and administrative expenses in the consolidated statements of operations.

Fair Value Disclosure

Except for the fair value option notes (“FVO” notes), the fair value of debt approximates the unpaid principal balance and is considered a Level 2 measurement. See Note 6.

Note 4.   Property, Equipment, and Software

Property, equipment, and software net, consists of the following:

	December 31,	December 31,
	2020	2019
Software and computer equipment	$1,381	$1,392
Furniture, office equipment, and other	567	387
Internally developed software	10,741	10,601
Leasehold improvements	1,112	1,295
	13,801	13,675
Less: Accumulated depreciation and amortization	(9,208)	(7,017)
Property, equipment, and software, net	$4,593	$6,658

Depreciation and amortization expense related to property, equipment, and software was $3,786 and $3,680 for the years ended December 31, 2020 and 2019, respectively.

Note 5.   Intangible Assets and Goodwill

Intangible Assets

Intangible assets are stated at cost or acquisition-date fair value less accumulated amortization and consist of the following as of December 31, 2020:

	Weighted
	Average	Intangible		Intangible
	Useful Life	Assets,	Accumulated	Assets,
	(in years)	gross	Amortization	Net
Customer relationships	7.0	$8,440	$(2,173)	$6,267
Acquired technology	6.0	12,170	(5,481)	6,689
Trademarks and tradenames	9.0	3,688	(893)	2,795
Non-compete agreements	2.0	225	(15)	210
Total intangible assets		$24,523	$(8,562)	$15,961

Intangible assets consist of the following as of December 31, 2019:

	Weighted
	Average	Intangible		Intangible
	Useful Life	Assets,	Accumulated	Assets,
	(in years)	gross	Amortization	Net
Customer relationships	9.0	$5,450	$(1,591)	$3,859
Acquired technology	4.0	8,546	(4,272)	4,274
Trademarks and tradenames	7.0	2,290	(591)	1,699
Total intangible assets		$16,286	$(6,454)	$9,832

Aggregate amortization expense related to intangibles was $2,858 and $3,697 for the years ended December 31, 2020 and 2019, respectively. Estimated intangibles amortization expense for the next five years and thereafter consists of the following:

Estimated
Amortization
Expense
2021	$3,873
2022	2,989
2023	2,659
2024	1,617
2025	1,169
Thereafter	3,654
$15,961

Goodwill

The following tables summarize the changes in the carrying amount of goodwill for the years ended December 31, 2020 and December 31, 2019:

Goodwill
Balance as of January 1, 2019	$21,305
Acquisitions	916
Divestitures	(3,657)
Purchase price adjustment	(290)
Balance as of December 31, 2019	$18,274
Acquisitions	10,176
Divestitures	(161)
Balance as of December 31, 2020	$28,289

Note 6.   Debt

At December 31, 2020, debt was comprised of the following:

			Debt
		Unaccreted	Issuance	Carrying
	Principal	Discount	Costs	Value
1.0% promissory notes, due 2022	$8,317	$—	$—	$8,317
11.05% term loan, due 2024	41,764	(2,686)	(29)	39,049
Other notes	750	(133)	—	617
	$50,831	$(2,819)	$(29)	$47,983

At December 31, 2019, debt was comprised of the following:

			Debt
		Unaccreted	Issuance	Carrying
	Principal	Discount	Costs	Value
10% convertible promissory notes, due on demand	$7,324	$(36)	$—	$7,288
6% promissory note, due 2020	185	—	—	185
2.55% promissory notes, due 2020	1,100	(41)	—	1,059
3.5% convertible promissory notes, due 2022	1,689	(313)	—	1,376
9.0% term loan, due 2023	40,500	(528)	(689)	39,283
3% promissory note (25% default), due 2024	3,000	(2,906)	(57)	37
Other notes	233	—	—	233
	$54,031	$(3,824)	$(746)	$49,461

		Fair
	Principal	Value
10% convertible notes recorded at fair value	$5,500	$11,659

Minimum principal payment commitments as of December 31, 2020, are as follows:

Principal
Payments
2021	$4,799
2022	12,234
2023	20,346
2024	13,302
2025	150
Thereafter	—
$50,831

Senior Secured Term Loans

During 2019, the Company’s secured term loan had a maximum borrowing amount of $40,000 of which $40,000 was outstanding at December 31, 2019. The secured term loan required interest-only payments until December 1, 2020, or until December 1, 2021, if the Company met certain revenue requirements, followed by equal monthly payments of principal and interest through maturity on December 4, 2023. The loan also included a final payment fee of $500. The stated interest rate in the loan was equal to the Base Rate plus 4.00%. The Base rate was equal to the greater of i) the highest prime rate plus 5% and ii) the highest three-month LIBOR rate plus 2.5%. On May 26, 2020, the loan agreement was amended to include interest paid in-kind (“PIK Interest”) at a per annum rate of (A) from the period beginning April 2, 2020 through May 15, 2020, 2.00% and (B) at all times thereafter 1%.

At December 31, 2019, the Company was in violation of certain covenants under this senior secured lending arrangement. In July 2020, the Company refinanced the lending arrangement which resolved the issues that created the conditions of default. As a result, the lending arrangement was classified as non-current as of December 31, 2019.

In May 2020, the Company was required to use $2,500 of the proceeds received from the Sale of Serviz (See Note 11) to pay down the term loan, resulting in an outstanding original principal balance of $37,500.

In July 2020, the Company refinanced the lending arrangement by entering into a Loan and Security Agreement with Runway Growth Credit Fund, Inc. (“Runway Loan”) in the amount of $40,000, with two additional co- lenders providing an aggregated $7,000 in loan proceeds. The co-lenders, Orix Growth Capital, LLC and Midcap Financial Trust, were the Company’s existing senior secured lenders with a $37,645 loan balance outstanding at the time of the refinance. The amendments to the loan agreements with the existing senior secured lenders represents a modification of previously outstanding senior secured loans. Unamortized deferred issuance costs associated with the existing lending arrangement were reduced proportionately with the reduction in principal balances for existing senior secured lenders, resulting in interest expense of $749. The new loan, which totaled $47,000, was used to pay off the existing $37,500 loan.

The Runway Loan is a first lien loan secured by any and all properties, rights and assets of the Company with a maturity date of July 22, 2024. Interest is payable monthly in arrears at a variable rate of interest based on the greater of 0.55% or LIBOR rate (as defined) plus an applicable margin of 9.05% plus 2% of PIK interest. As of December 31, 2020, the calculated interest rate is 11.05%. Principal payments are required beginning on August 15, 2022 in equal monthly instalments through the maturity date. A prepayment fee of 2%, 1.5%, 1% or 0.5% of the outstanding loan amount is due if the loan is repaid prior to the 1st, 2nd, 3rd or 4th anniversary date, respectively. There is a final payment fee of $1,645 or 3.5% of any partial payment, which is reflected as a discount on the loan and is accreted to interest expense using the effective interest method over the term of the loan or until extinguishment of the related loan. Upon a default, the loan is immediately due and payable and bears interest at 5% higher than the applicable loan interest rate. The financial covenants require the Company to maintain a minimum level of cash at $3,000, minimum revenue of $15,356 in the quarter ended December 31, 2020, and 80% of projected revenue in all future quarters.

Based on the amount of cash available upon completion of the Merger on December 23, 2020, in accordance with the agreement’s terms, $7,057 of the outstanding principal balance of the Runway Loan was required to be repaid, plus interest and prepayment fees of $17 and $391, respectively. Following this repayment, the carrying value of the Runway Loan as of December 31, 2020 is $39,049. As of December 31, 2020, the Company is in compliance with all covenants of the Runway Loan. In January 2021, the Company entered into an amendment (the “Runway Amendment”) to the Runway Loan. See Note 15.

The Company issued warrants to purchase redeemable convertible preferred stock in connection with the establishment or amendment of lending arrangements. The grant date fair value of the warrants issued in connection with the establishment of the Runway Loan was $1,216, which was deducted from the face value of the loan and is accreted to interest expense using the effective interest method over the term of the loan or until extinguishment of the related loan.

Pre-2019 Convertible Promissory Notes

During 2018, the Company issued convertible notes with an aggregate original principal balance of $16,600, an interest rate of 8-10%, and a maturity date of January 13, 2019.

Upon maturity on January 13, 2019, the outstanding principal and accrued interest automatically converted into 1,173,473 shares of Series B redeemable convertible preferred stock and 70,408 Series B redeemable convertible preferred stock warrants at a conversion price of $14.79 per unit (a unit includes one share of Series B redeemable convertible preferred stock and 0.06 of one warrant to purchase Series B redeemable convertible preferred stock).

As part of the issuance of the convertible notes, the Company incurred $356 of issuance costs that are recorded as a reduction of convertible notes.

In connection with an acquisition on November 1, 2018, the Company issued convertible promissory notes payable to the sellers for an aggregate principal of $7,324. These convertible promissory notes bear interest at 4.5% per annum for the first year and 10% per annum thereafter. Unless converted, monthly payments of principal and interest are due beginning on December 1, 2019. The outstanding principal amount of the convertible promissory notes are convertible into 537,024 shares of common stock. Accrued but unpaid interest shall be waived if the notes are converted within the first year, and otherwise shall be paid in cash. Unless converted, the convertible promissory notes mature at the earliest of i) a change of control of the Company, ii) 10 days after a qualified financing, or iii) three years from the issuance date. As of December 31, 2019, the Company was in default on these convertible promissory notes as the Company failed to make the first payment due on December 1, 2019. Upon default, the carrying value of the convertible promissory notes of $7,288 was reclassified to current liabilities as all principal and unpaid interest is immediately due in cash upon event of default. In May 2020, the Company entered into an amendment to certain payment terms of the convertible promissory notes, including specific interest only and/or catch up payment requirements based on the future cash balance of the Company at specified dates.

Upon completion of the Merger on December 23, 2020, the outstanding principal balance of $7,317 and unpaid interest of $516 was paid in full, resulting on a trivial loss on extinguishment.

In connection with the acquisition of Serviz.com, Inc. (“Serviz”) on July 20, 2018 (See Note 11), the Company assumed two convertible promissory notes with an aggregate principal balance of $1,689 and an interest rate of 3.5% per annum. Unless converted, the convertible promissory notes, along with accrued interest, are payable at the earlier of i) December 1, 2022 or ii) a qualified financing as defined in the loan agreement. The outstanding principal amount of the convertible promissory notes and any accrued interest are convertible into redeemable convertible preferred stock sold in such financing as defined in the loan agreement, at the option of the holder at a conversion price equal to the original issue price for such series of redeemable convertible preferred stock. On February 28, 2020, one of the convertible promissory notes with a principal balance of $1,400 and a carrying value of $1,153 converted into 198,750 shares of Series C preferred stock. Holders also received 73,538 common stock warrants. A loss on debt extinguishment of $247 was recorded to account for the unamortized discount at the time of conversion. Upon completion of the Merger on December 23, 2020, the remaining principal of $289 and unpaid interest of $48 were paid in full, resulting on a loss on extinguishment of $285.

2019 Convertible Promissory Notes

During 2019, the Company issued convertible promissory notes with an aggregate original principal balance of $21,600, an interest rate of 10%, and original maturity dates ranging from January 24, 2020 to December 31, 2020.

Based on the terms of the convertible promissory notes, the Company may elect on each applicable interest payment date to pay interest, including any default interest, as Paid In-Kind (“PIK”), whereby such PIK amount would be added to the aggregate principal amount and accrue interest at 10% per annum. On each interest payment date, any PIK amount payable shall be capitalized and treated as additional principal obligations under, shall accrue interest from the applicable interest payment date, and shall become payable in full, in cash, no later than the maturity date.

On December 23, 2019, the Company issued to certain holders of convertible promissory notes, such number of Series C Preferred in full satisfaction of the Company’s obligation under the convertible promissory notes, including accrued PIK interest. The amount of original principal balance of convertible promissory notes and related PIK interest, which were converted into Series C Preferred shares were $16,100 and $971, respectively.

The Company elected to measure certain convertible promissory notes at fair value in accordance with the fair value option (“FVO Notes”). The FVO Notes had original principal amounts of $5,500. The notes also have a feature that requires payment of 200% of the outstanding principal and unpaid interest amount upon maturity. Each period, the fair value of the FVO notes is determined and resulting gains and losses from the change in fair value of the FVO Notes associated with non-credit components are recognized in income, while the change in fair value associated with the Company’s own credit component is recognized in Accumulated Other Comprehensive Income (“AOCI”). During 2020, there were no changes in fair value associated with the Company’s own credit component recognized in AOCI. During the second quarter of 2020, as part of the divestiture of the Serviz business (See Note 11), one of the FVO notes, with an original principal balance of $3,000, was cancelled by the holder. In July 2020, the Company amended the remaining FVO Note. Under this amendment, the loan plus accrued interest would be repaid upon closing of the Merger or within one year from the issuance date, whichever is earliest, with a premium of two times the outstanding principal and accrued interest. Upon completion of the Merger on December 23, 2020, the Note was paid off for $5,974.

2020 Promissory Notes

In April 2020, the Company entered into a loan agreement with Western Alliance Bank pursuant to the Paycheck Protection Program established under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The Company received loan proceeds of $8,139 (the “PPP Loan”). The term of the PPP Loan is two years with a maturity date of April 18, 2022 and bears interest at a fixed rate of 1.00%. Payments of principal and interest on the PPP Loan were deferred for the first nine months of the term of the PPP Loan. Principal and interest are payable monthly, less the amount of any potential forgiveness (discussed below), and the Company may prepay 20% or less at any time prior to maturity with no prepayment penalties, more than 20% will require notice to the lender. The PPP Loan contains customary event of default provisions. As of December 31, 2020, the Company is in compliance with all covenants of the PPP Loan.

All or a portion of the PPP Loan may be forgiven by the SBA and the lender upon application by the Company, if the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities (“Qualifying Expenses”). Not more than 25 percent of the PPP Loan may be used for non-payroll costs. The Company believes that it used the proceeds of the PPP Loan for Qualifying Expenses in accordance with the terms of the PPP Loan. The Company submitted an application for forgiveness of the loan in December 2020. However, no assurance is provided that the Company will be able to obtain forgiveness of the PPP Loan in whole or in part. If the loan is forgiven in part or in whole, the Company will reduce the liability by the amount forgiven and record a gain on extinguishment in the consolidated statements of operations. The carrying value of the PPP Loan is $8,139 as of December 31, 2020.

As part of the July 23, 2020 acquisition (see Note 11), the Company assumed a loan pursuant to the Paycheck Protection Program for the amount of $398. The loan has a maturity date of April 10, 2022 and a fixed interest rate of 1%. The loan was forgiven by the SBA in the fourth quarter of 2020.

In July 2020, the Company entered into convertible loan agreement with Cantor Fitzgerald Securities in the amount of $10,000 with the proceeds of the loan to be received upon completion of the Company’s 2019 financial statement audit. This convertible loan agreement was amended in August 2020, to provide for the funding of $5,000 of the loan into a restricted cash account. Upon completion of the Company’s 2019 financial statement audit, an additional $5,000 of loan proceeds was received in October 2020 in addition to the release of the $5,000 loan proceeds held in a restricted cash account.

The loan included a final payment fee equal to 20% of the loan proceeds which was reflected as a discount on the loan and was accreted to interest expense using the effective interest method over the term of the loan. The proceeds from the convertible loan agreement together, with the final payment fee and the accrued interest were paid in full upon the Merger. The loan accrued 12% interest per annum until the loan was repaid upon the Merger.

At the time of the Merger, Cantor Fitzgerald Securities had the right to elect to receive PTAC Common Shares in lieu of repayment of all or a portion of the loan proceeds, final payment fee and accrued interest. Cantor Fitzgerald Securities chose to receive full payment in cash rather than in PTAC Common Shares.

Upon completion of the Merger on December 23, 2020, the loan was paid off in full in the amount of $12,063, which included $10,000 principal balance, $2,000 final payment fee, and $63 of accrued interest. As a result of the merger, a contingent beneficial conversion feature became exercisable. The commitment date intrinsic value of $564 reduced the carrying value of the loan and increased additional paid in capital. The debt holder did not exercise the beneficial conversion feature. Therefore, the amount paid to settle the debt was first allocated to the settlement-date intrinsic value of the beneficial conversion feature associated with the loan, resulting in a net decrease in additional paid in capital of $5,772. The remaining cash payment was allocated to extinguish the debt and interest payable, resulting in a gain on extinguishment of $5,047.

Other Promissory Notes

In connection with an acquisition on November 1, 2018, the Company issued term promissory notes payable to the sellers for an aggregate principal of $1,100 and an interest rate of 2.55% per annum. The outstanding principal balance, along with accrued interest, was payable on May 1, 2020. In May 2020, the Company entered into an amendment to certain payment terms of the convertible promissory notes, including specific interest only and/or catch up payment requirements based on the future cash balance of the Company at specified dates. As of December 31, 2019, the promissory notes had a carrying amount $1,059. Upon completion of the Merger on December 23, 2020, the outstanding principal of $1,077 and unpaid interest of $4 were paid in full.

In connection with an acquisition on March 14, 2017, the Company assumed a promissory note payable to a founder of the acquired entity who continued as an employee of the Company following the acquisition. The promissory note has an initial principal balance of $185 and an interest rate of 6% per annum. The outstanding principal, along with accrued interest, was payable on March 31, 2020. As of December 31, 2019, the promissory notes had a carrying amount $185. Upon completion of the Merger on December 23, 2020, the outstanding principal of $185 and unpaid interest of $75 were paid in full. No gain or loss on extinguishment resulted from the payoff of the promissory note.

On December 19, 2019, the Company issued a promissory note for an aggregate principal of $3,000, with a stated interest rate of 3%. In connection with the issuance of this promissory note, the holder also received 403,101 warrants to purchase Series C redeemable convertible preferred stock of the Company. The grant date fair value of the warrants issued was $3,000, and was deducted from the face value of the bank loans and are accreted to interest expense using the effective interest method over the term of the note or until extinguishment of the related note. Upon occurrence of an Event of Default, the Holder may declare all outstanding obligations immediately payable in cash. Following the occurrence and during the continuance of an Event of Default, interest on the Note shall automatically be increased to 25% per annum. On January 1, 2020, there was an occurrence of default resulting in the default interest rate being effective starting on January 1, 2020.

The note was amended in July 2020, which resolved the conditions of default. The amendment provides that the loan plus accrued interest would be repaid upon closing of the Merger, or within one year of the amendment, with a premium payment of $1,000. The Company also provided the holder an additional 51,502 warrants to purchase Series C redeemable convertible preferred stock in connection with the amendment. The amended loan was guaranteed by the CEO of the Company with an asset pledge agreement, which the Company accounted for as a capital contribution by the CEO and a debt discount at fair value. The interest rate and other key terms of the note were not changed.

The amendment was accounted for as an extinguishment of the original note, because the amended note was concluded to be substantially different than the original note. The Company recorded a loss on debt extinguishment of $2,532. The amended note was initially recorded at its fair value of $4,233. The fair value of the guarantee of $300 was deducted from the initial fair value of the amended note and is accreted to interest expense using the effective interest method over the term of the note or until extinguishment. As of December 31, 2019, the carrying value of promissory note is $37, and is included in current portion of long-term debt. Upon completion of the Merger on December 23, 2020, the loan was paid off in full in the amount of $4,424, which included $3,381 principal balance, $1,000 final payment fee, and $43 of accrued interest.

On February 11, 2020, the Company entered into a future receivables agreement, in which the Company received consideration of $2,000 and agreed to sell 10% of all of Company’s future accounts receivable from the Company’s customers until an amount ranging between $2,300 and $2,700, depending on timing of repayment, was delivered by or on behalf of Company to the lender. Prior to the required repayment date, the Company repaid $2,000 of principal and $700 of interest, resulting in a full payoff of the agreement and no remaining carrying value as of December 31, 2020.

In connection with an acquisition on November 2, 2020, the Company issued a promissory note payable to the founder of the acquired entity. The promissory note has an initial principal balance of $750 and a stated interest rate of 0.38% per annum. The promissory note shall be paid in five equal annual installments of $150 each, plus accrued interest commencing on January 21st, 2021. As of December 31, 2020, the promissory notes had a carrying amount $617.

Note 7.   Equity and Warrants

Shares Authorized

As of December 31, 2020, the Company had authorized a total of 410,000,000 shares for issuance with 400,000,000 shares designated as common stock, and 10,000,000 shares designated as preferred stock.

Common Shares Outstanding and Common Stock Equivalents

The following table summarizes our fully diluted capital structure at December 31, 2020:

Issued and outstanding common shares	75,519,151
Earnout common shares (Note 1A and Note 8)	6,150,000
Total common shares issued and outstanding	81,669,151
Common shares reserved for future issuance:
Public warrants	8,625,000
Private warrants	5,700,000
Common stock options outstanding - 2012 Equity Plan (Note 8)	6,414,611
Restricted stock units (Note 8)	2,415,140
Restricted stock awards (Note 8)	166,762
2020 Equity Plan pool reserved for future issuance (Note 8)	11,137,824
Total shares of common stock outstanding and reserved for future issuance	116,128,488

Total shares of common stock outstanding and reserved for future issuance does not include shares that may be issued in connection with the December 31, 2020 acquisition as discussed on Note 11.

Warrants

PTAC Warrants

Upon completion of the Merger with PTAC on December 23, 2020, the Company assumed 8,625,000 public warrants and 5,700,000 private warrants to purchase an aggregate 14,325,000 shares of common stock, which were outstanding as of December 31, 2020. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, commencing 30 days after the completion of the Merger, and expiring on December 23, 2025 which is five-years after the Merger.

The Company may call the public warrants for redemption (excluding the private warrants), in whole, at a price of $0.01 per warrant:

•	at any time while the public warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

•	if, and only if, the last sale price common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders and,

•	if and only if, there is a current registration statement in effect with respect to the issuance of the common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The private warrants are identical to the public warrants, except that the private warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants. As of December 31, 2020, 5,700,000 private warrants were held by the initial purchases or their permitted transferees and are recorded as a liability on the Consolidated Balance Sheets.

See Note 15 for exercises of a portion of PTAC warrants subsequent to December 31, 2020.

Legacy Porch Warrants

Redeemable convertible preferred stock warrants and common stock warrants that were issued prior to the Merger (“Legacy Porch Warrants”) were cancelled in exchange for 702,791 and 1,705,266 shares of common stock through net share settlement, respectively.

Detail related to Legacy Porch Warrant activity for the year ended December 31, 2020, is as follows:

Redeemable Convertible
	Preferred Stock		Common Stock
		Weighted-		Weighted-
		Average		Average
	Number of	Exercise	Number of	Exercise
	Warrants	Price	Warrants	Price
Balances as of January 1, 2020	965,157	$4.39	2,095,074	$2.02
Warrants granted	209,384	5.62	73,538	1.77
Warrants exercised	—	—	—	—
Warrants cancelled	(1,174,541)	4.60	(2,168,612)	2.02
Balances as of December 31, 2020	—	$—	$—	$—

Note 8.   Stock-Based Compensation

2012 and 2020 Equity Incentive Plans

Legacy Porch.com’s 2012 Equity Incentive Plan (the “2012 Plan”) provides for the grant of incentive and non-statutory options, stock appreciation rights, restricted stock awards (“RSA”) and restricted stock units (“RSU”) to employees, directors and consultants of the Company (“Service Providers”), collectively referred to as “Awards”.

Each Legacy Porch.com option from the 2012 Plan that was outstanding immediately prior to the Merger and held by current employees or service providers, whether vested of unvested, was converted into an option to purchase a number of shares of common stock (each such option, an “Exchanged Option” equal to 0.4697 of Porch Group, Inc. common stock. Except as specifically provided in the Merger Agreement, following the Merger, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy Porch.com option immediately prior to the consummation of the Merger. All stock option, RSA and RSU activity was retroactively restated to reflect the Exchanged Options.

On July 29, 2020, the Board of Directors (the “Board”) approved the adoption of the Porch Group, Inc. 2020 Stock Incentive Plan (the “2020 Plan”), subject to approval by Porch Group, Inc.’s stockholders. On December 22, 2020, the Porch Group, Inc. stockholders voted in favor of adoption of the 2020 Plan.

The aggregate number of shares of common stock reserved for future issuance under the 2020 Plan is 11,137,824. The number of shares of common stock available under the 2020 Plan will increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2021, and continuing until (and including) the calendar year ending December 31, 2030, with such annual increase equal to the lesser of (i) 5% of the number of shares of common stock issued and outstanding on December 31st of the immediately preceding fiscal year and (ii) an amount determined by the Board.

The 2020 Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards, and performance awards to employees, officers, non-employee directors and independent service providers of the Company. The 2020 Plan became effective immediately upon the closing of the Merger.

Stock-Based Compensation

Stock-based compensation consists of expense related to (1) equity awards in the normal course and (2) a secondary market transaction as described below:

	2020
	(as restated)	2019
Secondary market transaction	$1,616	$33,232
Employee awards	9,680	2,740
Total operating expenses	$11,296	$35,972

2019 Secondary Stock Transactions

In May 2019, the Company’s CEO and Founder purchased a total of 7,559,047 shares of legacy Porch.com redeemable convertible preferred stock from an existing investor for an aggregate purchase price of $4,023 ($0.53 per legacy Porch.com share). The Company determined that the purchase price was below fair value of such shares and as result recorded compensation expense of $33,232 in general and administrative expense for the difference between the purchase price and fair value.

In July 2019, the Company’s CEO and Founder subsequently sold 901,940 shares of legacy Porch.com redeemable convertible preferred stock as an incentive to eleven executives of the Company at the same price at which the shares were initially acquired in the May 2019 transaction, which represents a $2,553 discount to fair value. The Company has the right to repurchase such shares if certain service vesting conditions and performance conditions are not met. In December 2020, the performance vesting conditions were met, and compensation expense of $1,616 was recorded in 2020 related to these awards, of which $689 was related to former employees and immediately recognized, as there is no continued service vesting requirement, and $927 was related to current employees and recognized as a cumulative catch up related to the portion of the service period satisfied through December 31, 2020. The remaining stock compensation related to the award will be recognized over the remaining service period.

Common Stock Valuation

Prior to the completion of the Merger the fair value of Legacy Porch.com common stock used in the calculation of the fair value of the stock options was determined by management with assistance from third-party valuation specialists using both market and income approaches.

Stock Options

Options granted under the Equity Plan to employees typically vest 25% of the shares one year after the options’ vesting commencement date and the remainder ratably on a monthly basis over the following three years. Other vesting terms are permitted and are determined by the Board. Options have a term of no more than ten years from the date of grant and vested options are generally cancelled three months after termination of employment. All stock options issued during the year ended December 31, 2020 were issued under the 2012 Plan.

Detail related to stock option activity for the year ended December 31, 2020 is as follows:

			Weighted-
		Weighted-	Average
	Number of	Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life (Years)	Value
Balances as of January 1, 2020	7,428,682	$2.21	7.3	277
Options granted	2,202,417	4.23
Options exercised	(439,754)	2.02
Options forfeited	(323,840)	2.36
Options canceled or expired	(2,452,894)	2.41
Balances as of December 31, 2020	6,414,611	$2.85	7.8	$73,260
Exercisable at December 31, 2020	3,472,595	$2.30	7.0	$73,260

The fair value of each employee stock option granted during the years ended December 31, 2020 and 2019, were estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2020	2019
Risk-free interest rate	0.3 – 0.6%	1.6 – 1.9%
Expected term (years)	5 – 6	3 – 6
Dividend yield	—	—
Volatility	59 – 60%	46 – 51%

The risk-free interest rate used in the Black-Scholes option-pricing model is based on the implied yield currently available in the U.S. Treasury securities at maturity with an equivalent term. The expected term for options granted to employees is estimated using the simplified method. The Company has not declared or paid any dividends through December 31, 2020 and does not currently expect to do so in the future. The Company bases its estimate of expected volatility on the historical volatility of comparable companies from a representative peer group selected based on industry, financial, and market capitalization data. The Company uses the average expected volatility rates reported by the comparable group for an expected term that approximated the expected term estimated by the Company.

The estimated weighted-average grant date fair value of options granted to employees during the years ended December 31, 2020 and 2019, was $2.26 per share and $0.85 per share. The fair value of stock options that vested during the years ended December 31, 2020 and 2019, was $1,785 and $1,779, respectively.

The total amount of unrecognized compensation cost for options granted to employees and nonemployees as of December 31, 2020, is approximately $5,245 and is expected to be recognized over a weighted-average period of 0.6 years.

RSUs and Payroll Reduction Program

In March 2020, in response to the adverse impact of COVID-19 on the Company’s operations and financial performance, the Company carried out a variety of measures to reduce cash operating expenses, including the implementation of a partial employee furlough and payroll reduction in exchange for RSUs. During the year ended December 31, 2020, the Company reduced cash payroll costs by $3,979 in exchange for a commitment by the Company to provide up to 2,356,045 RSUs subject to (a) a performance (liquidity) vesting condition and (b) and ongoing employment until March 31, 2021 (or June 30, 2021, for certain awards) in order to be fully vested. The grant of these RSUs was approved by the Board in June, July, and August 2020 and 2,356,045 were issued during the year ended December 31, 2020. The performance vesting conditions, which were previously considered not probable of achievement were met in December 2020 as a result of the Merger. As a result, a cumulative catch up of $6,506 of compensation expense was recorded. Compensation cost of $1,605 will be recorded during 2021 over the remaining service period. There was a small number of additional RSU grants during the fourth quarter, which were unrelated to the payroll reduction program. All RSUs issued as part of this program were issued under the 2012 Plan.

The following table summarizes the activity of restricted stock units for the year ended December 31, 2020:

	Number of	Weighted
	Restricted	Average
	Stock Units	Fair Value
Balances as of January 1, 2020	—	$—
Granted	2,450,718	3.69
Canceled	(35,578)	3.44
Balances as of December 31, 2020	2,415,140	$3.64

Employee Earnout Restricted Stock

Upon the Merger, 976,331 restricted common shares, subject to vesting and forfeiture conditions, were issued to employees and service providers pursuant to their holdings of pre-Merger options, RSUs or restricted shares (the “employee earnout shares”). The employee earnout shares were issued in three equal tranches with separate market vesting conditions. One third of the employee earnout shares will meet the market vesting condition when the closing price of the Company’s common stock is greater than or equal to $18.00 over any twenty trading days within any thirty- consecutive trading day period within 36 months of the closing date of the Merger. An additional third will vest when the Company’s common stock is greater than or equal to $20.00 over the same measurement period. The final third will vest when the Company’s common stock is greater than or equal to $22.00 over the same measurement period. The employee earnout shares are forfeited by the employee upon termination of employment. Upon forfeiture, the forfeited shares will be redistributed to all earnout shareholders. Upon redistribution of earnout shares, the awards will be recorded as new awards. The fair value of the award on the grant date is an average of $12.08 per share and will be recognized as stock compensation expense on a graded vesting basis over the derived service period of 1 year or shorter if the awards vest. During 2020, the Company recorded $314 in stock compensation expense related to the employee earnout shares.

CEO Earnout Restricted Stock

Prior to the closing of the Merger, the Company’s CEO, Matt Ehrlichman was granted a restricted stock award under the 2012 Plan which was converted into an award of 1,000,000 restricted shares of common stock upon the closing of the Merger. The award will vest in one-third installments if certain stock price triggers are achieved within 36-months following the closing of the Merger. One third of the restricted shares will meet the market vesting condition when the Company’s common stock is greater than or equal to $18.00 over any twenty trading days within any thirty- consecutive trading day period within 36 months of the closing date of the Merger. An additional third will vest when the Company’s common stock is greater than or equal to $20.00 over the same measurement period. The final third will vest when the Company’s common stock is greater than or equal to $22.00 over the same measurement period. If Mr. Ehrlichman’s employment with the Company is terminated prior to the award being fully vested, then the award will be terminated and cancelled, provided that if Mr. Ehrlichman’s employment is terminated by the Company without cause or Mr. Ehrlichman resigns due to good reason (in each case, as defined in the award agreement), the award will remain outstanding and will vest to the extent the stock price triggers are achieved during the 36-month period. The fair value of the award on the grant date is an average of $12.08 per share and will be recognized as stock compensation expense on a graded vesting basis over the derived service period of 1 year or shorter if the awards vest. During 2020, the Company recorded $322 in stock compensation related to the award.

Restricted Stock Awards

The following table summarizes the activity of restricted stock awards in connection with certain pre-2020 acquisitions for the year ended December 31, 2020:

Number of
Restricted
Stock Awards
Balances as of January 1, 2020	472,141
Shares granted	—
Shares vested	(305,379)
Shares forfeited	—
Balances as of December 31, 2020	166,762

Note 9.   Income Taxes

The components of the income tax (benefit) provision are as follows:

	2020
	(as restated)	2019
Current:
Federal	$—	$—
State	71	67
Total current	71	67
Deferred
Federal	(1,433)	21
State	(327)	8
Total deferred	(1,760)	29
Provision for income taxes	$(1,689)	$96

The tax effects of cumulative temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are presented below. The valuation allowance relates to deferred tax assets for which it is more likely than not that the tax benefit will not be realized.

	December 31,
	2020	December 31,
	(as restated)	2019
Deferred tax assets
Accrued expenses	$1,114	$1,124
Stock compensation	2,469	1,219
Deferred revenue	2,036	2,066
Property and equipment	229	176
Intangibles	452	826
Goodwill	1,444	1,391
Other	8	8
Net operating losses	50,119	40,815
Disallowed interest	6,385	2,159
Valuation allowance	(63,317)	(48,499)
Total deferred tax assets	939	1,285
Deferred tax liabilities
Internally developed software	(943)	(1,319)
Total deferred tax liabilities	(943)	(1,319)
Net deferred tax assets (liabilities)	$(4)	$(34)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial accounting purposes and the amounts used for income tax purposes and the tax effect of the tax loss carryforwards. The Company has recorded a valuation allowance due to the uncertainty surrounding the ultimate realizability or recoverability of such assets. Management evaluates, on an annual basis, both the positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable and the amount of the valuation allowance. In its evaluation, the Company considered its cumulative losses as significant negative evidence. Based upon a review of the four sources of income identified within ASC 740, Accounting for Income Taxes, the Company determined that the negative evidence outweighed the positive evidence. At such time as it is determined that it is more likely than not the deferred tax assets are realizable, the valuation allowance will be reduced. The valuation allowance increased by $14.8 million for the year ended December 31, 2020 from $48.5 million to $63.3 million.

As of December 31, 2020 (as restated) and 2019, the Company had net operating loss carryforwards for federal tax purposes of approximately $209.5 million and $173.5 million and $99.0 million and $68.6 million for state income tax purposes, respectively, which may be used to offset future taxable income. The net operating loss carryforwards for federal tax purposes will begin to expire in 2032 and the net operating loss carryforwards for state tax purposes will begin to expire in 2021. The net operating loss with an unlimited carryforward period is $106.7 million for federal tax purposes and $15.3 million for state tax purposes. Utilization of net operating loss carryforwards are subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, in the event of a change in the Company’s ownership, as defined in current income tax regulations.

A reconciliation of the income tax (benefit) provision to the amounts computed by applying the statutory federal income tax rate to earnings before income taxes is shown as follows:

	2020
	(as restated)	2019
Tax computed at federal statutory rate	$(11,702)	$(21,677)
State tax, net of federal tax benefit	(2,097)	(1,475)
Other	803	515
Loss on disposition	—	1,049
Compensation	(972)	6,507
Debt transactions	(824)	2,145
Enacted tax rate changes	(159)	(119)
Return to provision	(502)	(991)
Valuation allowance	13,764	14,142
Total provision (benefit) for income taxes	$(1,689)	$96

The U.S. federal statutory tax rate is 21%, while the Company’s effective tax rate for 2020 (as restated) was 3.0% and 2019 was -0.1%. The difference is due primarily to the tax benefit of pre-tax book losses being offset by valuation allowance. The Company also recorded a deferred tax benefit, resulting from the release of a portion of the valuation allowance due to deferred tax liabilities created by certain current year acquisitions.

The Company files federal and state tax returns. The Company is subject to income tax examinations by federal and various state tax authorities for years beginning in 2017 and 2015, based on the respective statutes of limitations. Further, to the extent allowed by law, the taxing authorities may have the right to examine prior originating periods due to the existence of net operating loss and tax credit carryforwards in the years that they are utilized.

The Company had no unrecognized uncertain tax positions as of December 31, 2020 and 2019.

Note 10.   401(k) Savings Plan

Effective November 1, 2014, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all domestic employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board. As of December 31, 2020 the Company had not made contributions to the plan since its inception.

Note 11.   Business Combinations and Disposals

During 2020 and 2019, the Company completed several business combination transactions. The purpose of each of the acquisitions were to expand the scope and nature of the Company’s product and service offerings, obtain new customer acquisition channels, add additional team members with important skillsets, and realize synergies. The aggregate transaction costs associated with these transactions were $247 and $123 during 2020 and 2019, respectively, and are included in general and administrative expenses on the consolidated statements of operations. The results of operations for each acquisition are included in the Company’s consolidated financial statements from the date of acquisition onwards.

2020 Acquisitions and Disposals

The acquisitions are included in the Company’s consolidated financial statements as of the date of the acquisition. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions and may be subject to change as additional information is received. The primary areas that remain preliminary relate to the fair values of intangible assets acquired, certain tangible assets and liabilities acquired, legal and other contingencies as of the acquisition date, income and non-income-based taxes and residual goodwill. The Company expects to finalize the valuation as soon as practicable, but not later than one year from the acquisition date.

Pro forma results of operations have not been presented because the effects of 2020 acquisitions, individually and in the aggregate, were not material to our consolidated results of operations.

The following table summarizes the total consideration and the estimated fair value of the assets acquired and liabilities assumed for business combinations made by the Company during the year ended December 31, 2020:

	Weighted Average Useful Life (in years)	July 23, 2020 Acquisition	December 31, 2020 Acquisition	Other Acquisitions	Total
Purchase consideration:
Cash		$2,000	$6,003	$325	$8,328
Issuance of common stock		1,790	4,711	358	6,859
Deferred acquisition consideration		—	—	80	80
Notes payable		—	—	607	607
Contingent consideration		—	1,749	—	1,749
Total purchase consideration:		$3,790	$12,463	$1,370	$17,623
Assets:
Cash and cash equivalents		$382	$119	$36	$537
Current assets		554	212	7	773
Property and equipment		212	44	2	258
Intangible assets:
Customer relationships	5.0	740	2,400	—	3,140
Acquired technology	9.0	470	3,700	300	4,470
Trademarks and tradenames	13.0	670	600	240	1,510
Non-competition agreements	2.0	70	155	—	225
Goodwill		1,576	7,242	1,358	10,176
Total assets acquired		4,674	14,472	1,943	21,089
Current liabilities		(884)	(322)	(527)	(1,733)
Deferred tax liabilities, net		—	(1,687)	(46)	(1,733)
Net assets acquired		$3,790	$12,463	$1,370	$17,623

July 23, 2020 Acquisition

On July 23, 2020, the Company acquired a moving services technology company. The purpose of the acquisition was to expand the scope and nature of the Company’s service offerings, add additional team members with important skillsets, and realize synergies. We expect $1,576 of acquired goodwill to be deductible for income tax purposes.

December 31, 2020 Acquisition

On December 31, 2020, the Company acquired iRoofing LLC, a roofing software company. The purpose of the acquisition was to expand the scope and nature of the Company’s service offerings, add additional team members with important skillsets, and realize synergies. As part of the consideration, 300,000 shares of commons stock issued have a guarantee of $20.00 per share. The contingent consideration would equal approximately 123,000 additional shares of common stock at the time of the acquisition. The goodwill associated with the acquisition is not expected to be deductible for income tax purposes.

Other Acquisitions

In the third quarter of 2020, the Company completed two other acquisitions that are not material to the consolidated financial statements. The purpose of these acquisitions was to expand the scope and nature of the Company’s service offerings, add additional team members with important skillsets, and realize synergies. The transaction costs associated with this acquisition were trivial. We expect $222 of acquired goodwill for one of the acquisitions to be deductible for income tax purposes. The goodwill associated with another acquisition is not expected to be deductible for income tax purposes.

2020 Disposal

On May 29, 2020, the Company disposed of the Serviz business. At the same time, the Company entered into a revenue transaction with the buyer of Serviz that will be satisfied over a one-year service period. In consideration for both the Serviz business and the revenue transaction, the Company received $5,000 in cash and the buyer cancelled the Company’s convertible promissory note which was recorded under the FVO and had a fair value at the time of the transaction of $2,724. The consideration allocated to the revenue transaction based on the fair value of services to be delivered is $5,000. The remainder of the consideration, was determined to be consideration for Serviz. Serviz had net assets of approximately $1,282. The Company recorded a gain of $1,442 included in the gain on divestiture of businesses in the consolidated statements of operations for the year ended December 31, 2020.

2019 Acquisitions and Disposals

The Company acquired a business that connects new homebuyers to utility companies, for aggregate consideration of $479 which included definite-lived intangible assets of $340, net liabilities of $830 and goodwill of $969. The purpose of the acquisition was to expand the scope and nature of the Company’s product and service offerings, obtain new customer acquisition channels, add additional team members with important skillsets, and realize synergies. The transaction costs associated with this acquisition were $123 and are included in general and administrative expenses on the consolidated statements of operations. The acquisition was not material to the consolidated financial statements.

The Company divested of a company and as a part of the transaction, received 23,488 shares of Porch’s common stock. The Company recorded a $4,508 loss upon disposal in loss on divestiture of businesses in the consolidated statements of operations for the year ended December 31, 2019.

Note 12.   Commitments and Contingencies

Leases

The Company leases its facilities under non-cancelable operating leases, some of which contain rent holidays and escalation provisions.

Rent expense is recognized on the straight-line method over the term of the lease. The difference between rent expense (which includes the impact of rent holidays and escalation provisions) and rent paid is recorded as deferred rent, the current portion of which is included in other current liabilities and the long-term portion in other liabilities in the Company’s consolidated balance sheets.

Minimum commitments under noncancelable operating lease agreements as of December 31, 2020, are as follows:

Lease
Payments
2021	$1,333
2022	821
2023	315
2024	—
2025	—
Thereafter	—
$2,469

Rent expense was approximately $1,700 and $1,800 during the years ended December 31, 2020 and 2019, respectively.

Purchase Commitments

As of December 31, 2020, the Company had non-cancelable purchase commitments, primarily for data purchases, as follows:

2021	$3,742
2022	3,514
2023	3,514
2024	—
2025	—
$10,770

Litigation

From time to time the Company is or may become subject to various legal proceedings arising in the ordinary course of business, including proceedings initiated by users, other entities, or regulatory bodies. Estimated liabilities are recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many instances, the Company is unable to determine whether a loss is probable or to reasonably estimate the amount of such a loss and, therefore, the potential future losses arising from a matter may differ from the amount of estimated liabilities the Company has recorded in the financial statements covering these matters. The Company reviews its estimates periodically and makes adjustments to reflect negotiations, estimated settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular matter.

Cases under Telephone Consumer Protection Act

Porch and an acquired entity, GoSmith.com, are party to 14 legal proceedings alleging violations of the automated calling and/or Do Not Call restrictions of the Telephone Consumer Protection Act of 1991 (“TCPA”). Some of these actions allege related state law claims. Most of the proceedings were commenced as mass tort actions by a single plaintiffs’ law firm in December 2019 and April/May 2020 in federal district courts throughout the United States and have been consolidated in the United States District Court for the Western District of Washington, where Porch resides. A related action brought by the same plaintiffs’ law firm was dismissed with prejudice and is on appeal before the Ninth Circuit Court of Appeals.

These actions are at an early stage in the litigation process. It is not possible to determine the likelihood of an unfavorable outcome of these disputes, although it is reasonably possible that the outcome of these actions may be unfavorable. Further, it is not possible to estimate the range or amount of potential loss (if the outcome should be unfavorable). Porch intends to contest these cases vigorously.

Kandela, LLC v Porch.com, Inc.

In May 2020, the former owners of Kandela, LLC filed a complaint against Porch in the Superior Court of the State of California, alleging a breach of contract related to the terms and achievement of an earnout agreement related to the acquisition of the Kandela business and related fraudulent inducement claims. This action is at an early stage in the litigation process and Porch is unable to determine the likelihood of an unfavorable outcome, although it is reasonably possible that the outcome may be unfavorable. Porch is unable to provide an estimate of the range or amount of potential loss (if the outcome should be unfavorable). Porch intends to contest this case vigorously.

Putative Wage and Hours Class Action Proceeding.

A former employee of HireAHelper™ filed a complaint in San Diego County Superior Court asserting putative class action claims for failure to pay overtime, failure to pay compensation at the time of separation and unfair business practices in violation of California law. HireAHelper™ was served with the complaint in December 2020 and on January 28, 2021 Defendants removed the case to the United States District Court for the Southern District of California. The plaintiff seeks to represent all current and former non-exempt employees of HireAHelper™ and Legacy Porch in the State of California during the relevant time period. This action is at an early stage in the litigation process and Porch is unable to determine the likelihood of an unfavorable outcome, although it is reasonably possible that the outcome may be unfavorable. Porch is unable to provide an estimate of the range or amount of potential loss (if the outcome should be unfavorable), however the parties have agreed to explore resolution by way of a private non-binding mediation in the summer or fall of 2021. Porch intends to contest this case vigorously.

Note 13.   Related Parties

In July 2020, the CEO and founder, entered into an agreement with another significant shareholder, that provides, upon consummation of the Merger Agreement, for a payment of $3,214 in cash and 950,000 of Porch Group, Inc. stock from the CEO to the other significant shareholder in connection with the Merger Agreement including the conversion of preferred stock to common stock. This transfer of $17,284 in consideration was accounted for as a deemed capital contribution from the CEO and founder to the Company and induced conversion of preferred stock into common stock immediately prior to the close of the Merger Agreement. The total consideration transferred increase total net loss in determining net loss available to common shareholders by $17,284.

In 2019, the CEO and founder of the Company purchased convertible promissory notes with an aggregate original principal balance of $1,000.

In 2019, the Company sold a direct-to-customer security services business to a related party as one of its divestitures as it focused the business operations on its core vertical software strategy. See Note 11.

In 2019, the Company entered into an acquisition deferral agreement with the former owner of a business previously acquired by the Company on March 14, 2017. The existing agreement provided for payments of $931 on December 31, 2018, and $232 quarterly from June 14, 2019 through March 14, 2020. The amended payment schedule provides for monthly installments of at least $100, as determined by the agreement, beginning in June 2019 and the balance shall be paid in full by December 31, 2021.

In 2019, convertible promissory notes having an aggregate original principal balance of $16,600 and accrued interest of $641 converted into 1,173,473 shares of Series B redeemable convertible preferred stock and warrants to purchase 70,408 shares of Series B redeemable convertible preferred stock. An existing investor affiliated with a member of the Board participated in this equity conversion and received 354,268 shares of Series B redeemable convertible preferred stock and warrants to purchase 21,256 shares of Series B redeemable convertible preferred stock. See Note 7.

An immediate family member of the Company’s CEO and founder is a partner of a law firm retained by the Company. The Company purchased services from this law firm in the amounts of approximately $2,873 and $862 during the years ended December 31, 2020 and 2019, respectively. The amounts due to this law firm were $0 and $2,693 as of December 31, 2020 and 2019, respectively. The law firm received 21,256 shares of Series B Preferred and warrants to purchase 2,042 shares of Series B Preferred in 2018, which reduced the payable due to this firm by $500.

Note 14.   Basic and Diluted Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. It has been retrospectively adjusted for all periods prior to the reverse capitalization. The retroactive adjustment is based on the same number of weighted average shares outstanding in each historical period.

Under the two-class method, basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period.

Diluted earnings per share attributable to common stockholders adjusts basic earnings per share for the potentially dilutive impact of stock options, restricted stock units, restricted stock awards, convertible notes, earnout shares and warrants. As the Company has reported losses for all periods presented, all potentially dilutive securities are antidilutive and accordingly, basic net loss per share equals diluted net loss per share.

The following table sets forth the computation of the Company’s basic and diluted net loss attributable per share to common stockholders for the years ended December 31, 2020 and 2019:

	2020
	(as restated)	2019
Numerator:
Net loss	$(54,032)	$(103,319)
Induced conversion of preferred stock	(17,284)	—
Net loss attributable to common stockholders, basic	$(71,316)	$(103,319)

Add: gain on warrant fair value	(2,427)	—
Adjusted net loss for diluted loss per share	$(73,743)	$(103,319)

Denominator:
Shares used in computing net loss attributable per share to common stockholders, basic	36,344,234	31,170,351
Shares used in computing net loss attributable per share to common stockholders, diluted	36,374,215	31,170,351
Net loss attributable per share to common stockholders:
Basic	$(1.96)	$(3.31)
Diluted	$(2.03)	$(3.31)

The following table discloses securities that could potentially dilute basic net loss per share in the future that were not included in the computation of diluted net loss per share because to do so would have been antidilutive for all periods presented:

	2020	2019
Stock options	6,414,611	7,428,682
Restricted stock units and awards	2,581,902	495,633
Legacy Porch warrants	—	3,060,530
Public warrants	8,625,000	—
Earnout shares	6,150,000	—
Convertible debt	—	1,734,264

See Note 7 for additional information regarding the terms of warrants. See Note 8 for additional information regarding stock options and restricted stock units and awards.

Note 15.   Subsequent Events

(a)	In January 2021, the Company entered into an amendment (the “Runway Amendment”) to the Loan and Security Agreement, dated as of July 22, 2020 (as amended, the “Runway Loan Agreement”), with Runway Growth Credit Fund, Inc., as agent for a syndicate of lenders. Among other things, the Runway Amendment includes a commitment for a supplemental term loan in the aggregate amount of up to $10 million, reduces the interest rate payable on borrowed amounts, reduces certain financial covenants related to minimum revenue and amended the maturity date to December 15, 2024.

(b)	In January 2021, the Company entered into an amendment of the purchase agreement with the selling members of Hire-a-Helper, LLC that was acquired in November 2018. Under this amendment, the selling members consented to satisfy the contingent consideration for approximately $2 million.

(c)	In January 2021, the Company announced several acquisitions. On January 12, 2021, the Company acquired DataMentors Holdings, LLC d/b/a V12 Data (“V12 Data”), a leading software, data and analytics platform with a focus on household and mover insights, data management and marketing activation, in a cash transaction for a total purchase price of approximately $22 million payable at closing, subject to customary adjustments, plus up to $6 million of contingent purchase price payments based upon the financial performance of V12 Data during the 2021 and 2022 calendar years. In addition, the Company has agreed to provide a retention pool under the 2020 Plan of up to 100,000 shares of restricted Common Stock to retain key employees of V12 Data and contingent compensation (subject to the achievement of certain post-closing milestones) of up to an additional $6 million in cash or shares of Common Stock (at the Company’s election) to certain key employees of V12 Data. The V12 Data acquisition is expected to provide Porch with full-spectrum, enterprise-grade capabilities to capture the unique-to-the-market pre-mover marketing opportunity.

Additionally, on January 13, 2021, the Company entered into a definitive agreement to acquire Homeowners of America Holding Corporation (“HOA”), a leading property and casualty insurance company focused on products in the residential homeowner space, in a cash and stock transaction with consideration consisting of (i) $100,000, as adjusted in accordance with the terms of the definitive agreement, of which up to $25,000 may be payable in Common Stock at the election of the Company, (ii) 500,000 additional shares of Common Stock subject to the trading price of Common Stock exceeding $22.50 for twenty (20) out of thirty (30) consecutive trading days in the two (2) year period following the consummation of the HOA acquisition and (iii) a retention pool under the 2020 Porch Group, Inc. Stock Incentive Plan (the “2020 Plan”) of shares of restricted Common Stock in an amount equal to $510 and up to 100,000 options for acquisition of Common Stock to retain key employees of HOA, in each case upon the terms and subject to the conditions of the definitive agreement. The HOA acquisition is subject to state insurance regulatory approval and customary closing conditions. The HOA acquisition is expected to close in the second quarter of 2021. HOA is a managing general agent (“MGA”) and carrier hybrid with a strong reinsurance strategy that currently operates in six states. The HOA acquisition is expected to enable Porch to offer its own line of homeowner’s insurance alongside its existing insurance agency which partners with many other top carriers and provide consumers with flexibility and choice.

Additionally, in January 2021, the Company purchased a smaller home inspection company. This acquisition is not material to the Company’s financial statements.

(d)	During March 2021, holders of public warrants described in Note 7, exercised their warrants to acquire 7,846,757 shares of common stock at a price of $11.50 per share, resulting in cash proceeds of $90.2 million.

Porch provided notification to the holders of warrants the Company’s intent to exercise its contractual right to redeem the warrants. It is expected that the holders will choose to exercise their warrants rather than have them redeemed. This is expected to result in approximately $9 million in additional cash proceeds in April 2021. If all of the 5.7 million private warrants are voluntarily exercised for cash, additional cash proceeds of up to $66 million may be received in April 2021.

(e)	During March 2021, 1,716,666 restricted earnout shares were fully vested, as the market condition for vesting was fully satisfied as a result of the Company’s stock price and trading activity.

Independent Auditor’s Report

To the Board of Directors and Stockholders of Homeowners of America Holding Corporation Irving, Texas

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Homeowners of America Holding Corporation and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the December 31, 2020 and 2019 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Homeowners of America Holding Corporation and Subsidiaries as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Accounting principles generally accepted in the United States of America require that the loss and allocated loss adjustment expenses development data included as part of Note 5 be presented to supplement the basic consolidated financial statements. Such information, although not a part of the basic consolidated financial statements, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic consolidated financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management's responses to our inquiries, the basic consolidated financial statements, and other knowledge we obtained during our audits of the basic consolidated financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

Addison, Texas

June 11, 2021

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Balance Sheets

As of December 31, 2020 and 2019

	2020	2019
Assets
Investments (Notes 1 and 3):
Fixed maturities available-for-sale, at fair value (amortized cost $38,949,513 as of December 31, 2020 and $19,950,113 as of December 31, 2019)	$40,039,273	$20,343,140
Restricted fixed maturities available-for-sale, at fair value (amortized cost $1,080,415 as of December 31, 2020 and $1,078,576 as of December 31, 2019)	1,098,295	1,078,232
Short-term investments, at fair value	7,201,744	7,943,222
Long-term investments	13,052,643	13,347,826
Restricted certificates of deposit	2,335,703	2,335,703
Total fixed maturity, short-term and long-term investments	63,727,658	45,048,123

Cash and cash equivalents	23,855,019	15,794,011
Restricted cash equivalents	313,817	312,568
Accrued investment income	262,633	237,279
Due and deferred premiums	8,225,387	7,777,145
Reinsurance balance due	154,351,811	123,548,385
Property, equipment and software, net	2,400,937	2,484,912
Deferred policy acquisition costs	2,991,959	2,126,293
Prepaid expenses and other	2,502,689	1,558,067
Deferred tax assets, net	1,741,549	1,493,093
Total assets	$260,373,459	$200,379,876

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Balance Sheets (Continued)

As of December 31, 2020 and 2019

	2020	2019
Liabilities and Stockholders’ Equity
Losses and loss adjustment expense reserves	$34,114,346	$27,166,371
Advance premiums	3,015,832	2,268,388
Ceded reinsurance premiums payable	14,456,104	11,785,145
Unearned premiums	129,980,412	102,985,165
Unearned ceding commissions	10,843,495	8,812,940
Commissions payable, reinsurers and agents	7,290,073	4,942,149
General and other accrued expenses payable	4,449,469	8,273,128
Line of credit	3,940,776	2,750,000
Funds held under reinsurance treaty	14,504,546	99,640
Federal income tax payable	124,879	162,234
Taxes, licenses and other fees payable	2,439,202	1,706,754
Total liabilities	225,159,134	170,951,914

Stockholders’ equity:
Common stock, $.0001 par value per share; 40,000,000 shares authorized, 18,483,684 shares issued and 10,717,518 outstanding as of December 31, 2020 and 18,483,684 shares issued and 10,702,518 outstanding as of December 31, 2019	1,071	1,070
Treasury stock, $.0001par value per share; 7,766,166 common shares as of December 31,2020 and 7,781,166 common shares as of December 31, 2019	(777)	(778)
Additional paid-in capital	1,954,786	1,881,864
Accumulated other comprehensive income	888,534	405,238
Retained earnings	32,370,711	27,140,568
Total stockholders’ equity	35,214,325	29,427,962
Total liabilities and stockholders’ equity	$260,373,459	$200,379,876

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Income

For the Years Ended December 31, 2020 and 2019

	2020	2019
Revenues:
Premiums earned	$212,557,602	$172,732,104
Premiums ceded	(200,794,930)	(162,706,299)

Net premiums earned	11,762,672	10,025,805
Policy fees	16,244,916	12,911,173
Ceding commissions and reinsurance profit share	6,664,500	6,511,378
Loss adjustment and other fee income	7,364,003	5,470,393
Investment income, net of investment expenses	1,086,798	1,203,502
Net realized (loss) gain on investments	(28,935)	37,990
Total revenues	43,093,954	36,160,241

Expenses:
Losses and loss adjustment expenses	12,563,955	8,744,089
Policy acquisition and other underwriting expenses	6,186,532	4,498,444
General and administrative expenses	17,556,307	12,653,328
Total expenses	36,306,794	25,895,861
Net income before income tax expense	6,787,160	10,264,380

Income tax expense (benefit) (Note 7):
Current	2,041,665	2,034,762
Deferred	(484,649)	238,573
Total income tax expense	1,557,016	2,273,335
Net income	$5,230,144	$7,991,045

Basic earnings per common share	$0.49	$0.75
Diluted earnings per common share	$0.42	$0.65
Cash dividend declared per common share	$-	$-

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Comprehensive Income
For the Years Ended December 31, 2020 and 2019

	2020	2019
Net income	$5,230,144	$7,991,045
Other comprehensive income:
Current period change in net unrealized gain (loss), net of tax (expense) benefit of ($137,660) and ($125,456)	517,862	471,954
Amount reclassified from accumulated comprehensive income, net of tax (benefit) expense of ($9,188) and $4,398	(34,566)	16,543
Total other comprehensive income, net of income tax	483,296	488,497
Comprehensive income	$5,713,440	$8,479,542

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2020 and 2019

		Common		Treasury	Additional	Accumulated other		Total
	Common	Stock	Treasury	Stock	Paid-in	Comprehensive	Retained	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Income, net of tax	Earnings	Equity
Balance at December 31, 2018	10,525,988	$1,052	7,791,166	$(779)	$1,610,223	$(83,259)	$19,149,523	$20,676,760

Net income	-	-	-	-	-	-	7,991,045	7,991,045
Total other comprehensive income, net of income tax	-	-	-	-	-	488,497	-	488,497
Stock options exercised	90,000	9	-	1	69,990	-	-	70,000
Common stock issued	88,530	9	(12,000)	-	176,859	-	-	176,868
Repurchase of common stock	(2,000)	-	2,000	-	(4,260)	-	-	(4,260)
Stock based compensation	-	-	-	-	29,052	-	-	29,052

Balance at December 31, 2019	10,702,518	$1,070	7,781,166	$(778)	$1,881,864	$405,238	$27,140,568	$29,427,962

Net income	-	-	-	-	-	-	5,230,143	5,230,143
Total other comprehensive loss, net of income tax	-	-	-	-	-	483,296	-	483,296
Stock options exercised	-	-	-	-	-	-	-	-
Common stock issued	16,000	1	(16,000)	1	46,959	-	-	46,961
Repurchase of common stock	(1,000)	-	1,000	-	(2,868)	-	-	(2,868)
Stock based compensation	-	-	-	-	28,831	-	-	28,831

Balance at December 31, 2020	10,717,518	$1,071	7,766,166	$(777)	$1,954,786	$888,534	$32,370,711	$35,214,325

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities
Net income	$5,230,144	$7,991,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	642,696	244,824
Accounting charge related to stock-based compensation expense	28,831	29,052
Common stock compensation for management services	-	150,000
Employee compensation stock issuance expense	46,960	26,868
Amortization of premium/accretion of discount, net	126,972	(24,206)
Net realized (gains) losses on investments	28,961	(37,990)
Deferred tax assets	(484,649)	238,573
(Increase) decrease in:
Accrued investment income	(25,354)	(59,454)
Due and deferred premium	(448,242)	(1,109,603)
Reinsurance balance due	(30,803,426)	(22,284,380)
Deferred policy acquisition costs	(865,666)	(282,034)
Prepaid expenses and other	(944,622)	7,263
Increase (decrease) in:
Losses and loss adjustment expense reserves	6,947,975	6,207,010
Advance premiums	747,444	(391,143)
Ceded reinsurance premiums payable	2,670,959	2,957,873
Unearned premiums	26,995,247	18,242,934
Unearned ceding commissions	2,030,555	964,977
Commissions payable, reinsurance and agents	2,347,924	(983,278)
General and other accrued expenses payable	(3,823,659)	726,783
Funds held under reinsurance treaty	14,404,906	(65,731)
Federal income tax payable	(37,355)	107,697
Taxes, licenses and other fees payable	732,448	574,141
Cash provided by operating activities	25,549,049	13,231,221

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2020 and 2019 (Continued)

	2020	2019
Cash used by investing activities:
Purchase of long term certificates of deposit	(9,236,479)	(12,666,707)
Purchase of short-term investments	(2,306,873)	(5,230,750)
Maturities, sales of long-term investments	4,362,466	1,230,245
Maturities, sales of short-term investments	7,944,000	14,211,000
Purchases of fixed-maturity securities, available for sale	(25,760,409)	(11,869,111)
Calls, sales, maturity of fixed maturity securities, available for sale	6,881,316	2,309,283
Additions to furniture, equipment and software	(558,721)	(1,957,979)
Cash used by investing activities	(18,674,700)	(13,974,019)

Cash provided (used) by financing activities:
Proceeds from stock options exercised	-	70,000
Payments for treasury stock repurchased	(2,868)	(4,260)
Net borrowings under line-of-credit agreement	1,190,776	2,750,000
Cash provided by financing activities	1,187,908	2,815,740

Net increase (decrease) in cash	8,062,257	2,072,942
Cash, cash equivalents, and restricted cash equivalents at beginning of year	16,106,579	14,033,637
Cash, cash equivalents, and restricted cash equivalents at end of year	$24,168,836	$16,106,579

Supplemental disclosure of cash flow information:
Cash paid during the year for income tax	$1,930,000	$1,750,000
Cash paid during the year for interest	$62,814	$9,479

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies

Homeowners of America Holding Corporation (“HAHC”) is an insurance holding company established to hold insurance entities for the purpose of marketing personal lines insurance products on a national basis. HAHC owns 100% of Homeowners of America Insurance Company (“HAIC”). HAIC is domiciled in Texas, licensed in multiple states and is authorized to write various forms of homeowners and auto insurance. Coverage is concentrated in Texas. HAHC also owns 100% of Homeowners of America MGA, Inc. (“HAMGA”), a Texas Corporation, formed to provide marketing and claims administration services. HAHC, along with its subsidiaries HAIC and HAMGA, are collectively referred to as (“the Company”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Homeowners of America Holding Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid short-term investments, with original maturities of three months or less. The amount is carried at cost, which approximates fair value. At December 31, 2020 and 2019, cash and cash equivalents consist of cash on deposit with financial institutions, as well as money market mutual funds.

General and other accrued expenses payable as of December 31, 2020 and December 31, 2019, include $0.6 million and $6.3 million, respectively, of both claim and general operating expense checks issued in excess of cash book balances, not yet presented for payment.

Investments

The Company’s investments are comprised of short-term, restricted, long-term investments and fixed-maturity securities classified as available-for-sale as of December 31, 2020 and 2019. Restricted investments and long-term investments are described below. Short-term investments include certificates of deposit and U.S. Treasury notes. Short-term certificates of deposit have original maturities greater than three months and maturities of one year or less. Due to the short-term nature of the certificate of deposits, significant changes in prevailing interest rates and economic conditions should not adversely affect the timing and amount of cash flows on such investments or their related values. Accordingly, short-term certificates of deposit are carried at fair value. Short-term U.S. Treasury notes have remaining maturities of less than one year from acquisition date and are carried at fair value. Fixed-maturity securities are classified as available-for-sale when it is not management’s intent to make profits by buying and selling the securities within a short period of time or when it is not management’s intent to hold the securities to maturity.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Fixed-maturity securities classified as available-for-sale are carried at fair value. The unrealized holding gains and losses, net of applicable deferred income taxes, are shown as a separate component of stockholders’ equity as a part of Accumulated Other Comprehensive Income (loss) (“AOCI”) and, as such, are not included in the determination of net income (loss).

The Company has restricted cash and investments pledged to the Department of Insurance in certain states as a condition of its Certificate of Authority for the purpose of meeting obligations to policyholders and creditors. Restricted assets are shown separately in the accompanying consolidated balance sheets as “Restricted cash equivalents” which include money market accounts and “Restricted certificates of deposits.” “Restricted fixed-maturity securities, classified as available-for-sale” are shown separately in the accompanying consolidated balance sheets, include U.S. Treasury Notes, and are recorded at fair value. With the approval of the Departments of Insurance, the Company may exchange the investments with other funds or investments.

The following table provides the Company’s restricted cash, cash equivalents and certificates of deposit as of December 31:

Restricted cash equivalents and investments:	2020	2019
Certificates of deposit	$2,335,703	$2,335,703
Money market	313,817	312,568
U.S. treasury notes	1,098,295	1,078,232
	$3,747,815	$3,726,503

As of December 31, 2020, and December 31, 2019, the Company’s investments also include certificates of deposit that mature more than one year after the balance sheet date and are reflected on the consolidated balance sheets as long-term investments. These investments are carried at fair value. Cost approximates fair value based on the rates currently offered for deposits of similar remaining maturities.

The Company’s fixed-maturity securities classified as available-for-sale are “marked to market” as of the end of each calendar quarter. As of that date, unrealized gains and losses are recorded to AOCI, except where such securities are deemed to be other-than-temporarily impaired. Where applicable, the Company assesses investments of an issuer currently carrying a net unrealized loss.

If in management’s judgment, the decline in value is other than temporary, the cost of the investment is written down to fair value with a corresponding charge to earnings. Factors considered in determining whether an impairment exists include financial condition, business prospects and creditworthiness of the issuer, the length of time and magnitude that the asset value has been less than cost, and the ability and intent to hold such investments until the fair value recovers.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Mortgage-Backed Securities

Mortgage-backed securities are stated at fair market value. Significant changes in estimated cash flow are accounted for using the prospective method. Principal prepayments affect the cash flow pattern and yield of mortgage-backed securities. The amortization of discounts and premiums takes into consideration actual and future estimated principal prepayments. The Company utilizes estimated prepayment speed information obtained from published sources. The effects on the yield of a security from changes in principal prepayments are recognized prospectively. The degree to which a security is susceptible to yield adjustments is influenced by the difference between its carrying value and par, the relative sensitivity of the underlying mortgages backing the assets to prepayment in a changing interest rate environment, and the repayment priority for structured securities such as collateralized mortgage obligations.

Comprehensive Income

FASB ASC Topic 220 - Comprehensive Income, requires that recognized revenues, expenses, gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, these items, along with net income (loss), are components of comprehensive income. The Company characterizes its fixed income portfolio as available-for-sale securities when it is not management’s intent to make profits by buying and selling the securities within a short period of time or when it is not management’s intent to hold the securities to maturity, with appropriate adjustments to other comprehensive income. For the years ended December 31, 2020 and 2019, the Company recorded $517,862 and $471,954 of unrealized gains on available-for-sale securities in other comprehensive income, respectively.

Recognition of Premium Revenues

Premiums are recognized as revenue on a daily pro rata basis over the policy term. The portion of premiums related to the unexpired term of policies in force as of the end of the measurement period and to be earned over the remaining term of those polices, is deferred and reported as unearned premiums.

Ceding Commissions and Reinsurance Profit Share

Ceding commissions represent acquisition costs associated with insurance risk ceded to reinsurers and is earned on a pro-rata basis over the life of the associated policy. Reinsurance profit share is additional ceding commissions payable to the Company based upon attaining specified loss ratios within individual treaty years. Reinsurance profit share income is recognized when earned, which includes adjustments to earned reinsurance profit share based on changes in incurred losses.

Policy Fees

Policy fee income is collected by HAMGA, and includes application fees, which are intended to offset the costs incurred in establishing the insurance. Policy fees on policies where premium is traditionally paid in full upon inception of the policy are recognized when written.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Loss Adjustment and Other Fee Income

Loss adjustment and other fee income is recognized as income when collected. Loss adjustment fee income for the year ended December 31, 2020 and 2019, was in excess of 5% of total revenue on the consolidated statement of operations.

Property, Equipment and Software

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. The cost and related accumulated depreciation of assets sold or disposed are removed from the accounts and the resulting gain or loss is included in the consolidated statements of operations (See Note 10). Maintenance and repairs are expensed as incurred.

Software installation and development is stated at cost, net of accumulated amortization. Amortization is calculated on a straight-line basis method over three to five years.

Impairment of Long-Lived Assets

Long-lived assets, such as property, equipment and software, are reviewed for impairment whenever business events or circumstances could lead to or indicate that the value of the asset may not be recoverable. The assessment of possible impairment is based on whether the carrying amount of the assets exceeds its fair value. The Company uses estimates of undiscounted future cash flows in determining the recoverability of long-lived assets. As of December 31, 2020 and 2019, no impairment has been recorded.

Deferred Policy and Acquisition Costs

Deferred policy acquisitions costs (“DAC”) as of December 31, 2020 and 2019, consist of commissions, premium taxes and policy underwriting and production expenses which are incurred through and vary directly with, the level of production of new and renewal insurance business and are amortized over the terms of the policies to which they relate. The method used in calculating DAC limits the amount of the deferred cost to their estimated realizable value, which gives effect to allocating their expense along with other period costs associated with the insurance business, in relation to the amount of gross premium earned on policies to which they relate and investment income. DAC is reviewed to determine if it is recoverable from future income, including investment income. The amount of DAC considered recoverable could be reduced in the near term if management’s estimates of future premium and investment income is reduced which could impair the Company’s ability to recover these costs. Due to the short-term nature of the policies in force, recoverability has not been an issue.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Reclassifications

In the December 31, 2020 financial statements, certain unearned ceding commissions previously presented as liabilities have been reflected as a reduction of the asset for deferred acquisition costs, to the extent they represent recoveries of deferred acquisition costs. These amounts have been reclassified in the 2019 financial statements to conform to the current presentation. There could be other 2019 amounts previously recorded that have been reclassified to conform with the 2020 presentation. These reclassifications have no impact on previously reported shareholders equity or net income.

Reserve for Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses (“LAE”) is an estimate of the amounts required to cover known incurred losses and LAE, developed through the review and assessment of loss reports, along with the development of known claims.

In addition, loss and loss adjustment expense reserves include management’s estimate of an amount for losses incurred but not reported (“IBNR”), determined from reviewing overall loss reporting patterns as well as the loss development cycles of individual claim cases. Such liabilities are necessarily based on estimates and while management believes that the amount is adequate, the ultimate liability may be more or less than the amounts provided. The approach and methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in current earnings.

Due and Deferred Premiums

Due and deferred premiums consist of uncollateralized premiums and agents’ balances in the course of collection as well as premiums booked but not yet due.

Reinsurance

In the normal course of business, the Company seeks to reduce the overall exposure to losses that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk with other insurance enterprises or reinsurers. The Company uses only quality, financially rated reinsurers and continually monitors the financial ratings of these companies through its brokers. The amount and type of reinsurance purchased each year is based on management’s analysis of liquidity and its estimate of its probable maximum loss and the conditions within the reinsurance market. The Company continually monitors its risk exposure through the use of the AIR modeling system and other modeling tools provided by its reinsurance brokers. Reinsurance premiums, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums paid for reinsurance are reported as reductions of earned premium income.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Guaranty Fund, Texas FAIR Plan, TWIA Assessments

All property and casualty insurers doing business in the State of Texas are required, when assessed, to make payments to the Texas Guaranty Fund. The assessment is allowed as a credit for premium tax offset over five to ten years using straight-line amortization. The following Guaranty Funds may also levy similar assessments: 1) Arizona Property and Casualty Insurance Guaranty Fund, 2) Georgia Insurers Insolvency Pool, 3) South Carolina Property and Casualty Insurance Guaranty Association, and 4) Virginia Property and Casualty Insurance Guaranty Association. There were no assessments paid for the years ended December 31, 2020 and 2019.

On March 27, 2018, HAIC was notified by the Texas Fair Plan Association (“TFPA”) of assessment for the years 2016 and 2017. This assessment was required in order to eliminate the large deficits in TFPA due primarily from Hurricane related claims. The total assessment to HAIC was $710,590 which will be recouped over three years from policy surcharge fees based on Bulletin No. B-0002-18A issued by the Texas Department of Insurance. The remaining asset not recouped as of December 31, 2020 and 2019, was $-0- and $287,512, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss carryforwards, and liabilities are measured using enacted tax rates over the period they are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In assessing the realizable value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Uncertain Tax Positions

The Company recognizes uncertain tax positions in the consolidated financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns, and that its accruals for tax liabilities are adequate for all open tax years based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter. At December 31, 2020, the Company’s tax years from 2017 through 2020 remain subject to examination.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s primary areas of estimate are for liabilities for unpaid losses and loss adjustment expenses, deferred policy acquisition costs, deferred tax asset valuation, and reinsurance. Actual results could differ significantly from those estimates.

Fair Value of Cash, Cash Equivalents, Short-term Investments and Long-term Investments

The Company’s long-term investments are carried at their fair value as of December 31, 2020 and 2019. The carrying value for the Company’s cash and cash equivalents and short-term investments approximate fair values as of December 31, 2020 and 2019, due to their short-term nature. Fair value for securities are based on the framework for measuring fair value established by FASB ASC Topic 820, Fair Value Measurement.

Fair Value of Fixed-Maturity Securities held as Available-for-Sale

The Company’s fixed-maturity securities held as available-for-sale are carried at fair value as of December 31, 2020 and 2019. Fair value for securities are based on the framework for measuring fair value established by FASB ASC Topic 820, Fair Value Measurement.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of FASB ASC Topic 718 – Compensation – Stock Compensation, which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values. In accordance with FASB ASC Topic 718, the Company recognizes stock-based compensation, if any, in the consolidated statements of operations on a straight-line basis over the vesting period of the stock award. For those stock awards vesting 100% at the issue date, the Company recognizes stock-based compensation immediately.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Earnings Per Share

Basic earnings per share of common stock is computed by dividing net income or loss, less cumulative preferred stock dividends for the period whether or not earned or paid, by the weighted-average number of common shares during the period.

Diluted earnings per share of common stock is computed by dividing net income or loss attributable to common stockholders, adjusted for the effect of potentially dilutive securities, by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include convertible notes payable, outstanding convertible preferred stock and common stock options.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12 Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes. The Board issued this update as part of its Simplification Initiative to improve areas of GAAP and reduce cost and complexity while maintaining usefulness. ASU 2019-12 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. The ASU has not yet been adopted; however, it is not expected to have a material impact on the Company’s consolidated financial statements.

In October 2020, the FASB issued ASC Update No. 2020-08, Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable Fees and Other Costs. This guidance clarifies, for each reporting period that an entity should reevaluate whether a callable debt security with multiple call dates is required to amortize any premium to the next call date. The updated guidance is effective for annual and interim periods beginning after December 15, 2020 and should be applied on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. The Company does not expect the adoption of ASC Update No. 2020-08 to have a material impact on its financial position or results of operations.

In August 2018, the FASB issued Accounting Standards Update 2018-15 (“ASU 2018-15”), Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. ASU 2018-15 amends ASC 350 to include requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license. The effective date of ASU 2018-15 is for interim and annual reporting periods beginning after December 15, 2019. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

In August 2018, the FASB issued Accounting Standards Update No. 2018-13 (“ASU 2018-13”), Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 clarifies the fair value measurement disclosure requirements of ASC 820 by adding, eliminating, and modifying disclosures. The effective date of ASU 2018-13 is for interim and annual reporting periods beginning after December 15, 2019. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

In July 2018, the FASB issued Accounting Standards Update 2018-10 (“ASU 2018-10”), Codification Improvements to Topic 842, Leases and Accounting Standards Update 2018-11 (“ASU 2018-11”), Leases (Topic 842) Targeted Improvements. ASU 2018-10 makes narrow-scope amendments to certain aspects of the new leasing standard while ASU 2018-11 provides relief from costs of implementing certain aspects of the new leasing standard. The new guidance will also require new qualitative and quantitative disclosures. These standards append Accounting Standards Update No. 2016-02 (“ASU 2016-02”), Leases (Topic 842), which was issued in February 2016, and introduced new guidance that requires a lessee to recognize assets and liabilities for leases with lease terms of more than 12 months. Leases would be classified as finance or operating leases and both types of leases will be recognized on the balance sheet. The effective date of ASU 2016-02 is for interim and annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact that adoption will have on the consolidated balance sheets, statements of operations, and statements of cash flows and expects that the adoption of the ASU will increase assets and liabilities related to the Company’s operating leases on the consolidated balance sheets.

In July 2018, the FASB issued Accounting Standards Update No. 2018-09 (“ASU 2018-09”), Codification Improvements. This update facilitates technical corrections, clarifications and other minor improvements and should eliminate the need for periodic agenda requests for narrow and incremental items. The FASB does not expect these changes to have a significant administrative cost to most entities. Some of the amendments in this ASU do not require transition guidance and were effective upon issuance. However, many of the amendments do have transition guidance effective for the Company for annual periods beginning after December 15, 2018. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

On February 14, 2018, the FASB issued Accounting Standards Update No. 2018-02 (“ASU 2018-02”), Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 provides guidance on adjusting the impact of “stranded tax effects” in AOCI due to the U.S. federal government enacting H.R. 1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Act”) on December 22, 2017 (see Notes 1 and 7). Prior to ASU 2018-02, the tax effect of unrealized gains and losses were valued at 34% and included in AOCI. When the Act was signed into law December 22, 2017, it required companies to re-value the tax effect of all unrealized gains and losses using the new federal statutory rate of 21% with the resulting change recorded in the current income tax provision thus creating a “stranded tax effect”. ASU 2018-02 is effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years, early adoption is permitted. The standard allows companies to make a one-time reclassification from AOCI to retained earnings for the stranded tax effects previously noted and requires certain other disclosures. The adoption of ASU 2018-02 did not have a material impact on the consolidated balance sheets.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

On March 30, 2017, the FASB issued Accounting Standards Update No. 2017-08 (“ASU 2017-08”), Receivables-Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The new guidance shortens the amortization period for the premium on callable debt securities to the earliest call date. The amortization period for the discount on callable debt securities is not changed by the new guidance and continues to be amortized to maturity. The new guidance more closely aligns interest income recorded on debt securities held at a premium or a discount with the economics of the underlying instrument. The guidance is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the guidance in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

On November 17, 2016, the FASB issued Accounting Standards Update No. 2016-18 (“ASU 2016-18”), Statement of Cash Flows (Topic 230): Restricted Cash. The ASU requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents. ASU 2016-18 is effective for reporting periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019 for nonpublic business entities. The amendments should be applied using a retrospective transition method to each period presented. The adoption of ASU 2016-18 did not have a significant impact on the consolidated financial statements.

On August 26, 2016, the FASB issued Accounting Standards Update No. 2016-15 (“ASU 2016-15”), Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The ASU provides accounting guidance for eight specific cash flow issues.  FASB issued the standard to clarify areas where GAAP has been either unclear or lacking in specific guidance. ASU 2016-15 is effective for reporting periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019 for nonpublic business entities.   The adoption of ASU 2016-15 did not have a material impact on the consolidated financial statements.

On June 16, 2016, the FASB issued Accounting Standards Update No. 2016-13 (“ASU 2016-13”), Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 was issued to provide financial statement users with more useful information regarding the expected credit losses on financial instruments held as assets. Under current GAAP, financial statement recognition for credit losses on financial instruments was generally delayed until the loss was probable of occurring. The amendments of ASU 2016-13 eliminate this probable initial recognition threshold and instead reflect an entity’s current estimate of all expected credit losses. The amendments also broaden the information that an entity must consider in developing its expected credit loss estimates for those assets measured at amortized cost by using forecasted information instead of the current methodology, which only considered past events and current conditions.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Under ASU 2016-13, credit losses on available-for-sale debt securities will be measured in a manner similar to current GAAP, however, the amendments require that credit losses be presented as an allowance against the investment, rather than as a write-down. The amendments also allow the entity to record reversals of credit losses in current period net income, which is prohibited under current GAAP. The FASB has issued several updates on this ASU. The amendments in this update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for nonpublic business entities. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of ASU 2016-13 on its consolidated financial statements.

On January 5, 2016, the FASB issued Accounting Standards Update No. 2016-01 (“ASU 2016-01”), Financial Instruments - Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities. The amendment affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. ASU 2016-01 is effective for annual periods beginning after December 15, 2018 and for interim periods within fiscal years beginning after December 15, 2019 for nonpublic business entities. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

2.	Related Party Transactions

In August 2013, HAHC entered into an agreement or the “Advisory Agreement”, with Inter-Atlantic Advisors III, Ltd., or “Inter-Atlantic”, under which Inter-Atlantic agrees to perform certain management services for the Company. A number of the Company directors are among the beneficial owners of Inter-Atlantic. The Advisory Agreement has an initial term of six years, to be automatically renewed from year-to-year thereafter, unless terminated by either party upon 60 days’ notice prior to the termination of the initial or any renewal term.  For its services, the Company paid Inter-Atlantic an annual fee of $300,000, as well as, an annual grant of shares of our common stock with an aggregate fair market value of $150,000 at the time of grant, plus reimbursed Inter-Atlantic’s expenses incurred in connection with the performance of its service. The Advisory Agreement terminated on June 30, 2019, and the directors of HAHC that were affiliated with Inter-Atlantic Advisors began receiving a director’s fee in the amount of $85,000 per director, per year, beginning in the third quarter of 2019.

For the year ended December 31, 2020, the Company incurred director’s fee expense of $340,000.

For the year ended December 31, 2019, the Company incurred an expense of $495,000 (of which $150,000 is represented by the issuance of 76,530 shares of common stock) for services performed under the Advisory Agreement.

HAIC and HAMGA are related parties through common ownership. HAMGA functions as the primary producer and claims administrator for HAIC and substantial transactions occur between the entities that are eliminated through the consolidation process.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments

Investment income, net of investment expenses for the years ended December 31, 2020 and 2019, consisted of the following:

	2020	2019
Bonds	$1,121,234	$916,023
Cash and cash equivalents	55,107	352,480
Gross investment income	1,176,341	1,268,503
Less-allocable expenses	(89,543)	(65,001)
Net investment income	$1,086,798	$1,203,502

For the years ended December 31, 2020 and 2019, there were $1,107,640 and $393,027, respectively, in unrealized gains on fixed-maturity securities held as available-for-sale. For the years ended December 31, 2020 and 2019, proceeds from sales of fixed-maturity securities held as available-for-sale amounted to $2,401,315 and $1,124,833, respectively. Gross realized gains and (losses) on sales of fixed-maturity securities held as available-for-sale securities amounted to $78,110 and ($77,082) for the year ended December 31, 2020, and $43,747 and ($5,784) for the year ended December 31, 2019.

For the year ended December 31, 2020, there were $83,912 of realized gains recognized and $112,847of realized losses recognized for the period. For the year ended December 31, 2019, there were $43,774 of realized gains recognized and $5,784 of realized losses recognized for the period. The intent is to hold to maturity certificates of deposit, which are carried at fair value.

The following table provides the Company’s restricted investment holdings by type of financial instruments that were used to estimate the fair value disclosures for financial instruments:

	December 31, 2020		December 31, 2019
Financial Assets:	Cost/ Amortized Cost	Fair Value / Carrying Value	Cost/ Amortized Cost	Fair Value / Carrying Value
Restricted certificates of deposit	$2,335,075	$2,335,703	$2,335,216	$2,335,703
Restricted money markets	313,817	313,817	312,568	312,568
Restricted fixed-maturity securities	1,080,415	1,098,295	1,078,576	1,078,232
	$3,729,307	$3,747,815	$3,726,360	$3,726,503

	December 31, 2020		December 31, 2019
	Range of Maturities	Interest Rates	Range of Maturities	Interest Rates
Restricted certificates of deposit	Less than 1 year	1.50% - 1.60%	Less than 1 year	-
Restricted certificates of deposit	More than 1 year	2.00% - 2.90%	More than 1 year	1.00% - 2.90%

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments (Continued)

The following table provides the amortized cost, market value and unrealized gains and (losses) of Company’s debt securities:

	December 31, 2020
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. treasury - held as restricted	$1,080,415	$32,203	$(14,323)	$1,098,295
Industrial and miscellaneous	29,346,268	461,535	(6,213)	29,801,590
Obligations of states and municipalities	648,971	18,561	-	667,532
U.S. government obligations	8,373,244	16,523	(64)	8,389,703
Special revenue and assessment	3,972,744	159,936	(2,333)	4,130,347
Political subdivision	2,813,207	114,736	(10)	2,927,933
Residential mortgage-backed securities	6,320,354	94,141	(8,322)	6,406,173
Commercial mortgage-backed securities	5,950,349	220,422	(824)	6,169,947
Other loan-backed and structured securities	4,097,379	40,358	(1,599)	4,136,138
Total debt securities	$62,602,931	$1,158,415	$(33,688)	$63,727,658

	December 31, 2019
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. treasury - held as restricted	$1,078,576	$12,379	$(12,724)	$1,078,232
Industrial and miscellaneous	25,383,102	165,534	(1,887)	25,546,749
Obligations of states and municipalities	147,560	2,771	-	150,331
U.S. government obligations	3,512,912	22,012	-	3,534,924
Special revenue and assessment	2,501,259	72,365	(2,738)	2,570,886
Political subdivision	1,414,289	30,407	(6,445)	1,438,251
Residential mortgage-backed securities	5,047,656	39,631	(19,037)	5,068,250
Commercial mortgage-backed securities	3,543,718	94,604	(3,695)	3,634,627
Other loan-backed and structured securities	2,002,731	23,217	(75)	2,025,873
Total debt securities	$44,631,804	$462,920	$(46,601)	$45,048,123

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments (Continued)

The amortized cost and fair value of securities at December 31, 2020 and 2019, by contractual maturity, are shown in the following table. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	2020
Remaining Time to Maturity	Amortized Cost Basis	Fair Value
Due in one year or less	$9,595,684	$9,607,015
Due after one year through five years	23,573,871	23,928,232
Due after five years through ten years	10,921,312	11,276,072
Due after ten years	2,143,982	2,204,081
Residential mortgage-backed securities	6,320,354	6,406,173
Commercial mortgage-backed securities	5,950,349	6,169,947
Other loan-backed and structured securities	4,097,379	4,136,138
Total	$62,602,931	$63,727,658

	2019
Remaining Time to Maturity	Amortized Cost Basis	Fair Value
Due in one year or less	$8,478,284	$8,503,393
Due after one year through five years	19,594,464	19,692,298
Due after five years through ten years	4,994,531	5,112,851
Due after ten years	970,420	1,010,832
Residential mortgage-backed securities	5,047,656	5,068,250
Commercial mortgage-backed securities	3,543,718	3,634,627
Other loan-backed and structured securities	2,002,731	2,025,873
Total	$44,631,804	$45,048,123

Other-than-temporary Impairment (“OTTI”)

The Company regularly reviews its individual investment securities for OTTI.  The Company considers various factors in determining whether each individual security is other-than-temporarily impaired, including:

▪	the financial condition and near-term prospects of the issuer, including any specific events that may affect its operations or earnings;

▪	the length of time and the extent to which the market value of the security has been below its cost or amortized cost;

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments (Continued)

▪	general market conditions and industry or sector specific factors;

▪	nonpayment by the issuer of its contractually obligated interest and principal payments; and

▪	the Company’s intent and ability to hold the investment for a period of time sufficient to allow for the recovery of costs.

Securities with gross unrealized loss positions at December 31, 2020, and December 31, 2019, aggregated by investment category and length of time the individual securities have been in a continuous loss position, are as follows:

	Less Than Twelve Months		Twelve Months or Greater		Total
	Gross	Estimated	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
As of December 31, 2020	Loss	Value	Loss	Value	Loss	Value
U.S. treasury - held as restricted	$-	$-	$(14,323)	$673,458	$(14,323)	$673,458
Industrial and miscellaneous	(6,213)	809,599	-	-	(6,213)	809,599
U.S. government obligations	(64)	975,955			(64)	975,955
Special revenue and assessment	(2,333)	837,315	-	-	(2,333)	837,315
Political subdivision	-	-	(10)	18,526	(10)	18,526
Residential mortgage-backed securities	(6,113)	1,031,074	(2,210)	350,978	(8,323)	1,382,052
Commercial mortgage-backed securities	(666)	892,322	(157)	97,265	(823)	989,587
Other loan-backed and structured securities	(1,599)	1,568,061	-	-	(1,599)	1,568,061
Total securities	$(16,988)	$6,114,326	$(16,700)	$1,140,227	$(33,688)	$7,254,553

	Less Than Twelve Months		Twelve Months or Greater		Total
	Gross	Estimated	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
As of December 31, 2019	Loss	Value	Loss	Value	Loss	Value
U.S. treasury - held as restricted	$(580)	$156,929	$(12,143)	$516,529	$(12,724)	$673,458
Industrial and miscellaneous	(1,887)	597,816	-	-	(1,887)	597,816
Special revenue and assessment	(2,655)	382,286	(83)	64,522	(2,738)	446,807
Political subdivision	(4,812)	487,124	(1,633)	28,962	(6,445)	516,086
Residential mortgage-backed securities	(19,024)	2,846,815	(14)	56,756	(19,037)	2,903,571
Commercial mortgage-backed securities	(3,211)	1,214,104	(485)	101,510	(3,695)	1,315,614
Other loan-backed and structured securities	-	-	(75)	138,348	(75)	138,348
Total securities	$(32,168)	$5,685,073	$(14,433)	$906,626	$(46,601)	$6,591,699

At December 31, 2020, there were 36 securities in an unrealized loss position. Of these securities, 8 securities had been in an unrealized loss position for 12 months or greater.

At December 31, 2019, there were 59 securities in an unrealized loss position. Of these securities, 6 securities had been in an unrealized loss position for 12 months or greater.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments (Continued)

The Company believes there were no fundamental issues such as credit losses or other factors with respect to any of its available-for-sale securities.  The unrealized losses on investments in fixed-maturity securities were caused primarily by interest rate changes.  It is expected that the securities would not be settled at a price less than par value of the investments.  Because the declines in fair value are attributable to changes in interest rates or market conditions and not credit quality, and because the Company has the ability and intent to hold its available-for-sale investments until a market price recovery or maturity, the Company does not consider any of its investments to be other-than-temporarily impaired at December 31, 2020 and 2019.

4.	Fair Value of Financial Instruments

The Company’s financial assets carried at fair value have been classified, for disclosure purposes, based on the hierarchy established within FASB ASC Topic 820-10 – Fair Value Measurement. When market prices are not available, fair value is generally estimated utilizing valuation techniques that vary by asset class and incorporate available trade, bid and other market information, when available. The acceptable valuation techniques include (a) market approach, which uses prices or relevant information derived from market transactions for identical or comparable assets or liabilities, (b) the income approach, which converts future amounts such as cash flows or earnings to a single present value amount based on current market expectations about those future amounts, and (c) the cost approach, which is based on the amount that currently would be required to replace the service capacity of an asset. In certain circumstances, these valuation techniques may involve some level of management estimation and judgment which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk premium inherent in a particular methodology, model or input used.

The fair value hierarchy is used to prioritize valuation inputs into three levels:

Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities. These inputs are considered to be the most reliable evidence of fair value.

Level 2 - quoted prices for similar assets in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the investment. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 - termed unobservable inputs which are utilized in situations where there is little or no market activity for the asset or liability at the measurement date. The approach typically involves a significant subjective management judgment toward the pricing of the security.

The Company’s short-term investments are comprised of certificates of deposit held at financial institutions which are measured at fair value on a recurring basis. A portion of the Company’s cash and cash equivalents include money market mutual fund accounts held at financial institutions which are measured at fair value on a recurring basis. Fixed-maturity securities held as available-for-sale are carried at fair value in the consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

4.	Fair Value of Financial Instruments (Continued)

The following tables provide information as of December 31, 2020 and 2019, about the Company’s financial assets measured at fair value on a recurring basis:

	Fair Value Hierarchy
As of December 31, 2020	Level 1	Level 2	Level 3	Total
Money market mutual funds	$13,124,626	$-	$-	$13,124,626
Restricted money market mutual funds	313,817	-	-	313,817
Debt securities:
US Treasury - held as restricted	1,098,295	-	-	1,098,295
Industrial and miscellaneous	-	29,801,590	-	29,801,590
Obligations of states and municipalities	-	667,532	-	667,532
U.S. government obligations	8,389,703	-	-	8,389,703
Special revenue and assessment	-	4,130,347	-	4,130,347
Political subdivisions	-	2,927,933	-	2,927,933
Residential mortgage-backed securities	-	6,406,173	-	6,406,173
Commercial mortgage-backed securities	-	6,169,947	-	6,169,947
Other loan-backed and structured securities	-	4,136,138	-	4,136,138
Total	$22,926,441	$54,239,660	$-	$77,166,101

	Fair Value Hierarchy
As of December 31, 2019	Level 1	Level 2	Level 3	Total
Money market mutual funds	$12,873,368	$-	$-	$12,873,368
Restricted money market mutual funds	312,568	-	-	312,568
Debt securities:
US Treasury - held as restricted	1,078,232	-	-	1,078,232
Industrial and miscellaneous	-	25,546,749	-	25,546,749
Obligations of states and municipalities	-	150,331	-	150,331
U.S. government obligations	3,534,924	-	-	3,534,924
Special revenue and assessment	-	2,570,886	-	2,570,886
Political subdivisions	-	1,438,251	-	1,438,251
Residential mortgage-backed securities	-	5,068,250	-	5,068,250
Commercial mortgage-backed securities	-	3,634,627	-	3,634,627
Other loan-backed and structured securities	-	2,025,873	-	2,025,873
Total	$17,799,092	$40,434,967	$-	$58,234,059

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

4.	Fair Value of Financial Instruments (Continued)

The following methods and assumptions were used to estimate the fair value disclosures for financial instruments:

Money market mutual funds are valued at the closing price reported by the fund sponsor from an actively traded exchange. As the funds are generally maintained at a net asset value which does not fluctuate, cost approximates fair value. These are included as a Level 1 measurement in the table above. The fair values for available-for-sale fixed-maturity securities are based upon prices provided by an independent pricing service. The Company has reviewed these prices for reasonableness and has not adjusted any prices received from the independent provider. Level 2 securities represent assets whose fair value is determined using observable market information such as previous day trade prices, quotes from less active markets or quoted prices of securities with similar characteristics. There were no transfers between Level 1 and Level 2 during the year ended December 31, 2020 or 2019.

5.	Unpaid Losses and Loss Adjustment Expenses

Losses and loss adjustment expenses (LAE), less related reinsurance and deductibles, are charged to operations as incurred. Unpaid losses and LAE are based on claims adjusters’ estimates of the cost of settlement plus an estimate for IBNR losses based upon historical experience, industry loss experience, and management’s estimates. Loss reserves reflect Company management’s best estimate of the total cost of (i) claims that have been incurred but not yet paid, and (ii) claims that have been incurred, but not yet reported (IBNR). Loss reserves that are established by Company management are not an exact calculation of the liability, but rather loss reserves represent management’s best estimate for the Company’s liability based on the application of actuarial techniques and other projection methodology, taking into consideration other facts and circumstances known as of the balance sheet date. The process of setting reserves is complex and necessarily imprecise. The impact of both internal and external variables on ultimate loss and LAE costs is difficult to estimate. To arrive at its best estimate for losses, the Company uses damage estimating software developed and owned by acknowledged industry leader, Insurance Service Office. Reserve factors for IBNR are reviewed monthly by a Company employee who is an ACAS (Associate Casualty Actuarial Society) and MAAA (Member of American Academy of Actuaries). In addition, the appointed independent actuary, a Fellow in the Casualty Actuarial Society, attests to the adequacy of our unpaid claim reserve, including IBNR, at calendar year end. The Company had no significant changes in reserving assumptions or methodologies.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

5.            Unpaid Losses and Loss Adjustment Expenses (Continued)

Losses and Loss Adjustment Expenses

The following table provides the reconciliation of the beginning and ending reserve balances for losses and LAE, gross of reinsurance for December 31, 2020 and 2019:

	2020	2019
Reserve for losses and LAE, beginning of year	$27,166,371	$20,959,361
Reinsurance recoverables on losses and LAE	(24,768,466)	(18,323,866)
Reserve for losses and LAE, net of reinsurance recoverables at beginning of year	2,397,905	2,635,495

Add provision for claims and LAE occurring in:
Current year	12,663,981	9,666,454
Prior years	(100,026)	(922,365)

Net incurred losses and LAE during the current year	12,563,955	8,744,089

Deduct payments for claims and LAE occurring in:
Current year	9,750,380	7,407,754
Prior years	1,860,265	1,573,925

Net claim and LAE payments during the current year	11,610,645	8,981,679

Reserve for losses and LAE, net of reinsurance recoverables, at end of year	3,351,215	2,397,905

Reinsurance recoverables on losses and LAE	30,763,131	24,768,466

Losses and loss adjustment expenses at December 31	$34,114,346	$27,166,371

As a result of additional information on claims occurring in prior years becoming available to management, changes in estimates of provisions of claims and claim adjustment expenses were made resulting in a decrease of $100,026 for the year ended December 31, 2020, and a decrease of $922,365 for the year ended December 31, 2019.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

5.	Unpaid Losses and Loss Adjustment Expenses (Continued)

The Company adopted the provisions of ASU 2015-09 Disclosures about Short-Duration Contracts effective December 31, 2017. The liability for unpaid losses and loss adjustment expenses has been disaggregated along the Homeowner and tenant condo and Dwelling fire and all other lines. The incurred and paid losses by accident year information presented below for calendar years prior to 2017 for both homeowner and tenant condominium lines and dwelling fire and all other lines is required supplementary information and is unaudited.

The following unaudited supplementary information about incurred and paid losses by accident year tables are for homeowner and tenant condominium lines:

Homeowners and tenant condo insurance

($ in thousands)

	Incurred losses and allocated loss adjustment expenses,
	net of reinsurance, for the years ended December 31,								IBNR	Cumulative
Accident Year	2013	2014	2015	2016	2017	2018	2019	2020	reserves carried	number of reported claims
2013	2,068	2,099	2,157	2,102	2,084	2,083	2,081	2,081	-	3,388
2014		2,588	2,800	2,775	2,763	2,743	2,735	2,736	-	3,684
2015			4,369	3,742	3,724	3,710	3,708	3,709	-	6,021
2016				7,093	6,665	6,662	7,117	7,145	-	10,536
2017					7,289	6,298	5,876	5,739	4	13,053
2018						6,205	5,841	5,872	27	6,754
2019							8,484	8,418	96	9,032
2020								11,432	1,310	10,035
						Total		$47,132	$1,437

	Cumulative paid losses and allocated adjustment expenses, net of reinsurance, for the years ended December 31,
Accident Year	2013	2014	2015	2016	2017	2018	2019	2020
2013	1,633	1,965	2,060	2,081	2,079	2,080	2,081	2,081
2014		1,979	2,480	2,685	2,703	2,729	2,734	2,735
2015			2,976	3,543	3,637	3,649	3,708	3,709
2016				5,745	6,260	6,425	7,076	7,079
2017					5,478	6,218	6,185	5,958
2018						4,368	5,555	5,688
2019							6,470	8,112
2020								8,762
						Total		$44,124
All outstanding losses liabilities before 2013, net of reinsurance								-
Liability for losses and loss adjustment expenses, net of reinsurance								$3,008

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

5.	Unpaid Losses and Loss Adjustment Expenses (Continued)

The following unaudited supplementary information about incurred and paid losses by accident year tables are for dwelling fire and all other lines:

Dwelling fire and all other

($ in thousands)

	Incurred losses and allocated loss adjustment expenses,
	net of reinsurance, for the years ended December 31,								IBNR	Cumulative
Accident Year	2013	2014	2015	2016	2017	2018	2019	2020	reserves carried	number of reported claims
2013	458	508	494	485	483	483	483	483	-	553
2014		289	277	258	251	247	247	247	-	678
2015			611	525	510	508	505	505	-	1,197
2016				662	740	665	140	129	-	2,471
2017					1,233	1,046	1,099	1,098	-	2,479
2018						1,307	1,200	1,174	4	1,571
2019							1,182	1,260	16	1,580
2020								1,232	98	1,344
						Total		$6,128	$118

	Cumulative paid losses and allocated adjustment expenses, net of reinsurance, for the years ended December 31,
Accident Year	2013	2014	2015	2016	2017	2018	2019	2020
2013	343	443	478	482	483	483	483	483
2014		130	221	242	247	247	247	247
2015			329	497	503	505	505	505
2016				399	528	656	129	129
2017					948	1,035	1,057	1,071
2018						927	1,135	1,150
2019							935	1,212
2020								988
						Total		$5,785
All outstanding losses liabilities before 2013, net of reinsurance								-
Liability for losses and loss adjustment expenses, net of reinsurance								$343

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

5.	Unpaid Losses and Loss Adjustment Expenses (Continued)

The following table sets forth a reconciliation of the incurred and paid claims development tables to the liability for losses and loss adjustment expenses:

($ in thousands)

2020
Net outstanding liabilities
Homeowners and tenant condominium insurance	$3,008
Dwelling fire and other	343
Total net liability for unpaid losses and loss adjustment expenses	$3,351

The following is unaudited supplementary information about average historical claims duration as of December 31, 2020:

	Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance
Years	1	2	3	4	5	6	7	8
Homeowners and tenant condo insurance	79.3%	15.6%	3.1%	1.4%	0.6%	0.1%	0.0%	0.0%
Dwelling fire and all other	102.2%	34.1%	19.9%	-80.8%	0.1%	0.0%	0.0%	0.0%

The classification, dwelling fire and all other, includes active smaller lines of business written by the Company, as well as run off lines of business previously written by the Company. Certain reclassifications of prior year amounts have been made between homeowners, tenant condo, and dwelling fire.

6.	Stockholders’ Equity

Preferred Stock

As of December 31, 2020 and 2019, the Company has authorized 20,500,000 shares of preferred stock, convertible, 12.50 % cumulative, $0.0001 par value per share, none have been issued and none are outstanding.

Common Stock

As of December 31, 2020, the Company had 40,000,000 shares authorized and 18,483,684 shares issued and 10,717,518 shares outstanding of $0.0001 par value common stock. Holders of common stock are entitled to one (1) vote for each share of common stock held at all meetings of stockholders. However, for shareholders owning or controlling more than 9.9% of the total combined voting power of the Company’s common stock entitled to vote, the voting rights attached to such stock, will be reduced so that such person may not exercise and is not attributed more than 9.9% of the total combined voting power.

As of December 31, 2019, the Company had 40,000,000 shares authorized and 18,483,684 shares issued and 10,702,518 shares outstanding of $0.0001 par value common stock. Holders of common stock are entitled to one (1) vote for each share of common stock held at all meetings of stockholders.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

6.	Stockholders’ Equity (Continued)

However, for shareholders owning or controlling more than 9.9% of the total combined voting power of the Company’s common stock entitled to vote, the voting rights attached to such stock, will be reduced so that such person may not exercise and is not attributed more than 9.9% of the total combined voting power.

There were no common stock warrants issued or outstanding during the years ended December 31, 2020 and 2019.

Buyback of Shares

The following table summarizes the Company’s stock repurchase activity in fiscal 2020 and 2019:

Fiscal Year	Shares repurchased	Average repurchase price	Repurchase amount
2020	1,000	$2.87	$2,870
2019	2,000	$2.13	$4,260

7.	Income Taxes

The Company files a consolidated federal income tax return. Allocation of tax expense or refunds among the consolidated group is based on separate return calculations.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	2020	2019
Gross Deferred Tax Assets:
Loss reserve discount	$33,544	$23,900
Unearned premium reserve discount	782,006	567,644
Organization costs (net of amortization)	18,243	21,831
Unearned ceding commissions	6,884,208	5,540,690
Stock-based compensation	7,284	6,861
Capital loss carryover	-	-
Total deferred tax assets	7,725,285	6,160,926
Valuation allowance	-	-
Total adjusted deferred tax assets	$7,725,285	$6,160,926

Deferred Tax Liabilities:
Deferred policy acquisition costs	$5,235,386	$4,136,494
Property, equipment and software	504,197	521,787
Other	244,153	9,552
Total deferred tax liabilities	5,983,736	4,667,833
Net deferred tax assets	$1,741,549	$1,493,093

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

7.	Income Taxes (Continued)

As of December 31, 2020 and 2019, it was determined that no valuation allowance against deferred tax assets was considered necessary.

In assessing the realizability of deferred tax assets, management utilizes the criteria established under Accounting Standards Codification (ASC) 740 to annually evaluate the need for a deferred tax valuation allowance in order to determine whether it is more likely than not that some or all of the deferred tax assets will not be realized. Management considers the reversal of deferred tax liabilities and projected future taxable income in making this assessment. The results of operations during the years ended December 31, 2020, and 2019, continued growth in the Company’s insurance policy and premium base with a wider demographic and geographic spread, as well as changes in the Company’s reinsurance and catastrophe coverage were also considered important factors in assessing the realizability of deferred tax assets.

The total income tax provision incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference for 2020 and 2019 are as follows:

		Effective
2020	Tax Effect	Tax Rate
Income before taxes at statutory rate	$1,406,241	21.0%
Tax exempt interest	(8,463)	-0.13%
Meals and entertainment	5,497	0.08%
Other	62,967	0.94%
Total federal tax	$1,466,242	21.90%
Total state income tax	90,774
Total income tax	$1,557,016

		Effective
2019	Tax Effect	Tax Rate
Income before taxes at statutory rate	$2,141,603	21.0%
Tax exempt interest	(9,944)	-0.10%
Meals and entertainment	11,304	0.11%
Other	64,107	0.63%
Total federal tax	$2,207,070	21.64%
Total state income tax	66,265
Total income tax	$2,273,335

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

8.	Reinsurance

Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. The reinsurance agreements provide HAIC with increased capacity to write larger risks and maintain its exposure to loss within its capital resources. Ceded reinsurance contracts do not relieve HAIC from its obligations to policyholders. HAIC remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements.

To minimize its exposure to significant losses from reinsurer insolvencies, HAIC evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers.

2020 Program:

The Company’s third-party quota share reinsurance program is split into two separate placements to maximize coverage and cost efficiency.  The 2020 Coastal program, which covers the Company’s business in certain Texas coastal regions and the Houston metropolitan area as well as all business in South Carolina, is placed at 86.25% of subject property and casualty losses.  The 2020 Core program covers the remainder of the Company’s business and is placed at 90% of subject property losses and 65% of subject casualty losses.  Both programs are effective for the period January 1, 2020 through December 31, 2020, and are subject to certain limits, which vary by participating reinsurer, for single loss occurrences and/or aggregate losses.

Property catastrophe excess of loss treaties which were in effect through March 31, 2020, developed over three layers and limited the Company’s net retention to $1.0 million per loss occurrence. Effective April 1, 2020, the Company purchased property catastrophe excess of loss reinsurance from third party reinsurers which develops over 3 layers to provide coverage up to a net loss of $155 million, in excess of a maximum retained loss of $1.5 million per occurrence.  Effective from July 1, 2020 through December 31, 2020, the Company purchased additional property catastrophe reinsurance, extending the limit of coverage to $185 million.

The Company purchases property per risk reinsurance covering non-weather losses in excess of $500,000 per occurrence for all property coverage lines, to limit the Company’s net retained loss to $50,000 per covered event.  The Company also entered into a per risk casualty excess of loss reinsurance program providing coverage for the Company’s Core program in excess of $35,000 per subject event, and for the Coastal program in excess of $13,750 per subject event.  These contracts are subject to certain limits for single loss occurrences and/or aggregate losses and provide a certain number of free reinstatements during the treaty period, all of which varies by contract.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

8.	Reinsurance (Continued)

2019 Program:

The Company’s third-party quota share reinsurance program was split into two separate placements to maximize coverage and cost efficiency.  The 2019 Coastal program, which covered the Company’s business in certain Texas coastal regions and the Houston metropolitan area, was placed at 90% of subject property and casualty losses.  The 2019 Core program covered the remainder of the Company’s business and was placed at 90% of property losses and 73.5% of casualty losses.  Both programs were effective for the period January 1, 2019 through December 31, 2019, and were subject to certain limits, which varied by participating reinsurer, for single loss occurrences and/or aggregate losses.

Property catastrophe excess of loss treaties which were in effect through March 31, 2019, developed over three layers and limited the Company’s net retention to $1.0 million per loss occurrence. Effective April 1, 2019, the Company purchased property catastrophe excess of loss reinsurance from third party reinsurers which develops over 3 layers to provide coverage up to a net loss of $125 million, in excess of a maximum retained loss of $1.0 million per occurrence.  Effective from July 1, 2019, through December 31, 2019, the Company purchased additional property catastrophe reinsurance, extending the limit of coverage to $155 million.

The Company purchased property per risk reinsurance covering non-weather losses in excess of $500,000 per occurrence for all property coverage lines, to limit the Company’s net retained loss to $50,000 per covered event.  The Company also entered into a per risk casualty excess of loss reinsurance program providing coverage up to $400,000, in excess of $100,000 per event.  These contracts are subject to certain limits for single loss occurrences and/or aggregate losses and provide a certain number of free reinstatements during the treaty period, all of which varies by contract.

The effects of reinsurance on premiums written and earned were as follows, for the years ended December 31:

	2020		2019
	Written	Earned	Written	Earned
Direct premiums	$239,552,848	$212,557,602	$190,975,038	$172,732,104
Ceded premiums	(223,296,321)	(200,794,930)	(179,424,547)	(162,706,299)

Net Premiums	$16,256,527	$11,762,672	$11,550,491	$10,025,805

Included in direct written and earned premiums is Texas Fair Plan assessment recoupment in the amount of $397,692 and $327,559 for the years ended December 31, 2020 and 2019, respectively.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

8.	Reinsurance (Continued)

Following is a summary of the Company’s reinsurance balances under the above described reinsurance treaties as of December 31, 2020 and 2019:

	2020	2019
Ceded premiums payable	$13,924,990	$10,925,495
Ceded loss adjustment expenses	11,896,918	10,228,883
Ceded loss and loss adjustment expense reserve	30,763,131	24,768,466
Ceded unearned premium reserve	114,377,052	91,875,661
Ceded earned premiums	200,794,930	162,706,299

The following is a summary of the names of each of the Company’s significant reinsurers and the amount due from each for paid losses, LAE and unearned premium.

	2020			2019
	Paid Losses & LAE	Unearned Premium	Total Receivable	Paid Losses & LAE	Unearned Premium	Total Receivable
Munich Re	$1,456,478	$23,495,832	$24,952,311	$998,107	$19,096,470	$20,094,577
R+V Versicherung AG	1,684,844	23,002,136	24,686,980	869,828	13,211,122	14,080,950
Everest Reinsurance	1,204,317	14,645,332	15,849,649	971,763	12,694,191	13,665,954
Catlin Reinsurance	1,025,278	14,645,332	15,670,610	772,431	12,694,191	13,466,622
Qatar Reinsuance	742,970	10,251,732	10,994,702	812,897	13,608,802	14,421,699
Arch Reinsurance Co	419,787	8,060,098	8,479,885	128,744	3,658,445	3,787,189
Verto	447,341	6,581,256	7,028,597	391,721	6,838,567	7,230,288
China Re	203,743	3,398,957	3,602,700	100,845	2,218,196	2,319,041
Taiping	206,393	2,929,066	3,135,459	156,177	2,538,838	2,695,015
Pioneer Re	122,695	1,708,622	1,831,317	128,054	2,115,698	2,243,752
Korean Re	86,152	1,612,020	1,698,171	45,061	1,280,456	1,325,517
Third Point	83,398	1,612,020	1,695,417	31,909	914,611	946,520
Navigators	42,344	806,010	848,354	16,093	457,306	473,399
Waypoint	29,695	564,207	593,902	12,847	365,845	378,692
DEVK	24,783	483,606	508,389	6,382	182,922	189,304
Berkley Re	24,309	483,606	507,915	-	-	-
Lloyds Syndicates	127,833	-	127,833	273,815	-	273,815
Other non listed	18,969	94,697	113,666	8,530	-	8,530
New India	67,086	-	67,086	29,154	-	29,154
Aspen Insurance	33,080	2,523	35,603	30,990	-	30,990
Poseidon Re	4,394	-	4,394	1,731	-	1,731
American Standard Insurance Co	3,678	-	3,678	3,913	-	3,913
Allied World Assurance Co	3,584	-	3,584	4,892	-	4,892
XL Re Limited	3,543	-	3,543	3,913	-	3,913
National Union Fire	2,724	-	2,724	2,064	-	2,064
MS Amlin	2,156	-	2,156	2,935	-	2,935
Endurance Specialty	2,142	-	2,142	2,302	-	2,302
Hannover Re Ltd	2,110	-	2,110	1,957	-	1,957
Mapfre Reinsurance	1,793	-	1,793	2,446	-	2,446
Shelter Mutual Insurance Co	1,075	-	$1,075	1,467	-	1,467
Validus	670	-	670	1,810	-	1,810
Total	$8,079,362	$114,377,052	$122,456,414	$5,814,778	$91,875,660	$97,690,438

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

9.	Commitments and Contingencies

Operating Leases

The Company leases its corporate office space and certain office equipment under non-cancelable operating leases which expire at various dates through 2024.

On June 1, 2017, the Company entered into an office lease agreement with a term of 87 months. The lease agreement provides a renewal option, which may be exercised by the Company before the expiration date of the current lease term. The agreement also has an expansion option, which provides the Company with a one-time right of first refusal to lease any adjacent contiguous space. The lease costs are allocated in accordance with the Cost Sharing Agreement between HAIC, HAMGA, and HAHC.

Future minimum lease payments required under the non-cancelable operating leases for corporate office space are as follows for the years ending December 31:

2021	$373,463
2022	384,163
2023	394,863
2024	268,613
$1,421,102

Future minimum lease payments required under the non-cancelable operating leases for certain office equipment are as follows for the years ending December 31:

2021	$80,762
2022	80,762
2023	72,326
2024	27,427
$261,277

Rent expense under such leases in the year ended December 31, 2020, and December 31, 2019, was $356,438 and $278,006, respectively.

Litigation

The Company is the defendant in routine litigation involving matters that are incidental to the claims function of the Company’s insurance business for which estimated losses are included in unpaid loss and loss adjustment expense reserves in the Company’s consolidated financial statements. It is management’s opinion that these lawsuits are not material individually or in the aggregate to the Company’s financial position, results of operations, or cash flow.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

9.	Commitments and Contingencies (Continued)

Assessments

Periodically, assessments are levied on Texas domiciled insurance companies by the Guaranty Association of the State of Texas. Such assessments are made to cover the policyholder claims of insolvent insurers. HAIC, the Company’s subsidiary, is subject to such assessments.

Covid-19

The COVID-19 pandemic remains a rapidly evolving situation. The extent of the impact of COVID-19 on our business and financial results will depend on future developments, including the duration and spread of the outbreak within the markets in which we operate and the related impact on consumer confidence and spending, all of which are highly uncertain.

10.	Property, Equipment, and Software

Property, equipment, and software net of accumulated depreciation and amortization consist of the following as of December 31, 2020 and 2019, respectively:

	2020	2019	Useful Life
Computer equipment	$656,668	$556,584	3 years
Office equipment	113,951	20,541	5 years
Furniture and fixtures	476,423	341,587	5 years
Leasehold improvements	309,994	87,787	7 years
Software installation and development	3,397,187	3,389,003	3-5 years
Total, at cost	4,954,223	4,395,502
Less accumulated depreciation and amortization	(2,553,286)	(1,910,590)
Property and equipment, net	$2,400,937	$2,484,912

Depreciation and amortization expense for property, equipment and software totaled $642,696 and $244,825 for the years ended December 31, 2020 and 2019, respectively.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

11.	Concentration of Credit Risk

The Company has exposure and remains liable in the event of an insolvency of one of its primary reinsurers. Management and its reinsurance intermediary regularly assess the credit quality and ratings of its reinsurer base companies.

Financial instruments which potentially subject the Company to credit risk consist principally of cash, money market accounts on deposit with financial institutions, money market funds, certificates of deposit and fixed-maturity securities, as well as premium balance in the course of collection. At December 31, 2020, bank balances in excess of United States Federal Deposit Insurance Corporation insured limits were $18,703,158.

The concentration of credit risk with respect to premium balances in the course of collection is limited, due to the large number of insureds comprising the Company’s customer base. However, substantially all of the Company’s revenues are derived from customers in Texas, which could be adversely affected by economic conditions, an increase in competition, or other environmental changes.

12.	Deferred Policy Acquisition Costs

Total capitalized deferred policy acquisition costs as of December 31, 2020 and 2019, comprised of commissions, premium taxes and costs associated with underwriting and issuing policies were $2,991,959 and $2,126,293, respectively.

Changes in deferred policy acquisition costs for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Deferred policy acquisition charges, beginning of the period	$2,126,293	$1,844,259
Capitalized costs	5,761,094	3,935,746
Amortized costs	(4,895,428)	(3,653,712)
Deferred policy acquisition charges, end of the period	$2,991,959	$2,126,293

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

13.	Earnings Per Share

The following table represents the reconciliation of the Company’s basic earnings per common share and diluted earnings per common share computations reported on the consolidated statements of income for the year ended December 31, 2020 and 2019:

	Year Ended
	December 31,
	2020	2019
Basic earnings per common share
Net income	$5,230,144	$7,991,045

Weighted average common shares outstanding	10,709,540	10,666,435

Basic earnings per common share	$0.49	$0.75

	Year Ended
	December 31,
	2020	2019
Diluted earnings per common share
Net income	$5,230,144	$7,991,045

Weighted average common shares outstanding	10,709,540	10,666,435
Effect of diluted securities:
Stock options	1,842,809	1,722,437
Diluted common shares outstanding	12,552,349	12,388,872

Diluted earnings per common share	$0.42	$0.65

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

14.	Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provision of FASB ASC Topic 718 – Compensation – Stock Compensation.

Incentive Plans

The Company’s 2005 Management Incentive Plan (the “2005 Plan”) provides for granting of stock options to enable the Company to obtain and retain the services of selected persons, both employees and directors, considered to be essential to the long-range success of the Company. Under the 2005 Plan, options may be granted to purchase a total not to exceed 789,475 shares in the aggregate, made up of original issue shares, treasury share or a combination of the two. At December 31, 2020 and 2019, options to purchase 783,750 shares have been granted under the 2005 Plan.

The Company’s 2013 Equity Compensation Plan (the “2013 Plan”) provides for granting of stock options, incentive stock options, stock awards, and restricted stock units to enable the Company to obtain and retain the services of selected persons, both employees and directors, considered to be essential to the long-range success of the Company. Under the 2013 Plan, options may be granted to purchase a total not to exceed 2,925,000 shares of common stock, made up of original issue shares, treasury shares or a combination of the two. At December 31, 2020, options to purchase 2,225,000 shares of common stock and 84,000 shares of common stock in the form of a stock award had been granted under the 2013 Plan. At December 31, 2019, options to purchase 2,150,000 shares of common stock and 86,000 shares of common stock in the form of a stock award had been granted under the 2013 Plan.

A summary of the activity of the Company’s stock option plan for the years ended December 31, 2020 and 2019 is as follows:

	Number of Options	Weighted Avg. Exercise Price	Weighted Avg. Remaining Cont. Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2018	2,230,000	$0.56	4.35	$3,798
Granted	185,000	1.75
Exercised	(90,000)	0.61
Expired	(75,000)	0.83
Outstanding at December 31, 2019	2,250,000	0.63	4.02	$5,671
Granted	75,000	2.00
Exercised	-	-
Expired	(75,000)	1.00
Outstanding at December 31, 2020	2,250,000	0.67	3.35	$13,933

Exercisable at December 31, 2020	2,027,000	$0.54	2.79	$12,813

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

14.	Stock-Based Compensation (Continued)

There were 75,000 and 185,000 stock options granted in 2020 and 2019, respectively.

The Company records stock-based compensation expense related to granting stock options in general and administrative expenses. The Company recognized compensation expense as follows for the year ended December 31, 2020 and 2019:

	2020	2019
Total gross compensation expense	$28,831	$29,052
Total tax benefit associated with compensation expense	-	-
Total net compensation expense	$28,831	$29,052

As of December 31, 2020, the Company expects to record compensation expense in the future as follows:

	2021	2022	2023
Total gross unrecognized compensation expense	$28,963	$28,963	$28,963
Tax benefit associated with unrecognized compensation expense	-	-	-
Total net unrecognized compensation expense	$28,963	$28,963	$28,963

15.	Debt

Line of Credit

The Company entered into a three-year, $5.0 million revolving line of credit (“RLOC”) with Prosperity Bank (formerly Legacy Texas Bank) on November 16, 2017, in order to provide funding for capital stock reacquisitions and/or to fund changes in its reinsurance structure. Outstanding balances under the RLOC bear interest at the Wall Street Journal Prime + 0%. In addition, the Company pays 0.25% per annum of the daily-unused portion of the RLOC. The Company is not required to maintain a restricted cash collateral account at Prosperity Bank for the RLOC.

Collateral for the RLOC includes all assets of HAHC and its subsidiaries as well as the stock from HAIC. The credit agreement is subject to standard financial covenants and reporting requirements. At December 31, 2020 and 2019, the Company was in compliance with all required covenants.

Outstanding borrowings on the RLOC at December 31, 2020 and 2019, were $4.0 million and $2.75 million, respectively. These borrowings were utilized primarily to increase HAIC’s capital surplus. For the years ended December 31, 2020 and 2019, interest expense totaled $69,485 and $14,030, respectively.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

15.	Debt (Continued)

Term Loan Facility

On December 17, 2020, the Holding Company established a nine-year, $10 million term loan facility with Prosperity Bank and extended the maturity of the existing RLOC to November 16, 2022. The Holding Company is the guarantor of the debt, and the stock of HAIC is pledged by the Holding Company as collateral. As of December 31, 2020 the Company has made no borrowings on the term loan facility.

16.	Regulatory Requirements and Restrictions

HAIC is subject to the laws and regulations of the State of Texas and the regulations of any other states in which HAIC conducts business. State regulations cover all aspects of HAIC’s business and are generally designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders. The Texas Insurance Code requires all property and casualty insurers to have a minimum of $2.5 million in capital stock and $2.5 million in surplus. HAIC has capital and surplus in excess of this requirement.

As of December 31, 2020, HAIC’s total statutory surplus was $42,431,984 (capital stock of $3,000,000 and surplus of $39,431,984).

As of December 31, 2019, HAIC’s total statutory surplus was $33,586,416 (capital stock of $3,000,000 and surplus of $30,586,416).

As of December 31, 2020 and 2019, HAIC had restricted cash and investments totaling $3.7 million and $3.7 million, respectively, pledged to the Department of Insurance in certain states as a condition of its Certificate of Authority for the purpose of meeting obligations to policyholders and creditors. See Note 1 Organization and Summary of Significant Accounting Policies, Investments for additional disclosure.

The Texas Insurance Code limits dividends from insurance companies to their stockholders to net income accumulated in the Company’s surplus account, or “earned surplus”. The maximum dividend that may be paid without approval of the Insurance Commissioner is limited to the greater of 10% of the statutory surplus at the end of the preceding calendar year or the statutory net income of the preceding calendar year. No dividends were paid by HAIC in 2020 or 2019.

HAIC prepares its statutory-based financial statements in conformity with accounting practices prescribed or permitted by the Texas Department of Insurance. Prescribed statutory accounting practices primarily include those published as statements of SAP by the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practice not so prescribed. As of December 31, 2020 and 2019, there were no material permitted statutory accounting practice utilized by HAIC.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

17.	Retirement Plan

The Company sponsors a defined contribution savings plan covering substantially all employees of the Company. The Company will match employee deferrals up to 3% of salary. Employer contributions to the plan were $197,782 and $165,947 for the years ended December 31, 2020 and 2019, respectively.

18.	Subsequent Events

The Company performed an evaluation of subsequent events through June 11, 2021, the date the consolidated financial statements were available to be issued and determined there were no recognized or unrecognized events that would require an adjustment or additional disclosure in the consolidated financial statements as of December 31, 2020.

Merger

On January 13, 2021 the Company entered into an Agreement and Plan of Merger with Porch Group, Inc., a publicly traded company listed on the NASDAQ.  The transaction was approved by the Texas Department of Insurance on March 31, 2021 and was closed on April 5, 2021.  As a result of this transaction the Company became a wholly-owned subsidiary of Porch Group, Inc.

Reinsurance Changes

On March 31, 2021, the Company completed the placement of its catastrophe excess of loss coverage for the treaty year April 1, 2021 – March 31, 2022.  The program provides coverage up to $270.0 million of net losses, after quota share reinsurance recoveries and a company retention of $2.0 million per event.  The upper limit represents coverage for a return period of approximately 115 years.

HOMEOWNERS OF AMERICA HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of March 31, 2021	As of December 31, 2020
Assets
Investments:
Fixed maturities available for sale, at fair value (amortized cost $52,284,721 as of March 31, 2021 and $38,949,513 as of December 31, 2020)	$52,481,692	$40,039,273
Restricted fixed maturities available for sale, fair value (amortized cost $1,080,877 as of March 31,2021 and $1,080,415 as of December 31, 2020)	1,091,451	1,098,295
Short-term investments	3,965,855	7,201,744
Long-term investments	6,151,155	13,052,643
Restricted certificates of deposit	2,335,703	2,335,703
Total fixed maturity and short-term investments	66,025,856	63,727,658

Cash, cash equivalents and restricted cash equivalents	18,201,728	23,855,019
Restricted cash equivalents	313,822	313,817
Accrued investment income	258,550	262,633
Premiums receivable	8,572,457	8,225,387
Reinsurance recoverable	211,862,252	154,351,811
Property, equipment and software, net	2,256,066	2,400,937
Deferred policy acquisition costs	2,721,183	2,991,959
Prepaid expenses and other	2,284,545	2,502,689
Deferred tax assets, net	2,657,574	1,741,549
Total assets	$315,154,033	$260,373,459

Liabilities and Stockholders’ Equity
Losses and loss adjustment expense reserves	$85,615,858	$34,114,346
Advance premiums	7,569,673	3,015,832
Ceded reinsurance premiums payable	20,803,485	14,456,104
Unearned premiums	130,174,136	129,980,412
Unearned ceding commissions	11,509,491	10,843,495
Commissions payable	6,239,302	7,290,073
General and other accrued expenses payable	7,477,041	4,449,469
Line of credit	3,942,428	3,940,776
Funds held under reinsurance treaty	3,491,499	14,504,546
Federal income tax payable	1,361,935	124,879
Taxes, licenses and other fees payable	647,307	2,439,202
Total liabilities	278,832,155	225,159,134

Stockholders’ equity:
Common stock, $.0001 par value per share; 40,000,000 shares authorized, 18,483,684 shares issued and 10,722,518 outstanding as of March 31, 2021 and 18,483,684 shares issued and 10,717,518 outstanding as of December 31, 2020	1,072	1,071
Treasury stock, $.0001 par value per share; 7,761,166 common shares as of March 31, 2021 and 7,781,166 common shares as of December 31, 2020	(776)	(777)
Additional paid-in capital	1,971,503	1,954,786
Accumulated other comprehensive loss	164,484	888,534
Retained earnings	34,185,595	32,370,711
Total stockholders’ equity	36,321,878	35,214,325
Total liabilities and stockholders’ equity	$315,154,033	$260,373,459

See notes to condensed consolidated financial statements (unaudited).

HOMEOWNERS OF AMERICA HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF
INCOME

For the Three Months Ended March 31, 2021
(Unaudited)

	2021	2020
Revenues:
Premiums earned	$60,504,120	$48,452,753
Premiums ceded	(56,752,270)	(45,737,613)
Net premiums earned	3,751,850	2,715,140
Policy fees	4,092,927	3,182,456
Ceding commissions and reinsurance profit share	2,046,392	2,292,152
Loss adjustment and other fee income	4,455,269	1,322,830
Net realized investment (losses) gains	(32,222)	4,831
Investment income, net of investment expenses	298,599	311,942
Total revenues	14,612,815	9,829,351
Expenses:
Losses and loss adjustment expenses	3,225,725	2,348,195
Policy acquisition and other underwriting expenses	1,544,655	1,386,500
General and administrative expenses	6,254,058	4,250,079
Transaction costs	1,259,993	0
Total expenses	12,284,431	7,984,774
Net income before income tax expense	2,328,384	1,844,577

Provision (benefit) for income taxes:
Current	1,237,055	409,043
Deferred	(723,556)	(9,124)
Total income tax expense	513,499	399,919
Net income	$1,814,884	$1,444,658

See notes to condensed consolidated financial statements (unaudited).

HOMEOWNERS OF AMERICA HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF
STOCKHOLDERS’ EQUITY

For the Three Months Ended March 31, 2021
(Unaudited)

	Common Shares	Common Stock Amount	Treasury Shares	Treasury Stock Amount	Additional Paid-in Capital	Accumulated other Comprehensive Income, net of tax	Retained Earnings	Total Shareholders’ Equity
Balance at January 1, 2021	10,717,518	$1,071	7,766,166	$(777)	$1,954,786	$888,534	$32,370,711	$35,214,325
Net income	—	—	—	—	—	—	1,814,884	1,814,884
Total other comprehensive income, net of income tax	—	—	—	—	—	(724,050)	—	(724,050)
Stock options exercised	—	—	—	—	—	—	—	—
Common stock issued	5,000	1	(5,000)	1	9,509	—	—	9,511
Repurchase of common stock	—	—	—	—	—	—	—	—
Stock based compensation	—	—	—	—	7,208	—	—	7,208
Balance at March 31, 2021	10,722,518	$1,072	7,761,166	$(776)	$1,971,503	$164,484	$34,185,595	$36,321,878

See notes to condensed consolidated financial statements (unaudited).

HOMEOWNERS OF AMERICA HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2021
(Unaudited)

	2021	2020
Cash flows from operating activities
Net income	$1,814,844	$1,444,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173,719	150,570
Accounting charge related to stock-based compensation expense	7,208	7,208
Common stock compensation for management services	—	—
Employee compensation stock issuance expense	9,509	—
Amortization of premium/accretion of discount, net	75,856	19,363
Net realized (losses) gains on investments	(32,222)	4,831
Deferred tax assets	(723,556)	(9,124)
(Increase) decrease in:
Accrued investment income	4,083	6,549
Premium receivable	(347,070)	102,389
Reinsurance recoverable	(57,510,441)	1,006,886
Deferred policy acquisition costs	270,776	(182,672)
Prepaid expenses and other	218,144	(595,840)
Increase (decrease) in:
Losses and loss adjustment expense reserves	51,501,512	1,702,302
Advance premiums	4,553,841	1,880,002
Ceded reinsurance premiums payable	6,347,381	2,993,858
Unearned premiums	193,724	(2,610,295)
Unearned ceding commissions	665,996	(428,568)
Commissions payable	(1,050,771)	(510,792)
General and other accrued expenses payable	3,027,572	2,127,093
Funds held under reinsurance treaty	(17,013,047)	(1,991)
Federal income tax payable	1,237,056	409,043
Taxes, licenses and other fees payable	(1,791,895)	(1,575,277)
Cash provided by operating activities	$(2,367,741)	$5,940,193
Cash flows from investing activities:
Purchase of long-term certificates of deposit	—	(2,056,863)
Purchase of short-term investments	—	$(150,879)
Maturities, sales of long-term investments	500,000	1,968,000
Maturities, sales of short-term investments	1,244,000	3,215,000
Purchases of fixed-maturity securities, available for sale	(9,871,708)	(7,007,801)
Calls, sales, maturity of fixed maturity securities, available for sale	4,804,913	1,379,005
Additions to furniture, equipment and software	35,598	(28,483)
Cash used by investing activities	(3,287,197)	(2,682,021)
Cash flows from financing activities:
Proceeds from stock options exercised	—	—
Payments for treasury stock repurchased	—	—
Net borrowings under line-of-credit agreement	1,652	—
Cash (used) provided by financing activities	1,652	—
Net increase in cash, cash equivalents and restricted cash equivalents	(5,653,836)	3,258,172
Cash, cash equivalents and restricted cash equivalents at January 1	24,168,836	16,106,579
Cash, cash equivalents and restricted cash equivalents at March 31	$18,515,550	$19,364,751
Supplemental disclosure of cash flow information:
Cash paid during the year for income tax	$—	$—

See notes to condensed consolidated financial statements (unaudited).

HOMEOWNERS OF AMERICA HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

March 31, 2021

1. Organization and Summary of Significant Accounting Policies

Homeowners of America Holding Corporation (“HAHC”) is an insurance holding company established to hold insurance entities for the purpose of marketing personal lines insurance products on a national basis. HAHC owns 100% of Homeowners of America Insurance Company (“HAIC”). HAIC is domiciled in Texas, licensed in multiple states and is authorized to write various forms of homeowners and auto insurance. Coverage is concentrated in Texas. HAHC also owns 100% of Homeowners of America MGA, Inc. (“HAMGA”), a Texas Corporation, formed to provide marketing and claims administration services. HAHC, along with its subsidiaries HAIC and HAMGA, are collectively referred to as (“the Company”).

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of Homeowners of America Holding Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Condensed financial statements are presented in considerably less detail than complete financial statements that are intended to present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. For this reason, they should be read in conjunction with the entity’s most recent complete financial statements that include all the disclosures required by generally accepted accounting principles.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid short-term investments, with original maturities of three months or less. The amount is carried at cost, which approximates fair value. At March 31, 2021 , cash and cash equivalents consist of cash on deposit with financial institutions, as well as money market mutual funds.

Investments

The Company’s investments are comprised of short-term and fixed-maturity securities classified as available- for-sale as of March 31, 2021 . Restricted investments are described below. Short-term investments include certificates of deposit and U.S. Treasury notes. Short-term certificates of deposit have original maturities greater than three months and maturities of one year or less. Due to the short-term nature of the certificate of deposits, significant changes in prevailing interest rates and economic conditions should not adversely affect the timing and amount of cash flows on such investments or their related values. Accordingly, short-term certificates of deposit are carried at cost, which approximates fair value. Short-term U.S. Treasury notes have remaining maturities of less than one year from acquisition date and are carried at fair value. Fixed- maturity securities are classified as available-for-sale when it is not management’s intent to make profits by buying and selling the securities within a short period of time or when it is not management’s intent to hold the securities to maturity.

Fixed-maturity securities classified as available-for-sale are carried at fair value. The unrealized holding gains and losses, net of applicable deferred income taxes, are shown as a separate component of stockholders’ equity as a part of Accumulated Other Comprehensive Income (loss) (“AOCI”) and, as such, are not included in the determination of net income (loss).

The Company has restricted cash and investments pledged to the Department of Insurance in certain states as a condition of its Certificate of Authority for the purpose of meeting obligations to policyholders and creditors.

The following table provides the Company’s restricted cash, cash equivalents and investments as of March 31:

2021
Certificates of deposit	$2,335,703
Money market	313,822
U.S. treasury notes	1,091,451
$3,740,976

The Company’s fixed-maturity securities classified as available-for-sale are “marked to market” as of the end of each calendar quarter. As of that date, unrealized gains and losses are recorded to AOCI, except where such securities are deemed to be other-than-temporarily impaired. Where applicable, the Company assesses investments of an issuer currently carrying a net unrealized loss.

If in management’s judgment, the decline in value is other than temporary, the cost of the investment is written down to fair value with a corresponding charge to earnings. Factors considered in determining whether an impairment exists include financial condition, business prospects and creditworthiness of the issuer, the length of time and magnitude that the asset value has been less than cost, and the ability and intent to hold such investments until the fair value recovers.

Mortgage-Backed Securities

Mortgage-backed securities are stated at fair market value. Significant changes in estimated cash flow are accounted for using the prospective method. Principal prepayments affect the cash flow pattern and yield of mortgage-backed securities. The amortization of discounts and premiums takes into consideration actual and future estimated principal prepayments. The Company utilizes estimated prepayment speed information obtained from published sources. The effects on the yield of a security from changes in principal prepayments are recognized prospectively. The degree to which a security is susceptible to yield adjustments is influenced by the difference between its carrying value and par, the relative sensitivity of the underlying mortgages backing the assets to prepayment in a changing interest rate environment, and the repayment priority for structured securities such as collateralized mortgage obligations.

Comprehensive Income

FASB ASC Topic 220 — Comprehensive Income, requires that recognized revenues, expenses, gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, these items, along with net income (loss), are components of comprehensive income. The Company characterizes its fixed income portfolio as available-for-sale securities when it is not management’s intent to make profits by buying and selling the securities within a short period of time or when it is not management’s intent to hold the securities to maturity, with appropriate adjustments to other comprehensive income.

Recognition of Premium Revenues

Premiums are recognized as revenue on a daily pro rata basis over the policy term. The portion of premiums related to the unexpired term of policies in force as of the end of the measurement period and to be earned over the remaining term of those polices, is deferred and reported as unearned premiums.

Ceding Commissions and Reinsurance Profit Share

Ceding commissions represent acquisition costs associated with insurance risk ceded to reinsurers and is earned on a pro-rata basis over the life of the associated policy. Reinsurance profit share is additional ceding commissions payable to the Company based upon attaining specified loss ratios within individual treaty years. Reinsurance profit share income is recognized when earned, which includes adjustments to earned reinsurance profit share based on changes in incurred losses.

Policy Fees

Policy fee income is collected by HAMGA, and includes application fees, which are intended to offset the costs incurred in establishing the insurance. Policy fees on policies where premium is traditionally paid in full upon inception of the policy are recognized when written.

Loss Adjustment and Other Fee Income

Loss adjustment and other fee income is recognized as income when collected. Loss adjustment fee income for the three months ended March 31, 2021, was in excess of 30% of total revenue on the consolidated statement of operations.

Property, Equipment and Software

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. The cost and related accumulated depreciation of assets sold or disposed are removed from the accounts and the resulting gain or loss is included in the consolidated statements of operations (See Note 10). Maintenance and repairs are expensed as incurred.

Software installation and development is stated at cost, net of accumulated amortization. Amortization is calculated on a straight-line basis method over three years.

Impairment of Long-Lived Assets

Long-lived assets, such as property, equipment and software, are reviewed for impairment whenever business events or circumstances could lead to or indicate that the value of the asset may not be recoverable. The assessment of possible impairment is based on whether the carrying amount of the assets exceeds its fair value. The Company uses estimates of undiscounted future cash flows in determining the recoverability of long-lived assets. As of March 31, 2021 , no impairment has been recorded.

Deferred Policy and Acquisition Costs

Deferred policy acquisitions costs (“DAC”) as of March 31, 2021 , consist of commissions, premium taxes and policy underwriting and production expenses which are incurred through and vary directly with, the level of production of new and renewal insurance business and are amortized over the terms of the policies to which they relate. The method used in calculating DAC limits the amount of the deferred cost to their estimated realizable value, which gives effect to allocating their expense along with other period costs associated with the insurance business, in relation to the amount of gross premium earned on policies to which they relate and investment income. DAC is reduced for ceding commissions representing recoveries of acquisition costs deferred.

Due and Deferred Premiums

Due and deferred premiums consist of uncollateralized premiums and agents’ balances in the course of collection as well as premiums booked but not yet due.

Reserve for Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses (“LAE”) is an estimate of the amounts required to cover known incurred losses and LAE, developed through the review and assessment of loss reports, along with the development of known claims.

In addition, loss and loss adjustment expense reserves include management’s estimate of an amount for losses incurred but not reported (“IBNR”), determined from reviewing overall loss reporting patterns as well as the loss development cycles of individual claim cases. Such liabilities are necessarily based on estimates and while management believes that the amount is adequate, the ultimate liability may be more or less than the amounts provided. The approach and methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in current earnings.

Reinsurance

In the normal course of business, the Company seeks to reduce the overall exposure to losses that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk with other insurance enterprises or reinsurers. The Company uses only quality, financially rated reinsurers and continually monitors the financial ratings of these companies through its brokers. The amount and type of reinsurance purchased each year is based on management’s analysis of liquidity and its estimate of its probable maximum loss and the conditions within the reinsurance market. The Company continually monitors its risk exposure through the use of the AIR modeling system and other modeling tools provided by its reinsurance brokers. Reinsurance premiums, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums paid for reinsurance are reported as reductions of earned premium income.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss carryforwards, and liabilities are measured using enacted tax rates over the period they are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In assessing the realizable value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Uncertain Tax Positions

The Company recognizes uncertain tax positions in the consolidated financial statements when it is more- likely-than-not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns, and that its accruals for tax liabilities are adequate for all open tax years based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter. At March 31, 2021, the Company’s tax years from 2017 through 2020 remain subject to examination.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s primary areas of estimate are for liabilities for unpaid losses and loss adjustment expenses, deferred policy acquisition costs, deferred tax asset valuation, and reinsurance. Actual results could differ significantly from those estimates.

Fair Value of Cash, Cash Equivalents, Short-term Investments

The carrying value for the Company’s cash and cash equivalents and short-term investments approximate fair values as of March 31, 2021 , due to their short-term nature. Fair value for securities are based on the framework for measuring fair value established by FASB ASC Topic 820, Fair Value Measurement.

Fair Value of Fixed-Maturity Securities held as Available-for-Sale

The Company’s fixed-maturity securities held as available-for-sale are carried at fair value as of March 31, 2021 . Fair value for securities are based on the framework for measuring fair value established by FASB ASC Topic 820, Fair Value Measurement.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of FASB ASC Topic 718 — Compensation — Stock Compensation, which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values. In accordance with FASB ASC Topic 718, the Company recognizes stock-based compensation, if any, in the consolidated statements of operations on a straight-line basis over the vesting period of the stock award. For those stock awards vesting 100% at the issue date, the Company recognizes stock-based compensation immediately.

Earnings Per Share

Basic earnings per share of common stock is computed by dividing net income or loss, less cumulative preferred stock dividends for the period whether or not earned or paid, by the weighted-average number of common shares during the period.

Diluted earnings per share of common stock is computed by dividing net income or loss attributable to common stockholders, adjusted for the effect of potentially dilutive securities, by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include convertible notes payable, outstanding convertible preferred stock and common stock options.

2. Related Party Transactions

In August 2013, HAHC entered into an agreement or the “Advisory Agreement”, with Inter-Atlantic Advisors III, Ltd., or “Inter-Atlantic”, under which Inter-Atlantic agrees to perform certain management services for the Company. A number of the Company directors are among the beneficial owners of Inter-Atlantic. The Advisory Agreement has an initial term of six years, to be automatically renewed from year-to-year thereafter, unless terminated by either party upon 60 days’ notice prior to the termination of the initial or any renewal term. For its services, the Company paid Inter-Atlantic an annual fee of $300,000, as well as, an annual grant of shares of our common stock with an aggregate fair market value of $150,000 at the time of grant, plus reimbursed Inter-Atlantic’s expenses incurred in connection with the performance of its service. The Advisory Agreement terminated on June 30, 2019, and the directors of HAHC that were affiliated with Inter- Atlantic Advisors began receiving a director’s fee in the amount of $85,000 per director, per year, beginning in the third quarter of 2019.

For the three months ended March 31, 2021, the Company incurred an expense of $85,000 (no shares of common stock were issued) for services performed under the Advisory Agreement.

HAIC and HAMGA are related parties through common ownership. HAMGA functions as the primary producer and claims administrator for HAIC and substantial transactions occur between the entities that are eliminated through the consolidation process.

3.	Investments

Investment income, net of investment expenses totaled $298,599 for the three months ended March 31, 2021.

For the three months ended March 31, 2021, there were $113,006 in unrealized gains on fixed-maturity securities held as available-for-sale.

For the three months ended March 31, 2021, there were $75,569 of realized gains recognized and $86,391 of realized losses recognized for the period. The intent is to hold to maturity certificates of deposit carried at amortized cost.

The following table provides the Company’s restricted investment holdings by type of financial instruments that were used to estimate the fair value disclosures for financial instruments:

	March 31, 2021
	Cost/ Amortized Cost	Fair Value/ Carrying Value
Restricted certificates of deposit	$2,335,041	$2,335,703
Restricted money markets	313,822	313,822
Restricted fixed-maturity securities	1,080,877	1,091,451
	$3,729,740	$3,740,976

The following table provides the amortized cost, market value and unrealized gains and (losses) of Company’s debt securities:

	March 31, 2021
	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. government obligations	$6,371,321	$13,472	$(1,175)	$6,383,618
U.S. political subdivisions	3,439,461	76,227	(15,283)	3,500,405
Industrial and miscellaneous	30,939,929	256,649	(314,290)	30,882,288
Mortgage-backed securities	13,942,001	226,310	(144,350)	14,023,961
Other loan-backed and structured securities	6,065,143	35,084	(19,638)	6,080,589
Short-term investments	5,059,794	148,761	(53,560)	5,154,995
Total	$65,817,649	$756,503	$(548,296)	$66,025,856

The amortized cost and fair value of securities at March 31, 2021, by contractual maturity, are shown in the following table. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	2021
Remaining Time to Maturity	Amortized Cost Basis	Fair Value
Due in one year or less	$10,480,592	$10,492,608
Due after one year through five years	22,192,777	22,388,792
Due after five years through ten years	11,620,646	11,515,109
Due after ten years	1,516,490	1,524,797
Mortgage-backed securities	13,942,001	14,023,961
Other loan-backed and structured securities	6,065,143	6,080,589
Total	$65,817,649	$66,025,856

Other-than-temporary Impairment (“OTTI”)

The Company regularly reviews its individual investment securities for OTTI. The Company considers various factors in determining whether each individual security is other-than-temporarily impaired, including:

•	the financial condition and near-term prospects of the issuer, including any specific events that may affect its operations or earnings;

•	the length of time and the extent to which the market value of the security has been below its cost or amortized cost;

•	general market conditions and industry or sector specific factors;

•	nonpayment by the issuer of its contractually obligated interest and principal payments; and

•	the Company’s intent and ability to hold the investment for a period of time sufficient to allow for the recovery of costs.

Securities with gross unrealized loss positions at March 31, 2021, and March 31, 2020, aggregated by investment category and length of time the individual securities have been in a continuous loss position, are as follows:

	Less Than Twelve Months		Twelve Months or Greater		Total
As of March 31, 2021	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value
U.S. government obligations	$(81)	$999,922	(15,818)	1,147,103	(15,899)	2,147,025
U.S. political subdivisions	(15,283)	944,718	-	-	(15,283)	944,718
Industrial and miscellaneous	(272,702)	9,612,700	(41,589)	857,421	(314,291)	10,470,121
Mortgage-backed securities	(107,496)	5,752,716	(36,854)	1,567,214	(144,350)	7,319,930
Other loan-backed and structured securities	(18,523)	3,001,204	(1,115)	437,375	(19,638)	3,438,579
Short-term investments	(19,536)	812,415	(19,299)	791,530	(38,835)	1,603,945
Total	$(433,621)	$21,123,675	(114,675)	4,800,643	(548,296)	25,924,318

At March 31, 2021, there were 31 securities in an unrealized loss position. Of these securities, 4 securities had been in an unrealized loss position for 12 months or greater.

The Company believes there were no fundamental issues such as credit losses or other factors with respect to any of its available-for-sale securities. The unrealized losses on investments in fixed-maturity securities were caused primarily by interest rate changes. It is expected that the securities would not be settled at a price less than par value of the investments. Because the declines in fair value are attributable to changes in interest rates or market conditions and not credit quality, and because the Company has the ability and intent to hold its available-for-sale investments until a market price recovery or maturity, the Company does not consider any of its investments to be other-than-temporarily impaired at March 31, 2021 .

4.	Fair Value of Financial Instruments

The Company’s financial assets carried at fair value have been classified, for disclosure purposes, based on the hierarchy established within FASB ASC Topic 820-10 – Fair Value Measurement. When market prices are not available, fair value is generally estimated utilizing valuation techniques that vary by asset class and incorporate available trade, bid and other market information, when available. The acceptable valuation techniques include (a) market approach, which uses prices or relevant information derived from market transactions for identical or comparable assets or liabilities, (b) the income approach, which converts future amounts such as cash flows or earnings to a single present value amount based on current market expectations about those future amounts, and (c) the cost approach, which is based on the amount that currently would be required to replace the service capacity of an asset. In certain circumstances, these valuation techniques may involve some level of management estimation and judgment which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk premium inherent in a particular methodology, model or input used.

The fair value hierarchy is used to prioritize valuation inputs into three levels:

Level 1 —	unadjusted quoted prices in active markets for identical assets or liabilities. These inputs are considered to be the most reliable evidence of fair value.

Level 2 —	quoted prices for similar assets in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the investment. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 —	termed unobservable inputs which are utilized in situations where there is little or no market activity for the asset or liability at the measurement date. The approach typically involves a significant subjective management judgment toward the pricing of the security.

The Company’s short-term investments are comprised of certificates of deposit held at financial institutions which are measured at fair value on a recurring basis. A portion of the Company’s cash and cash equivalents include money market mutual fund accounts held at financial institutions which are measured at fair value on a recurring basis. Fixed-maturity securities held as available-for-sale are carried at fair value in the consolidated financial statements.

The following tables provide information as of March 31, 2021 , about the Company’s financial assets measured at fair value on a recurring basis:

	Fair Value Hierarchy
As of March 31, 2021	Level 1	Level 2	Level 3	Total
Money market mutual funds	$17,894,602	$—	$—	$17,894,602
Restricted money market mutual funds	313,822	—	—	313,822
Short-term investments	1,091,451	4,063,544	—	5,154,995
Fixed-maturity securities:
U.S. government obligations	6,383,618	—	—	6,383,618
U.S. political subdivisions	—	3,500,405	—	3,500,405
Industrial and miscellaneous	—	30,882,288	—	30,882,288
Mortgage-backed securities	—	14,023,961	—	14,023,961
Other loan-backed and structured securities	—	6,080,589	—	6,080,589
Total	$25,683,493	$58,550,787	$—	$84,234,280

The following methods and assumptions were used to estimate the fair value disclosures for financial instruments:

Money market mutual funds are valued at the closing price reported by the fund sponsor from an actively traded exchange. As the funds are generally maintained at a net asset value which does not fluctuate, cost approximates fair value. These are included as a Level 1 measurement in the table above. The fair values for available-for-sale fixed-maturity securities are based upon prices provided by an independent pricing service. The Company has reviewed these prices for reasonableness and has not adjusted any prices received from the independent provider. Level 2 securities represent assets whose fair value is determined using observable market information such as previous day trade prices, quotes from less active markets or quoted prices of securities with similar characteristics. There were no transfers between Level 1 and Level 2 during the three months ended March 31, 2021 or 2020.

5.	Unpaid Losses and Loss Adjustment Expenses

Losses and loss adjustment expenses (LAE), less related reinsurance and deductibles, are charged to operations as incurred. Unpaid losses and LAE are based on claims adjusters’ estimates of the cost of settlement plus an estimate for IBNR losses based upon historical experience, industry loss experience, and management’s estimates. Loss reserves reflect Company management’s best estimate of the total cost of (i) claims that have been incurred but not yet paid, and (ii) claims that have been incurred, but not yet reported (IBNR). Loss reserves that are established by Company management are not an exact calculation of the liability, but rather loss reserves represent management’s best estimate for the Company’s liability based on the application of actuarial techniques and other projection methodology, taking into consideration other facts and circumstances known as of the balance sheet date. The process of setting reserves is complex and necessarily imprecise. The impact of both internal and external variables on ultimate loss and LAE costs is difficult to estimate. To arrive at its best estimate for losses, the Company uses damage estimating software developed and owned by acknowledged industry leader, Insurance Service Office. Reserve factors for IBNR are reviewed monthly by a Company employee who is an ACAS (Associate Casualty Actuarial Society) and MAAA (Member of American Academy of Actuaries). In addition, the appointed independent actuary, a Fellow in the Casualty Actuarial Society, attests to the adequacy of our unpaid claim reserve, including IBNR, at calendar year end. The Company had no significant changes in reserving assumptions or methodologies.

Losses and Loss Adjustment Expenses

The following table provides the reconciliation of the beginning and ending reserve balances for losses and LAE, gross of reinsurance for March 31, 2021:

2021
Reserve for losses and LAE, beginning of year	$34,114,346
Reinsurance recoverables on losses and LAE	(30,763,131)
Reserve for losses and LAE, net of reinsurance recoverables at beginning of year	3,351,215

Add provision for claims and LAE occurring in:
Current year	2,940,052
Prior years	285,673
Net incurred losses and LAE during the current year	3,225,725

Deduct payments for claims and LAE occurring in:
Current year	3,775,622
Prior years	1,792,260
Net claim and LAE payments during the current year	5,567,882

Reserve for losses and LAE, net of reinsurance recoverables, at end of year	1,009,058
Reinsurance recoverables on losses and LAE	84,606,800
Losses and loss adjustment expenses at March 31	$85,615,858

As a result of additional information on claims occurring in prior years becoming available to management, changes in estimates of provisions of claims and claim adjustment expenses were made resulting in an increase of $285,673 for the period ended March 31, 2021.

6.	Stockholders’ Equity

Preferred Stock

As of March 31, 2021 the Company has 20,500,000 shares of preferred stock, convertible, 12.50 % cumulative, $0.0001 par value per share, authorized and none issued and outstanding.

Common Stock

As of March 31, 2021, the Company had 40,000,000 shares authorized and 18,483,684 shares issued and 10,722,518 shares outstanding of $0.0001 par value common stock. Holders of common stock are entitled to one (1) vote for each share of common stock held at all meetings of stockholders. However, for shareholders owning or controlling more than 9.9% of the total combined voting power of the Company’s common stock entitled to vote, the voting rights attached to such stock, will be reduced so that such person may not exercise and is not attributed more than 9.9% of the total combined voting power.

There were no common stock warrants issued or outstanding during the periods ended March 31, 2021.

7.	Reinsurance

Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. The reinsurance agreements provide HAIC with increased capacity to write larger risks and maintain its exposure to loss within its capital resources. Ceded reinsurance contracts do not relieve HAIC from its obligations to policyholders. HAIC remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements.

To minimize its exposure to significant losses from reinsurer insolvencies, HAIC evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers.

2021 Program:

The Company’s third-party quota share reinsurance program is split into two separate placements to maximize coverage and cost efficiency. The 2021 Coastal program, which covers the Company’s business in certain Texas coastal regions and the Houston metropolitan area as well as all business in South Carolina, is placed at 86.25% of subject property and casualty losses. The 2021 Core program covers the remainder of the Company’s business and is placed at 90% of subject property losses and 65% of subject casualty losses. Both programs are effective for the period January 1, 2021, through December 31, 2021, and are subject to certain limits, which vary by participating reinsurer, for single loss occurrences and/or aggregate losses.

Property catastrophe excess of loss treaties which were in effect through March 31, 2021, developed over three layers and limited the Company’s net retention to $1.0 million per loss occurrence. Effective April 1, 2021, the Company purchased property catastrophe excess of loss reinsurance from third party reinsurers which develops over 3 layers to provide coverage up to a net loss of $155 million, in excess of a maximum retained loss of $1.5 million per occurrence. Effective from July 1, 2021 through December 31, 2021, the Company purchased additional property catastrophe reinsurance, extending the limit of coverage to $185 million.

The Company purchases property per risk reinsurance covering non-weather losses in excess of $500,000 per occurrence for all property coverage lines, to limit the Company’s net retained loss to $50,000 per covered event. The Company also entered into a per risk casualty excess of loss reinsurance program providing coverage for the Company’s Core program in excess of $35,000 per subject event, and for the Coastal program in excess of $13,750 per subject event. These contracts are subject to certain limits for single loss occurrences and/or aggregate losses and provide a certain number of free reinstatements during the treaty period, all of which varies by contract.

2020 Program:

The Company’s third-party quota share reinsurance program was split into two separate placements to maximize coverage and cost efficiency. The 2020 Coastal program, which covered the Company’s business in certain Texas coastal regions and the Houston metropolitan area, was placed at 90% of subject property and casualty losses. The 2020 Core program covered the remainder of the Company’s business and was placed at 90% of property losses and 73.5% of casualty losses. Both programs were effective for the period January1, 2020, through December 31, 2020, and were subject to certain limits, which varied by participating reinsurer, for single loss occurrences and/or aggregate losses.

Property catastrophe excess of loss treaties which were in effect through March 31, 2020, developed over three layers and limited the Company’s net retention to $1.0 million per loss occurrence. Effective April 1, 2020, the Company purchased property catastrophe excess of loss reinsurance from third party reinsurers which develops over 3 layers to provide coverage up to a net loss of $125 million, in excess of a maximum retained loss of $1.0 million per occurrence. Effective from July 1, 2020, through December 31, 2020, the Company purchased additional property catastrophe reinsurance, extending the limit of coverage to $155 million.

The Company purchased property per risk reinsurance covering non-weather losses in excess of $500,000 per occurrence for all property coverage lines, to limit the Company’s net retained loss to $50,000 per covered event. The Company also entered into a per risk casualty excess of loss reinsurance program providing coverage up to $400,000, in excess of $100,000 per event. These contracts are subject to certain limits for single loss occurrences and/or aggregate losses and provide a certain number of free reinstatements during the treaty period, all of which varies by contract.

The effects of reinsurance on premiums written and earned were as follows, for the three months ended March 31:

	2021
	Written	Earned
Direct premiums	$60,697,844	$60,504,120
Ceded premiums	(58,428,583)	(56,752,270)
Net Premiums	$2,269,261	$3,751,850

8.	Property, Equipment, and Software

Property, equipment, and software net of accumulated depreciation and amortization consist of the following as of March 31, 2021, respectively:

	2021	Useful Life
Computer equipment	$677,017	3 years
Office equipment	113,951	5 years
Furniture and fixtures	483,149	5 years
Leasehold improvements	311,767	7 years
Software installation and development	3,397,187	3-5 years
Construction in progress	—
Total, at cost	4,983,071
Less accumulated depreciation and amortization	(2,727,005)
Property and equipment, net	$2,256,066

Depreciation and amortization expense for property, equipment and software totaled $173,719 for the three months ended March 31, 2021.

9.	Concentration of Credit Risk

The Company has exposure and remains liable in the event of an insolvency of one of its primary reinsurers. Management and its reinsurance intermediary regularly assess the credit quality and ratings of its reinsurer base companies.

Financial instruments which potentially subject the Company to credit risk consist principally of cash, money market accounts on deposit with financial institutions, money market funds, certificates of deposit and fixed- maturity securities, as well as premium balance in the course of collection.

The concentration of credit risk with respect to premium balances in the course of collection is limited, due to the large number of insureds comprising the Company’s customer base. However, substantially all of the Company’s revenues are derived from customers in Texas, which could be adversely affected by economic conditions, an increase in competition, or other environmental changes.

10.	Deferred Policy Acquisition Costs

Total capitalized deferred policy acquisition costs as of March 31, 2021, comprised of commissions, premium taxes and costs associated with underwriting and issuing policies were

$2,721,183.

Changes in deferred policy acquisition costs for the three months ended March 31, 2021 , are as follows:

2021
Deferred policy acquisition charges, beginning of the period	$24,930,410
Capitalized costs	11,799,423
Amortized costs	(11,656,744)
Deferred policy acquisition charges, end of the period (gross)	25,073,089
Ceded deferred policy acquisition charges	(22,351,906)
Deferred policy acquisition charges, end of the period (net)	$2,721,183

11.	Earnings Per Share

The following table represents the reconciliation of the Company’s basic earnings per common share and diluted earnings per common share computations reported on the Consolidated Statements of Income for the three months ended March 31, 2021 :

Three Months Ended March 31,
2021
Basic earnings per common share
Net income	$1,814,844
Weighted average common shares outstanding	10,719,007
Basic earnings per common share	$0.17

Three Months Ended March 31,
2021
Diluted earnings per common share
Net income	$1,814,844
Weighted average common shares outstanding	10,719,007
Effect of diluted securities:
Stock options	2,027,000
Diluted common shares outstanding	12,746,007
Diluted earnings per common share	$0.14

12.	Long-Term Debt

Line of Credit

The Company entered into a three-year, $5.0 million revolving line of credit (“RLOC”) with Legacy Texas Bank on November 16, 2017, in order to provide funding for capital stock reacquisitions and/or to fund changes in its reinsurance structure. Outstanding balances under the RLOC bear interest at the Wall Street Journal Prime + 0%. In addition, the Company pays 0.25% per annum of the daily-unused portion of the RLOC. The Company is not required to maintain a restricted cash collateral account at Legacy Texas Bank for the RLOC. On December 17, 2020 the RLOC was amended to extend its maturity date to November 16, 2022.

Collateral for the RLOC includes all assets of HAHC and its subsidiaries as well as the stock from HAIC. The credit agreement is subject to standard financial covenants and reporting requirements. At March 31, 2021, the Company was in compliance with all required covenants.

Outstanding borrowings on the RLOC at March 31, 2021 were $4.0 million. These borrowings were utilized primarily to increase HAIC’s capital surplus. For the quarter ended March 31, 2021, interest expense totaled $33,792.

Term Loan Facility

On December 17, 2020, the Holding Company established a nine-year, $10 million term loan facility with Prosperity Bank. The Holding Company is the guarantor of the debt, and the stock of HAIC is pledged by the Holding Company as collateral. As of March 31, 2021 the Company has made no borrowings on the term loan facility.

13.	Regulatory Requirements and Restrictions

HAIC is subject to the laws and regulations of the State of Texas and the regulations of any other states in which HAIC conducts business. State regulations cover all aspects of HAIC’s business and are generally designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders. The Texas Insurance Code requires all property and casualty insurers to have a minimum of $2.5 million in capital stock and $2.5 million in surplus. HAIC has capital and surplus in excess of this requirement.

As of March 31, 2021, HAIC’s total statutory surplus was $46,403,280 (capital stock of $3,000,000 and surplus of $43,403,280.

As of March 31, 2021 HAIC had restricted cash and investments totaling $3,740,976 and pledged to the Department of Insurance in certain states as a condition of its Certificate of Authority for the purpose of meeting obligations to policyholders and creditors. See Note 1 Organization and Summary of Significant Accounting Policies, Investments for additional disclosure.

The Texas Insurance Code limits dividends from insurance companies to their stockholders to net income accumulated in the Company’s surplus account, or “earned surplus”. The maximum dividend that may be paid without approval of the Insurance Commissioner is limited to the greater of 10% of the statutory surplus at the end of the preceding calendar year or the statutory net income of the preceding calendar year. No dividends were paid by HAIC in 2021 or 2020.

HAIC prepares its statutory-based financial statements in conformity with accounting practices prescribed or permitted by the Texas Department of Insurance. Prescribed statutory accounting practices primarily include those published as statements of SAP by the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practice not so prescribed. As of March 31, 2021 , there were no material permitted statutory accounting practice utilized by HAIC.

INDEPENDENT AUDITORS’ REPORT

To the Management of

DataMentors Holdings, LLC and Subsidiaries:

We have audited the accompanying consolidated financial statements of DataMentors Holdings, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DataMentors Holdings, LLC and Subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

On January 12, 2021, DataMentors Intermediate, LLC entered into a Membership Interest Purchase Agreement for the sale of all outstanding equity interests of DataMentors, LLC to Porch.com, Inc. as described in Note 16.

/s/ Kahn, Litwin, Renza & Co., Ltd.

May 10, 2021

DATAMENTORS HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2020 and 2019

	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$647,738	$1,309,110
Accounts receivable, net	3,905,830	3,612,470
Prepaid expenses and other current assets	798,838	1,074,643
Total current assets	5,352,406	5,996,223
Property and Equipment	3,767,190	3,635,244
Less accumulated depreciation	(3,390,863)	(2,724,157)
Net property and equipment	376,327	911,087
Other Assets:
Goodwill, net	7,705,354	30,944,767
Intangible assets, net	10,492,696	19,054,806
Deposits	94,341	95,412
Total other assets	18,292,391	50,094,985
Total Assets	$24,021,124	$57,002,295
Liabilities and Members’ Deficit
Current Liabilities:	$10,597	$468,821
Current portion of capital lease obligations
Current portion of long-term debt, less current unamortized debt discount and unamortized debt issuance costs	23,184,851	-
Accounts payable	4,105,882	3,695,621
Accrued expenses and other liabilities	4,998,744	2,708,015
Deferred revenue	856,284	715,389
Total current liabilities	33,156,358	7,587,846
Long-term Liabilities:
Line of credit	2,100,627	1,967,367
Capital lease obligations, less current portion	-	10,597
Long-term accrued expenses and other liabilities	10,277,743	8,231,886
Long-term debt, less current portion, unamortized debt discount and unamortized debt issuance costs	4,148,944	24,829,802
PPP loan payable	2,003,140	-
Total liabilities	51,686,812	42,627,498
Mandatorily Redeemable Class C preferred units, liquidation preference $39,302,724	38,388,922	34,770,328
Mandatorily Redeemable Class D preferred units, liquidation preference $2,391,178	1,537,554	1,207,751
Members’ Deficit:
Class B preferred units, liquidation preference $12,406,792	12,384,544	11,856,573
Class A preferred units, liquidation preference $6,593,974	6,575,388	6,290,542
Common units	4,329,704	4,329,704
Incentive units	1,528,359	1,207,815
Warrants	2,023,847	2,023,847
Accumulated deficit	(94,434,006)	(47,311,763)
Total members’ deficit	(67,592,164)	(21,603,282)
Total Liabilities and Members’ Deficit	$24,021,124	$57,002,295

See accompanying notes to the consolidated financial statements and independent auditors’ report.

DATAMENTORS HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
December 31, 2020 and 2019

	2020	2019
Revenues	$23,737,997	$27,373,841
Cost of revenue	6,472,658	7,489,731
Gross profit	17,265,339	19,884,110
Operating expenses	22,464,241	24,192,994
Impairment of goodwill and intangible assets	29,164,075	-
	51,628,316	24,192,994
Loss from operations	(34,362,977)	(4,308,884)
Other expenses:
Interest expense	(11,461,420)	(10,061,008)
Other expense	(170,781)	-
Transaction costs	(314,248)	(67,219)
Total other expenses	(11,946,449)	(10,128,227)
Net loss	$(46,309,426)	$14,437,111)

See accompanying notes to the consolidated financial statements and independent auditors’ report.

DATAMENTORS HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' DEFICIT
December 31, 2020 and 2019

	Class B Preferred Units		Class A Preferred Units		Common Units		Incentive Units				Total
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Warrants	Accumulated Deficit	Members' Deficit
Balance at December 31, 2018	781,621	$11,328,602	546,954	$6,005,696	4,394,823	$3,426,143	756,681	$746,385	$1,863,022	$(32,061,835)	$(8,691,987)
Issuance of common units, net of legal costs	-	-	-	-	965,580	903,561	-	-	-	-	903,561
Repurchase of incentive units	-	-	-	-	-		(12,194)	(20)	-	-	(20)
Issuance of incentive units, net of forfeitures, and stock-based compensation	-	-	-	-	-	-	762,970	461,450	-	-	461,450
Accretion of legal costs to redemption date	-	13,344	-	11,150	-	-	-	-	-	(24,494)	-
Accretion of distributions	-	514,627	-	273,696	-	-	-	-	-	(788,323)	-
Issuance of warrants (debt discount)	-	-	-	-	-	-	-	-	160,825	-	160,825
Net loss	-	-	-	-	-	-	-	-	-	(14,437,111)	(14,437,111)
Balance at December 31, 2019	781,621	11,856,573	546,954	6,290,542	5,360,403	4,329,704	1,507,457	1,207,815	2,023,847	(47,311,763)	(21,603,282)
Repurchase of incentive units	-	-	-	-	-	-	(12,890)	(20)	-	-	(20)
Issuance of incentive units, net of forfeitures, and stock-based compensation	-	-	-	-	-	-	(51,466)	320,564	-	-	320,564
Accretion of legal costs to redemption date	-	13,344	-	11,150	-	-	-	-	-	(24,494)	-
Accretion of distributions	-	514,627	-	273,696	-	-	-	-	-	(788,323)	-
Net loss	-	-	-	-	-	-	-	-	-	(46,309,426)	(46,309,426)
Balance at December 31, 2020	781,621	$12,384,544	546,954	$6,575,388	5,360,403	$4,329,704	1,443,101	$1,528,359	$2,023,847	$(94,434,006)	$(67,592,164)

See accompanying notes to the consolidated financial statements and independent auditors’ report.

DATAMENTORS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2020 and 2019

	2020	2019
Cash Flows from Operating Activities:
Net loss	$(46,309,426)	$(14,437,111)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	3,855,765	4,180,271
Stock-based compensation	320,564	461,450
Bad debt expense	267,048	30,000
Impairment of goodwill and intangible assets	29,164,075	-
Non-cash interest and other expense	2,439,386	1,591,645
Amortization of debt issuance costs	644,091	372,045
Amortization of debt discount	377,630	349,249
Mandatorily redeemable Class C interest	3,618,594	3,251,633
Mandatorily redeemable Class D interest	329,803	163,922
Changes in operating assets and liabilities:
Accounts receivable	(560,408)	561,846
Prepaid expenses and other current assets	275,805	95,588
Deposits	1,071	(31,140)
Accounts payable	410,261	(264,689)
Accrued expenses and other liabilities	3,512,732	2,646,448
Deferred revenue	140,895	(379,396)
Net cash used by operating activities	(1,512,114)	(1,408,239)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(131,946)	(32,446)
Capitalized software costs	(551,611)	(641,806)
Net cash used by investing activities	(683,557)	(674,252)
Cash Flows from Financing Activities:
Proceeds from issuance of Class D preferred units, net	-	1,043,829
Proceeds from issuance of common units	-	903,561
Repurchase of incentive units	(20)	(20)
Payments of capital leases	(468,821)	(514,769)
Payments of long-term debt	-	(320,725)
Proceeds from long-term debt	-	625,000
Proceeds from PPP loan payable	2,003,140	-
Debt issuance costs	-	(106,761)
Net cash provided by financing activities	1,534,299	1,630,115
Net Decrease in Cash and Cash Equivalents	(661,372)	(452,376)
Cash and Cash Equivalents, beginning of year	1,309,110	1,761,486
Cash and Cash Equivalents, end of year	$647,738	$1,309,110

See accompanying notes to the consolidated financial statements and independent auditors' report.

1.	Nature of Operations

DataMentors, LLC, a Delaware limited liability company, was organized on January 31, 2014 with headquarters located in Tampa, Florida. The company provides data quality, data management and business intelligence solutions primarily in the United States of America.

DataMentors Holdings, LLC (Holdings) and DataMentors Intermediate, LLC (Intermediate), both Delaware limited liability companies, were formed in November 2016 as part of a Contribution Agreement dated November 21, 2016 between DataMentors, LLC and its equity owners (Restructuring Plan).

In accordance with the Restructuring Plan, the equity owners transferred 100% of their membership interests in DataMentors, LLC in exchange for 100% of the common units of Holdings and Intermediate. In conjunction with the Restructuring Plan, DataMentors, LLC entered into an asset purchase agreement with V12 Holdings, Inc., a company specializing in providing premium marketing data. As a result of the Restructuring Plan, DataMentors, LLC and Intermediate are wholly owned subsidiaries of Holdings. Collectively, these entities constitute DataMentors Holdings, LLC and Subsidiaries (the Company).

Risks and Uncertainties

The Company is subject to all of the risk inherent in an early-stage business. These risks include, but are not limited to, limited operating history, limited senior management resources, the need for substantial third-party cash investments to fund its operations, development and maintenance of efficient information technologies and risk of obtaining significant customer demand.

The current COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted. While the Company’s operations continue, it is possible that this outbreak could negatively impact future operating results; however, the related financial impact and duration cannot be reasonably estimated at this time.

The Company has had recurring net losses and as of December 31, 2020, had an accumulated deficit of approximately $94,434,000. The Company’s future is dependent upon the ability to achieve positive cash flow from operations, raise additional financing, or both. During 2020, the Company received additional debt financing, entered into new contracts with several new customers, and implemented many cost saving measures including plans to reduce or delay expenditures by working with vendors. In addition, the Company began the process of looking for new equity. On January 12, 2021, Intermediate entered into a Membership Interest Purchase Agreement (MIPA) for the sale of all outstanding equity interests of DataMentors, LLC (Note 16).

2.	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist the reader in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Principles of Consolidation and Reporting

All significant intercompany transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at anticipated net realizable value. Doubtful accounts are provided for on the basis of anticipated collection losses. The estimated losses are determined from historical collection experience and a review of outstanding accounts receivable.

The Company does not accrue interest on receivables. A receivable is considered past due if payments have not been received by the Company within stated terms. Accounts are written off as uncollectible if no payments are received after a reasonable amount of time and it is evident after exhausting all reasonable means that the customer will not be remitting payment.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement. Expenditures for maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of the assets are capitalized.

Goodwill and Intangible Assets

Goodwill and intangible assets that have indefinite useful lives are tested at least annually for impairment. Goodwill totaling approximately $30,945,000 was recorded in connection with the 2016 acquisition of V12 Holdings, Inc. (Note 1) and previous acquisitions. Impairment exists if the carrying value of the reporting unit exceeds the fair value of the reporting unit. Due to recurring net losses and the purchase price included in the MIPA (Note 16), the Company recorded impairment of approximately $23,239,000 related to goodwill for the year ended December 31, 2020.

Intangible assets include customer relationships, tradenames, developed technology, software and non-compete agreements recorded in connection with the acquisition of V12 Holdings, Inc. and previous acquisitions. All intangible assets except goodwill and tradenames are assets with finite lives amortized over their useful lives ranging from 2 to 10 years. The Company’s management regularly reviews the carrying value of these assets for impairment and decline in value. Due to recurring net losses and the purchase price included in the MIPA (Note 16), the Company recorded impairment of approximately $5,925,000 with respect to these assets for the year ended December 31, 2020.

Capitalized Software Development Costs

The Company capitalizes certain computer software and software development costs incurred in connection with developing the interfaces and functionality for customers. These costs include compensation and related benefits for employees who are directly associated with the software projects. Capitalized development costs are amortized on a straight-line basis over the economic lives of the related products, ranging from one to three years.

Debt Issuance Costs

The Company incurred financing costs in securing a term loan and its subsequent amendments (Note 9). These costs are amortized on a straight-line basis over the term of the debt and recorded in interest expense. The unamortized portion is presented on the balance sheet as a direct deduction from the carrying amount of that liability.

PPP Loan Payable

The Company received a Paycheck Protection Program loan and has elected to record this funding as a loan payable. Loan forgiveness will be recognized when the Company satisfies the conditions for loan forgiveness and the forgiveness amount is formally approved by the U.S. Small Business Administration (SBA).

Revenue Recognition

Revenue is measured based on consideration specified in a contract with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Payment terms are generally 30 days from the invoice date.

Revenue consisted of the following:

The Company offers software as a service and revenues are primarily contractual monthly recurring billings for DataFuse, NetEffect, and PinPoint product lines. As such, revenues are accounted for as a single performance obligation recognized at a point in time in the month clients are invoiced. The Company has clients who prefer to host the software themselves and the product is sold on a license basis accounted for as a single performance obligation recognized at a point in time upon delivery of the software.

Maintenance revenues are charged annually for support and updates and are billed annually, but revenue is recognized based on the extent of progress towards completion of the performance obligation(s) ratably over the support period, generally one year. All ongoing implementation is based on completion of performance obligations relative to the project and pro-rata revenues are recognized accordingly. Because of control transferring over time, revenue is recognized based on the extent of progress over the life of the contract and as the services are performed.

The acquisition of V12 Holdings, Inc. in 2016 added many data products and services to the Company’s offerings. Revenue from the sale of prospect lists and other sales lead products are accounted for as a single performance obligation recognized at a point in time upon release of the lists to customers. Revenue from database and data processing services and electronic direct marketing services are recognized on a time and materials basis as services are rendered over time. Revenue from licensing data to third parties is recognized on the straight-line basis over the life of the license agreement, generally one year.

Revenue is disaggregated by timing of satisfaction of performance obligations as follows:

	2020	2019
Performance obligations satisfied at a point in time	$18,372,367	$22,047,552
Performance obligations satisfied over time	5,365,630	5,326,289

Revenues	$23,737,997	$27,373,841

At December 31, 2018, accounts receivable, net and deferred revenue representing billings in advance of revenue recognition were $4,204,316 and $1,094,785, respectively.

Sales Tax

The Company excludes sales taxes charged to customers from revenues in the consolidated statements of operations.

Advertising and Marketing

The Company expenses advertising and marketing costs when they are incurred. Advertising and marketing expenses are included in operating expenses and totaled approximately $327,000 and $406,000 for the years ended December 31, 2020 and 2019, respectively.

Transaction Costs

Transaction costs consist of legal, accounting and other advisory fees and costs related to potential or consummated business acquisitions. Such costs are expensed as incurred.

Income Taxes

The Company is a limited liability company organized under the laws of the State of Delaware. The Company is not a taxpaying entity for federal income tax purposes and thus, no income tax expense has been recorded in these consolidated financial statements. Members are required to report on their individual tax returns their proportionate share of the Company’s income, gains, losses and deductions and credits. The Company has no tax examinations in progress.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company maintains its operating accounts in three financial institutions. The balances at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. From time to time, the Company had bank balances in excess of federally insured limits. Cash balances in excess of $250,000 are generally uninsured.

Accounts receivable risk is mitigated by the Company performing ongoing credit evaluations of its customers’ financial conditions and due to the large customer base, which is primarily located in the United States.

Recent Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02, Leases, which was later delayed to be effective for annual periods beginning after December 15, 2021. The standard requires all leases with lease terms over 12 months to be capitalized as a right-of-use asset and lease liability on the consolidated balance sheet at the date of lease commencement. Leases will be classified as either financing or operating. This distinction will be relevant for the pattern of expense recognition in the consolidated statement of operations. This standard will be effective for the Company’s year ending December 31, 2022. The Company is currently in the process of evaluating the impact of adoption on the consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

3.	Accounts Receivable

Accounts receivable consisted of the following:

	2020	2019
Billed	$3,505,458	$3,102,526
Unbilled	455,481	582,321
Total accounts receivable	3,960,939	3,684,847
Less: allowance for doubtful accounts	(55,109)	(72,377)
Accounts receivable, net	$3,905,830	$3,612,470

4.	Property and Equipment

Property and equipment consisted of the following:

	2020	2019
Leasehold improvements	$546,914	$546,914
Furniture and fixtures	191,700	186,630
Computer equipment and software	3,028,576	2,901,700
Property and equipment	$3,767,190	$3,635,244

Depreciation expense for the years ended December 31, 2020 and 2019 amounted to approximately $667,000 and $790,000, respectively. In 2019, the Company disposed of fully depreciated property and equipment with a cost basis of approximately $772,000, including certain equipment under capital leases which expired during the year.

5.	Intangible Assets

Intangible assets consisted of the following:

	2020	2019
Unamortized Intangible Assets
Tradenames	$850,000	$3,238,591

Amortized Intangible Assets
Customer relationships	15,832,356	19,909,748
Developed technology	3,870,000	6,137,311
Software costs	3,660,901	3,109,290
Non-compete agreements	250,000	250,000
Other	50,000	50,000
Less: accumulated amortization	(14,020,561)	(13,640,134)
	9,642,696	15,816,215

Intangible assets, net	$10,492,696	$19,054,806

Amortization expense related to intangible assets for the years ended December 31, 2020 and 2019 was approximately $3,189,000 and $3,391,000, respectively. In 2019, the Company disposed of fully amortized intangible assets with a cost basis of approximately $62,000.

The following table summarizes the Company’s assets that were impaired during the year ended December 31, 2020:

Tradenames	$2,388,591
Customer relationships	4,077,392
Developed technology	2,267,311

8,733,294
Less: accumulated amortization	(2,808,632)
Total	$5,924,662

Scheduled amortization expense is as follows:

Year Ending
2021	$2,506,936
2022	1,511,885
2023	1,391,328
2024	1,352,969
2025	1,168,505
Thereafter	1,711,073
Total	$9,642,696

6.	Line of Credit

The Company had a revolving line of credit with a bank, which allowed for borrowings up to $3,000,000, in conjunction with the term loan (Note 9). Interest is payable monthly in accordance with the terms of the agreement. The interest rate in effect at December 31, 2020 and 2019 was 10.50% and 11.30%, respectively. Under the terms of the Third Amendment (Note 9), 6.5% of the interest payable shall be treated as PIK interest. Total PIK interest amounted to approximately $133,000 and $72,000 for the years ended December 31, 2020 and 2019, respectively. The maturity date of the revolving line of credit was November 21, 2021, at which point the entire principal balance and unpaid interest is due. The line of credit contains certain financial covenants requiring maintenance of certain ratios as defined in the agreement and were subsequently amended (Note 9). As of December 31, 2020, the Company believes it was in compliance with the covenants; however, due to the MIPA (Note 16), covenant compliance was no longer required.

7.	Capital Lease Obligations

The Company leases certain equipment under non-cancelable capital leases expiring through January 2021. Equipment under capital lease included in property and equipment consists of the following:

	2020	2019
Computers and equipment	$1,502,104	$1,502,104
Less: accumulated depreciation	(1,491,507)	(1,022,686)

Net book value	$10,597	$479,418

Future minimum lease payments on these agreements are as follows:

Year Ending
2021	$10,611
Total future minimum lease payments	10,611
Less amount representing interest	(14)
Total capital lease obligations	10,597
Less current portion of capital lease obligations	(10,597)

Capital lease obligations, less current portion	$-

8.	PPP Loan Payable

On April 23, 2020, the Company received loan proceeds of $2,003,140 under the Paycheck Protection Program (PPP), which was established as part of the Coronavirus Aid, Relief and Economic Security Act (CARES Act) in response to the COVID-19 outbreak. Proceeds from this loan (PPP Loan) may only be used for payroll costs, costs used to continue group health care benefits, mortgage interest payments, rent, utilities, and interest on other debt obligations, provided the related agreements were effective prior to February 15, 2020. The PPP Loan is set to mature on April 23, 2022 and bears interest at a rate of 1% per annum, payable monthly. The loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The commencement date for PPP Loan payments and a potential revised maturity date will be determined upon the ultimate notification of loan forgiveness from the SBA. The Company intends to use the entire PPP Loan proceeds in accordance with the loan terms and has applied for forgiveness; however, no assurance is provided that the Company will obtain forgiveness of the PPP Loan, in whole or in part.

9.	Long-term Debt

Term Loans

On November 21, 2016, the Company received $22,000,000 in exchange for a term loan (Initial term loan) from an equity investor, with principal payments of $137,500 due each calendar quarter end from March 31, 2017 through December 31, 2018 and $275,000 due each calendar quarter end from March 31, 2019 through the maturity date of November 21, 2021, at which point the entire principal balance and unpaid interest was due. The Company was subject to certain financial covenants which began on March 31, 2017. The Company incurred costs of $500,000 associated with the issuance of the Initial term loan, which are being amortized over the life of the loan. Amortization of debt issuance costs related to the Initial term loan amounted to approximately $100,000 for each of the years ended December 31, 2020 and 2019.

On July 30, 2018, the Company paid $3,500,000 on the Initial term loan and entered into a Limited Waiver and Second Amendment to Credit and Guaranty Agreement (Second Amendment) amending its Initial term loan agreement by modifying certain terms of the agreement, modifying previous financial and nonfinancial covenants to begin on June 30, 2018, and waiving previous covenant defaults. The Second Amendment required the same repayment terms as the Initial term loan and included an amendment fee of $187,500 recorded in accrued expenses and other liabilities at December 31, 2020 and long-term accrued expenses and other liabilities at December 31, 2019, which is to be paid on the maturity date as defined below.

In accordance with the Second Amendment, the Company converted 3,000 Class C-1 preferred units, 28,641 Class C-1 common units and approximately $658,000 of accrued distributions payable into term loans in an aggregate principal amount of $3,658,017 (Second Amendment term loans) as a result of an Exchange Transaction, as defined. The terms of the Second Amendment term loans include principal payments of $22,863 due September 30, 2018 and December 31, 2018, and $45,725 due each calendar quarter end from March 31, 2019 through the maturity date of November 21, 2021, at which point the entire principal balance and unpaid interest is due. The Term Loans are guaranteed by substantially all Company assets.

On July 2, 2019, the Company entered into a Limited Waiver and Third Amendment to Credit and Guaranty Agreement (Third Amendment) amending the Initial term loan and Second Amendment term loan by modifying certain terms of the agreements, modifying previous financial and nonfinancial covenants, adding additional covenants including a minimum quarterly consolidated gross revenue and minimum liquidity, and waiving previous covenant defaults.

The Third Amendment included a non-refundable amendment fee of $1,112,899, which is to be paid on the maturity date, as defined below, provided that that such amendment fee shall be reduced to zero if certain conditions, as defined in the Third Amendment, are met. As of December 31, 2020, certain conditions were met reducing the amendment fee to $1,000,000, which is recorded in accrued expenses and other liabilities at December 31, 2020 and long-term accrued expenses and other liabilities at December 31, 2019. In addition, the Company agreed to pay all legal counsel fees and expenses of the lender in the amount of $277,500, of which approximately $101,000 is recorded in accrued expenses and other liabilities at December 31, 2020 and $208,000 is recorded in long-term accrued expenses and other liabilities at December 31, 2019. The Company incurred costs of approximately $1,315,000 associated with the Third Amendment, which are being amortized over the life of the loan. Amortization of debt issuance costs related to the Third Amendment amounted to approximately $544,000 and $272,000 for the years ended December 31, 2020 and 2019, respectively.

Interest rate terms for both the Initial term loan and Second Amendment term loan, which are consistent, were modified, as defined. The interest rate in effect at December 31, 2020 and 2019 was 10.50% and 11.30%, respectively. Under the terms of the Third Amendment, 6.5% of the interest payable shall be treated as PIK interest. Total PIK interest amounted to approximately $1,471,000 and $1,022,000 for the years ended December 31, 2020 and 2019, respectively. The terms of the Third Amendment extended the principal payments due each calendar quarter end to begin March 31, 2021. The Third Amendment also required minimum equity contributions of $1,500,000 (Note 10) and the issuance of additional debt of $500,000 as noted per the First Amendment to the Mezzanine Loan Agreement below.

On April 23, 2020, the Company entered into a Limited Waiver and Fourth Amendment to Credit and Guaranty Agreement (Fourth Amendment) amending the Initial term loan and Second Amendment term loan by modifying certain terms of the agreements, modifying previous financial and nonfinancial covenants, and waiving previous covenant defaults. The Fourth Amendment also required additional cash proceeds into a segregated cash account as a result of the issuance of additional debt of $2,003,140 under the CARES Act as discussed in Note 8.

On June 30, 2020, the Company entered into a Fifth Amendment to Credit and Guaranty Agreement (Fifth Amendment) amending the Initial term loan and Second Amendment term loan by modifying certain terms of the agreements, interest rates, and previous financial and nonfinancial covenants. In addition, the Company agreed to pay all accrued legal counsel fees and expenses of the lender as of the Fifth Amendment in the amount of $350,000, resulting in an additional $170,781, given amounts previously recorded with prior amendments, being recorded in accrued expenses and other liabilities on the consolidated balance sheet and other expense on the consolidated statement of operations for the year ended December 31, 2020, which is to be paid on the maturity date. Under the terms of the Fifth Amendment, commencing on the effective date of June 30, 2020, the Company, with the assistance of an investment banker shall market the business and assets for sale and shall negotiate, document and consummate an Acceptable Sale, as defined, as soon as practicable (Note 16).

The Initial term loan and subsequent amendments are subject to certain financial covenants. Management believes that the Company is in compliance with all covenants as of December 31, 2020; however, due to the MIPA (Note 16), covenant compliance was no longer required.

Mezzanine Notes

In accordance with the Second Amendment, on July 30, 2018, the Company entered into a Mezzanine Loan Agreement (Mezzanine Agreement) with equity investors in an aggregate principal amount of $4,600,000 comprised of two separate Mezzanine Promissory Notes (Mezzanine Notes) of $2,300,000 each.

The Mezzanine Notes both had maturity dates of April 21, 2022 and include a prepayment fee, as defined. The Mezzanine Notes accrue interest at 9.5% per annum, with an initial interest payment date for each note of September 30, 2018. Interest payment terms vary based on the fixed charge coverage ratio on the payment dates as defined. All outstanding principal shall be immediately due and payable in full at the maturity date.

In addition to the Mezzanine Notes, each lender was issued approximately 636,553 Class C-6 common unit warrants as part of the agreements under similar terms for a total of 1,273,107 Class C-6 common unit warrants. The warrants may be exercised at a purchase price of $0.01 per common unit, as adjusted from time to time under the terms of the agreements, and expire on July 30, 2028. The value of the Class C-6 common unit warrants granted issued in conjunction with the $4,600,000 of debt was approximately $1,629,000, based on management’s estimated post-money valuation, less preference interests. As a result, a discount of $1,203,257 on the debt was recorded and is being amortized over the remaining term of the Mezzanine Notes. Amortization of the debt discount amounted to approximately $321,000 for each of the years ended December 31, 2020 and 2019.

On July 2, 2019, the Company amended the Mezzanine Agreement by obtaining an additional loan from one of the lenders for $500,000, modifying certain terms of the agreements, modifying previous financial and nonfinancial covenants, and waiving previous covenant defaults. Under this First Amendment to the Mezzanine Loan Agreement, there were no changes to the maturity date and interest rate; however, it extended the initial interest payment date for each note until the maturity date unless the fixed charge coverage ratio is greater than 1.20 to 1. Included in accrued expenses and other liabilities is deferred interest of approximately $1,412,000 and $588,000 at December 31, 2020 and 2019, respectively. The First Amendment to the Mezzanine Loan Agreement includes a prepayment fee, as defined.

In exchange for the additional $500,000 loan under the First Amendment to the Mezzanine Loan Agreement, the lender was issued 107,287 Class D-3 common unit warrants. The warrants may be exercised at a purchase price of $0.01 per common unit, as adjusted from time to time under the terms of the agreement, and expire on July 2, 2029. The value of the Class D-3 common unit warrants granted issued was approximately $237,000, based on management’s estimated post-money valuation, less preference interests. As a result, a discount of $160,825 on the debt was recorded and is being amortized over the remaining term of the Mezzanine Notes. Amortization of the debt discount amounted to approximately $57,000 and $28,000 for the years ended December 31, 2020 and 2019, respectively.

Promissory Note

On August 28, 2019, in connection with the Settlement Agreement (Note 13), the Company entered into a Promissory Note with investors for the principal amount of $125,000. The Promissory Note accrues interest at 9% per annum, with interest payments due quarterly in arrears as defined within the agreement. The maturity date is within seven days of the maturity date of the Mezzanine Notes which is April 21, 2022. All outstanding principal and interest shall be immediately due and payable in full at the maturity date.

On January 12, 2021, as a result of the MIPA (Note 16), all outstanding long-term debt was paid or settled during 2021.

A summary of long-term debt is as follows:

	2020	2019
Term Loans	$23,184,851	$21,714,040

Mezzanine Notes	5,100,000	5,100,000

Promissory Note	140,375	128,914

	28,425,226	26,942,954

Less: current portion of long-term debt	23,184,851	-

Less: unamortized debt issuance costs	587,923	1,232,014

Less: unamortized debt discount	503,508	881,138

Long-term debt, less current portion, unamortized debt discount and unamortized debt issuance costs	$4,148,944	$24,829,802

Scheduled future maturities prior to the MIPA were as follows:

Year Ending
2021	$23,184,851
2022	5,240,375

Total	$28,425,226

Scheduled future amortization of debt issuance costs prior to the MIPA was as follows:

Year Ending
2021	$587,923

Scheduled future amortization of the debt discount prior to the MIPA was as follows:

Year Ending
2021	$377,630
2022	125,878

Total	$503,508

10.	Capital Structure

As of December 31, 2020 and 2019, in accordance with the Fourth Amended and Restated Limited Liability Company Agreement dated June 30, 2020 (Fourth Amended LLC Agreement), the Company has authorized: 1,000 Class D-1 mandatorily redeemable preferred units and 1,000 Class D-2 mandatorily redeemable preferred units (collectively, Class D), all of which were issued and outstanding; 17,350 Class C-1 mandatorily redeemable preferred units, 8,900 Class C-2 mandatorily redeemable preferred units, 3,103 Class C-3 mandatorily redeemable preferred units and 666 Class C-4 mandatorily redeemable preferred units (collectively, Class C), all of which were issued and outstanding; 781,621 Class B preferred units (Class B), all of which were issued and outstanding; 546,954 Class A preferred units (Class A), all of which were issued and outstanding; 482,790 Class D-1 common units, all of which were issued and outstanding, 482,790 Class D-2 common units, all of which were issued and outstanding, and 107,287 Class D-3 common units (collectively, Class D common units), none of which were issued and outstanding; 194,283 Class C-1 common units, of which 165,642 were issued and outstanding, 84,969 Class C-2 common units, all of which were issued and outstanding, 3,275,477 Class C-3 common units, all of which were issued and outstanding, 702,982 Class C-4 common units, all of which were issued and outstanding, 500,373 Class C-5 common units, none of which were issued and outstanding, 1,273,107 Class C-6 common units, none of which were issued and outstanding, and 965,580 Class C-7 common units (collectively, Class C common units), none of which were issued and outstanding; and 1,000,000 Class A common units, of which 165,753 were issued and outstanding at December 31, 2020.

The capital structure in the Fourth Amended LLC Agreement remained unchanged from the Third Amended LLC Agreement dated July 2, 2019 and provides for Incentive Units as discussed in Note 11.

On January 12, 2021, in connection with the MIPA (Note 16), all outstanding equity interests were sold to Porch.com, Inc.

On July 2, 2019, the Company entered into two separate Securities Purchase Agreements with certain investors. In accordance with the Class D-1 Securities Purchase Agreement, the Company issued 750 Class D-1 mandatorily redeemable preferred units and 362,092 Class D-1 common units for gross proceeds of $750,000. In accordance with the Class D-2 Securities Purchase Agreement, the Company issued 750 Class D-2 mandatorily redeemable preferred units and 362,093 Class D-2 common units for gross proceeds of $750,000. On October 16, 2019, the Company entered into Omnibus Amendment No. 1 amending both the Class D-1 Securities Purchase Agreement and Class D-2 Securities Purchase Agreement with investors by issuing an additional 250 Class D-1 mandatorily redeemable preferred units, 250 Class D-2 mandatorily redeemable preferred units, 120,698 Class D-1 common units, and 120,697 Class D-2 common units for gross proceeds of $500,000. The total approximate gross proceeds of the above Class D financings were $2,000,000, net of financing costs of approximately $53,000. The proceeds were allocated based on the respective fair values of the respective Class D mandatorily redeemable preferred units and Class D common units.

Warrants

On July 2, 2019, in accordance with the additional $500,000 loan under the First Amendment to the Mezzanine Loan Agreement (Note 9), the lender was issued 107,287 Class D-3 common unit warrants which are exercisable through July 2, 2029 and outstanding at December 31, 2020. The warrant purchase price is $0.01 per common unit.

On July 30, 2018, in connection with the Mezzanine Notes (Note 9), lenders were issued 1,273,107 Class C-6 common unit warrants which are exercisable through July 30, 2028 and outstanding at December 31, 2020. Also outstanding are 61,111 Class A common unit warrants which are exercisable through July 31, 2025, issued in connection with the prior July 2015 promissory notes. The warrant purchase price is $0.01 per common unit.

As of December 31, 2020, the Company’s common units and preferred units, in accordance with the Fourth Amended LLC Agreement, have the following characteristics:

Voting

Holders of Class C and Class D do not have voting rights. All other classes of units vote on Company matters as a single class with one vote per unit, though Class B and Class A preferred units have protective provisions for specific Company matters that require written consent or affirmative vote of the holders of at least two-thirds of the then outstanding Class B and Class A preferred units.

Distributions

Holders of Class D are entitled to distributions at a per unit rate of 13% of the $1,000 unit value per annum compounding annually. Payment terms are no later than the fifth day following the end of each calendar quarter an amount in cash equal to 100% of the unpaid distribution amounts accrued on Class D during such calendar quarter. Mandatorily redeemable Class D distributions are recorded in interest expense.

Holders of Class C are entitled to distributions at a per unit rate of 13% of the $1,000 unit value per annum compounding annually. Payment terms are no later than the fifth day following the end of each calendar quarter an amount in cash equal to 50% of the unpaid distribution amounts accrued on Class C during such calendar quarter with the remaining 50% portion to be payable upon a liquidation event as defined in the Fourth Amended LLC Agreement. Mandatorily redeemable Class C distributions are recorded in interest expense.

Due to the Company’s liquidity position (Note 1), the distributions for Class C and Class D, of which the Board has sole discretion regarding timing and amounts as it deems necessary with respect to the reasonable business needs of the Company under the Fourth Amended LLC Agreement, were not paid in accordance with the payment terms above and are included in accrued expenses and other liabilities at December 31, 2020 and long-term accrued expenses and other liabilities December 31, 2019. As of December 31, 2020 and 2019, distributions payable of approximately $391,000 and $117,000, respectively, related to Class D is included in long-term accrued expenses and other liabilities, respectively. As of December 31, 2020 and 2019, distributions payable of approximately $9,284,000 and $6,446,000, related to Class C is included in long-term accrued expenses and other liabilities, respectively. The Company is accreting Class C and Class D to the redemption value over the period of issuance to the redemption date, as defined in the Fourth Amended LLC Agreement. The Company recorded accretion of approximately $313,000 and $157,000 for Class D for the years ended December 31, 2020 and 2019, respectively, and accretion of approximately $686,000 for Class C for each of the years ended December 31, 2020 and 2019, which is included in interest expense.

Class B are entitled to receive distributions, which are payable upon a liquidation event as defined in the Fourth Amended LLC Agreement, at a monthly distribution rate of $0.0548675 per unit. Class A are entitled to receive distributions, which are payable upon a liquidation event as defined in the Fourth Amended LLC Agreement, at a monthly distribution rate of $0.0417 per unit. The Company is accreting Class B and Class A to the redemption value over the period of issuance to the redemption date, as defined in the Fourth Amended LLC Agreement. As of December 31, 2020, accumulated and unpaid distributions on Class B and Class A amounted to $2,114,259 and $1,124,434, respectively, based on the distribution rates of each respective Class payable upon a liquidation event as defined in the Amended LLC Agreement. As of December 31, 2019, accumulated and unpaid distributions on Class B and Class A amounted to $1,599,632 and $850,738, respectively.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Class D, pro rata based upon the Unpaid Yield and/or Unreturned Preference Amount, as defined, as applicable, on each unit, shall be entitled to receive, before any distribution or payment is made to the holders of Class C, Class B, Class A or common units. Similarly, the remaining classes of stock follow the liquidation preference order of Class C, then Class B, then Class A, and then common units. The liquidation preference within each class of stock is further defined in the Fourth Amended LLC Agreement.

The Preference Amount per unit for Class A is $10.00, Class B is $13.1682, Class C is $1,000.00, and Class D is $1,000.00.

Redemption

All outstanding Class D shall be mandatorily redeemed on a pro rata basis by the Company, in whole, on May 21, 2022 at a redemption price per unit equal to the Class D Liquidation Amount, defined as the Preference Amount. At any time following the 24th month anniversary of the Closing Date, defined as July 2, 2019, the Company may elect to redeem all, but not less than all, of the Class D then outstanding, on a pro rata basis, by giving not fewer than 30 days’ prior written notice of its intent to exercise such redemption election to each investor, at a price for each Class D equal to the purchase price for each such Class D set forth as: 103% of the Class D Liquidation Amount for the period after the 24th month anniversary of the Closing Date and up to but not including the 36th month anniversary of the Closing Date, 101% of the Class D Liquidation Amount for the period after the 36th month anniversary of the Closing Date and up to but not including the 42nd month anniversary of the Closing Date, and 100% of the Class D Liquidation Amount thereafter. Class D preferred units also have optional redemption rights upon a Change of Control or an Initial Public Offering, as defined. The maximum redemption amount for Class D is approximately $2,821,000 at the redemption date of May 21, 2022.

All outstanding Class C shall be mandatorily redeemed on a pro rata basis by the Company, in whole, on May 21, 2022 at a redemption price per unit equal to the Class C Liquidation Amount, defined as the Preference Amount. At any time following the 24th month anniversary of the Closing Date, defined as November 21, 2016, the Company may elect to redeem all, but not less than all, of the Class C then outstanding, on a pro rata basis, by giving not fewer than 30 days’ prior written notice of its intent to exercise such redemption election to each investor, at a price for each Class C equal to the purchase price for each such Class C set forth as: 103% of the Class C Liquidation Amount for the period after the 24-month anniversary of the Closing Date and up to but not including the 36-month anniversary of the Closing Date, 101% of the Class C Liquidation Amount for the period after the 36th month anniversary of the Closing Date and up to but not including the 42nd month anniversary of the Closing Date, and 100% of the Class C Liquidation Amount thereafter.

Class C preferred units also have optional redemption rights upon a Change of Control or an Initial Public Offering, as defined. The maximum redemption amount for Class C, including distributions to accrue, is approximately $42,999,000 at the redemption date of May 21, 2022.

Subject to the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding Class B, Class A units shall be redeemed by the Company at a price equal to the redemption price as defined in the Fourth Amended LLC Agreement in one lump sum installment payable 120 days after receipt by the Company at any time on or after August 21, 2022, from any holder or holders of at least two-thirds of the then outstanding Class A requesting redemption of Class A by such holders. On each redemption date, as defined in the Fourth Amended LLC Agreement, the Company shall redeem that number of outstanding Class A held by the electing holders requested to be redeemed provided that the number of Class A requested to be redeemed shall be limited as defined in the Fourth Amended LLC Agreement.

Class B units shall be redeemed by the Company at a price equal to the redemption price as defined in the Fourth Amended LLC Agreement in one lump sum installment payable 120 days after receipt by the Company at any time on or after August 21, 2022, from any holder requesting redemption of Class B by such holders. On each redemption date, as defined in the Fourth Amended LLC Agreement, the Company shall redeem that number of outstanding Class B held by the electing holders requested to be redeemed which may be all or any portion of the Class B held by the electing holders. If the Company does not have sufficient funds legally available to redeem on any redemption date, all Class B requested to be redeemed on such redemption date the Company shall redeem a pro rata portion of each electing holder’s redeemable Class B out of funds legally available.

The Company shall not redeem any Class A, Class B, derivative securities or units issued prior to 91 days following redemption of the Class C or, if the holders of Class C common units have delivered a put notice to the Company, 91 days following repurchase by the Company of such Class C Common Units.

11.	Incentive Units

The Company has established a Profits Interest Plan (PIP), the terms of which are set forth in the Fourth Amended LLC agreement. The PIP uses Incentive Units. The Incentive Units allow participants to participate in the future profits of the Company from the date of grant forward and are realized upon a Deemed Liquidation Event (liquidation event), as defined in the Fourth Amended LLC Agreement, and such other events as set forth in the Fourth Amended LLC Agreement and each Participant’s Award Agreement. The PIP units are non- transferrable, and have voting and other rights. As of December 31, 2020 and 2019, in accordance with the Fourth Amended LLC Agreement, the maximum number of Incentive Units that may be granted under the Plan is 421,888.

The following tables summarize PIP activity under the Plan for the years ended December 31, 2020 and 2019:

Number of Shares
Outstanding at December 31, 2018	279,266
Repurchased	(12,194)
Forfeited	(19,821)
Outstanding at December 31, 2019	247,251
Vested at December 31, 2019	216,181
Outstanding at December 31, 2019	247,251
Repurchased	(12,890)
Forfeited	(1,175)
Outstanding at December 31, 2020	233,186

Vested at December 31, 2020	230,248

The Company recognizes expense using the straight-line attribution method. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. The impact of forfeitures on compensation expense is recorded as they occur. The related stock-based compensation expense for PIP units for the years ended December 31, 2020 and 2019 was approximately $167,000 and $243,000, respectively. At December 31, 2020, the future stock-based compensation expense related to PIP units was approximately $18,000, to be recognized over the next two years.

PIP awards may be based on vesting requirements as determined by the Company. Vesting of awards shall be based upon the achievement of performance goals and/or other terms and conditions (such as continued employment or service with the Company or its affiliates) determined by the Company when the award is granted and shall be set forth in the Award Agreement. Typically, grants vest at 25% of the Incentive Units granted on the commencement date or on the first anniversary of the commencement date and then equal portions of the remaining PIP units shall vest monthly for 36 months from the month following the initial vesting commencement date for a total period of three to four years depending on terms within each specific award.

The Board of Directors of the Company will commence an annual review of the vesting schedule with respect to any vested units. The Board may, at its discretion and following the Company’s failure to meet established plans, elect to suspend such vesting. Upon a liquidation event, all unvested units automatically vest. If the relationship with the employee is terminated for reasons other than for cause, the Company shall have the right, but not the obligation, to repurchase the units owned by the employee at the fair market value of the units as of the termination date. During 2020, the Company repurchased 12,890 units for approximately $20. During 2019, the Company repurchased 12,194 units for approximately $20.

Additionally, and separate from the PIP, during 2018, the Company granted 477,415 Class C-5 Incentive Units to an officer of the Company under an employment agreement. The value of the units granted was based on management’s estimated post-money valuation, less preference interests and the same terms as the valuation of the PIP units. The related stock- based compensation expense for Class C-5 Incentive Units for the years ended December 31, 2020 and 2019 was approximately $154,000 and $218,000, respectively. At December 31, 2020, the future stock-based compensation expense related to these units was approximately $184,000, to be recognized over the next two years. The units vest at 25% on the first anniversary of the commencement date and then equal portions of the remaining units shall vest monthly for 36 months from the month following the initial vesting commencement date for a total period of four years.

Additionally, and separate from the PIP, during 2019, the Company granted 847,163 Class C-7 Incentive Units of which 64,372 were forfeited during 2019 resulting in 782,791 Class C-7 Incentive Units outstanding at December 31, 2019. An additional 50,291 units were forfeited during 2020 resulting in 732,500 Class C-7 Incentive Units outstanding at December 31, 2020. The value of the units granted was nominal based on management’s estimated post- money valuation, less preference interests, and no stock-based compensation expense was recorded for Class C-7 Incentive Units for the year ended December 31, 2020 and 2019. At December 31, 2020, no future stock-based compensation expense related to these units was expected. The units vest at 25% on the assigned initial vesting date and then equal portions of the remaining units shall vest monthly for 36 months from the month following the initial vesting commencement date for a total period of up to four years.

12.	Related Party Transactions

Service Agreement

During February 2014, the Company entered into a service agreement with Brook Capital Partners, LLC (Brook), a member of the Company, under which Brook will perform certain management and financial advisory services on behalf of the Company. The agreement automatically continues each year unless terminated by either party with at least 60 days written notice.

As consideration for the services provided by Brook in the service agreement, the Company was required to pay a monthly service fee of approximately $29,000 plus business-related reimbursable expenses. If the Company achieves a minimum EBITDA of $11,000,000 in any fiscal year as reflected in an annual audit report, Brook may, after such determination is made, increase the initial fee by up to 10% in the aggregate for the following fiscal year. The service agreement was amended in July 2018 to reduce the monthly service fee payable to 50% of the total monthly service fee if the Company is not in compliance with its restrictive covenants, with the remaining 50% portion of the monthly service fee to be accrued and due at a later date as determined by Brook in the service agreement.

Total management and financial advisory expenses under the service agreement were approximately $393,000 and $350,000 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, approximately $991,000 and $598,000 of this amount, respectively, was included in long-term accrued expenses and other liabilities.

Revenue

During the years ended December 31, 2020 and 2019, the Company had revenues of approximately $855,000 and $900,000, respectively, from an entity related through common ownership.

13.	Commitments

The Company leases office space in Florida, Massachusetts and New Jersey under non- cancelable operating leases which require minimum rent plus, in certain instances, additional rent based on charges for building operating expenses, real estate taxes, property taxes, insurance and certain other executory costs, which expire at various dates through December 2024. Rent expense amounted to $626,000 and $599,000 for the years ended December 31, 2020 and 2019, respectively.

Future minimum payments under these operating leases are as follows:

Year Ending
2021	$637,000
2022	650,000
2023	437,000
2024	259,000
Total	$1,983,000

Employment Agreements

The Company has employment agreements with key employees that provide for a minimum base salary, eligibility for quarterly and exit bonuses, eligibility to earn variable interest compensation, and allow for severance payments in the event of employment termination under the conditions described in the agreements.

Settlement Agreement

In August 2019, the Company entered into a Confidential Settlement Agreement and Release (Settlement Agreement) with a former employee in which the Company agreed to issue payment of $450,000 within 15 days. In connection with the Settlement Agreement, the Company entered into a Promissory Note with investors for the principal amount of $125,000 (Note 9).

Other

The Company is subject to legal claims arising in the normal course of business. Based on the information currently available, it is the opinion of management that the ultimate resolution of pending and threatened legal proceedings will not have a material adverse effect on the Company’s financial position or the results of future operations.

14.	Retirement Plan

The Company has a Safe Harbor contribution plan covering all eligible employees. The plan provides for a Safe Harbor matching contribution of 100% of the first 3% of compensation and 50% of the next 2%, up to 5%. Employer contributions to the plan for the years ended December 31, 2020 and 2019 totaled approximately $301,000 and $339,000, respectively.

15.	Supplemental Cash Flow Information

Cash paid for interest for the years ended December 31, 2020 and 2019 was approximately $938,000 and $1,685,000, respectively.

The statement of cash flows for the year ended December 31, 2019 excludes the effects of non-cash operating and financing activities related to the increase in debt issuance costs for the $1,000,000 amendment fee and approximately $208,000 in legal counsel fees and expenses of the lender per the Third Amendment (Note 9) included in long-term accrued expenses and other liabilities at December 31, 2019.

The statement of cash flows for the year ended December 31, 2019 excludes the effects of the discount of $160,825 related to the Class D-3 common unit warrants issued in connection with the First Amendment to the Mezzanine Loan Agreement (Note 9).

16.	Subsequent Events

Membership Interest Purchase Agreement

On January 12, 2021, Intermediate entered into a MIPA for the sale of all outstanding equity interests of DataMentors, LLC to Porch.com, Inc. (Buyer). The purchase price consisted of an amount equal to $24,875,000, which is subject to a working capital true-up, plus Estimated Closing Cash less the Holdback Amount, as defined in the MIPA, and an additional earn-out amount of up to $6,000,000 in cash or the Buyer’s stock, based on milestones as defined in the MIPA.

Subsequent Events Evaluation

The Company has evaluated all subsequent events through May 10, 2021, which is the date the consolidated financial statements were available to be issued.

PART II

Information Not Required in Prospectus

Item 13.    Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$98,397
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*
Total	$		*

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 14.    Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, our Second Amended and Restated Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Amended and Restated Charter provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 15.    Recent Sales of Unregistered Securities.

The Founder Shares, the Private Warrants and the shares of Common Stock issued pursuant to the Subscription Agreements in connection with the PIPE Financing, were not registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 16.    Exhibits.

Exhibit No.	Description
2.1*+	Agreement and Plan of Merger, dated as of July 30, 2020, by and among the Company, PTAC, Merger Sub, and Joe Hanauer, in his capacity as the representative of all Pre-Closing Holders (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on July 31, 2020).

2.2*	First Amendment to the Agreement and Plan of Merger, dated as of October 12, 2020, by and among the Company, PTAC and Merger Sub (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on October 14, 2020).

2.3*+	Agreement and Plan of Merger, dated as of January 13, 2021, by and among Homeowners of America Holding Corporation, Porch Group, Inc., HPAC, Inc. and HOA Securityholder Representative, LLC, solely in its capacity as the Securityholder Representative (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on January 14, 2021).

2.4*+	Membership Interest Purchase Agreement, dated as of January 12, 2021, by and among Porch.com, Inc., Datamentors Intermediate, LLC and Datamentors, LLC (incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on January 14, 2021).

3.1*	Second Amended and Restated Certificate of Incorporation of the Company, dated December 23, 2020 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 29, 2020).

3.2*	Amended and Restated By-Laws of the Company, dated December 23, 2020 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 29, 2020).

4.1*	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 31, 2020).

4.2*	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 31, 2020).

4.3*	Warrant Agreement, dated November 21, 2019, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on November 26, 2019).

5.1**	Opinion of Sidley Austin LLP.

10.1*	Form of Subscription Agreement, dated as of July 30, 2020, by and between the Company and the Subscriber party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on July 31, 2020).

10.2*	Form of Amendment No. 1 to Subscription Agreement, dated as of October 12, 2020, by and between the Company and the Subscriber party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on October 14, 2020).

10.3*#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 31, 2020).

10.4*	Amended and Restated Registration Rights Agreement, dated December 23, 2020, by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 31, 2020).

10.5*#	Porch Group, Inc. 2020 Stock Incentive Plan (incorporated by reference to Annex E to the Company’s definitive proxy statement/consent solicitation statement/prospectus (File No. 333-249468), filed with the SEC on December 3, 2020).

10.6*#	Letter Agreement, dated November 8, 2013, by and between Porch.com, Inc. and Matthew Neagle (incorporated by reference to Exhibit 10.9 of the Company’s Form S-4 (File No. 333-249468), filed with the SEC on October 14, 2020).

10.7*#	Retention Agreement, dated February 20, 2018, by and between Porch.com, Inc. and Matthew Neagle (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 31, 2020).

10.8*#	Form of Restricted Award Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q (File No. 001-39142), filed with the SEC on May 20, 2021).

10.9*#	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Form 10-Q (File No. 001-39142), filed with the SEC on May 20, 2021).

10.10*	Loan and Security Agreement, dated as of July 22, 2020, by and among Porch.com, Inc., the other borrowers party thereto, the guarantors party thereto, the lenders party thereto and Runway Growth Credit Fund, Inc., as administrative agent and collateral agent for such lenders.

10.11*	First Amendment to Loan and Security Agreement, dated as of July 30, 2020, by and among Porch.com, Inc., the other borrowers party thereto, the guarantors party thereto, the lenders party thereto and Runway Growth Credit Fund, Inc., as administrative agent and collateral agent for such lenders.

10.12*	Second Amendment to Loan and Security Agreement, dated as of January 13, 2021, by and among Porch.com, Inc., the other borrowers party thereto, Porch Group, Inc. and the other guarantors party thereto, the lenders party thereto and Runway Growth Credit Fund, Inc., as administrative agent and collateral agent for such lenders (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on January 14, 2021).

16.1*	Letter from WithumSmith+Brown, PC to the SEC, dated December 30, 2020 (incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 31, 2020).

21.1**	Subsidiaries of Registrant.

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm of Porch Group, Inc.

23.2**	Consent of JLK Rosenberger, LLP, independent registered public accounting firm of Homeowners of America Holding Corporation.

23.3**	Consent of Kahn, Litwin, Renza & Co., Ltd., independent accounting firm of DataMentors Holdings, LLC.

23.4**	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included in the signature page to the initial filing of this registration statement with the SEC on January 15, 2021).

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*        Previously filed.

**      Filed herewith.

+        The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

#        Indicates management contract or compensatory plan or arrangement.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

A.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.     That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 21, 2021.

PORCH GROUP, INC.

By:	/s/ Matthew Ehrlichman
Matthew Ehrlichman
Chairman of the Board of Directors, and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matthew Ehrlichman	Chief Executive Officer	June 21, 2021
Matthew Ehrlichman	(principal executive officer) and Chairman

/s/ Marty Heimbigner	Chief Financial Officer	June 21, 2021
Marty Heimbigner	(principal financial and accounting officer)

*
Thomas D. Hennessy	Director	June 21, 2021

*
Alan Pickerill	Director	June 21, 2021

*
Javier Saade	Director	June 21, 2021

*
Asha Sharma	Director	June 21, 2021

*
Chris Terrill	Director	June 21, 2021

*
Regi Vengalil	Director	June 21, 2021

*
Margaret Whelan	Director	June 21, 2021

*By:	/s/ Matthew Ehrlichman
Matthew Ehrlichman
Attorney-in-fact